Exhibit 10.1
EXECUTION VERSION

AMENDMENT NO. 6 TO CREDIT AGREEMENT
dated as of July 25, 2022,
between
NOVELIS INC.,
as Borrower of Tranche A-1 Term Loans,
NOVELIS ALR ALUMINUM HOLDINGS CORPORATION
(f/k/a Aleris Corporation),
as Co-Borrower of Aleris Incremental Term Loans,
AV METALS INC.,
as Holdings,
THE OTHER LOAN PARTIES PARTY HERETO,
THE THIRD PARTY SECURITY PROVIDER,
and
STANDARD CHARTERED BANK,
as Administrative Agent and as Collateral Agent
and
the Lenders signatory hereto.

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This AMENDMENT NO. 6 TO CREDIT AGREEMENT (this “Amendment”), dated as of July 25, 2022, is entered into among NOVELIS INC., a corporation amalgamated under the Canada Business Corporations Act and having its corporate office at Two Alliance Center, 3560 Lenox Road, Suite 2000, Atlanta, GA 30326, USA (“Novelis Inc.”), as Borrower, NOVELIS ALR ALUMINUM HOLDINGS CORPORATION (f/k/a Aleris Corporation), a Delaware corporation, as Co-Borrower of Aleris Incremental Term Loans (“ALR Aluminum”), AV METALS INC., a corporation formed under the Canada Business Corporations Act (“Holdings”), the other LOAN PARTIES (as defined in the Credit Agreement referred to below), NOVELIS ITALIA S.P.A. (the “Third Party Security Provider”), STANDARD CHARTERED BANK, being a company incorporated in England by Royal Charter 1853, with reference number ZC18 and whose registered office is 1 Basinghall Avenue, London EC2V 5DD, as administrative agent (in such capacity, and together with its successors in such capacity, “Administrative Agent”), and as collateral agent (in such capacity, and together with its successors in such capacity, “Collateral Agent”) under the Credit Agreement referred to below, and the lenders signatory hereto.
RECITALS
WHEREAS, Novelis Inc., ALR Aluminum, the Loan Parties from time to time party thereto, the Administrative Agent, the Collateral Agent and the Lenders from time to time party thereto, entered into that certain Credit Agreement, dated as of January 10, 2017 (as amended, supplemented, restated or otherwise modified prior to the date hereof, the “Credit Agreement”; the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”);
WHEREAS, Novelis Inc. has requested amendments to the Credit Agreement as herein set forth; and
WHEREAS, Novelis Inc., ALR Aluminum, the other Loan Parties, the Third Party Security Provider, the Administrative Agent, the Collateral Agent and the Required Lenders party hereto, have agreed to amend the Credit Agreement on the terms and subject to the conditions herein provided.
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants contained herein and in the Amended Credit Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1.Definitions. Capitalized terms used herein and not otherwise defined herein, including in the preamble and recitals hereto, shall have the meanings ascribed to such terms in the Amended Credit Agreement.
Section 2.Amendments. Subject to the terms and conditions set forth herein, effective as of the Amendment Effective Date (as defined below), the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined) as set forth in the pages of the Amended Credit Agreement attached as Annex  I hereto.
Section 3.Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective as of the first date (the “Amendment Effective Date”) on
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which each of the following conditions precedent shall have been satisfied (or duly waived by the Administrative Agent, the Collateral Agent and the Lenders party hereto):
(a)Amendment The Administrative Agent shall have received this Amendment, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders party hereto (which shall constitute the Required Lenders), duly executed by each of the Loan Parties, the Third Party Security Provider, the Required Lenders, the Administrative Agent and the Collateral Agent.
(b)Excluded Collateral Subsidiary Schedule. The Administrative Agent shall have received a supplement to Schedule 1.01(c) to the Amended Credit Agreement setting forth each Excluded Collateral Subsidiary as of the Amendment Effective Date, which supplement shall be in form and substance reasonably satisfactory to the Administrative Agent and the Lenders party hereto, and shall replace and supersede in all respects any such prior Schedule or designation of Excluded Collateral Subsidiaries.
(c)Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in Section 4 hereof, in ARTICLE III of the Amended Credit Agreement, or in any other Loan Document are true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly related to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of such earlier date.
(d)No Default or Event of Default. Before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.
Section 4.Representations and Warranties. Each Loan Party and the Third Party Security Provider represents and warrants to the Administrative Agent, the Collateral Agent and each Lender as follows:
(a)After giving effect to this Amendment, each of the representations and warranties in the Amended Credit Agreement are true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) on and as of the date hereof as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date, in which case such representations and warranties are true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of such earlier date.
(b)The execution and delivery by the Designated Company, each other Loan Party and the Third Party Security Provider of this Amendment and each other Loan Document to which it is a party entered into on the date hereof, and the performance of this Amendment, the Amended Credit Agreement, and such other Loan Documents, in each case by the Designated Company, each other Loan Party and the Third Party Security Provider party thereto, in each case have been duly authorized by all requisite organizational action on its part and will not violate any of its Organizational Documents.
(c)This Amendment and each other Loan Document entered into on the date hereof has been duly executed and delivered by the Designated Company, each other Loan Party and the Third Party Security Provider, in each case that is a party thereto, and each of this Amendment, the Amended Credit Agreement and each other Loan Document entered into on the
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date hereof constitutes the Designated Company’s, such Loan Party’s or such Third Party Security Provider’s, as applicable, and to the extent that such Person is a party to such document, legal, valid and binding obligation, enforceable against it in accordance with their terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity.
(d)Before and after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing as of the date hereof.
(e)As of the Amendment Effective Date, both immediately before and immediately after giving effect to the transactions contemplated hereby and that occur on such dates:
(i)No Loan Party or any of its Subsidiaries, or to the knowledge of the any Loan Party, any director, officer, agent, employee, or other person acting on behalf of any Loan Party, is in violation of any Requirement of Law relating to terrorism or money laundering, including the Executive Order and the Anti-Terrorism Laws.
(ii)No Loan Party or any of its Subsidiaries, and to the knowledge of the Loan Parties, any director, officer, agent, employee, or other person acting on behalf of any Loan Party, and no broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans, is any of the following:
(A)a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(B)a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(C)a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
(D)a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or
(E)a person that is named as a “specially designated national and blocked person” on the most current list published by OFAC at its official website or any replacement website or other replacement official publication of such list.
(iii)No Loan Party and, to the knowledge of the Loan Parties, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (w) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clauses (i) through (v) above in a manner violative of the Executive Order, any applicable Sanctions or Anti-Terrorism Law, (x) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or Anti-Terrorism Laws, (y) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or (z) is in violation of any applicable Anti-Terrorism Laws.
(iv)Neither the advance of any Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act or the Foreign Assets Control Regulations or any enabling legislation or executive order relating thereto (which for the avoidance of doubt
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shall include, but shall not be limited to (a) the Executive Order and (b) the Patriot Act) or any other applicable Sanctions. Furthermore, none of the Loan Parties or their Subsidiaries (including Unrestricted Subsidiaries) and, to the Loan Parties’ knowledge, their and their Subsidiaries’ respective directors, officers, employees, Affiliates or agents (in the case of agents, that will act in any capacity in connection with or benefit from this Amendment) (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or with any Sanctioned Person, in each case, in any manner violative of any applicable Sanctions or Anti-Terrorism Law or (c) is a Sanctioned Person. Each Loan Party is in compliance, in all material respects, with the Patriot Act. Each Loan Party, its Subsidiaries and their respective officers and employees and to the knowledge of such Loan Party its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Holdings or any of its Subsidiaries being designated as a Sanctioned Person. No part of the proceeds of any Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any law, rule or regulation of any jurisdiction applicable to Holdings or any of its Subsidiaries from time to time concerning or relating to bribery or corruption including the Corruption of Foreign Public Officials Act (Canada).
Notwithstanding the foregoing terms of this Section 4, no Affected Credit Party shall be entitled to the benefit of the representations in this Section 4 to the extent that it is unenforceable under, or result in any violation of, applicable Blocking Laws.
Section 5.Continuing Effect; Liens and Guarantees; No Novation. Solely for purposes of this Section 5, each reference to “Loan Parties” and “Subsidiary Guarantors” shall be deemed to excluded each French Guarantor.
(a)Each of the Loan Parties and the Third Party Security Provider hereby consents to this Amendment. Each of the Loan Parties and the Third Party Security Provider hereby acknowledges and agrees that all of its Secured Obligations, including all Liens and (in the case of the Loan Parties) Guarantees granted to or provided for the benefit of the Secured Parties under the applicable Loan Documents, are ratified and reaffirmed and that such Liens and Guarantees shall continue in full force and effect on and after Amendment Effective Date to secure and support the Secured Obligations of the Designated Company and the Guarantors. Each of the Loan Parties hereby further ratifies and reaffirms the validity, enforceability and binding nature of the Secured Obligations.
(b)Holdings, the Co-Borrowers, and each Subsidiary Guarantor hereby (i) acknowledges and agrees to the terms of this Amendment and the Amended Credit Agreement and (ii) confirms and agrees that, each of its Guarantee and any Foreign Guarantee is, and shall continue to be, in full force and effect, and shall apply to all Secured Obligations without defense, counterclaim or offset of any kind and each of its Guarantee and any such Foreign Guarantee is hereby ratified and confirmed in all respects. The Co-Borrowers hereby confirm their respective liabilities for the Secured Obligations, without defense, counterclaim or offset of any kind.
(c)Holdings, the Designated Company, each other Loan Party and the Third Party Security Provider hereby ratifies and reaffirms the validity and enforceability (without defense, counterclaim or offset of any kind) of the Liens and security interests granted by it to the Collateral Agent for the benefit of the Secured Parties to secure any of the Secured Obligations
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by Holdings, the Designated Company, any other Loan Party and the Third Party Security Provider pursuant to the Loan Documents to which any of Holdings, the Designated Company, any other Loan Party or the Third Party Security Provider is a party and hereby confirms and agrees that notwithstanding the effectiveness of this Amendment, and except as expressly amended by this Amendment, each such Loan Document is, and shall continue to be, in full force and effect and each is hereby ratified and confirmed in all respects, except that, on and after the effectiveness of this Amendment, each reference in the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” (and each reference in the Credit Agreement to this “Agreement”, “hereunder” or “hereof”) or words of like import shall mean and be a reference to the Amended Credit Agreement.
(d)Without limiting the generality of this Section 5 or Section 6, (i) neither this Amendment, the Amended Credit Agreement, nor any other Loan Document entered into in connection herewith or therewith, shall extinguish the “Secured Obligations” (or any term of like import) as defined or referenced in each Security Agreement, or the “Secured Obligations” under and as defined in the Credit Agreement (collectively, the “Loan Document Secured Obligations”), or discharge or release the priority of any Loan Document, and any security interest previously granted pursuant to each Loan Document is hereby reaffirmed and each such security interest continues in effect and secures the Loan Document Secured Obligations, (ii) nothing contained herein, in the Amended Credit Agreement or any other Loan Document entered into in connection herewith or therewith shall be construed as a substitution or novation of all or any portion of the Loan Document Secured Obligations or instruments securing any of the foregoing, which shall remain in full force and effect and shall continue as obligations under the Amended Credit Agreement, and (iii) nothing implied in this Amendment, the Amended Credit Agreement or any other Loan Document entered into in connection herewith or therewith, or in any other document contemplated hereby or thereby shall be construed as a release or other discharge of any Loan Party or the Third Party Security Provider from any of its Loan Document Secured Obligations, it being understood that such obligations shall continue as obligations under the Amended Credit Agreement.
Section 6.Reference to and Effect on the Loan Documents.
(a)Except as expressly set forth in this Amendment, all of the terms and provisions of the Credit Agreement and the other Loan Documents (including all exhibits and schedules to each of the Credit Agreement and the other Loan Documents) are and shall remain in full force and effect and are hereby ratified and confirmed. The amendments provided for herein and in Annex I hereto are limited to the specific provisions of the Credit Agreement specified herein and therein and shall not constitute an amendment of, or an indication of the Administrative Agent’s, the Collateral Agent’s or any Lender’s willingness to amend or waive, any other provisions of the Credit Agreement, any other provisions of the Credit Agreement as amended hereby, or the same sections or any provision of any other Loan Document on any other date or for any other purpose.
(b)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent, or any Lender under the Credit Agreement or any Loan Document, or constitute a waiver or amendment of any other provision of the Credit Agreement or any Loan Document except as and to the extent expressly set forth herein.
(c)The execution and delivery of this Amendment by any Loan Party or Third Party Security Provider shall not constitute a joinder by, or agreement to be bound by the terms of, any Loan Document to which such Loan Party or Third Party Security Provider is not a party.
(d)This Amendment shall constitute a Loan Document.
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Section 7.Further Assurances. The Designated Company, each other Loan Party and the Third Party Security Provider hereby agrees to execute any and all further documents, agreements and instruments and take all further actions that the Administrative Agent deems reasonably necessary or advisable in connection with this Amendment, including to continue and maintain the effectiveness of the Liens and guarantees provided for under the Loan Documents, with the priority contemplated under the Loan Documents. The Administrative Agent and the Collateral Agent are hereby authorized by the Lenders to enter into all such further documents, agreements and instruments, and to file all financing statements deemed by the Administrative Agent or the Collateral Agent to be reasonably necessary or advisable in connection with this Amendment.
Section 8.Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures or the keeping of records in electronic form (e.g. a facsimile copy, electronic image scan transmission such as PDF via e-mail) each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 9.Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.
Section 10.SUBMISSION TO JURISDICTION. EACH LOAN PARTY (AND THE THIRD PARTY SECURITY PROVIDER) HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR
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ITS PROPERTIES (AND THE THIRD PARTY SECURITY PROVIDER AND ITS PROPERTIES) IN THE COURTS OF ANY JURISDICTION.
Section 11.Headings. Section headings contained in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
Section 12.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
12.01French Guarantor Post-Closing Requirement. Substantially concurrently with the effectiveness of the Permitted Holdings Amalgamation, the French Guarantors shall execute and deliver to the Administrative Agent, Collateral Agent and French Collateral Agent such reaffirmation, confirmation, and/or other documents in respect of the French Security Documents and the Guarantees and Foreign Guarantees of the French Guarantors as may be reasonably requested by such agents.
[SIGNATURE PAGES FOLLOW]
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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized signatories, officers or members on the date first indicated above.

NOVELIS INC., as the Designated Company and the Borrower

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

AV METALS INC., as Holdings and a Canadian Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS CORPORATION, as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS GLOBAL EMPLOYMENT ORGANIZATION, INC., as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Assistant Treasurer

[Signature Page to Amendment No. 6 to Credit Agreement]
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NOVELIS SOUTH AMERICA HOLDINGS LLC, as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS HOLDINGS INC., as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

[Signature Page to Amendment No. 6 to Credit Agreement]
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NOVELIS UK LTD, as a U.K. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Attorney

NOVELIS EUROPE HOLDINGS LIMITED, as a U.K. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Attorney

NOVELIS SERVICES LIMITED, as a U.K. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Attorney

[Signature Page to Amendment No. 6 to Credit Agreement]
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NOVELIS AG, as a Swiss Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS SWITZERLAND SA, as a Swiss Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

[Signature Page to Amendment No. 6 to Credit Agreement]
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4260848 CANADA INC., as a Canadian Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

4260856 CANADA INC., as a Canadian Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

8018227 CANADA INC., as a Canadian Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

[Signature Page to Amendment No. 6 to Credit Agreement]
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SIGNED AND DELIVERED AS A DEED for and on behalf of NOVELIS ALUMINIUM HOLDING UNLIMITED COMPANY by its lawfully appointed attorney, as Irish Guarantor in the presence of:

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Attorney

witness:

By:	/s/ Teresa Murphey
Name:	Teresa Murphey
Title:	HR Consultant

Address:	3347 Osborne Rd NE Brookhaven GA 30319

Occupation:	HR Consultant

[Signature Page to Amendment No. 6 to Credit Agreement]
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NOVELIS DEUTSCHLAND GMBH, as a German Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Person Authorized

NOVELIS SHEET INGOT GMBH, as a German Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Person Authorized

[Signature Page to Amendment No. 6 to Credit Agreement]
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NOVELIS DO BRASIL LTDA., as Brazilian Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Attorney-in-Fact

witness:

By:	/s/ Kerrie Krizner
Name:	Kerrie Krizner
Title:	Project Manager – Legal

witness:

By:	/s/ Chirag P. Shah
Name:	Chirag P. Shah
Title:	Assistant General Counsel

[Signature Page to Amendment No. 6 to Credit Agreement]
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NOVELIS PAE S.A.S., as French Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Attorney-in-Fact

[Signature Page to Amendment No. 6 to Credit Agreement]
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NOVELIS MEA LTD, a Company Limited by Shares under the Companies Law of the Dubai International Financial Centre, as Dubai Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

[Signature Page to Amendment No. 6 to Credit Agreement]
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NOVELIS ALR ALUMINUM HOLDINGS CORPORATION, as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS ALR INTERNATIONAL, INC., as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS ALR ROLLED PRODUCTS, INC., as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS ALR ASSET MANAGEMENT CORPORATION, as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS ALR ROLLED PRODUCTS, LLC, as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

[Signature Page to Amendment No. 6 to Credit Agreement]
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NOVELIS ALR ROLLED PRODUCTS SALES CORPORATION, as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS ALR RECYCLING OF OHIO, LLC, as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS ALR ALUMINUM-ALABAMA, LLC, as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

NOVELIS ALR ALUMINUM, LLC, as a U.S. Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

[Signature Page to Amendment No. 6 to Credit Agreement]
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NOVELIS DEUTSCHLAND HOLDING GMBH, as a German Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Person Authorized

NOVELIS KOBLENZ GMBH, as a German Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Person Authorized

NOVELIS CASTHOUSE GERMANY GMBH, as a German Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Person Authorized

[Signature Page to Amendment No. 6 to Credit Agreement]
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NOVELIS NETHERLANDS B.V., as a Dutch Guarantor

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Authorized Signatory

[Signature Page to Amendment No. 6 to Credit Agreement]
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NOVELIS ITALIA S.P.A., as Third Party Security Provider

By:	/s/ Gregg Murphey
Name:	Gregg Murphey
Title:	Attorney

[Signature Page to Amendment No. 6 to Credit Agreement]
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STANDARD CHARTERED BANK, as Administrative Agent and as Collateral Agent

By:	/s/ Gian Moreira
Name:	Gian Moreira
Title:	Transaction Manager

[Signature Page to Amendment No. 6 to Credit Agreement]
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AXIS BANK LIMITED IFSC BANKING UNIT (IBU) GIFT CITY

FOR, AXIS BANK LTD.
(IFSC BANKING UNIT)
GIFT CITY

By:	/s/ K.C. Harichandan
Name:	K.C. Harichandan
Title:	Head - Operations

FOR, AXIS BANK LTD.
(IFSC BANKING UNIT)
GIFT CITY

By:	/s/ Vivek Srivastava
Name:	Vivek Srivastava
Title:	Head - Treasury

[Signature Page to Amendment No. 6 to Credit Agreement]
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BANK OF AMERICA, N. A.

By:	/s/ Albert Wheeler
Name:	Albert Wheeler
Title:	Vice President

[Signature Page to Amendment No. 6 to Credit Agreement]
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BNP PARIBAS

By:	/s/ Dominic Pan
Name:	Dominic Pan
Title:	Director, Head of Loans & Specialised Finance – Energy & Natural Resources APAC

By:	/s/ Shalen Shivpuri
Name:	Shalen Shivpuri
Title:	Co-Head Loans & Specialised Finance APAC

[Signature Page to Amendment No. 6 to Credit Agreement]
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CITIBANK, N.A.

By:	/s/ Dong Chul Kim
Name:	Dong Chul Kim
Title:	Vice President

[Signature Page to Amendment No. 6 to Credit Agreement]
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DBS BANK LTD.

By:	/s/ Kelvin Lim
Name:	KELVIN LIM
Title:	EXECUTIVE DIRECTOR SYNDICATED FINANCE

[Signature Page to Amendment No. 6 to Credit Agreement]
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HSBC Bank USA, NA

By:	/s/ Christopher M Samms
Name:	Christopher M Samms
Title:	Senior Vice President, #9426

[Signature Page to Amendment No. 6 to Credit Agreement]
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ICICI BANK LTD NEW YORK BRANCH

By:	/s/ Nitin Gupta
Name:	Nitin Gupta
Title:	Head of Corporate & Commercial Banking

[Signature Page to Amendment No. 6 to Credit Agreement]
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ING BANK N.V. SINGAPORE BRANCH

By:	/s/ Paul Verwijmeren
Name:	Paul Verwijmeren
Title:	Managing Director

By:	/s/ Milly Tan
Name:	Milly Tan
Title:	Director

[Signature Page to Amendment No. 6 to Credit Agreement]
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JPMORGAN CHASE BANK, N.A.

By:	/s/ Oswin Joseph
Name:	Oswin Joseph
Title:	Vice President

[Signature Page to Amendment No. 6 to Credit Agreement]
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MIZUHO BANK, LTD.

By:	/s/ Donna DeMagistris
Name:	Donna DeMagistris
Title:	Executive Director

[Signature Page to Amendment No. 6 to Credit Agreement]
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MUFG BANK, LTD., LABUAN BRANCH, LICENSED LABUAN BANK (960051C)

By:	/s/ Eric Leong Yuh Haw
Name:	Eric Leong Yuh Haw
Title:	Director

MUFG BANK, LTD., LONDON BRANCH

By:	/s/ David Philbin
Name:	David Philbin
Title:	Managing Director

[Signature Page to Amendment No. 6 to Credit Agreement]
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SOCIETE GENERALE, a public limited company incorporated in France, acting through its Hong Kong branch

By:	/s/ Yvonne Ng
Name:	Yvonne Ng
Title:	Director, Global Advisory & Banking Division

By:	/s/ Hannah Kim
Name:	Hannah Kim
Title:	Head of Credit Corporate Group, Asia Pacific

[Signature Page to Amendment No. 6 to Credit Agreement]
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STANDARD CHARTERED BANK

By:	/s/ Ambrish Mathur
Name:	Ambrish Mathur
Title:	Executive Director

[Signature Page to Amendment No. 6 to Credit Agreement]
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STATE BANK OF INDIA, NEW YORK BRANCH

By:	/s/ Gangeshwar Jha
Name:	Gangeshwar Jha
Title:	Vice President & Head (Credit)

[Signature Page to Amendment No. 6 to Credit Agreement]
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SUMITOMO MITSUI BANKING CORPORATION, as a Tranche A-1 Term Lender

By:	/s/ Osamu Nakai
Name:	Osamu Nakai
Title:	Executive Director

[Signature Page to Amendment No. 6 to Credit Agreement]
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Annex I
Amended Credit Agreement
See attached.

[SIGNATURE PAGE TO AMENDMENT NO. 1 TO CREDIT AGREEMENT]

Annex I to ~~Tranche A-1 Refinancing~~ Amendment No. 6

CREDIT AGREEMENT

dated as of January 10, 2017,
as amended through ~~March 26, 2021~~July 25, 2022,
among
NOVELIS INC.,
as Borrower of ~~Initial Term Loans and of~~ Tranche A-1 Term Loans,

NOVELIS ALR ALUMINUM HOLDINGS CORPORATION
(f/k/a Aleris Corporation),
as Co-Borrower of Aleris Incremental Term Loans,
AV METALS INC.,
as Holdings,
and
THE OTHER LOAN PARTIES PARTY HERETO,

THE LENDERS PARTY HERETO, and

STANDARD CHARTERED BANK,
as Administrative Agent and Collateral Agent.

AUSTRALIA AND NEW ZEALAND BANKING GROUP LIMITED,
AXIS BANK LIMITED,
BANK OF BARODA,
BARCLAYS BANK PLC,
CITIGROUP GLOBAL MARKETS ASIA LIMITED,
ICICI BANK LIMITED,
ING BANK N.V., SINGAPORE BRANCH,
KOTAK MAHINDRA BANK LIMITED,
STANDARD CHARTERED BANK,
STATE BANK OF INDIA, and
MUFG BANK, LTD.,
as Mandated Lead Arrangers and Bookrunners.

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TABLE OF CONTENTS
Page
ARTICLE I DEFINITIONS    2
Section 1.01    Defined Terms    2
Section 1.02    Classification of Loans and Borrowings    ~~117~~119
Section 1.03    Terms Generally; Currency Translation    ~~117~~120
Section 1.04    Accounting Terms; GAAP    ~~118~~121
Section 1.05    Resolution of Drafting Ambiguities    ~~120~~122
Section 1.06    Pro Forma Calculations    ~~120~~123
Section 1.07    Calculation of Reference Bank Rate and Cost of Funds    ~~120~~123
Section 1.08    Role of Reference Banks    ~~121~~123
Section 1.09    Confidentiality of Funding Rates and Funding Bank Quotations    ~~121~~124
Section 1.10    Amendments to Permitted Customer Account Financing Definition    ~~124~~126
Section 1.11    Divisions    ~~124~~127
ARTICLE II THE CREDITS    ~~124~~127
Section 2.01    Commitments    ~~124~~127
Section 2.02    Loans    ~~125~~128
Section 2.03    Borrowing Procedure    ~~126~~129
Section 2.04    Repayment of Loans; Evidence of Debt    ~~128~~131
Section 2.05    Fees    ~~129~~132
Section 2.06    Interest on Loans    ~~129~~132
Section 2.07    Termination and Reduction of Commitments    ~~130~~133
Section 2.08    Interest Elections    ~~131~~134
Section 2.09    Amortization of Term Loan Borrowings    ~~133~~136
Section 2.10    Optional and Mandatory Prepayments of Loans    ~~133~~137
Section 2.11    Alternate Rate of Interest    ~~139~~142
Section 2.12    Yield Protection; Change in Law Generally    ~~139~~143
Section 2.13    Breakage Payments    ~~142~~145
Section 2.14    Payments Generally; Pro Rata Treatment; Sharing of Setoffs    ~~142~~146
Section 2.15    Taxes    ~~145~~148
Section 2.16    Mitigation Obligations; Replacement of Lenders    ~~155~~158
Section 2.17    [INTENTIONALLY OMITTED]    ~~156~~159
Section 2.18    [INTENTIONALLY OMITTED]    ~~157~~159
Section 2.19    Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest    ~~157~~159
Section 2.20    [INTENTIONALLY OMITTED]    ~~158~~161
Section 2.21    Escrow Arrangement    ~~158~~161
Section 2.22    Cashless Rollover of Term Loans    ~~166~~169
Section 2.23    Incremental Term Loan Commitments    ~~166~~169
Section 2.24    Refinancing Amendments.    ~~170~~173
ARTICLE III REPRESENTATIONS AND WARRANTIES    ~~171~~174

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Section 3.01    Organization; Powers    ~~172~~174
Section 3.02    Authorization; Enforceability    ~~172~~174
Section 3.03    No Conflicts    ~~172~~175
Section 3.04    Financial Statements; Projections    ~~172~~175
Section 3.05    Properties    ~~173~~176
Section 3.06    Intellectual Property    ~~174~~177
Section 3.07    Equity Interests and Subsidiaries    ~~175~~177
Section 3.08    Litigation; Compliance with Laws    ~~176~~179
Section 3.09    Agreements    ~~176~~179
Section 3.10    Federal Reserve Regulations    ~~177~~179
Section 3.11    Investment Company Act    ~~177~~179
Section 3.12    Use of Proceeds    ~~177~~180
Section 3.13    Taxes    ~~177~~180
Section 3.14    No Material Misstatements    ~~178~~180
Section 3.15    Labor Matters    ~~178~~181
Section 3.16    Solvency    ~~178~~181
Section 3.17    Employee Benefit Plans    ~~179~~182
Section 3.18    Environmental Matters    ~~180~~182
Section 3.19    Insurance    ~~181~~184
Section 3.20    Security Documents    ~~182~~184
Section 3.21    Material Indebtedness Documents    ~~186~~189
Section 3.22    Anti-Terrorism Law    ~~186~~189
Section 3.23    Location of Material Inventory and Equipment    ~~188~~191
Section 3.24    Senior Notes; Material Indebtedness    ~~189~~191
Section 3.25    Centre of Main Interests and Establishments    ~~189~~191
Section 3.26    Holding and Dormant Companies    ~~189~~192
Section 3.27    Excluded Collateral Subsidiaries    ~~190~~192
Section 3.28    EEA Financial Institutions    ~~190~~192
Section 3.29    Federal Power Act; Etc    ~~190~~192
Section 3.30    Beneficial Ownership Certification    ~~190~~192
Section 3.31    No Fiscal Unity    ~~190~~193
ARTICLE IV CONDITIONS TO CREDIT EXTENSIONS    ~~190~~193
Section 4.01    Conditions to the Effective Date    ~~190~~193
Section 4.02    Conditions to Initial Credit Extension on the Closing Date    ~~193~~196
Section 4.03    Conditions to Credit Extensions    ~~199~~202
Section 4.04    Conditions to Aleris Incremental Term Loans    ~~200~~202
Section 4.05    Conditions to Tranche A-1 Term Loans    203
ARTICLE V AFFIRMATIVE COVENANTS    ~~200~~203
Section 5.01    Financial Statements, Reports, etc.    ~~201~~203
Section 5.02    Litigation and Other Notices    ~~205~~207
Section 5.03    Existence; Businesses and Properties    ~~205~~207
Section 5.04    Insurance    ~~206~~208
Section 5.05    Taxes    ~~207~~210
Section 5.06    Employee Benefits    ~~208~~210
Section 5.07    Maintaining Records; Access to Properties and Inspections; Annual Meetings    ~~209~~211

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Section 5.08    Use of Proceeds    ~~210~~212
Section 5.09    Compliance with Environmental Laws; Environmental Reports    ~~210~~212
Section 5.10    [INTENTIONALLY OMITTED]    ~~210~~212
Section 5.11    Additional Collateral; Additional Guarantors    ~~210~~212
Section 5.12    Security Interests; Further Assurances    ~~215~~218
Section 5.13    Information Regarding Collateral    ~~216~~218
Section 5.14    Affirmative Covenants with Respect to Leases    ~~217~~219
Section 5.15    Post-Closing Covenants; Covenants in Respect of Hedging Agreements Following the Aleris Acquisition Closing Date    ~~217~~219
Section 5.16    Designation of Subsidiaries    ~~218~~220
ARTICLE VI NEGATIVE COVENANTS    ~~219~~221
Section 6.01    Indebtedness    ~~219~~221
Section 6.02    Liens    ~~226~~229
Section 6.03    Sale and Leaseback Transactions    ~~232~~235
Section 6.04    Investments, Loan and Advances    ~~232~~235
Section 6.05    Mergers, Amalgamations and Consolidations    ~~238~~241
Section 6.06    Asset Sales    ~~240~~242
Section 6.07    Cash Pooling Arrangements    ~~246~~248
Section 6.08    Dividends    ~~246~~248
Section 6.09    Transactions with Affiliates    ~~249~~252
Section 6.10    Most Favored Nation.    ~~251~~253
Section 6.11    Prepayments of Other Indebtedness; Modifications of Organizational Documents and Other Documents, etc.    ~~251~~254
Section 6.12    Limitation on Certain Restrictions on Restricted Subsidiaries    ~~254~~256
Section 6.13    Issuance of Disqualified Capital Stock    ~~255~~258
Section 6.14    Senior Secured Net Leverage Ratio    ~~255~~258
Section 6.15    Business    ~~256~~258
Section 6.16    Limitation on Accounting Changes    ~~257~~259
Section 6.17    Fiscal Year    ~~257~~259
Section 6.18    Margin Rules    ~~257~~259
Section 6.19    No Further Negative Pledge    ~~257~~259
Section 6.20    Anti-Terrorism Law; Anti-Money Laundering    ~~258~~260
Section 6.21    Embargoed Persons    ~~258~~261
ARTICLE VII GUARANTEE    ~~259~~261
Section 7.01    The Guarantee    ~~259~~261
Section 7.02    Obligations Unconditional    ~~260~~262
Section 7.03    Reinstatement    ~~261~~264
Section 7.04    Subrogation; Subordination    ~~262~~264
Section 7.05    Remedies    ~~262~~264
Section 7.06    Instrument for the Payment of Money    ~~262~~265
Section 7.07    Continuing Guarantee    ~~262~~265
Section 7.08    General Limitation on Guarantee Obligations    ~~262~~265
Section 7.09    Release of Guarantors    ~~263~~265

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Section 7.10    Certain Tax Matters    ~~263~~266
Section 7.11    German Guarantor    ~~263~~266
Section 7.12    Swiss Guarantors    ~~266~~269
Section 7.13    Irish Guarantor    ~~268~~270
Section 7.14    Brazilian Guarantor    ~~268~~270
Section 7.15    French Guarantor.    ~~268~~270
Section 7.16    Belgian Guarantor    ~~268~~271
Section 7.17    Keepwell    ~~269~~271
ARTICLE VIII EVENTS OF DEFAULT    ~~269~~271
Section 8.01    Events of Default    ~~269~~271
Section 8.02    Rescission    ~~273~~275
Section 8.03    Application of Proceeds    ~~273~~275
Section 8.04    Designated Company’s Right to Cure    ~~274~~277
ARTICLE IX [INTENTIONALLY OMITTED]    ~~276~~278
ARTICLE X THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT    ~~276~~278
Section 10.01    Appointment and Authority    ~~276~~278
Section 10.02    Rights as a Lender    ~~276~~278
Section 10.03    Exculpatory Provisions    ~~276~~278
Section 10.04    Reliance by the Administrative Agent    ~~278~~280
Section 10.05    Delegation of Duties    ~~279~~281
Section 10.06    Resignation of Agent    ~~279~~281
Section 10.07    Non-Reliance on Agent and Other Lenders    ~~280~~282
Section 10.08    No Other Duties, etc    ~~281~~283
Section 10.09    Administrative Agent May File Proofs of Claim    ~~281~~283
Section 10.10    Concerning the Collateral and the Related Loan Documents    ~~281~~283
Section 10.11    Release    ~~282~~284
Section 10.12    Acknowledgment of Security Trust Deed    ~~282~~284
Section 10.13    Secured Hedging Agreements    ~~282~~284
Section 10.14    Erroneous Payments    284
ARTICLE XI MISCELLANEOUS    ~~282~~288
Section 11.01    Notices    ~~282~~288
Section 11.02    Waivers; Cumulative Remedies; Amendment    ~~287~~292
Section 11.03    Expenses; Indemnity; Damage Waiver    ~~293~~299
Section 11.04    Successors and Assigns    ~~296~~302
Section 11.05    Survival of Agreement    ~~304~~309
Section 11.06    Counterparts; Integration; Effectiveness    ~~304~~309
Section 11.07    Severability    ~~304~~310
Section 11.08    Right of Setoff    ~~305~~310
SECTION 11.09    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS    ~~305~~310
SECTION 11.10    WAIVER OF JURY TRIAL    ~~306~~312

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Section 11.11    Headings    ~~307~~312
Section 11.12    Treatment of Certain Information; Confidentiality    ~~307~~312
Section 11.13    USA PATRIOT Act Notice    ~~308~~313
Section 11.14    Interest Rate Limitation    ~~308~~313
Section 11.15    Singapore Personal Data Protection Act    ~~308~~313
Section 11.16    Obligations Absolute    ~~309~~314
Section 11.17    Intercreditor Agreement    ~~309~~315
Section 11.18    Judgment Currency    ~~310~~315
Section 11.19    Enforcement    ~~310~~315
Section 11.20    No Advisory or Fiduciary Responsibility    ~~311~~316
Section 11.21    Abstract Acknowledgment of Indebtedness and Joint Creditorship    ~~311~~317
Section 11.22    Special Appointment of Collateral Agent for German Security    ~~312~~318
Section 11.23    Special Appointment of Collateral Agent in Relation to South Korea    ~~314~~319
Section 11.24    Special Appointment of Collateral Agent in Relation to France    ~~315~~320
Section 11.25    Swiss Tax Ruling    ~~315~~320
Section 11.26    Designation of Collateral Agent under Civil Code of Quebec    ~~316~~321
Section 11.27    Maximum Liability    ~~316~~321
Section 11.28    NO ORAL AGREEMENT    ~~316~~321
Section 11.29    Collateral Matters    ~~316~~322
Section 11.30    Electronic Execution of Assignments and Certain other Documents    ~~318~~323
Section 11.31    Payments Set Aside    ~~318~~324
Section 11.32    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    ~~318~~324
Section 11.33    Lender Consents and Acknowledgements    ~~319~~325
Section 11.34    Termination    ~~321~~327
Section 11.35    Lender Authorizations    ~~321~~327
Section 11.36    Dutch Parallel Debt in Relation to the Dutch Security Agreements    ~~321~~327
Section 11.37    Special Appointment of Collateral Agent in Relation to Belgium    ~~322~~328
Section 11.38    Lender Exculpation    ~~323~~328
Section 11.39    Acknowledgement Regarding Any Supported QFCs    ~~323~~328

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ANNEXES
Annex I    Amortization Table
SCHEDULES
Schedule 1.01(a)    Term Loan Commitments
Schedule 1.01(b)    Subsidiary Guarantors
Schedule 1.01(c)    Excluded Collateral Subsidiaries
Schedule 1.01(d)    Existing Secured Hedge Providers
Schedule 1.01(e)    Administrative Agent’s Office
Schedule 3.06(c)    Violations or Proceedings
Schedule 3.17    Pension Matters
Schedule 3.19    Insurance
Schedule 3.21    Material Documents
Schedule 3.24    Location of Material Inventory
Schedule 4.02(g)    Local and Foreign Counsel
Schedule 5.11(b)    Certain Subsidiaries
Schedule 5.15    Post-Closing Covenants
Schedule 5.15-1    Title Insurance Amounts
Schedule 6.01(b)    Existing Indebtedness
Schedule 6.02(c)    Existing Liens
Schedule 6.04(b)    Existing Investments
EXHIBITS
Exhibit A    Form of Administrative Questionnaire
Exhibit B    Form of Assignment and Assumption
Exhibit C    Form of Borrowing Request
Exhibit D    Form of Compliance Certificate
Exhibit E    Form of Interest Election Request
Exhibit F    Form of Joinder Agreement
Exhibit G    Form of Landlord Access Agreement
Exhibit H-1    Form of U.S. Tax Compliance Certificate
Exhibit H-2    Form of U.S. Tax Compliance Certificate
Exhibit H-3    Form of U.S. Tax Compliance Certificate
Exhibit H-4    Form of U.S. Tax Compliance Certificate
Exhibit I    Form of Escrow Drawdown Request
Exhibit J    Form of Mortgage
Exhibit K    Form of Term Loan Note
Exhibit L-1    Form of Perfection Certificate
Exhibit L-2    Form of Perfection Certificate Supplement
Exhibit M    [Intentionally Omitted]
Exhibit N    [Intentionally Omitted]
Exhibit O    Form of Solvency Certificate
Exhibit P    Form of Intercompany Note
Exhibit Q    Form of Secured Hedge Provider Joinder

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CREDIT AGREEMENT
This CREDIT AGREEMENT, dated as of January 10, 2017 (as amended, restated, amended and restated, supplemented or modified, the “Agreement”), is among NOVELIS INC., a corporation amalgamated under the Canada Business Corporations Act and having its corporate office at Two Alliance Center, 3560 Lenox Road, Suite 2000, Atlanta, GA 30326, USA, as borrower (in such capacity, and together with its successors in such capacity, the “Borrower”), AV METALS INC., a corporation formed under the Canada Business Corporations Act and having its corporate office at Two Alliance Center, 3560 Lenox Road, Suite 2000, Atlanta, GA 30326, USA, the Subsidiary Guarantors (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), the Lenders, and Standard Chartered Bank, being a company incorporated in England by Royal Charter 1853, with reference number ZC18 and whose registered office is 1 Basinghall Avenue, London EC2V 5DD, as administrative agent (in such capacity, and together with its successors in such capacity, “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, and together with its successors in such capacity, “Collateral Agent”) for the Lenders.
WITNESSETH:
WHEREAS, the Borrower has requested that the Lenders extend credit in the form of Term Loans on the Closing Date in an aggregate principal amount not in excess of $1,800,000,000.
WHEREAS, the proceeds of the Term Loans are to be used in accordance with Section 3.12.
WHEREAS, the Designated Company has requested that the Aleris Incremental Term Lenders extend credit in the form of Aleris Incremental Term Loans in an aggregate principal amount not in excess of $775,000,000 in accordance with the terms, and subject to the conditions, set forth herein and in the Aleris Increase Joinder Amendment.
WHEREAS, the proceeds of the Aleris Incremental Term Loans are to be used in accordance with Section 3.12, subject to the escrow terms and conditions set forth in Section 2.21 and in the Aleris Increase Joinder Amendment.
WHEREAS, the Designated Company has requested that the Tranche A-1 Term Lenders extend credit in the form of Tranche A-1 Term Loans in an original aggregate principal amount not in excess of $500,000,000 in accordance with the terms, and subject to the conditions, set forth herein and in the Tranche A-1 Refinancing Amendment.
WHEREAS, the proceeds of the Tranche A-1 Term Loans are to be used in accordance with Section 3.12.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:
<#>

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ARTICLE I

DEFINITIONS
Section 1.01    Defined Terms. As used in this Agreement (including the preamble), the following terms shall have the meanings specified below:
“Account Debtor” shall mean “Account Debtor,” as such term is defined in the UCC.
“Accounts” shall mean all “accounts,” as such term is defined in the UCC, in which any Loan Party or any of its Restricted Subsidiaries now or hereafter has rights.
“Acquisition” shall mean any transaction or series of related transactions for the direct or indirect (a) acquisition of all or substantially all of the property and assets or business of any Person, or of any business unit, line of business or division of any Person or assets constituting a business unit, line of business or division of any other Person (other than a Person that is a Restricted Subsidiary on the Closing Date), (b) acquisition of in excess of 50% of the Equity Interests of any Person or otherwise causing a person to become a Restricted Subsidiary of the acquiring Person (other than in connection with the formation or creation of a Restricted Subsidiary of the Designated Company by any Company), or (c) merger, consolidation or amalgamation, whereby a person becomes a Restricted Subsidiary of the acquiring person, or any other consolidation with any Person, whereby a Person becomes a Restricted Subsidiary of the acquiring Person.
“Acquisition Consideration” shall mean the purchase consideration for any Acquisition, whether paid in cash, properties, any assumption of Indebtedness or otherwise (other than by the issuance of Qualified Capital Stock of Holdings (and, after the Specified AV Minerals Joinder Date, AV Minerals) permitted to be issued hereunder) and whether payable at or prior to the consummation of such Acquisition or deferred for payment at any future time, whether or not any such future payment is subject to the occurrence of any contingency, and includes any and all payments representing “earn-outs” and other agreements to make any payment the amount of which is, or the terms of payment of which are, in any respect subject to or contingent upon the revenues, income, cash flow or profits (or the like) of any person or business; provided that any such future payment that is subject to a contingency shall be considered Acquisition Consideration only to the extent of the reserve, if any, required under US GAAP at the time of such sale to be established in respect thereof by Holdings (and, after the Specified AV Minerals Joinder Date, AV Minerals), the Designated Company or any of its Restricted Subsidiaries.
“Additional Fee Letter” shall mean any fee letter designated as such in any Increase Joinder.
“Additional Lender” shall mean, at any time, any financial institution that is an Eligible Assignee and that agrees to provide any portion of any (a) Incremental Term Loans pursuant to an Increase Joinder in accordance with Section 2.23, or (b) Credit Agreement Refinancing Indebtedness pursuant to a Refinancing Amendment in accordance with Section 2.24.
“Additional Senior Secured Indebtedness” shall mean any Indebtedness incurred in reliance of Section 6.01(u).

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“Additional Senior Secured Indebtedness Documents” shall mean all documents executed and delivered with respect to the Additional Senior Secured Indebtedness or delivered in connection therewith.
“Administrative Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor pursuant to ARTICLE X.
“Administrative Agent’s Office” shall mean the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 1.01(e), or such other address or account as the Administrative Agent may from time to time notify to the Designated Company and the Lenders.
“Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit A, or any other form approved by the Administrative Agent.
“Affected Credit Party” shall mean any Credit Party (but, for the avoidance of doubt, only to the extent so notified) that has notified the Administrative Agent in writing that it is an “Affected Credit Party” with respect to the relevant sanctions provisions within this Agreement~~”~~.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified; provided, however, that, for purposes of Section 6.09, the term “Affiliate” shall also include (i) any person that directly or indirectly owns more than 10% of the voting power of the total outstanding Voting Stock of the person specified or (ii) any person that is an executive officer or director of the person specified.
“Agent Fee Letter” shall mean the amended and restated fee letter among the Borrower, Aleris, the Administrative Agent and the Collateral Agent, dated the Tranche A-1 Amendment Effective Date.
“Agents” shall mean the Administrative Agent and the Collateral Agent; and “Agent” shall mean any of them.
“Agreed Guarantee and Security Principles” shall mean the following principles that embody a recognition by all parties to this Agreement that there may be certain legal and practical limitations on the scope and enforceability of guarantees and security from the Guarantors in certain jurisdictions outside of the United States and Canada that become parties to this agreement after the Second Amendment Effective Date. In particular:
(a)    general statutory limitations, capital maintenance, financial assistance, corporate benefit, fraudulent preference, “thin capitalization” rules, regulatory restrictions and similar principles may require that the guarantee and/or security be limited by an amount or otherwise. If any such limit applies, the guarantees and security provided may be limited to the maximum amount which the relevant Guarantor may provide having regard to applicable law under the jurisdiction of organization of such Guarantor; and
(b)    to the extent required to comply with applicable law, guarantees and security may be limited to mitigate a risk to the directors or officers of the relevant grantor of such guarantee and security of contravention of any statutory duty in such capacity or their fiduciary duties and/

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or which could reasonably be expected to result in personal, civil or criminal liability on the part of any such director or officer.
“Agreement” shall have the meaning assigned to such term in the preamble hereto.
“Agreement Termination Date” shall mean the date that is seven Business Days after the Effective Date.
“Aleris” shall mean Aleris Corporation, a Delaware corporation.
“Aleris Acquisition” shall mean the acquisition by Novelis Acquisitions of Aleris pursuant to the terms of the Aleris Merger Agreement, the repayment of certain Indebtedness of Aleris and its subsidiaries in connection with the Aleris Acquisition, and the payment of all fees, costs and expenses in connection with the foregoing.
“Aleris Acquisition Closing Date” shall mean the date that the Aleris Acquisition is consummated in accordance with the terms of the Aleris Merger Agreement.
“Aleris Belgium” shall mean Aleris Aluminum Duffel BVBA (or, if converted or recharacterized prior to the Aleris Acquisition Closing Date, Aleris Aluminum Duffel BV), and including any sales offices thereof.
“Aleris Casthouse” shall mean Aleris Casthouse Germany GmbH, a company with limited liability organized under the laws of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Koblenz with registration number HRB 1064.
“Aleris Fee Letter” shall mean the fee letter between Novelis Inc., the Aleris Incremental Term Lenders, and the other parties party thereto, dated as of February 21, 2020.
“Aleris German GP Holdco” shall mean Aleris Deutschland Vierte Verwaltungs GmbH.
“Aleris German Non-Wholly Owned Subsidiaries” shall mean Aleris Deutschland Vier GmbH & Co. KG, Aleris Rolled Products, Aleris Casthouse and, at any time that it constitutes a Restricted Subsidiary, Aleris German GP Holdco.
“Aleris Germany” shall mean Aleris Deutschland Holding GmbH.
“Aleris Gross-Up Cap” shall have the meaning assigned to such term in Section 2.15(l)(ii).
“Aleris Hong Kong” shall mean Aleris Asia Pacific Limited, a private company with limited liability organized under the laws of Hong Kong.
“Aleris Increase Joinder Amendment” shall mean the Increase Joinder Amendment to Credit Agreement, dated as of February 21, 2020, among Novelis Acquisitions, the Borrower, Holdings, the other Loan Parties party thereto, the Third Party Security Provider, the Aleris Incremental Term Lenders party thereto, the Administrative Agent and the Collateral Agent.
“Aleris Incremental Commitment Termination Date” shall mean the first to occur of (a) 5:00 p.m., New York City time, on May 29, 2020, (b) the Commitment Release Time,

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(c) delivery to the Administrative Agent of written notice of termination by the Designated Company of all of the Aleris Incremental Term Loan Commitments, (d) the date that the Aleris Merger Agreement is terminated in accordance with its terms, or pursuant to an amendment or modification thereof, in each case prior to the consummation of the Aleris Acquisition, and (e) the consummation of the Aleris Acquisition without the use of any Aleris Incremental Term Loans.
“Aleris Increase Joinder Effective Date” shall have the meaning assigned to the term “Amendment Effective Date” in the Aleris Increase Joinder Amendment.
“Aleris Incremental Escrow Date” shall have the meaning assigned to such term in the Aleris Increase Joinder Amendment.
“Aleris Incremental Funding Date” shall have the meaning assigned to such term in the Aleris Increase Joinder Amendment.
“Aleris Incremental Hold Level” shall mean, with respect to each Aleris Incremental Term Lender, the Dollar amount set forth opposite the name of such Aleris Incremental Term Lender on Schedule 1 to the Aleris Increase Joinder Amendment under the heading “Aleris Incremental Hold Level.”
“Aleris Incremental Maturity Date” shall mean January 21, 2025.
“Aleris Incremental Term Lenders” shall mean (a) each financial institution listed on Schedule 1 to the Aleris Increase Joinder Amendment under the heading “Aleris Incremental Term Lender” and (b) any financial institution that acquires an interest in an Aleris Incremental Term Loan pursuant to an Assignment and Assumption, other than, in each case, any such financial institution that has ceased to hold any Aleris Incremental Term Loans.
“Aleris Incremental Term Loans” shall mean the Term Loans extended by the Aleris Incremental Term Lenders pursuant to the Aleris Incremental Joinder Agreement.
“Aleris Incremental Term Loan Commitment” shall mean, with respect to each Aleris Incremental Term Lender, the commitment, if any, of such Lender to make Aleris Incremental Term Loans under the Aleris Increase Joinder Amendment, up to the amount set forth on Schedule 1 to the Aleris Increase Joinder Amendment under the heading “Aleris Incremental Term Loan Commitment.” The aggregate amount of the Aleris Incremental Term Lenders’ Aleris Incremental Term Loan Commitments on the Aleris Increase Joinder Effective Date is $775,000,000.
“Aleris Incremental Term Loan Repayment Date” shall have the meaning assigned to such term in Section 2.09.
“Aleris Italy” shall mean Aleris Aluminum Italy Srl, and including any sales offices thereof.
“Aleris Hedging Collateral Requirements” shall have the meaning assigned to such term in Section 5.15(e).
“Aleris Luxembourg” shall mean Aleris Holding Luxembourg S.à.r.l.

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“Aleris Merger Agreement” means that certain Agreement and Plan of Merger, dated as of July 26, 2018, among the Borrower, Novelis Acquisitions, Aleris, and OCM Opportunities ALS Holdings, L.P., a Delaware limited partnership, as amended, modified or supplemented, together with any consent or waiver with respect thereto, but only to the extent that such amendment, modification, amendment, consent or waiver is not materially adverse to the Lenders or the Agents in their capacities as such, it being understood that (i) any modification, amendment, consent or waiver to the definition of “Material Adverse Effect” in the Aleris Merger Agreement, or which has the effect of modifying, amending or waiving the representation or condition as to the absence of a Material Adverse Effect (as defined in the Aleris Merger Agreement as of the Second Amendment Effective Date) shall be deemed to be materially adverse to the Lenders and the Agents, (ii) any decrease in the purchase price payable under the Aleris Merger Agreement shall not be deemed to be materially adverse to the Lenders or the Agents, so long as such decrease does not exceed 10% of the consideration contemplated to be paid under the Aleris Merger Agreement as of July 26, 2018, and (iii) any increase in the purchase price contemplated to be paid under the Aleris Merger Agreement shall not be deemed to be materially adverse to the Lenders or the Agents, so long as such increase is funded by additional common equity contributions to Specified Holders that directly or indirectly own Equity Interests in the Designated Company and its Restricted Subsidiaries immediately prior to such contribution or by cash on hand or borrowings under the Revolving Credit Agreement; provided, that adjustments to working capital and earn-out payments in accordance with the terms of the Aleris Merger Agreement shall not constitute an increase or decrease in purchase price for purposes of this definition.
“Aleris Rolled Products” shall mean Aleris Rolled Products Germany GmbH, a company with limited liability organized under the laws of Germany, registered with the commercial register (Handelsregister) of the local court (Amtsgericht) of Koblenz with registration number HRB 4239.
“Aleris Syndication Termination Date” shall mean the earlier to occur of (a) the first date to occur after the Aleris Incremental Funding Date on which the Aleris Incremental Term Lenders each hold Aleris Incremental Term Loans that are, in each case, no greater than their respective Aleris Incremental Hold Levels (excluding any portion of the Aleris Incremental Term Loans that exceed the applicable Aleris Incremental Hold Level of any Aleris Incremental Term Lender if and to the extent that such Aleris Incremental Term Lender elects to retain such portion in its sole discretion) and (b) the date that is 90 days after the Aleris Incremental Funding Date.
“Alternative Currency” shall mean each of (x) the lawful currency of Canada, (y) Euros, and (z) the lawful currency of the United Kingdom.
“Amendment No. 5” means that certain Amendment No. 5 to Credit Agreement, dated as of December 11, 2020, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.
“Amendment No. 5 Effective Date” means the “Amendment Effective Date” as defined in Amendment No. 5.
“Amendment No. 6” means that certain Amendment No. 6 to Credit Agreement, dated as of July 25, 2022, among the Borrower, the other Loan Parties party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.

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“Amendment No. 6 Effective Date” means the “Amendment Effective Date” as defined in Amendment No. 6.
“Annual Credit” shall mean the cumulative amount of (x) $1,100,000,000 plus (y) $250,000,000 for each fiscal year of the Designated Company commencing after the Closing Date (beginning with the fiscal year commencing April 1, 2017) minus (z) in each case from and after the Closing Date until the applicable time of determination, (and taking into all transactions being consummated concurrently with the transaction then being measured), (i) the cumulative amount of all Investments made pursuant to Section 6.04(r)(iii), (ii) the cumulative amount of all Dividends made pursuant to Section 6.08(d)(ii) and (iii) the cumulative amount of all payments and redemptions of Indebtedness made pursuant to Section 6.11(a)(i)(z)(2).
“Anti-Corruption Laws” shall have the meaning assigned to such term in Section 3.22.
“Anti-Terrorism Laws” shall have the meaning assigned to such term in Section 3.22.
“Applicable Margin” shall mean (a) in the case of the Initial Term Loans, for any day, 1.85% per annum, (b) in the case of the Aleris Incremental Term Loans, for any day, 1.75% per annum, (c) in the case of the Tranche A-1 Term Loans, for any day, 2.00% per annum, and (d) in the case of Incremental Term Loans (other than the Aleris Incremental Term Loans), the margin specified in the applicable Increase Joinder.
“Approved Fund” shall mean any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Member State” shall mean Belgium, France, Germany, Ireland, Italy, Luxembourg, The Netherlands, Spain, Sweden and the United Kingdom.
“Asset Sale” shall mean (a) any conveyance, sale, lease, sublease, assignment, transfer or other disposition (including by way of merger or consolidation and including any Sale and Leaseback Transaction) of any property, excluding sales of Inventory, dispositions of cash and Cash Equivalents and settlements under Hedging Agreements, in each such excluded case, which are in the ordinary course of business, by Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) or any of its Restricted Subsidiaries, or (b) any issuance of any Equity Interests of any Restricted Subsidiary of Holdings.
“Asset Swap” shall mean the substantially concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between any Company and another person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 2.10(c).
“Assignee Group” shall mean two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” shall mean an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.04(b)), and delivered to the Administrative Agent, in substantially the form of Exhibit B, or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

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“Attributable Indebtedness” shall mean, when used with respect to any Sale and Leaseback Transaction, as at the time of determination, the present value (discounted at the rate implicit in the lease) of the total obligations of the lessee for rental payments during the remaining term of the lease included in any such Sale and Leaseback Transaction.
“Auditor’s Determination” shall have the meaning assigned to such term in Section 7.11(b).
“AV Metals” shall mean AV Metals Inc., a corporation formed under the Canada Business Corporations Act.
“AV Minerals” shall mean AV Minerals (Netherlands) N.V., a company organized under the laws of the Netherlands.
“Available Amount” shall have the meaning assigned to such term in Section 7.12(a).
“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Belgian Guarantor” shall mean each Restricted Subsidiary of the Designated Company organized under the laws of Belgium that becomes a Guarantor pursuant to the terms hereof.
“Belgian Hold Separate Business” means the Equity Interests in, and businesses of, Aleris Belgium and Aleris Italy (and certain assets of Aleris (Shanghai) Trading Co. Ltd. that are directly related to the business of Aleris Belgium and/or Aleris Italy) that are subject to the Belgian Purchase Documents.
“Belgian Purchase Documents” shall mean, collectively, (i) (x) that certain Sale & Purchase Agreement, dated November 22, 2019, among Aleris Aluminum Netherlands B.V., a corporation incorporated under the laws of the Netherlands, Novelis Europe Holdings Limited, a company incorporated under the laws of the United Kingdom, and Liberty House Group Pte. Ltd, a company incorporated under the laws of Singapore, pursuant to which Aleris Aluminum Netherlands B.V. and Novelis Europe Holdings Limited agreed to sell or cause its Subsidiaries to sell 100% of the Equity Interests in Aleris Belgium and, indirectly, 100% of the Equity Interests in Aleris Italy, (y) the purchase agreement or agreements to be entered into after the Aleris Acquisition Closing Date pursuant to which Novelis Inc. and/or any of its Subsidiaries will agree to sell or cause its Subsidiaries to sell certain assets of Aleris (Shanghai) Trading Co. Ltd. that are directly related to the business of Aleris Belgium and/or Aleris Italy, and (z) the agreements and documents entered into in connection with the documents described in clauses (x) and (y) above, or (ii) solely to the extent that the sale of the Belgian Hold Separate Business does not

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occur pursuant to the terms of the documents described in clause (i)(x) above and such documents are terminated, the purchase agreement (and the agreements and documents entered into in connection therewith) negotiated and entered into after the Aleris Acquisition Closing Date by Novelis Inc. and/or any of its Subsidiaries, or the European Commission or any trustee appointed on the European Commission’s behalf, on the one hand, and a prospective buyer of Aleris Belgium and Aleris Italy, on the other hand, pursuant to which Novelis Inc. and/or any of its Subsidiaries will agree to sell or cause its Subsidiaries to sell 100% of the Equity Interests in Aleris Belgium and, indirectly, 100% of the Equity Interests in Aleris Italy, and, if applicable, certain assets of Aleris (Shanghai) Trading Co. Ltd. that are directly related to the business of Aleris Belgium and/or Aleris Italy.
“Belgian Security Agreements” shall mean, collectively (i) any Security Agreements, including all subparts thereto, among any Belgian Guarantors (and such other Persons as may be party thereto) and the Collateral Agent for the benefit of the Secured Parties, (ii) each pledge agreement, mortgage, security agreement, guarantee or other agreement that is entered into by any Belgian Guarantor or any Person who is the holder of Equity Interests in any Belgian Guarantor in favor of the Collateral Agent and/or the Revolving Credit Collateral Agent in its capacity as agent for the Secured Parties pursuant to the terms of the Intercreditor Agreement and the other Loan Documents, and (iii) any other pledge agreement, mortgage, security agreement or other agreement entered into pursuant to the terms of the Loan Documents, in each case of clauses (i), (ii) and (iii), that is governed by the laws of Belgium, securing the Secured Obligations, and entered into pursuant to the terms of this Agreement or any other Loan Document, as the same may be amended, restated or otherwise modified from time to time.
“Beneficially Own,” “Beneficial Owner” and “Beneficial Ownership” shall each have the meaning assigned to such term in Rules 13d-3 and 13d-5 under the Exchange Act.
“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.
“Blocking Law” means (a) any provision of Council Regulation (EC) No 2271/1996 of 22 November 1996 (or any law or regulation implementing such Regulation in any member state of the European Union or the United Kingdom), and (b) with respect to each Lender that qualifies as a resident party domiciled in Germany (Inländer) within the meaning of section 2 paragraph 15 of the German Foreign Trade and Payments Act (Außenwirtschaftsgesetzg), section 7 of the German Foreign Trade and Payment Ordinance (Außenwirtschaftsverordnung).
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States.
“Board of Directors” shall mean, with respect to any person, (i) in the case of any corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers (or the functional equivalent) of such person, (iii) in the case of any limited partnership, the Board of Directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.
“Borrower” shall have the meaning assigned to such term in the preamble hereto or, following the Permitted Holdings Amalgamation, Successor Borrower.

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“Borrowing” shall mean Loans to a Co-Borrower of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Rate Loans or Fallback Rate Loans, as applicable, as to which a single Interest Period is in effect.
“Borrowing Base” shall mean, as of any date, an amount equal to: (1) 85% of the book value of all accounts receivable owned by the Loan Parties as of the end of the most recent fiscal month for which consolidated financial statements are available; plus (2) the lesser of (x) 75% of the book value of inventory owned by the Loan Parties as of the end of the most recent fiscal month for which consolidated financial statements are available and (y) 85% of the “net recovery cost percentage” multiplied by the book value of inventory owned by the Loan Parties as of the end of the most recent fiscal month for which consolidated financial statements are available. Notwithstanding the foregoing, the Borrowing Base shall be adjusted to give pro forma effect to any Acquisitions or Asset Sales by the Designated Company and/or any Restricted Subsidiary since the end of the most recent fiscal month for which consolidated financial statements are available, as if such Acquisition or Asset Sale had occurred on the last day of the end of the most recent fiscal month, with such adjustment to be effective upon consummation of any such Acquisition or Asset Sale.
“Borrowing Request” shall mean a request by a Co-Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C, or such other form as shall be approved by the Administrative Agent.
“Brazilian Guarantor” shall mean each Restricted Subsidiary of the Designated Company organized in Brazil party hereto as a Guarantor, and each other Restricted Subsidiary of the Designated Company organized in Brazil that becomes a Guarantor pursuant to the terms hereof.
“Brazilian Security Agreements” shall mean, collectively, (i) any Security Agreements, including all sub-parts thereto, among any Brazilian Guarantors (and such other Persons as may be party thereto) and the Collateral Agent for the benefit of the Secured Parties, (ii) each pledge agreement, mortgage, security agreement, guarantee or other agreement that is entered into by any Brazilian Guarantor or any Person who is the holder of Equity Interests in any Brazilian Guarantor in favor of the Collateral Agent and/or the Revolving Credit Collateral Agent in its capacity as agent for the Secured Parties pursuant to the terms of the Intercreditor Agreement and the other Loan Documents, and (iii) any other pledge agreement, mortgage, security agreement or other agreement entered into pursuant to the terms of the Loan Documents, in each case of clauses (i), (ii) and (iii), that is governed by the laws of Brazil, securing the Secured Obligations, and entered into pursuant to the terms of this Agreement or any other Loan Document, as the same may be amended, restated or otherwise modified from time to time.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, New York City or London, and, if such day relates to any Eurodollar Rate Loan, means any such day that is also a London Banking Day and, solely for purposes of determining whether a day is a day on which a Loan can be advanced, Singapore.
“Calculation Date” shall have the meaning assigned to such term in the definition of “Senior Secured Net Leverage Ratio”.
“Canadian Guarantor” shall mean AV Metals Inc., Successor Holdings (solely to the extent that it is organized in Canada), Borrower, and each Restricted Subsidiary of Holdings

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organized in Canada party hereto as a Guarantor, and each other Restricted Subsidiary of the Designated Company organized in Canada that becomes a Guarantor pursuant to the terms hereof.
“Canadian Loan Parties” shall mean Borrower and the Canadian Guarantors.
“Canadian Security Agreement” shall mean, collectively (i) the Security Agreements, including all sub-parts thereto, among the Canadian Loan Parties (and such other Persons as may be party thereto) and the Collateral Agent for the benefit of the Secured Parties, (ii) each pledge agreement, mortgage, deed of hypothec, debenture, bond, security agreement, guarantee or other agreement that is entered into by any Canadian Loan Party or any Person who is the holder of Equity Interests in any Canadian Loan Party in favor of the Collateral Agent and/or the Revolving Credit Collateral Agent in its capacity as agent for the Secured Parties pursuant to the terms of the Intercreditor Agreement and the other Loan Documents, and (iii) any other pledge agreement, mortgage, security agreement or other agreement entered into pursuant to the terms of the Loan Documents, in each case of clauses (i), (ii) and (iii), that is governed by the laws of Canada (or any province thereof), securing the Secured Obligations, and entered into pursuant to the terms of this Agreement or any other Loan Document, as the same may be amended, restated or otherwise modified from time to time.
“Cancellation” shall mean the cancellation, termination and forgiveness by the applicable Co-Borrowers of all Loans, Commitments and related Obligations acquired in connection with a Discounted Purchase, which cancellation shall be consummated as described in Section 11.04(b)(iv)(C) and the definition of “Eligible Assignee”.
“Capital Assets” shall mean, with respect to any person, all equipment, fixed assets and Real Property or improvements of such person, or replacements or substitutions therefor or additions thereto, that, in accordance with US GAAP, have been or should be reflected as additions to property, plant or equipment on the balance sheet of such person.
“Capital Expenditures” shall mean, for any period, without duplication, all expenditures made directly or indirectly by the Designated Company and its Restricted Subsidiaries during such period for Capital Assets (whether paid in cash or other consideration, financed by the incurrence of Indebtedness or accrued as a liability), together with the applicable Company’s proportionate share of such amounts for Norf GmbH for such period.
“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under US GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with US GAAP. It is understood that with respect to the accounting for leases as either operating leases or capital leases and the impact of such accounting on the definitions and covenants herein, US GAAP as in effect on the Closing Date shall be applied.
“Captive Insurance Cell” means a cell of an insurance company that insures or reinsures risks related solely to the business and/or properties of the Companies.
“Cash Equivalents” shall mean, as to any person, (a) securities issued or fully guaranteed or insured by the federal government of the United States, Canada, Switzerland, any Approved Member State or any agency of the foregoing, (b) marketable direct obligations issued

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by Canada or any province thereof, any state of the United States or the District of Columbia or any political subdivision, government-sponsored entity or instrumentality thereof that, at the time of the acquisition, are rated at least “A-2” by S&P, “P-2” by Moody’s or in the “R-2” category by the Dominion Bond Rating Service Limited, (c) certificates of deposit, Eurocurrency time deposits, overnight bank deposits and bankers’ acceptances of any commercial bank or trust company organized under the laws of Canada or any province thereof, the United States, any state thereof, the District of Columbia, any non-U.S. bank, or its branches or agencies (fully protected against currency fluctuations) that, at the time of acquisition, is rated at least “A-2” by S&P, “P-2” by Moody’s or in the “R-2” category by the Dominion Bond Rating Service Limited, (d) commercial paper of an issuer rated at least “A-2” by S&P, “P-2” by Moody’s or in the “R-2” category by the Dominion Bond Rating Service Limited, and (e) shares of any money market fund that (i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a), (b) and (c) above, (ii) has net assets, the Dollar Equivalent of which exceeds $500,000,000 and (iii) is rated at least “A-2” by S&P, “P-2” by Moody’s or in the “R-2” category by the Dominion Bond Rating Service Limited; provided, however, that the maturities of all obligations of the type specified in clauses (a), (b) and (c) above shall not exceed 365 days; provided, further, that, to the extent any cash is generated through operations in a jurisdiction outside of the United States, Canada, Switzerland or an Approved Member State, such cash may be retained and invested in obligations of the type described in clause (a), (c) or (d) applicable to such jurisdiction to the extent that such obligations are customarily used in such other jurisdiction for short term cash management purposes.
“Cash Interest Expense” shall mean, for any period, Consolidated Interest Expense for such period, less the sum of (a) interest on any debt paid by the increase in the principal amount of such debt including by issuance of additional debt of such kind, (b) items described in clause (c) of the definition of “Consolidated Interest Expense” and (c) gross interest income of the Designated Company and its Restricted Subsidiaries for such period.
“Cash Pooling Arrangements” shall mean (i) the DB Cash Pooling Arrangement and the Novelis AG Cash Pooling Agreement and (ii) any other cash pooling arrangements (including all documentation pertaining thereto) entered into by any Company in accordance with Section 6.07.
“Casualty Event” shall mean any involuntary loss of title, any involuntary loss of, damage to or any destruction of, or any expropriation, condemnation or other taking (including by any Governmental Authority) of, any property of Holdings, the Designated Company or any of its Restricted Subsidiaries, or, on and after the Specified AV Minerals Joinder Date, AV Minerals. “Casualty Event” shall include but not be limited to any taking of all or any part of any Real Property of any person or any part thereof, in or by expropriation, condemnation or other eminent domain proceedings pursuant to any Requirement of Law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. § 9601 et seq. and all implementing regulations.

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A “Change in Control” shall be deemed to have occurred if:
(a)    (i) prior to the Designated Holdco Effective Date, Hindalco ceases to be the Beneficial Owner of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of AV Minerals and Holdings, (ii) on and after the Designated Holdco Effective Date, Hindalco ceases to be the Beneficial Owner of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of each of AV Minerals, Holdings and Designated Holdco, or (iii) on and after the Designated Holdco Effective Date, Holdings ceases to be the Beneficial Owner of Voting Stock representing 100% of the voting power of the total outstanding Voting Stock of Designated Holdco;
(b)    Holdings (or, on and after the Designated Holdco Effective Date, Designated Holdco) at any time ceases to be the Beneficial Owner and the direct record owner of 100% of the Equity Interests of Borrower, except as a result of a Qualified Borrower IPO; provided that Hindalco continues to be the Beneficial Owner of Voting Stock representing more than 50% of the voting power of the total outstanding Voting Stock of Borrower at all times after giving effect to such Qualified Borrower IPO; and provided, further, that a Permitted Holdings Amalgamation shall not constitute a Change in Control;
(c)    the Designated Company at any time ceases to be the Beneficial Owner and the direct or indirect owner of 100% of the Equity Interests of each of Novelis Corporation, Novelis Deutschland GmbH (except to the extent otherwise permitted under clause (c) of the definition of Permitted Reorganization Action or under clause (b) of the definition of Permitted Aleris Foreign Subsidiary Transfer) and each Co-Borrower (other than the Borrower prior to the Designated Holdco Effective Date, and the Designated Company on and after the Designated Holdco Effective Date);
(d)    at any time a change in control (or change of control or similar event) with respect to any Co-Borrower or the U.S. Issuer occurs under (and as defined in) any Material Indebtedness of any Loan Party; or
(e)    during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Holdings, any Co-Borrower or, on and after the Designated Holdco Effective Date, Designated Holdco, or, on and after the Specified AV Minerals Joinder Date, AV Minerals (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by the Specified Holders or by a vote of at least a majority of the members of the Board of Directors of such Person, as the case may be, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of such Person.
For purposes of this definition, a person shall not be deemed to have Beneficial Ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.
“Change in Law” shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking into effect of any law, treaty, order, policy, rule or

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regulation, (b) any change in any law, treaty, order, policy, rule or regulation or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith, (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, and (z) the implementation or compliance with, CRD IV or CRR, or any law or regulation that implements or applies CRD IV or CRR, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Chattel Paper” shall mean all “chattel paper,” as such term is defined in the UCC, in which any Person now or hereafter has rights.
“Chief Executive Office” shall mean, with respect to any Person, the location from which such Person manages the main part of its business operations or other affairs.
“Chinese Subsidiary Equity Interests” shall mean all Equity Interests of each Person organized under the laws of the People’s Republic of China that is a Subsidiary of a Loan Party, in each case that is owned by a Loan Party.
“Class” shall mean (a) when used with respect to Commitments, whether such Commitments are Term Loan Commitments, Incremental Term Loan Commitments or Other Term Loan Commitments, as the context may require, and (b) when used with respect to Loans or a Borrowing, whether such Loans, or the Loans comprising such Borrowing, are Term Loans, Incremental Term Loans or Other Term Loans. Other Term Loan Commitments, Other Term Loans and Incremental Term Loans made pursuant to any Increase Joinder that have different terms and conditions than the Other Term Loans or Incremental Term Loans shall be construed to be in different Classes.
“Closing Date” shall mean the date, on or prior to the Agreement Termination Date, on which the conditions precedent set forth in Section 4.02 and Section 4.03 are satisfied (or waived in accordance with Section 11.02) and the initial Term Loans are advanced.
“Code” shall mean the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.
“Co-Borrowers” shall mean (a) the Borrower (including in the case of Tranche A-1 Term Loans and Tranche A-1 Term Commitments), (b) solely in the case of Aleris Incremental Term Loans and Aleris Incremental Term Loan Commitments, Novelis Acquisitions (and, immediately after giving effect to the merger of Novelis Acquisitions with and into Aleris in connection with the Aleris Acquisition, Aleris) and (c) solely in the case of any other Incremental Term Loans and Incremental Term Loan Commitments of any Class, to the extent designated as a Co-Borrower pursuant to the Increase Joinder in respect of such Class, the Borrower or Novelis Acquisitions (and, immediately after giving effect to the merger of Novelis Acquisitions with and into Aleris in connection with the Aleris Acquisition, Aleris).
“Collateral” shall mean, all of the “Collateral”, “Pledged Collateral”, “Secured Assets” and “Mortgaged Property” referred to in the Security Documents and all of the other property

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that is or is intended under the terms of the Security Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.
“Collateral Agent” shall have the meaning assigned to such term in the preamble hereto and includes each other person appointed as the successor pursuant to Article X.
“Commitment” shall mean, with respect to any Lender, such Lender’s Term Loan Commitment, including any Incremental Term Loan Commitment and any Other Term Loan Commitment, as the context requires.
“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Companies” shall mean Holdings, the Designated Company, Holdings’ Restricted Subsidiaries and, after the Specified AV Minerals Joinder Date if Holdings is not AV Minerals, AV Minerals; and “Company” shall mean any one of them.
“Compensation Plan” shall mean any program, plan or similar arrangement (other than employment contracts for a single individual) relating generally to compensation, pension, employment or similar arrangements with respect to which any Company, any Affiliate of any Company or any ERISA Affiliate of any of them has any obligation or liability, contingent or otherwise, under any Requirement of Law other than that of the United States.
“Compliance Certificate” shall mean a certificate of a Financial Officer substantially in the form of Exhibit D.
“Confidential Information Memorandum” shall mean that certain confidential information memorandum of Novelis Inc., dated January 6, 2017.
“Consolidated Amortization Expense” shall mean, for any period, the amortization expense of the Designated Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with US GAAP.
“Consolidated Current Assets” shall mean, as at any date of determination, the total assets of the Designated Company and its Restricted Subsidiaries which may properly be classified as current assets on a consolidated balance sheet of the Designated Company and its Restricted Subsidiaries in accordance with GAAP, excluding cash and Cash Equivalents.
“Consolidated Current Liabilities” shall mean, as at any date of determination, the total liabilities of the Designated Company and its Restricted Subsidiaries which may properly be classified as current liabilities (other than the current portion of any Loans) on a consolidated balance sheet of the Designated Company and its Restricted Subsidiaries in accordance with US GAAP, but excluding (a) the current portion of any Funded Debt of the Designated Company and its Restricted Subsidiaries and (b) without duplication of clause (a) above, all Indebtedness consisting of Revolving Credit Loans to the extent otherwise included therein.
“Consolidated Depreciation Expense” shall mean, for any period, the depreciation expense of the Designated Company and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with US GAAP.

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“Consolidated EBITDA” shall mean, for any period, the sum of (A) Consolidated Net Income for such period, adjusted by (without duplication):
(x)     adding thereto, in each case only to the extent (and in the same proportion) deducted in determining such Consolidated Net Income and without duplication:
(a)    Consolidated Interest Expense for such period;
(b)    Consolidated Amortization Expense for such period;
(c)    Consolidated Depreciation Expense for such period;
(d)    Consolidated Tax Expense for such period;
(e)    non-recurring items or unusual charges or expenses, severance, relocation costs or expenses, other business optimization expenses (including costs and expenses relating to business optimization programs), new systems design and implementation costs, project start-up costs, restructuring charges or reserves, costs related to the closure and/or consolidation of facilities and one-time costs associated with a Qualified IPO or Qualified Borrower IPO;
(f)    to the extent covered by insurance and actually reimbursed or, so long as the Designated Company has made a good faith determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (x) not denied by the applicable carrier in writing within 180 days and (y) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), losses and expenses with respect to Casualty Events or business interruption;
(g)    the aggregate amount of all other non-cash charges reducing Consolidated Net Income (excluding any non-cash charge that results in an accrual of a reserve for cash charges in any future period) for such period;
(h)    the amount of net income (loss) attributable to non-controlling interests deducted (and not added back) in computing Consolidated Net Income; and
(i)    Management Fees paid in compliance with Section 6.08(c);
(y)     subtracting therefrom, (a) the aggregate amount of all non-cash items increasing Consolidated Net Income (other than the accrual of revenue or recording of receivables in the ordinary course of business) for such period and (b) interest income; and
(z)     excluding therefrom,
(a)    [intentionally omitted];
(b)    earnings or losses resulting from any reappraisal, revaluation or write-up or write-down of assets;
(c)    non-recurring or unusual gains; and

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(d)    any gain or loss relating to cancellation or extinguishment of Indebtedness; plus
(B) the proportionate interest of the Designated Company and its consolidated Restricted Subsidiaries in Non-consolidated Affiliate EBITDA for such period; plus
(C) for purposes of determining compliance with the Financial Performance Covenant only (solely for the purposes of Section 6.14 and not for determining whether any action predicated on being in compliance with the Financial Performance Covenant is permitted), Specified Equity Contributions made pursuant to Section 8.04 to cure failure to comply with the Financial Performance Covenant for a fiscal quarter in such period; plus
(D) the annualized amount of net cost savings, operating expense reductions and synergies reasonably projected by the Designated Company in good faith to be realized as a result of specified actions (x) taken since the beginning of the Test Period in respect of which Consolidated EBITDA is being determined or (y) initiated prior to or during the Test Period (in each case, which cost savings shall be added to Consolidated EBITDA until fully realized, but in no event for more than four fiscal quarters) (calculated on a pro forma basis as though such annualized cost savings, operating expense reductions and synergies had been realized on the first day of such Test Period, net of the amount of actual benefits realized during such Test Period from such actions); provided that (1) such cost savings, operating expense reductions and synergies are reasonably identifiable, quantifiable and factually supportable in the good faith judgment of the Designated Company, and (2) no cost savings, operating expense reductions and synergies shall be added pursuant to this clause (C) to the extent duplicative of any expenses or charges otherwise added to Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such Test Period; provided that the aggregate amount added to Consolidated EBITDA pursuant to this clause (C) shall not exceed in the aggregate 15% of Consolidated EBITDA for any one Test Period; provided, further that projected (and not yet realized) amounts may no longer be added in calculating Consolidated EBITDA pursuant to this clause (C) to the extent occurring more than four full fiscal quarters after the specified action taken or initiated in order to realize such projected cost savings, operating expense reductions and synergies.
Notwithstanding the foregoing clause (x), the provision for taxes and the depreciation, amortization and non-cash items of a Restricted Subsidiary shall be added to Consolidated Net Income to compute Consolidated EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income.
Consolidated EBITDA shall not include the Consolidated EBITDA of any Non-consolidated Affiliate if such Non-consolidated Affiliate is subject to a prohibition, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Designated Company or any Co-Borrower, to the extent of such prohibition.
“Consolidated Interest Coverage Ratio” shall mean, for any period, the ratio of (a) Consolidated EBITDA for such period to (b) Consolidated Interest Expense for such period.
“Consolidated Interest Expense” shall mean, for any period, the total consolidated interest expense of the Designated Company and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with US GAAP plus, without duplication:

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(a)    imputed interest on Capital Lease Obligations and Attributable Indebtedness of the Designated Company and its Restricted Subsidiaries for such period;
(b)    commissions, discounts and other fees and charges owed by the Designated Company or any of its Restricted Subsidiaries with respect to letters of credit securing financial obligations, bankers’ acceptance financing and receivables financings for such period;
(c)    amortization of debt issuance costs, debt discount or premium and other financing fees and expenses incurred by the Designated Company or any of its Restricted Subsidiaries for such period;
(d)    all interest paid or payable with respect to discontinued operations of the Designated Company or any of its Restricted Subsidiaries for such period; and
(e)    the interest portion of any deferred payment obligations of the Designated Company or any of its Restricted Subsidiaries for such period.
“Consolidated Net Income” shall mean, for any period, the consolidated net income (or loss) of the Designated Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with US GAAP; provided, however, that the following shall be excluded in the calculation of “Consolidated Net Income”:
(a)    any net income (loss) of any person (other than the Designated Company) if such person is not a Restricted Subsidiary of the Designated Company, except that:
    (i)    subject to the exclusion contained in clause (c) below, equity of the Designated Company and its consolidated Restricted Subsidiaries in the net income of any such person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash distributed by such person during such period to the Designated Company or to a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (b), below); and
    (ii)    the equity of the Designated Company and its consolidated Restricted Subsidiaries in a net loss of any such person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;
(b)    any net income (loss) of any Restricted Subsidiary of the Designated Company if such Restricted Subsidiary is subject to a prohibition, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Designated Company or any Co-Borrower, to the extent of such prohibition, except that:
(i)    subject to the exclusion contained in clause (c) below, equity of the Designated Company and its consolidated Restricted Subsidiaries in the net income of any such person for such period shall be included in such Consolidated

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Net Income up to the aggregate amount of cash distributed by such Restricted Subsidiary during such period to the Designated Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in this clause (b)); and
(ii)    the equity of the Designated Company and its consolidated Restricted Subsidiaries in a net loss of any such person other than an Unrestricted Subsidiary for such period shall be included in determining such Consolidated Net Income;
(c)    any gain or loss realized upon the sale or other disposition of any property of the Designated Company or Restricted Subsidiaries (including pursuant to any Sale and Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business (provided that sales or other dispositions of assets in connection with any Qualified Securitization Transaction permitted hereunder shall be deemed to be in the ordinary course);
(d)    any extraordinary gain or loss;
(e)    the cumulative effect of a change in accounting principles;
(f)    any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Designated Company or any Restricted Subsidiary; provided that such shares, options or other rights can be redeemed at the option of the holders only for Qualified Capital Stock of the Designated Company or Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals);
(g)    any unrealized gain or loss resulting in such period from Hedging Obligations (other than any unrealized gains or losses resulting from foreign currency re-measurement hedging activities);
(h)    any expenses or charges in such period related to the Transactions, any premiums, fees, discounts, expenses and losses payable by any Loan Party in such period in connection with any redemption or tender offer of Indebtedness permitted hereunder, and any acquisition, disposition, recapitalization or the incurrence of any Indebtedness permitted hereunder, including such fees, expenses or charges related to the Transactions; and
(i)    the effects of adjustments in the property, plant and equipment, inventories, goodwill, intangible assets and debt line items in the Designated Company’s consolidated financial statements pursuant to US GAAP resulting from the application of purchase accounting in relation to any acquisition or the amortization or write-off of any amounts thereof, net of taxes.
Notwithstanding the foregoing, for purposes of the calculation of Cumulative Credit only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of property from Unrestricted Subsidiaries to the Designated Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Cumulative Credit pursuant to clause (d) of the definition of Cumulative Credit.

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“Consolidated Net Tangible Assets” shall mean, as of any date of determination, the sum of the amounts that would appear on a consolidated balance sheet of the Designated Company and its Restricted Subsidiaries as the total assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) of the Designated Company and its Restricted Subsidiaries, after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of (without duplication):
(a)     the excess of cost over fair market value of assets or businesses acquired;
(b)     any revaluation or other write-up in book value of assets subsequent to March 31, 2016 as a result of a change in the method of valuation in accordance with US GAAP;
(c)     unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;
(d)     minority interests in consolidated Subsidiaries held by Persons other than the Designated Company or any Restricted Subsidiary of the Designated Company;
(e)     treasury stock;
(f)     cash or securities set aside and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Equity Interests to the extent such obligation is not reflected in Consolidated Current Liabilities; and
(g)     Investments in and assets of Unrestricted Subsidiaries.
“Consolidated Tax Expense” shall mean, for any period, the tax expense of the Designated Company and its Restricted Subsidiaries, for such period determined on a consolidated basis in accordance with US GAAP.
“Consolidated Total Assets” shall mean at any date of determination, the total assets of the Designated Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with US GAAP.
“Consolidated Total Net Debt” shall mean, as of any date of determination and without duplication, the sum of (A) the aggregate principal amount of Indebtedness of the Designated Company and its Restricted Subsidiaries outstanding on such date of the type referenced in clauses (a), (b) and (f) of the definition of Indebtedness, and any Contingent Obligations of the Designated Company and its Restricted Subsidiaries in respect of Indebtedness of any Person under clauses (a), (b) and (f) of the definition of Indebtedness, minus the aggregate amount of Unrestricted Cash on such date, plus (B) the proportionate interest of the Designated Company and its consolidated Restricted Subsidiaries in the Non-consolidated Affiliate Debt of each of the Non-consolidated Affiliates at any date of determination. The aggregate principal amount of such Indebtedness shall be determined according to the face or principal amount thereof, based on the amount owing under the applicable contractual obligation (without regard to any election by the Designated Company, Holdings (or, and, on and after the Specified AV Minerals Joinder Date, AV Minerals) or any other Person) to measure an item of Indebtedness using fair value or any other discount that may be applicable under GAAP (including the effects of FASB ASC 825 and

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FASB ASC 470-20 on financial liabilities) on a consolidated basis with respect to the Designated Company and its Restricted Subsidiaries in accordance with consolidation principles utilized in GAAP.
“Contingent Obligation” shall mean, as to any person, any obligation, agreement, understanding or arrangement of such person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations (“primary obligations”) of any other person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such person, whether or not contingent, (a) under any guaranty, endorsement, co-making or sale with recourse of any obligation of a primary obligor, (b) to purchase any such primary obligation or any property constituting direct or indirect security therefor; (c) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; (d) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation; (e) with respect to bankers’ acceptances, letters of credit and similar credit arrangements, until a reimbursement obligation arises (which reimbursement obligation shall constitute Indebtedness); or (f) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term “Contingent Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or any product warranties. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such person may be liable, whether singly or jointly, pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.
“Contribution, Intercompany, Contracting and Offset Agreement” shall mean that certain Contribution, Intercompany, Contracting and Offset Agreement dated as of the Closing Date by and among the Loan Parties (other than certain Foreign Subsidiaries), the Collateral Agent and the Administrative Agent.
“Contribution Notice” shall mean a contribution notice issued by the Pensions Regulator under Section 38 or Section 47 of the Pensions Act 2004.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.
“Control Agreement” shall mean, with respect to a Deposit Account, Securities Account, or Commodity Account (each as defined in the UCC), (i) located in the United States, an agreement in form and substance reasonably satisfactory to the Collateral Agent establishing the Collateral Agent’s “control” (within the meaning of the UCC) in such account, or (ii) located in other jurisdictions, agreements with regard to such accounts establishing and perfecting the First Priority Lien of the Collateral Agent in such accounts, and otherwise in form and substance reasonably satisfactory to the Collateral Agent.

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“Cost of Funds” shall mean the rate of interest on each Lender’s share of the relevant Borrowing for the relevant Interest Period, which shall be the percentage rate per annum which is the sum of the weighted average of the rates notified to the Administrative Agent by each Lender as soon as practicable and in any event within two Business Days of the first day of that Interest Period (or, if earlier, on the date falling two Business Days before the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select; provided, that if a Lender’s Funding Rate is less than the Eurodollar Rate or a Lender does not supply a quotation by the time specified in this definition, the cost to that Lender of funding its participation in that Borrowing for that Interest Period shall be deemed, for the purposes of this definition, to be the Eurodollar Rate; provided, further, that if any Lender does not supply a quotation by the time specified in this definition, the rate of interest shall be calculated on the basis of the quotations of the remaining Lenders; provided, further, that if the Cost of Funds shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Covered Aleris Lender” shall have the meaning assigned to such term in the definition of “Covered Aleris Syndication Taxes”.
“Covered Aleris Loan” shall have the meaning assigned to such term in the definition of “Covered Aleris Syndication Taxes”.
“Covered Aleris Payment Date” shall mean any Interest Payment Date and any other date on which interest on the Aleris Incremental Term Loans is paid.
“Covered Aleris Syndication Taxes” means, in the case of a Lender (other than a Lender that was an Aleris Incremental Term Lender on the Aleris Incremental Funding Date or an Affiliate of such Lender) that acquires an interest in the Aleris Incremental Term Loans pursuant to an Assignment and Assumption between the Aleris Incremental Funding Date and the Aleris Syndication Termination Date (the “Aleris Syndication Period”), and any initial or subsequent assignee Lender of all or a portion of such interest (collectively, such Lender and such assignee Lender(s), a “Covered Aleris Lender”), any U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Covered Aleris Lender with respect to such Lender’s interest in the Aleris Incremental Term Loans acquired by a Covered Aleris Lender during the Aleris Syndication Period and, solely for any Covered Aleris Payment Date occurring after the Aleris Syndication Termination Date, held as of the end of the Aleris Syndication Period (or acquired subsequent to the Aleris Syndication Period pursuant to an assignment from a Covered Aleris Lender) (such interest in an Aleris Incremental Term Loan, a “Covered Aleris Loan”); provided that Covered Aleris Syndication Taxes shall not include (i) Excluded Taxes or (ii) Taxes for which the Lenders are indemnified by the Co-Borrowers hereunder without regard to the indemnification for Covered Aleris Syndication Taxes. For the avoidance of doubt, Covered Aleris Syndication Taxes shall not include any U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Covered Aleris Lender with respect to an interest in Aleris Incremental Term Loans (or Aleris Incremental Term Loan Commitments in respect thereof) pursuant to a change in law after the date on which such Lender acquires an interest in such Loan or Commitment, or U.S. federal withholding Taxes that, pursuant to Section 2.15, were payable to such Lender’s assignor immediately before such Lender became a party hereto.

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“CRD IV” means Directive 2013/36/EU of June 26, 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directive 2006/48/EC and 2006/49/EC.
“Credit Agreement Refinancing Indebtedness” shall mean (a) Permitted First Priority Refinancing Debt, (b) Permitted Second Priority Refinancing Debt, (c) Permitted Unsecured Refinancing Debt or (d) Indebtedness incurred pursuant to a Refinancing Amendment, in each case, issued, incurred or otherwise obtained (including by means of the extension or renewal of existing Indebtedness) in exchange for, or to extend, renew, replace or refinance, in whole or part, existing Term Loans (including any successive Credit Agreement Refinancing Indebtedness) (“Refinanced Debt”); provided that (i) such extending, renewing or refinancing Indebtedness is in an original aggregate principal amount not greater than the aggregate principal amount of the Refinanced Debt (except for unpaid accrued interest and premium thereon and any make-whole payments applicable thereto), (ii) such Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Refinanced Debt and (iii) such Refinanced Debt shall be repaid, defeased or satisfied and discharged, and all accrued interest, fees and premiums (if any) in connection therewith shall be paid, on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained.
“Credit Extension” shall mean the making of a Loan by a Lender.
“CRR” shall mean Regulation (EU) no. 575/2013 of June 26, 2013 on prudential requirements for credit institutions and investment firms and amending regulation (EU) no. 648/2012.
“Cumulative Credit” shall mean, at any date, an amount equal to:
(a)    $328,000,000; plus
(b)    50% of the aggregate Consolidated Net Income accrued during the period commencing on October 1, 2016 to and including the last day of the fiscal quarter most recently ended for which the Designated Company has delivered to the Administrative Agent the financial statements required to be delivered by Section 5.01(a) or Section 5.01(b), taken as a single accounting period (or, in the event Consolidated Net Income for such period is a deficit, minus 100% of such deficit); plus
(c)    100% of the Net Cash Proceeds received by, (w) prior to the Designated Holdco Effective Date, Holdings from the issuance of Qualified Capital Stock of Holdings or as a capital contribution to Holdings after the Closing Date to the extent that such Net Cash Proceeds are immediately contributed by Holdings to the Designated Company following such sale or contribution to Holdings (including the Net Cash Proceeds of a Qualified IPO), (x) on and after the Designated Holdco Effective Date, from the issuance of Qualified Capital Stock of Designated Holdco or as a capital contribution to Designated Holdco (including the Net Cash Proceeds of a Qualified IPO), (y) Borrower from the issuance of Qualified Capital Stock of the Borrower in a Qualified Borrower IPO and (z) Borrower from the issuance of Qualified Capital Stock of Borrower after a Qualified Borrower IPO; provided that, in each case, no issuances to or contributions from a Restricted Subsidiary shall be counted for the purposes of this clause (c); plus

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(d)    the aggregate net cash proceeds received by the Designated Company or any Restricted Subsidiary from the issuance or sale after the Closing Date of convertible or exchangeable Indebtedness that has been converted into or exchanged for Qualified Capital Stock of Holdings (prior to the Designated Holdco Effective Date), Designated Holdco (on and after the Designated Holdco Effective Date) or of the Borrower after a Qualified Borrower IPO, excluding:
(i)    any such Indebtedness issued or sold to any Loan Party or a Subsidiary of any Loan Party or an employee stock ownership plan or trust established by any Loan Party or any such Subsidiary for the benefit of their employees, and
(ii)    the aggregate amount of any cash or other property distributed by Holdings, the Designated Company or any Restricted Subsidiary upon any such conversion or exchange; plus
(e)    the net reduction in Investments made in reliance on the Cumulative Credit pursuant to Section 6.04(r)(ii) in any person other than the Designated Company or an Unrestricted Grantor resulting from cash dividends, repayments of loans or advances or other transfers of property (valued at fair market value), in each case to the Designated Company or any Unrestricted Grantor; provided that the foregoing amount shall not exceed, in the case of any person, the amount of Investments made after the Closing Date by the Designated Company or any Unrestricted Grantor in such person in reliance on the Cumulative Credit pursuant to Section 6.04(r)(ii); plus
(f)    the aggregate amount of prepayments refused by Lenders pursuant to Section 2.10(g)(iii); plus
(g)    upon the redesignation of any Unrestricted Subsidiary as a Restricted Subsidiary pursuant to Section 5.16, the lesser of (i) the fair market value of the net assets of such Unrestricted Subsidiary at the time of redesignation and (ii) the aggregate amount of Investments made by the Designated Company or any of its Restricted Subsidiaries in reliance on the Cumulative Credit pursuant to Section 6.04(r)(ii) in such Unrestricted Subsidiary after the Closing Date and prior to such redesignation; minus
(h)    in each case from and after the Closing Date, (x) the cumulative amount of all Investments made pursuant to Section 6.04(r)(ii), (y) the cumulative amount of all Dividends made pursuant to Section 6.08(c), Section 6.08(d)(i), Section 6.08(i) and Section 6.08(j) and (z) the cumulative amount of all payments and redemptions of Indebtedness made pursuant to Section 6.11(a)(i)(z)(1); minus
(i)    if, at such date of determination, the Total Net Leverage Ratio determined on a Pro Forma Basis as of the last day of the most recently ended fiscal quarter for which the Designated Company has delivered to the Administrative Agent the financial statements required to be delivered by Section 4.01(e), Section 5.01(a) or Section 5.01(b) would be greater than or equal to 3.5 to 1.0, the cumulative amount of Recapture Amounts paid since the Closing Date.
“DB Cash Pooling Arrangements” shall mean the cash pooling arrangements among the Borrower, certain other Loan Parties and Deutsche Bank pursuant to the Transaction Banking Services Agreement among such parties and any documents ancillary thereto.

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“Debt Issuance” shall mean the incurrence by Holdings, the Designated Company or any of its Restricted Subsidiaries (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) of any Indebtedness after the Closing Date (other than as permitted by Section 6.01).
“Debt Service” shall mean, for any period, Cash Interest Expense for such period plus scheduled principal amortization of all Indebtedness paid in such period.
“Debtor Relief Laws” shall mean the Bankruptcy Code of the United States, the Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, arrangement, rearrangement, readjustment, composition, liquidation, receivership, insolvency, reorganization, examination or similar debtor relief or debt adjustment laws (including any applicable corporate statute) of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” shall mean an Event of Default or an event, occurrence or condition which is, or upon notice, lapse of time or both would constitute, an Event of Default.
“Default Rate” shall have the meaning assigned to such term in Section 2.06(c).
“Defaulting Lender” shall mean, subject to Section 2.18(b), any Lender that, as determined by the Administrative Agent, (a) has failed to perform any of its funding obligations hereunder within three Business Days of the date required to be funded by it hereunder, absent a good faith dispute with respect to such obligation, (b) has notified the Designated Company or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit, absent a good faith dispute with respect to such obligation, (c) has failed, within three Business Days after request by the Administrative Agent, to confirm in writing to the Administrative Agent that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, other than pursuant to an Undisclosed Administration, (i) become the subject of any proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, examiner or assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority.
“Delegate” shall mean any delegate, agent, attorney, trustee or co-trustee appointed by the Collateral Agent or any Receiver.
“Designated Belgian Escrow Account” shall mean a deposit account or securities account of Novelis Inc. or in the name of Novelis Inc. into which solely the Designated Belgian Escrow Funds shall be deposited by Novelis Inc., which account shall be subject to the Designated Belgian Escrow Agreement.
“Designated Belgian Escrow Agreement” shall mean that certain Escrow Agreement for the Administration of Third-Party Funds, to be dated on or before the Aleris Acquisition

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Closing Date, among Novelis Inc., Aleris Belgium, and a financial institution, as escrow agent, in form and substance reasonably satisfactory to the Administrative Agent, in respect of the Designated Belgian Escrow Account and governing the Designated Belgian Escrow Funds.
“Designated Belgian Escrow Funds” shall mean cash or Cash Equivalents in an aggregate amount of up to €75,000,000 deposited into the Designated Belgian Escrow Account, which amounts shall be used solely for the purpose of funding capital expenditures of Aleris Belgium pursuant to the Designated Belgian Escrow Agreement.
“Designated Company” shall mean the Borrower or, on and after the Designated Holdco Effective Date, Designated Holdco.
“Designated Holdco” shall mean, on and after the Designated Holdco Effective Date, U.K. Holdco.
“Designated Holdco Effective Date” shall mean the date that (a) the actions described in clause (b) of the definition of Permitted Reorganization Actions are satisfied, and (b) the terms and conditions contained in the definitions of Permitted Reorganization and Permitted Reorganization Actions are satisfied in respect of the actions described in clause (a) above, and in respect of all Permitted Reorganization Actions commenced prior to the actions described in clause (a) above.
“Discount Participation Notice” shall have the meaning assigned to such term in the definition of “Discounted Purchase”.
“Discounted Purchase” shall mean, commencing with the date that is three months after the Syndication Termination Date, one or more purchases by a Co-Borrower (each, a “Purchase”) of Term Loans originally made to such Co-Borrower in accordance with the provisions of Section 11.04(b)(v); provided that, each such Purchase is made on the following basis:
(a)    Such Co-Borrower will notify the Administrative Agent in writing (a “Purchase Notice”) (and the Administrative Agent will deliver such Purchase Notice to each relevant Lender) that such Co-Borrower wishes to make an offer to purchase (i) from each Lender on a pro rata basis with respect to any Class of Term Loans on an individual tranche basis, Term Loans originally made to such Co-Borrower, in an aggregate principal amount as is specified by such Co-Borrower (the “Term Loan Purchase Amount”) with respect to each applicable tranche, subject to a discount to par expressed as a price at which such Co-Borrower would consummate the Purchase (the “Offer Price”) of such Term Loans to be purchased (it being understood that different Offer Prices and/or Term Loan Purchase Amounts may be offered with respect to different Classes of such Term Loans and, in such an event, each such offer will be treated as a separate offer pursuant to the terms of this Section); provided that the Purchase Notice shall specify that each Discount Participation Notice (as defined below) must be submitted by a date and time to be specified in the Purchase Notice, which date shall be no earlier than the tenth Business Day following the date of the Purchase Notice and no later than the twentieth Business Day following the date of the Purchase Notice; (ii) at the time of delivery of the Purchase Notice to the Administrative Agent, no Default shall have occurred and be continuing or would result therefrom (which condition shall be certified as being satisfied in such Purchase Notice) and (iii) the Term Loan Purchase

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Amount specified in each Purchase Notice delivered by such Co-Borrower to the Administrative Agent shall not be less than $25,000,000 in the aggregate;
(b)    Such Co-Borrower will allow each Lender holding the Class of Term Loans subject to the Purchase Notice to submit a notice of participation (each, a “Discount Participation Notice”) which shall specify (i) an acceptance of such Offer Price, and (ii) the principal amount of such Lender’s Class of Term Loans at which such Lender is willing to permit a purchase of all or a portion of its Term Loans made to such Co-Borrower to occur at each such Acceptable Price (the “Reply Amount”); provided that each Lender may elect to accept or reject such offer in its sole discretion;
(c)    In the event that the aggregate Reply Amounts relating to such Purchase Notice are insufficient to allow such Co-Borrower to complete a purchase of the entire Term Loan Purchase Amount, such Co-Borrower may, at its election, either (x) withdraw the Purchase Notice and terminate the Purchase or (y) subject to clause (e) below, complete the Purchase for the aggregate Reply Amounts at the Offer Price for the Purchase subject to the Purchase Notice;
(d)    In the event that the aggregate Reply Amounts relating to such Purchase Notice are not less than the Term Loan Purchase Amount, such Co-Borrower shall purchase Term Loans originally made to such Co-Borrower from each Lender with one or more Discount Participation Notices at the Offer Price , in an aggregate principal amount equal to (x) the Term Loan Purchase Amount or (y) such greater amount, not to exceed the aggregate Reply Amounts relating to such Purchase Notice, as such Co-Borrower elects in its discretion (such Term Loans, as applicable, being referred to as “Qualifying Loans” and such Lenders being referred to as “Qualifying Lenders”), in the case of clauses (x) and (y), subject to clauses (e), (f) and (g) below; provided that if the aggregate principal amount required to purchase the Qualifying Loans would exceed the Term Loan Purchase Amount, such Co-Borrower shall purchase Qualifying Loans ratably based on the aggregate principal amounts of all such Qualifying Loans tendered by each such Qualifying Lender;
(e)    subject to Section 2.13, the Purchase shall be consummated pursuant to and in accordance with Section 11.04 and, to the extent not otherwise provided herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Interest Periods, and other notices by such Co-Borrower) mutually acceptable to the Administrative Agent and such Co-Borrower (provided that such Purchase shall be required to be consummated no later than five Business Days after the time that Discount Participation Notices are required to be submitted by Lenders pursuant to the applicable Purchase Notice);
(f)    upon submission by a Lender of a Discount Participation Notice, subject to the foregoing clause (e), such Lender will be irrevocably obligated to sell the entirety or its pro rata portion (as applicable pursuant to clause (d) above) of the Reply Amount at the Offer Price plus accrued and unpaid interest through the date of purchase to such Co-Borrower pursuant to Section 11.04 and as otherwise provided herein; and
(g)    purchases by such Co-Borrower of Qualifying Loans shall result in the immediate cancellation of such Qualifying Loans.

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“Disqualified Capital Stock” shall mean any Equity Interest which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable other than solely for Qualified Capital Stock, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to 180 days after the Latest Maturity Date in effect at the time of issuance of such Equity Interest, (b) is convertible into or exchangeable (unless at the sole option of the issuer thereof) for (i) debt securities or (ii) any Equity Interests referred to in (a) above, in each case at any time on or prior to 180 days after the Latest Maturity Date in effect at the time of issuance of such Equity Interest, or (c) contains any mandatory repurchase obligation which may come into effect prior to 180 days after the Latest Maturity Date in effect at the time of issuance of such Equity Interest; provided, however, that any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Equity Interests is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of a change in control or an asset sale occurring prior to 180 days after the Latest Maturity Date in effect at the time of issuance of such Equity Interest shall not constitute Disqualified Capital Stock if such Equity Interests provide that the issuer thereof will not redeem any such Equity Interests pursuant to such provisions prior to the repayment in full of the Obligations.
“Disqualified Institution” shall mean, on any date, (a) any Sanctioned Person and (b) any other Person that is a direct competitor of the Designated Company (other than a Person described in clause (a) or (b) of the definition of Known Affiliate) or a Known Affiliate of a competitor, which Person has been designated by the Designated Company as a “Disqualified Institution” by written notice to the Administrative Agent from time to time after the 90th day following the Closing Date; provided that “Disqualified Institutions” shall exclude any Person that the Designated Company has designated as no longer being a “Disqualified Institution” by written notice delivered to the Administrative Agent from time to time.
“Distribution” shall mean, collectively, with respect to any Person, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of Equity Interests, from time to time received, receivable or otherwise distributed to such Person in respect of or in exchange for any or all of the Equity Interests or Intercompany Notes owned by such Person.
“Dividend” with respect to any person shall mean that such person has declared or paid a dividend or returned any equity capital to the holders of its Equity Interests or made any other distribution, payment or delivery of property (other than Qualified Capital Stock of such person) or cash to the holders of its Equity Interests as such, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any of its Equity Interests outstanding (or any options or warrants issued by such person with respect to its Equity Interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for consideration any of the Equity Interests of such person outstanding (or any options or warrants issued by such person with respect to its Equity Interests). Without limiting the foregoing, “Dividends” with respect to any person shall also include all payments made or required to be made by such person with respect to any stock appreciation rights, plans, equity incentive or achievement plans or any similar plans or setting aside of any funds for the foregoing purposes, except to the extent such payments reduce Consolidated Net Income.

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“Dividend Recapture Amount” shall have the meaning assigned to such term in Section 6.08(d)(iii).
“Dollar Equivalent” shall mean, as to any amount denominated in any currency other than Dollars as of any date of determination, the amount of Dollars that would be required to purchase the amount of such currency based upon the Spot Selling Rate as of such date, and as to any amount denominated in Dollars, such amount in Dollars.
“Dollars” or “dollars” or “$” shall mean lawful money of the United States.
“DQ List” shall have the meaning assigned to such term in Section 11.04(g)(iv).
“Dubai Guarantor” shall mean each Restricted Subsidiary of the Designated Company organized in the Dubai International Financial Centre party hereto as a Guarantor, and each other Restricted Subsidiary of the Designated Company organized in the Dubai International Financial Centre that becomes a Guarantor pursuant to the terms hereof.
“Dubai Security Agreements” shall mean, collectively (i) any Security Agreements, including all subparts thereto, among any Dubai Guarantors (and such other Persons as may be party thereto) and the Collateral Agent for the benefit of the Secured Parties, (ii) each pledge agreement, mortgage, security agreement, guarantee or other agreement that is entered into by any Dubai Guarantor or any Person who is the holder of Equity Interests in any Dubai Guarantor in favor of the Collateral Agent and the Secured Parties and, in the case of an Assignment of Credits Agreement, also in favor of the Revolving Credit Collateral Agent and the secured parties under the Revolving Credit Agreement, and (iii) any other pledge agreement, mortgage, security agreement or other agreement entered into pursuant to the terms of the Loan Documents, in each case of clauses (i), (ii) and (iii), that is governed by the laws of the Dubai International Financial Centre (or any subdivision thereof), securing the Secured Obligations, and entered into pursuant to the terms of this Agreement or any other Loan Document, as the same may be amended, restated or otherwise modified from time to time.
“Dutch Guarantor” shall mean each Restricted Subsidiary of the Designated Company organized under the laws of the Netherlands party hereto as a Guarantor, ~~and~~ each other Restricted Subsidiary of the Designated Company organized under the laws of the Netherlands that becomes a Guarantor pursuant to the terms hereof, and, following the Permitted Holdings Amalgamation if AV Minerals is Successor Holdings, AV Minerals.
“Dutch Security Agreements” shall mean, collectively (i) any Security Agreements, including all subparts thereto, among any Dutch Guarantors (and such other Persons as may be party thereto) and the Collateral Agent for the benefit of the Secured Parties, (ii) each pledge agreement, mortgage, security agreement, guarantee or other agreement that is entered into by any Dutch Guarantor or any Person who is the holder of Equity Interests in any Dutch Guarantor in favor of the Collateral Agent and/or the Revolving Credit Collateral Agent in its capacity as agent for the Secured Parties pursuant to the terms of the Intercreditor Agreement and the other Loan Documents, and (iii) any other pledge agreement, mortgage, security agreement or other agreement entered into pursuant to the terms of the Loan Documents, in each case of clauses (i), (ii) and (iii), that is governed by the laws of the Netherlands (or any subdivision thereof), securing the Secured Obligations, and entered into pursuant to the terms of this Agreement or any other Loan Document, as the same may be amended, restated or otherwise modified from time to time.

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“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” shall mean January 10, 2017.
“Eligible Assignee” shall mean (a) any Lender, (b) an Affiliate of any Lender, (c) an Approved Fund of a Lender and (d) any other person approved, in the case of this clause (d) only, by the Designated Company (such approval not to be unreasonably withheld or delayed and such approval shall be deemed given if no objection is made by the Designated Company within five Business Days after receipt of a notice of an assignment proposing such person as an assignee of any interest in any Loans); provided that (x) no approval of the Designated Company shall be required during the continuance of an Event of Default or on or prior to the Syndication Termination Date, (y) “Eligible Assignee” shall not include AV Minerals, Holdings or any of its Affiliates or Subsidiaries (other than, commencing with the date that is three months after the Syndication Termination Date, each Co-Borrower, solely to the extent that such Co-Borrower purchases or acquires Term Loans originally made to such Co-Borrower pursuant to a Discounted Purchase and effects a Cancellation immediately upon such purchase or acquisition pursuant to documentation reasonably satisfactory to the Administrative Agent) or any natural person and (z) each assignee Lender shall be subject to each other applicable requirement regarding Lenders hereunder. Any Disqualified Institution is subject to Section 11.04(g) hereof.
“Embargoed Person” shall have the meaning assigned to such term in Section 6.21.
“Environment” shall mean the natural environment, including air (indoor or outdoor), surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources, sewer systems, the workplace or as otherwise defined in any Environmental Law.
“Environmental Claim” shall mean any claim, notice, demand, order, action, suit, proceeding or other formal communication alleging liability for or obligation with respect to any investigation, remediation, removal, cleanup, response, corrective action, damages to natural resources, personal injury, property damage, fines, penalties or other costs resulting from, related to or arising out of (i) the presence, Release or threatened Release in or into the Environment of Hazardous Material at any location or (ii) any violation or alleged violation of any Environmental Law, and shall include any claim seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from, related to or arising out of the presence, Release or threatened Release of Hazardous Material or alleged injury or threat of injury to the Environment or to human health or safety relating to or arising out of the use of, exposure to or Releases or threatened Releases of Hazardous Material.

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“Environmental Law” shall mean any and all treaties, laws, statutes, ordinances, regulations, rules, decrees, orders, judgments, consent orders, consent decrees, code or other legally binding requirements (including the Guide d’Intervention – Protection des sols et de réhabilitation des terrains contaminés of the Quebec Ministry of Sustainable Development, Environment and Fight Against Climate Change), and the common law and civil law, relating to protection of human health or the Environment, the Release or threatened Release of Hazardous Material, natural resources or natural resource damages, or occupational safety or health, and any and all Environmental Permits.
“Environmental Permit” shall mean any permit, license, approval, registration, notification, exemption, consent or other authorization required by or from a Governmental Authority under Environmental Law.
“Equipment” shall mean “equipment,” as such term is defined in the UCC, in which such Person now or hereafter has rights.
“Equity Interest” shall mean, with respect to any person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the Closing Date or issued after the Closing Date, but excluding debt securities convertible or exchangeable into such equity.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.
“ERISA Affiliate” shall mean, with respect to any person, any trade or business (whether or not incorporated) that, together with such person, is treated as a single employer under Section 414 of the Code.
“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, with respect to a Plan (other than an event for which the thirty (30) day notice period is waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Plan whether or not waived; (c) the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (d) the filing pursuant to Section 412 of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (e) the incurrence by any Company or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA; (f) the receipt by any Company or any of its ERISA Affiliates from the PBGC or a plan administrator of any notice relating to the intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (g) the occurrence of any event or condition which could reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (h) the incurrence by any Company or any of its ERISA Affiliates of any liability with respect to the withdrawal from any Plan subject to Section 4063 of ERISA or a cessation of operation that is treated as a withdrawal under Section 406(e) of ERISA; (i) a complete or partial withdrawal by any Company or any ERISA Affiliate from a Multiemployer Plan resulting in material Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be,

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insolvent or in reorganization, within the meaning of Title IV of ERISA; (j) the making of any amendment to any Plan which could result in the imposition of a lien or the posting of a bond or other security; and (k) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in a Material Adverse Effect.
“Erroneous Payment” shall have the meaning assigned to it in Section 10.14(a).
“Erroneous Payment Deficiency Assignment” shall have the meaning assigned to it in Section 10.14(d)(i).
“Erroneous Payment Impacted Class” shall have the meaning assigned to it in Section 10.14(d)(i).
“Erroneous Payment Return Deficiency” shall have the meaning assigned to it in Section 10.14(d)(i).
“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 10.14(e).
“Escrow Account” shall mean the segregated deposit account maintained by the Escrow Agent for the purpose of holding and disbursing the Escrowed Amounts, that has been designated as such in writing (which may be by e-mail) by the Escrow Agent to the Designated Company prior to the Aleris Increase Effective Date (or any replacement account designated as such in writing (which may be by e-mail) by the Escrow Agent to the Designated Company from time to time thereafter).
“Escrow Agent” shall have the meaning assigned to such term in the preamble hereto.
“Escrow Drawdown Request” shall mean a request by Novelis Acquisitions in accordance with the terms of Section 2.21 and substantially in the form of Exhibit I.
“Escrow Period” shall mean the period commencing on the Aleris Incremental Escrow Date, and ending at the earlier of (a) the Escrow Release Time, and (b) the time that all Escrowed Amounts have been returned to the applicable Aleris Incremental Term Lenders pursuant to Section 2.21(g).
“Escrowed Amounts” shall mean the amounts deposited by the Aleris Incremental Term Lenders pursuant to a Borrowing Request and held by the Escrow Agent in the Escrow Account during the Escrow Period in accordance with Section 2.21; provided that (x) if any such amounts are deposited by an Aleris Incremental Term Lender after 3:00 p.m., London time, on the Escrow Date and before the Escrow Release Time, such amounts shall only constitute Escrowed Amounts beginning on the Business Day so deposited (or the following Business Day, if deposited after 3:00 p.m., London Time) and (y) any funds deposited by an Aleris Incremental Term Lender following the Escrow Release Time shall be returned to such Aleris Incremental Term Lender by the Escrow Agent pursuant to Section 2.18(g)(ii) and shall constitute Residual Returned Amounts.
“Escrowed Term Loans” shall mean, during the Escrow Period, the Aleris Incremental Term Loans advanced pursuant to a Borrowing Request and deposited in the Escrow Account, without regard to any net funding in respect thereof.

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“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro” shall mean the lawful currency of the Participating Member States introduced in accordance with the legislative measures of the European Council for the introduction of, changeover to or operation of a single unified European currency.
“Eurodollar Base Rate” shall mean, for any Interest Period, the rate per annum equal to the rate per annum determined by the Administrative Agent at approximately 11:00 a.m. (London time) on the date that is two London Banking Days prior to the commencement of such Interest Period by reference to the ICE Benchmark Administration Interest Settlement Rates for Dollar deposits, as published by Reuters or any other service selected by the Administrative Agent that has been nominated by the ICE Benchmark Administration Limited as an authorized information vendor for the purpose of displaying such rates (the “Screen Rate”), with a term equivalent to such Interest Period; provided that if no Screen Rate is available for such Interest Period, then the “Eurodollar Base Rate” for such Interest Period shall be the Interpolated Screen Rate for a period equal in length to such Interest Period; provided, further, that if the Interpolated Screen Rate is not available at such time for any reason, then the “Eurodollar Base Rate” for such Interest Period shall be the rate per annum determined by the Administrative Agent equal to the average of rates per annum at which deposits in Dollars are offered for such Interest Period to the Administrative Agent by three leading banks in the London interbank market in London, England at approximately 11:00 a.m. (London time) on the date which is two London Banking Days prior to the commencement of such Interest Period; provided, further, that if the Eurodollar Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. Each determination by Administrative Agent pursuant to this definition shall be conclusive absent manifest error.
“Eurodollar Rate” shall mean for any Interest Period with respect to a Eurodollar Rate Loan, a rate per annum determined by the Administrative Agent pursuant to the following formula:

Eurodollar Rate =	Eurodollar Base Rate 1.00 – Eurodollar Reserve Percentage

“Eurodollar Rate Borrowing” shall mean a Borrowing comprised of Eurodollar Rate Loans.
“Eurodollar Rate Loan” shall mean a Term Loan that bears interest at a rate determined by reference to the Eurodollar Rate.
“Eurodollar Reserve Percentage” shall mean, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurodollar funding (currently referred to as “Eurocurrency liabilities”). The Eurodollar Rate for each outstanding Eurodollar Rate Loan shall be adjusted automatically as of the effective date of any change in the

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Eurodollar Reserve Percentage, and no earlier than the date that the Administrative Agent obtains knowledge thereof.
“Event of Default” shall have the meaning assigned to such term in Section 8.01.
“Excess Cash Flow” shall mean, for any Excess Cash Flow Period, Consolidated EBITDA for such Excess Cash Flow Period, minus, without duplication:
(a)    Debt Service for such Excess Cash Flow Period;
(b)    the aggregate amount of prepayments, redemptions and repurchases (to the extent resulting in cancellation of the underlying obligation and in the case of revolving Indebtedness, a simultaneous permanent reduction in commitments) made by the Designated Company and its Restricted Subsidiaries from Internally Generated Cash Flow during such Excess Cash Flow Period in respect of principal on Capital Lease Obligations, Purchase Money Obligations, Additional Senior Secured Indebtedness and any Indebtedness of a Restricted Subsidiary that is not a Loan Party (and, in the case of prepayments of any revolving Indebtedness, to the extent accompanied by a simultaneous permanent reduction in an equal amount of the revolving commitments in respect of such Indebtedness), in each case, so long as such amounts are not already reflected in Debt Service, during such Excess Cash Flow Period;
(c)    Capital Expenditures during such Excess Cash Flow Period (excluding Capital Expenditures made in such Excess Cash Flow Period where a certificate in the form contemplated by the following clause (d) was previously delivered) that are paid in cash from Internally Generated Cash Flow;
(d)    Capital Expenditures that the Designated Company or any of its Restricted Subsidiaries shall, during such Excess Cash Flow Period, become obligated to make but that are not made during such Excess Cash Flow Period; provided that the Designated Company shall deliver a certificate to the Administrative Agent not later than 105 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of the Designated Company and certifying that such Capital Expenditures will be made in the following Excess Cash Flow Period from Internally Generated Cash Flow;
(e)    the aggregate amount of Investments made in cash during such Excess Cash Flow Period from Internally Generated Cash Flow pursuant to Sections 6.04(e), (h), (l), (m) and (r)(i), (iii), (iv) and (v);
(f)    (i) taxes of the Designated Company and its Restricted Subsidiaries that were paid in cash during such Excess Cash Flow Period (excluding taxes paid in such Excess Cash Flow period where a certificate contemplated by the following clause (ii) was previously delivered) and (ii) taxes of the Designated Company and its Restricted Subsidiaries that will be paid within six months after the end of such Excess Cash Flow Period and for which reserves have been established; provided that the Designated Company shall deliver a certificate to the Administrative Agent not later than 105 days after the end of such Excess Cash Flow Period, signed by a Responsible Officer of the Designated Company and certifying that such taxes will be paid within such six month period;
(g)    the absolute value of the difference, if negative, of the amount of Net Working Capital at the end of the prior Excess Cash Flow Period (or, in the case of the Excess Cash Flow Period for the first complete fiscal year of the Designated Company commencing after the

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Closing Date, at the first day of such Excess Cash Flow Period) over the amount of Net Working Capital at the end of such Excess Cash Flow Period (excluding or removing any impacts from non-cash currency translation adjustments, non-cash unrealized derivatives, non-cash reclassifications, interest, income taxes and dividends);
(h)    to the extent added to determine Consolidated EBITDA and paid in cash during such Excess Cash Flow Period, cash charges referred to in clauses (x)(e)(i) and (ii) of the definition of Consolidated EBITDA;
(i)    losses excluded from the calculation of Consolidated Net Income by operation of clause (d) of the definition thereof that are paid or realized in cash during such Excess Cash Flow Period;
(j)    cash payments made in satisfaction of non-current liabilities reflected on the balance sheet of the Designated Company (excluding payments of Indebtedness for borrowed money) paid from Internally Generated Cash Flow;
(k)    cash payments associated with realized currency derivatives hedging non-current assets and liabilities paid from Internally Generated Cash Flow;
(l)    (i) Dividends paid in cash to Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) to the extent permitted pursuant to Section 6.08, (ii) Management Fees paid in cash during such Excess Cash Flow period in accordance with Section 6.08(c) and (iii) Dividends paid in cash to holders of Equity Interests of Restricted Subsidiaries other than any Company or any Unrestricted Subsidiary, in each case, from Internally Generated Cash Flow;
(m)    to the extent added to determine Consolidated EBITDA, all items that did not result from a cash payment to the Designated Company or any of its Restricted Subsidiaries on a consolidated basis during such Excess Cash Flow Period;
(n)    the aggregate amount of any premium, make-whole or penalty payments or fees actually paid in cash by the Designated Company and its Restricted Subsidiaries during such Excess Cash Flow Period that are made in connection with any prepayment of Indebtedness or incurrence of Indebtedness permitted hereunder, in each case, from Internally Generated Cash Flow; and
(o)    an amount equal to the aggregate non-cash gain on Asset Sales by the Designated Company and its Restricted Subsidiaries during such Excess Cash Flow Period;
provided that any amount deducted pursuant to any of the foregoing clauses that will be paid after the close of such Excess Cash Flow Period shall not be deducted again in a subsequent Excess Cash Flow Period; plus, without duplication:
(i)    the difference, if positive, of the amount of Net Working Capital at the end of the prior Excess Cash Flow Period (or, in the case of the Excess Cash Flow Period for the first complete fiscal year of the Designated Company commencing after the Closing Date, at the first day of such Excess Cash Flow Period) over the amount of Net Working Capital at the end of such Excess Cash Flow Period (excluding or removing any impacts from non-cash currency translation adjustments, non-cash

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unrealized derivatives, non-cash reclassifications, interest, income taxes and dividends);
(ii)    to the extent any permitted Capital Expenditures referred to in clause (d) above do not occur in the Excess Cash Flow Period specified in the certificate of the Designated Company provided pursuant to clause (d) above, such amounts of Capital Expenditures that were not so made in the Excess Cash Flow Period specified in such certificates;
(iii)    to the extent any tax payments referred to in clause (f)(ii) above do not occur in the Excess Cash Flow Period specified in the certificate of the Designated Company provided pursuant to clause (f)(ii) above, such amounts of tax payments that were not so made in the Excess Cash Flow Period specified in such certificates;
(iv)    to the extent not reflected in Consolidated EBITDA for such Excess Cash Flow Period, any return on or in respect of Investments received in cash during such period, which Investments were made from Internally Generated Cash Flow pursuant to Sections 6.04(e), (h), (l), (m) and (r)(i), (iii), (iv) and (v);
(v)    income and gains excluded from the calculation of Consolidated Net Income in any period by operation of clause (d) of the definition thereof or excluded from the calculation of Consolidated EBITDA by operation of clause (z)(c) of the definition thereof that are realized in cash during such Excess Cash Flow Period;
(vi)    cash receipts associated with realized currency derivatives hedging non-current assets and liabilities;
(vii)    to the extent subtracted in determining Consolidated EBITDA, all items that did not result from a cash payment by the Designated Company or any of its Subsidiaries on a consolidated basis during such Excess Cash Flow Period (other than accruals paid or to be paid in the ordinary course); and
(viii)    an amount equal to the aggregate non-cash loss on Asset Sales by the Designated Company and its Restricted Subsidiaries during such Excess Cash Flow Period;
provided, that, notwithstanding anything to the contrary in this definition, if the Designated Holdco Effective Date occurs during an Excess Cash Flow Period, then solely for the purposes of calculating Excess Cash Flow for such Excess Cash Flow Period, each reference in this definition to the Designated Company shall mean, without duplication, both the Borrower and Designated Holdco.
“Excess Cash Flow Percentage” shall have the meaning assigned to such term in Section 2.10(f).
“Excess Cash Flow Period” shall mean each fiscal year of the Designated Company, beginning with the fiscal year of the Designated Company ending March 31, 2018.

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“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Collateral Subsidiary” shall mean, at any date of determination, any Restricted Subsidiary other than a Specified Aleris Subsidiary designated as such in writing (together with a supplement to Schedule 1.01(c)) by the Designated Company to the Administrative Agent that:
    (w) (i) contributed 2.5% or less of Consolidated EBITDA for the period of four fiscal quarters most recently ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination, and (ii) had consolidated assets representing 2.5% or less of the Consolidated Total Assets of the Designated Company and its Restricted Subsidiaries on the last day of the most recent fiscal quarter ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination;

    (x)    together with all other Restricted Subsidiaries constituting Excluded Collateral Subsidiaries (i) contributed 7.5% or less of Consolidated EBITDA for the period of four fiscal quarters most recently ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination, and (ii) had consolidated assets representing 7.5% or less of the Consolidated Total Assets of the Designated Company and its Restricted Subsidiaries on the last day of the most recent fiscal quarter ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination;

    (y) is not a Loan Party on the Closing Date; provided that no Loan Party shall constitute an Excluded Collateral Subsidiary except to the extent such Loan Party issues Equity Interests to Persons other than a Company pursuant to Section 6.06(l) and immediately prior to such issuance such Person would have otherwise qualified as an Excluded Collateral Subsidiary under clause (w) and (x) above; and

    (z) is not Aleris Casthouse or Aleris Rolled Products, and is not a Loan Party on the Aleris Acquisition Closing Date, after giving effect to the Aleris Acquisition and the other transactions consummated on such date.
The Excluded Collateral Subsidiaries as of the ~~Fourth~~ Amendment No. 6 Effective Date are listed on Schedule 1.01(c) ~~in Annex II of the Fourth Amendment~~, as supplemented pursuant to Amendment No. 6, which supplement shall replace and supersede in all respects any such prior Schedule 1.01(c) or designation of Excluded Collateral Subsidiaries; provided that, to the extent that any German Borrower Holding Company, Aleris Hong Kong or Aleris Rolled Products Mexico, S. de R.L. de C.V., a company organized under the laws of Mexico, directly or indirectly own Equity Interests in a borrower under the Revolving Credit Agreement, then such entities may not be Excluded Collateral Subsidiaries.
The Designated Company may cause a Subsidiary to cease to be an Excluded Collateral Subsidiary by delivering to the Administrative Agent written notice (together with a supplement to Schedule 1.01(c)) that such Subsidiary is no longer an Excluded Collateral Subsidiary, and following any such notice the Designated Company shall cause such Subsidiary to comply with the requirements of Section 5.11 within the time periods required thereby. The Designated

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Company may supplement Schedule 1.01(c) from time to time following the Amendment No. 6 Effective Date in accordance with this definition and Section 5.11(b) and (d).
Notwithstanding the foregoing, in the event Aleris Hong Kong would qualify as an Excluded Collateral Subsidiary but for its failure to satisfy the requirements set forth in clause (w) above, Aleris Hong Kong shall qualify as an Excluded Collateral Subsidiary so long as Aleris Hong Kong owns no assets other than Investments in Companies organized under the laws of the People’s Republic of China.
“Excluded Contract” shall have the meaning assigned to such term in the definition of “Excluded Property”.
“Excluded Equity Interests” shall mean (a) any Equity Interests of any Person with respect to which the cost or other consequences (including any adverse tax consequences) of pledging such Equity Interests shall be excessive in view of the benefits to be obtained by the Lenders therefrom as reasonably determined by the Administrative Agent and the Designated Company, (b) (i) any Equity Interests to the extent the pledge thereof would be prohibited by any applicable law or contractual obligation (only to the extent such prohibition is applicable and not rendered ineffective by any applicable law and, in the case of any such contractual obligation, permitted under Section 6.19 hereof) and (ii) the Equity Interests of any Unrestricted Subsidiary (c) all Equity Interests in each of Aleris Belgium, Aleris Italy, Novelis Vietnam Company Limited, Aleris Rolled Products Mexico, S. de R.L. de C.V., a company organized under the laws of Mexico, and Aleris Switzerland GmbH, a company organized under the laws of Switzerland, and (d) the Chinese Subsidiary Equity Interests, unless the Required Lenders reasonably determine that the value of the Chinese Subsidiary Equity Interests, if pledged, would be material to the Collateral, taken as a whole, and request the pledge of such Chinese Subsidiary Equity Interests (in which case such Chinese Subsidiary Equity Interests shall cease to be Excluded Equity Interests sixty days (or such later date agreed by the Administrative Agent) following receipt of such request); provided that the Equity Interests issued by a Specified Aleris Subsidiary shall not constitute Excluded Equity Interests. For the avoidance of doubt, without the consent of the Tulip Foundation (solely to the extent that it continues to own Equity Interests in Aleris German GP Holdco), following the Aleris Acquisition Closing Date the Equity Interests of Aleris German GP Holdco owned by Aleris Germany shall constitute Excluded Equity Interests under clause (b)(i) above.

“Excluded Factoring Bank Accounts” shall have the meaning assigned to such term in the definition of “Excluded Property”.

“Excluded Property” shall mean (a) any Excluded Equity Interests, (b) any property, including the rights under any contract or agreement (an “Excluded Contract”) to the extent that the grant of a Lien thereon (i) is prohibited by applicable Requirements of Law (except as otherwise agreed by any Governmental Authority pursuant to a U.S. Hold Separate Agreement) or contractual obligation so long as such contractual obligations are not entered into in contemplation of such prohibition, (ii) requires a consent not obtained of any governmental authority pursuant to such applicable law or any third party pursuant to any contract between the Designated Company or any Subsidiary and such third party or (iii) would trigger a termination event pursuant to any “change of control” or similar provision, in each case pursuant to this clause (a), except to the extent such anti-assignment or negative pledge is not enforceable under the UCC or other applicable Requirement of Law , or such contractual obligation is prohibited under Section 6.19 hereof, (b) United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a Lien thereon would impair the validity

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or enforceability of such intent-to-use trademark applications under applicable United States federal law, (c) local petty cash deposit accounts maintained by the Designated Company and its Restricted Subsidiaries in proximity to their operations, (d) payroll accounts maintained by the Designated Company and its Subsidiaries, (e) Property that is, or is to become, subject to a Lien securing a Purchase Money Obligation or Capital Lease Obligation permitted to be incurred pursuant to this Agreement, if the contract or other agreement in which such Lien is granted (or the documentation providing for such Purchase Money Obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such Property and such prohibition is permitted under Section 6.19 hereof, (f)(x) any leasehold real property and (y) any fee-owned real property ~~having an individual fair market value not exceeding $10,000,000~~that is not a Material Real Estate Asset, (g) any Letter-of-Credit Rights that are not Supporting Obligations (each as defined in the UCC), (h) the Specified Immaterial Property, unless the Required Lenders reasonably determine that the value of any portion of the Specified Immaterial Property, if pledged, would be material to the Collateral, taken as a whole, and request the pledge of such Specified Immaterial Property (in which case such material portion of the Specified Immaterial Property shall cease to be Excluded Property sixty days (or such later date agreed by the Administrative Agent) following receipt of such request), (i) any other property with respect to which the cost or other consequences (including any materially adverse tax consequences) of pledging such property shall be excessive in view of the benefits to be obtained by the Lenders therefrom as reasonably determined by the Administrative Agent, (j) Equipment located at owned or leased locations in Brazil where the aggregate fair market value of the Equipment located at such location and not subject to a Lien in favor of the Collateral Agent does not exceed $5,000,000, (k) if the aggregate fair market value of Equipment located at the plant operated by Novelis do Brasil Ltda., at Av. Buriti, 1.087, CEP 12441-270, Feital – Pindamonhangaba-SP, Brazil (the “Specified Brazilian Expansion”) that is not pledged in favor of the Collateral Agent to secure the Secured Obligations is less than $100,000,000, then such Equipment shall not be required to be so pledged until the earlier of (i) the date that is two years after the commencement of the Specified Brazilian Expansion, and (ii) the date that the Companies complete or otherwise discontinue work on the expansion of such plant, (l) Factoring Bank Accounts in respect of any Permitted Customer Account Financing or other Permitted Factoring Facility, solely to the extent that (i) such financing or facility remains in full force and effect or, if factored receivables continue to be settled using such account, until the earlier of the date that the last such factored receivable has settled and the date that such account is closed, (ii) such Factoring Bank Accounts constitute Factoring Assets solely in respect of such Permitted Customer Account Financing or such other Permitted Factoring Facility, (iii) such Factoring Bank Accounts are segregated (and the deposits therein not commingled with Collateral) in a manner reasonably satisfactory to the Revolving Credit Administrative Agent (with written confirmation of such determination provided to the Administrative Agent), and (iv) Holdings or the Designated Company shall have executed and delivered a certificate to the Administrative Agent, no later than two Business Days after entering into a Permitted Customer Account Financing or other Permitted Factoring Facility, attaching a description of such Factoring Bank Accounts subject to such financing or facility, and certifying that the terms of such financing or facility comply with the requirements set forth in this clause (l) (Factoring Bank Accounts that continue to satisfy the requirements of subclauses (i) through (iv) of this clause (l), the “Excluded Factoring Bank Accounts”), (m) Inventory owned by Novelis do Brasil Ltda. to the extent that a Lien over such Inventory has not been granted to the Revolving Credit Collateral Agent as a result of the Revolving Credit Collateral Agent electing not to require an update or supplemental pledge of Inventory owned by Novelis do Brasil Ltda. pursuant to the applicable Brazilian security agreement in favor of the Revolving Credit Collateral Agent, (n) (i) all Real Property owned or leased by Aleris Belgium, (ii) all Intellectual Property co-owned by Aleris Belgium and Aleris Rolled Products that is subject to the Belgian Purchase Documents, (iii) all

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other assets owned by Aleris Belgium other than Revolving Credit Priority Collateral that is pledged to the Revolving Credit Collateral Agent pursuant to the Revolving Credit Loan Documents, and (iv) all assets owned by Aleris Italy, (o) Real Property located in Germany unless (i) to the extent a land charge already exists over such assets, the Collateral Agent requests that such land charge be assigned to the Collateral Agent or (ii) if no such land charge exists, the Collateral Agent requests that a land charge be granted over such assets in favor of the Collateral Agent, in any case under this clause (o) provided that (x) the Collateral Agent shall be entitled to make such request for assignment or creation of a land charge, as applicable, at any time and (y) the relevant owner of such Real Property shall (even in absence of a request for assignment or creation of a land charge) enter into a German law Real Property agreement relating to its Real Property in form and substance reasonably satisfactory to the Collateral Agent; provided that with respect to Real Property located in Germany, Lenders may elect to be excluded from the benefit of any land charge granted over such assets, and in any case each Lender organized under the laws of India, Australia, Singapore, Hong Kong, Taiwan or China shall be excluded from any land charge granted in respect of Real Property located in Germany, unless such Lender expressly elects in a writing delivered to the Collateral Agent to obtain the benefit of such land charge, provided, further, that the Equity Interests issued by a Specified Aleris Subsidiary shall not constitute Excluded Property, and (p) all Inventory owned by Aleris Rolled Products located in Italy or France.
“Excluded Subsidiaries” shall mean Restricted Subsidiaries of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) that are not organized in a Principal Jurisdiction.
“Excluded Swap Obligation” shall mean, with respect to any Guarantor (or any Co-Borrower with respect to the obligations of any other Loan Party under any Hedging Agreement entered into with a counterparty that is a Secured Party), any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor (or such Co-Borrower as the case may be) of, or the grant by such Guarantor (or such Co-Borrower as the case may be) of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s (or such Co-Borrower’s as the case may be) failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Guarantor (or such Co-Borrower as the case may be) or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.
“Excluded Taxes” shall mean:
(a) with respect to the Agents, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Co-Borrower hereunder other than an obligation in respect of the Aleris Incremental Term Loans, (i) Taxes imposed on or measured by overall net income (however denominated), franchise Taxes (in lieu of net income taxes), and branch profits Taxes, in each case, (A) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) Taxes attributable to such recipient’s failure to comply with Section 2.15(e), and (iii) any U.S. federal withholding Taxes imposed under FATCA; and

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(b) with respect to the Agents, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Co-Borrower hereunder in respect of the Aleris Incremental Term Loans, (i) Taxes imposed on or measured by overall net income (however denominated), franchise Taxes (in lieu of net income taxes), and branch profits Taxes, in each case, (A) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (B) that are Other Connection Taxes, (ii) solely to the extent that each Co-Borrower under the Aleris Incremental Term Loans is a domestic corporation as defined in Section 7701(a)(30)(C) of the Code (or is a limited liability company that is disregarded as an entity separate from its owner for United States federal income tax purposes and is wholly owned by a domestic corporation), and solely in the case of a Lender that is not a Covered Aleris Lender, withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in Aleris Incremental Term Loans (or Aleris Incremental Term Loan Commitments in respect thereof) pursuant to a law in effect on the date on which such Lender acquires such interest in such Loan or Commitment (other than pursuant to an assignment request under Section 2.16), except in each case to the extent that, pursuant to Section 2.15, amounts with respect to such Taxes were payable to such Lender’s assignor immediately before such Lender became a party hereto pursuant to an Assignment and Assumption, (iii) Taxes attributable to such recipient’s failure to comply with Section 2.15(e), and (iv) any U.S. federal withholding Taxes imposed under FATCA.
“Executive Order” shall have the meaning assigned to such term in Section 3.22.
“Existing Credit Agreement” shall mean that certain Amended and Restated Credit Agreement, dated as of June 2, 2015, among Novelis Inc., as borrower, the other loan parties party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent and as collateral agent, and the other parties thereto, as amended, restated, supplemented or modified prior to the Closing Date.
“Existing Lien” shall have the meaning assigned to such term in Section 6.02(c).
“Factoring Assets” shall mean all existing or hereafter acquired or arising (i) Receivables that are sold, transferred or disposed of pursuant to a Permitted Factoring Facility permitted under Section 6.06(e), (ii) Related Security with respect to the Receivables referred to in clause (i) above, (iii) collections and proceeds of the Receivables and Related Security referred to in clauses (i) and (ii) above, (iv) lockboxes, lockbox accounts, collection accounts or other deposit accounts substantially all of the deposits of which consist of such collections and proceeds referred to in clause (iii) above and which have been specifically identified and consented to by the Revolving Credit Administrative Agent (the lockboxes and accounts described in this clause (iv), “Factoring Bank Accounts”), (v) without duplication of the foregoing clauses (i) through (iv), rights and payments which relate solely to the Receivables referred to in clause (i) above and (vi) cash reserves comprising credit enhancements for such Permitted Factoring Facility.

“Factoring Bank Accounts” shall have the meaning assigned to such term in clause (iv) of the definition of Factoring Assets.

“Fallback Rate” shall mean, in relation to a Borrowing, subject to Section 1.07, (a) if no Eurodollar Rate is available for the relevant currency or Interest Period, the Reference Bank Rate as of the Specified Time for the currency of that Borrowing and for a period equal in length to

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the Interest Period of that Borrowing, or (b) if neither a Eurodollar Rate nor a Reference Bank Rate is available for the relevant currency or Interest Period, the Cost of Funds shall apply to that Borrowing for that Interest Period.

“Fallback Rate Borrowing” shall mean a Borrowing comprised of Fallback Rate Loans.

“Fallback Rate Loan” shall mean a Term Loan that bears interest based on the Fallback Rate.
“FASB ASC” shall mean the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” shall mean (a) Sections 1471 to 1474 of the Code and any associated regulations; (b) any treaty, law or regulation of any other jurisdiction, or relating to any intergovernmental agreement between the United States and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in clause (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in clauses (a) or (b) above with the IRS, the U.S. government or any governmental or taxation authority in any other jurisdiction.
“FATCA Application Date” shall mean (a) in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the United States), July 1, 2014; (b) in relation to a “withholdable payment” described in Section 1473(1)(A)(ii) of the Code (which relates to “gross proceeds” from the disposition of property of a type that can produce interest from sources within the United States), January 1, 2019; or (c) in relation to a “passthru payment” described in Section 1471(d)(7) of the Code not falling within paragraphs (a) or (b) above, January 1, 2019; or, in each case, such other date from which such payment may become subject to a deduction or withholding required by FATCA as a result of any change in FATCA after the date of this Agreement.
“FATCA Deduction” shall mean a deduction or withholding from a payment under a Loan Document required by FATCA.
“FATCA Exempt Party” shall mean a Party that is entitled to receive payments free from any FATCA Deduction.
“Fee Letters” means the Agent Fee Letter, the Upfront Fee Letter, the Aleris Fee Letter, the Tranche A-1 Fee Letter, and each Additional Fee Letter.
“Fees” shall mean the fees and prepayment premiums payable hereunder or under each Fee Letter.
“Financial Performance Covenant” shall mean the covenant set forth in Section 6.14.
“Financial Officer” of any person shall mean the chief financial officer, principal accounting officer, treasurer or controller of such person.
“Financial Support Direction” shall mean a financial support direction issued by the Pensions Regulator under Section 43 of the Pensions Act 2004.

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“FIRREA” shall mean the Federal Institutions Reform, Recovery and Enforcement Act of 1989, as amended.
“First Priority” shall mean, with respect to any Lien purported to be created in any Collateral pursuant to any Security Document, that such Lien is the most senior Lien to which such Collateral is subject, other than Permitted Liens of the type described in Section 6.02(a), (b), (c), (d), (f), (g), (h), (i), (j), (k) (to the extent provided in the Intercreditor Agreement), (n), (o), (q), (r), (s), (t), (y), (z), (bb), (dd), (ee) or (ff) which have priority over the Liens granted pursuant to the Security Documents (and in each case, subject to the proviso to Section 6.02).
“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.
“Foreign Asset Sale” shall have the meaning assigned to such term in Section 2.10(i).
“Foreign Guarantee” shall have the meaning assigned to such term in Section 7.01.
“Foreign Lender” shall mean a Lender that is not a U.S. Person.
“Foreign Plan” shall mean any pension or other employee benefit or retirement plan, program, policy, arrangement or agreement maintained or contributed to by any Company with respect to employees employed outside the United States, other than government sponsored pension, healthcare, prescription drugs, employment insurance, parental insurance or workers compensation plans.
“Foreign Subsidiary” shall mean a Subsidiary that is organized under the laws of a jurisdiction other than the United States or any state thereof or the District of Columbia.
“Fourth Amendment” shall mean that certain Amendment No. 4 to Credit Agreement, dated as of August 25, 2020, among the Borrower, AV Metals, the other Loan Parties party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.
“Fourth Amendment Effective Date” shall mean the “Amendment Effective Date” as defined in the Fourth Amendment.
“French Collateral Agent” shall mean Standard Chartered Bank, in its capacity as security agent (agent des sûretés), under the French Security Agreements and any of its successors or assigns; provided that (A) with respect to any French Security Agreements entered into prior to the Second Amendment Effective Date and any security interests granted under any such French Security Agreements, the French Collateral Agent is appointed by the Lenders to act on their behalf as security agent (agent des sûretés) to constitute (constituer), register (inscrire), manage (gérer) and enforce (réaliser) the security interests contemplated by such French Security Agreements in order to fully secure and guarantee their respective rights in each amount payable by each French Guarantor or each Person who is the holder of Equity Interests in any French Guarantor to each of the Secured Parties under each of the Loan Documents, and in that capacity to accomplish all actions and formalities eventually necessary under article 2328-1 of the French code civil (as enacted as of the Effective Date), and (B) with respect to any French

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Security Agreements entered into on or after the Second Amendment Effective Date and any security interests granted under any such French Security Agreements, the French Collateral Agent is appointed by the Lenders as security agent (agent des sûretés) for the purposes, inter alia, of taking, receiving, administering and enforcing the security interests contemplated by such French Security Agreements in the French Collateral Agent’s own name and for the benefit of the Secured Parties, as creditors of the Secured Obligations, in accordance with articles 2488-6 to 2488-12 of the French code civil, it being provided that, with respect to the appointment of the French Collateral Agent as security agent (agent des sûretés) in this paragraph (B), each of the provisions of Article X hereof shall apply with respect to such appointment and is repeated mutatis mutandis in this paragraph (B), and each of the parties hereto acknowledge and agree that in accordance with such appointment as security agent (agent des sûretés):
(a)    the security agent (agent des sûretés), shall, in such capacity, be the direct title holder (titulaire) of any security interests contemplated by the French Security Agreements and the direct beneficiary of such security interests;
(b)    the rights and assets acquired by the security agent (agent des sûretés) in carrying out its functions in such capacity will constitute separate property (patrimoine affecté) allocated thereto, distinct from its own property (patrimoine propre);
(c)    the provisions of Article X hereof set forth the capacity in which the security agent (agent des sûretés) has been so appointed, the purpose and the term of such appointment and the scope of its power in connection with such appointment for the purposes of article 2488-7 of the French code civil; and
(d)    the security agent (agent des sûretés) shall be entitled, without being required to prove the existence of a special mandate, to exercise any action necessary in order to defend the interests of the creditors of the Secured Obligations in connection with the security interests contemplated by the French Security Agreements, including filing claims in insolvency proceedings.
“French Guarantor” shall mean each Restricted Subsidiary of the Designated Company organized in France party hereto as a Guarantor, and each other Restricted Subsidiary of the Designated Company organized in France that becomes a Guarantor pursuant to the terms hereof.
“French Security Agreement” shall mean, collectively, (i) any Security Agreements, including all sub-parts thereto, among any French Guarantors (and such other Persons as may be party thereto) and the French Collateral Agent for the benefit of the Secured Parties, (ii) each pledge agreement, mortgage, security agreement, guarantee or other agreement that is entered into by any French Guarantor or any Person who is the holder of Equity Interests in any French Guarantor and the French Collateral Agent for the benefit of the Secured Parties (and such other Persons as may be party thereto), and (iii) any other pledge agreement, mortgage, security agreement or other agreement entered into pursuant to the terms of the Loan Documents, in each case of clauses (i), (ii) and (iii), that is governed by the laws of France (or any subdivision thereof), securing the Secured Obligations, and entered into pursuant to the terms of this Agreement or any other Loan Document, as the same may be amended, restated or otherwise modified from time to time.

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“Fund” shall mean any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funded Debt” shall mean, as to any person, all Indebtedness of such person that matures more than one year from the date of its creation or matures within one year from such date but is renewable or extendible, at the option of such person, to a date more than one year from such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year from such date, including all current maturities and current sinking fund payments in respect of such Indebtedness whether or not required to be paid within one year from the date of its creation and, in the case of the Designated Company and its Subsidiaries, Indebtedness in respect of the Loans and the Revolving Credit Loans.
“Funding Rate” shall mean any individual rate notified by a Lender to the Administrative Agent pursuant to the definition of Cost of Funds.
“GAAP” shall mean generally accepted accounting principles in the United States applied on a consistent basis; provided that if the Designated Company converts its financial reporting from generally accepted accounting principles in the United States to IFRS as permitted under Section 1.04, “GAAP” shall mean (subject to the provisions of Section 1.04 hereof) IFRS applied on a consistent basis.
“German Borrower Holding Company” means, on and after the Aleris Acquisition Closing Date, each Subsidiary of Aleris Germany that directly or indirectly owns Equity Interests in Aleris Rolled Products or Aleris Casthouse.
“German Guarantor” shall mean each Restricted Subsidiary of the Designated Company organized in Germany party hereto as a Guarantor, and each other Restricted Subsidiary of the Designated Company organized in Germany that becomes a Guarantor pursuant to the terms hereof.
“German Receivables Purchase Agreement” shall have the meaning assigned to such term in the definition of “Receivables Purchase Agreement”.
“German Security Agreement” shall mean, collectively, (i) any Security Agreement, including all sub-parts thereto, among any German Guarantors (and such other Persons as may be party thereto) and the Collateral Agent and/or the Revolving Credit Collateral Agent in its capacity as agent for the Secured Parties pursuant to the terms of the Intercreditor Agreement and the other Loan Documents, among others, for the benefit of the Secured Parties, (ii) each pledge agreement, mortgage, security agreement, guarantee or other agreement that is entered into by any German Guarantor or any Person who is the holder of Equity Interests in any German Guarantor in favor of the Collateral Agent and/or the Revolving Credit Collateral Agent in its capacity as agent for the Secured Parties pursuant to the terms of the Intercreditor Agreement and the other Loan Documents, and (iii) any other pledge agreement, mortgage, security agreement or other agreement entered into pursuant to the terms of the Loan Documents, in each case of clauses (i), (ii) and (iii), that is governed by the laws of Germany (or any subdivision thereof), securing the Secured Obligations, and entered into pursuant to the terms of this Agreement or any other Loan Document, as the same may be amended, restated or otherwise modified from time to time.

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“German Seller” shall mean Novelis Deutschland GmbH, a company organized under the laws of Germany (including in its roles as seller and collection agent under the German Receivables Purchase Agreement).
“Governmental Authority” shall mean the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Governmental Real Property Disclosure Requirements” shall mean any Requirement of Law of any Governmental Authority requiring notification of the buyer, lessee, mortgagee, assignee or other transferee of any Real Property, facility, establishment or business, or notification, registration or filing to or with any Governmental Authority, in connection with the sale, lease, mortgage, assignment or other transfer (including any transfer of control) of any Real Property, facility, establishment or business, of the actual or threatened presence or Release in or into the Environment, or the use, disposal or handling of Hazardous Material on, at, under or near the Real Property, facility, establishment or business to be sold, leased, mortgaged, assigned or transferred.
“Guarantee Payment” shall have the meaning assigned to such term in Section 7.12(b).
“Guaranteed Obligations” shall have the meaning assigned to such term in Section 7.01.
“Guarantees” shall mean the guarantees issued pursuant to ARTICLE VII by the Guarantors.
“Guarantors” shall mean Holdings and the Subsidiary Guarantors (including Holdings and each Canadian Guarantor, each U.S. Guarantor, each Swiss Guarantor, each U.K. Guarantor, each German Guarantor, each Irish Guarantor, each Brazilian Guarantor, each French Guarantor, each Dubai Guarantor, each Dutch Guarantor, each Belgian Guarantor, and each other Restricted Subsidiary of the Designated Company that becomes a Guarantor hereunder), and, on and after the Specified AV Minerals Joinder Date, AV Minerals.
“Hazardous Materials” shall mean the following: hazardous substances; hazardous wastes; polychlorinated biphenyls (“PCBs”) or any substance or compound containing PCBs; asbestos or any asbestos-containing materials in any form or condition; radon or any other radioactive materials including any source, special nuclear or by-product material; petroleum, crude oil or any fraction thereof; and any other pollutant or contaminant or chemicals, wastes, materials, compounds, constituents or substances, subject to regulation under or which can give rise to liability (including, but not limited to, due to their ignitability, corrosivity, reactivity or toxicity) under any Environmental Laws.
“Hedging Agreement” shall mean any swap, cap, collar, forward purchase or similar agreements or arrangements dealing with interest rates, currency exchange rates or commodity prices, either generally or under specific contingencies entered into for the purposes of hedging a Company’s exposure to interest or exchange rates, loan credit exchanges, security or currency valuations or commodity prices, in each case not for speculative purposes.

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“Hedging Obligations” shall mean obligations under or with respect to Hedging Agreements.
“Hindalco” shall mean Hindalco Industries Limited, a corporation organized under the laws of India.
“Holdings” shall mean (i) prior to the consummation of the Permitted Holdings Amalgamation, (x) if any transaction described in clause (b), (c) or (f) of the definition of Permitted Reorganization Action has not occurred, AV Metals or (y) AV Minerals, and (ii) upon and after the consummation of the Permitted Holdings Amalgamation, Successor Holdings.
“IFRS” shall mean International Financial Reporting Standards consistently applied.
“Immaterial Subsidiary” shall mean, at any date of determination, any Subsidiary that, together with all other Subsidiaries then constituting Immaterial Subsidiaries (i) contributed 5.0% or less of Consolidated EBITDA for the period of four fiscal quarters most recently ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination, (ii) had consolidated assets representing 5.0% or less of the Consolidated Total Assets on the last day of the most recent fiscal quarter ended for which financial statements have been or are required to have been delivered pursuant to Section 5.01(a) or 5.01(b) prior to the date of determination, and (iii) is not a Loan Party on the Closing Date.
“Increase Effective Date” shall have the meaning assigned to such term in Section 2.23(a).
“Increase Joinder” shall have the meaning assigned to such term in Section 2.23(c).
“Incremental Mandated Lead Arrangers” shall mean ABN AMRO Capital USA LLC, Australia and New Zealand Banking Group Limited, Axis Bank Limited, Bank of America, N.A., Barclays Bank PLC, Citigroup Global Markets Asia Limited, Crédit Agricole Corporate and Investment Bank, DBS Bank Ltd., Deutsche Bank Securities Inc., First Abu Dhabi Bank USA N.V., HSBC Securities (USA) Inc., ICICI Bank Limited, New York Branch, ING Bank N.V., Singapore Branch, JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., Societe Generale, Hong Kong Branch, Standard Chartered Bank, State Bank of India, and Sumitomo Mitsui Banking Corporation Singapore Branch.
“Incremental OID” shall have the meaning assigned to such term in Section 2.23(c).
“Incremental Net Yield” shall have the meaning assigned to such term in Section 2.23(c).
“Incremental Term Loan” shall have the meaning assigned to such term in Section 2.23(c).
“Incremental Term Loan Commitment” shall have the meaning assigned to such term in Section 2.23(a).
“Incremental Term Loan Maturity Date” shall have the meaning assigned to such term in Section 2.23(c).

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“Indebtedness” of any person shall mean, without duplication, (a) all obligations of such person for borrowed money or advances; (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such person under conditional sale or other title retention agreements relating to property purchased by such person; (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (excluding trade accounts payable and accrued obligations incurred in the ordinary course of business on normal trade terms and not overdue by more than ninety (90) days (other than such overdue trade accounts payable being contested in good faith and by proper proceedings, for which appropriate reserves are being maintained with respect to such circumstances in accordance with US GAAP or other applicable accounting standards)); (e) all Indebtedness of others secured by any Lien on property owned or acquired by such person, whether or not the obligations secured thereby have been assumed, but limited to the fair market value of such property; (f) all Capital Lease Obligations, Purchase Money Obligations and Synthetic Lease Obligations of such person; (g) all Hedging Obligations to the extent required to be reflected on a balance sheet of such person; (h) all Attributable Indebtedness of such person; (i) all obligations of such person for the reimbursement of any obligor in respect of letters of credit, letters of guaranty, bankers’ acceptances and similar credit transactions; (j) all obligations of such person under any Qualified Securitization Transaction; and (k) all Contingent Obligations of such person in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (j) above. The Indebtedness of any person shall include the Indebtedness of any other entity (including any partnership in which such person is a general partner) to the extent such person is liable therefor as a result of such person’s ownership interest in or other relationship with such entity, except (other than in the case of general partner liability) to the extent that the terms of such Indebtedness expressly provide that such person is not liable therefor.
“Indemnified Taxes” shall mean (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 11.03(b).
“Information” shall have the meaning assigned to such term in Section 11.12.
“Initial Maturity Date” shall mean June 2, 2022.
“Initial Term Loans” shall mean the Term Loans made on the Closing Date under Section 2.01(a).
“Instruments” shall mean all “instruments,” as such term is defined in the UCC, in which any Person now or hereafter has rights.
“Insurance Policies” shall mean the insurance policies and coverages required to be maintained by each Loan Party which is an owner of Mortgaged Property with respect to the applicable Mortgaged Property pursuant to Section 5.04 and all renewals and extensions thereof.
“Insurance Requirements” shall mean, collectively, all provisions of the Insurance Policies, all requirements of the issuer of any of the Insurance Policies and all orders, rules, regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon each Loan Party which is an owner of Mortgaged Property and applicable to the Mortgaged Property or any use or condition thereof.

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“Intellectual Property” shall have the meaning assigned to such term in Section 3.06(a).
“Interbank Rate” shall mean, for any period, the Administrative Agent’s cost of funds for such period.
“Intercompany Notes” shall mean one or more promissory notes substantially in the form of Exhibit P, or such other form as may be agreed to by the Administrative Agent in its sole discretion.
“Intercreditor Agreement” shall mean that certain Intercreditor Agreement dated as of December 17, 2010 by and among (i) the Companies party thereto, (ii) the Administrative Agent and the Collateral Agent (each pursuant to an intercreditor joinder agreement, dated as of the Closing Date, substantially in the form of Exhibit B to the Intercreditor Agreement), (iii) the Revolving Credit Administrative Agent and the Revolving Credit Collateral Agent (each pursuant to an intercreditor joinder agreement dated as of May 13, 2013), and (iv) such other persons as may become party thereto from time to time pursuant to the terms thereof, as the same may be amended, restated, supplemented or otherwise modified from time to time.
“Interest Election Request” shall mean a request by a Co-Borrower to convert or continue a Borrowing in accordance with Section 2.08(b), substantially in the form of Exhibit E.
“Interest Payment Date” shall mean, (a) with respect to any Borrowing, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, and (b) with respect to any Term Loan, the Maturity Date of such Term Loan.
“Interest Period” shall mean, with respect to any Eurodollar Rate Borrowing or Fallback Rate Borrowing, as applicable, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is three months thereafter, as the applicable Co-Borrower may elect; provided that, for any Interest Periods commencing prior to the Syndication Termination Date, the first two Interest Periods shall each be one month, and the third Interest Period shall commence upon the expiration of the second Interest Period and terminate on March 31, 2017; provided that, for any Interest Periods in respect of any Aleris Incremental Term Loans (including Escrowed Term Loans) commencing prior to the Aleris Syndication Termination Date, such Interest Periods shall each be one month; provided, further, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (c) such Co-Borrower shall not select an Interest Period for a Class of Term Loans that would extend beyond the Latest Maturity Date of the applicable Class of such Term Loans, (d) such Co-Borrower shall not select an Interest Period for a Class of Term Loans that would extend beyond the next succeeding Term Loan Repayment Date, and (e) the Interest Period for any Credit Extension other than the first Credit Extension shall end on the same day as the then-current Interest Period in relation to the first Credit Extension under this Agreement. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. For the avoidance of doubt, the Interest Period applicable to Escrowed Term Loans shall be one month, and such Interest Period shall remain in effect following the funding of the Escrowed Amounts to the

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applicable Co-Borrower (or to the Person designated by the applicable Co-Borrower to receive such Escrowed Amounts pursuant to Section 2.21) on the Aleris Acquisition Closing Date.
“Internally Generated Cash Flow” shall mean cash generated by the Designated Company and its Restricted Subsidiaries in the ordinary course of business, and in any event excluding (i) proceeds of Casualty Events and Asset Sales under Section 6.06(b), (e), (i), (j), (l), (q), (r) and (s), (ii) proceeds of Indebtedness other than borrowings under the Revolving Credit Facility and intercompany loans from another Company funded in the ordinary course of operations (and not from sources otherwise not constituting Internally Generated Cash Flow) and (iii) proceeds of issuances of Equity Interests other than to another Company funded in the ordinary course of operations (and not from sources otherwise not constituting Internally Generated Cash Flow).
“Interpolated Screen Rate” shall mean, in relation to any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:
(a)    the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Loan; and
(b)    the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Loan, each as of approximately 11:00 a.m. (London time) on the date that is two London Banking Days prior to the commencement of such Interest Period for the currency of that Loan.
“Inventory” shall mean all “inventory,” as such term is defined in the UCC, wherever located, in which any Person now or hereafter has rights.
“Investment Recapture Amount” shall have the meaning assigned to such term in Section 6.04(r)(iv).
“Investments” shall have the meaning assigned to such term in Section 6.04.
“Irish Companies Act” shall mean the Companies Act, 2014 of Ireland (as amended, re-enacted, varied or otherwise modified from time to time).
“Irish Guarantor” shall mean each Restricted Subsidiary of the Designated Company incorporated in Ireland party hereto as a Guarantor, and each other Restricted Subsidiary of the Designated Company incorporated in Ireland that becomes a Guarantor pursuant to the terms hereof.
“Irish Security Agreement” shall mean, collectively, (i) any Security Agreement, including all sub-parts thereto, among any Irish Guarantors (and such other Persons as may be party thereto) and the Collateral Agent, among others, for the benefit of the Secured Parties, (ii) each pledge agreement, mortgage, security agreement, guarantee, charge, assignment, deed or other agreement that is entered into by any Irish Guarantor or any Person who is the holder of Equity Interests in any Irish Guarantor in favor of the Collateral Agent and/or the Revolving Credit Collateral Agent in its capacity as agent for the Secured Parties pursuant to the terms of the Intercreditor Agreement and the other Loan Documents, and (iii) any other pledge agreement, mortgage, security agreement or other agreement entered into pursuant to the terms of the Loan Documents, in each case of clauses (i), (ii) and (iii), that is governed by the laws of Ireland (or

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any subdivision thereof), securing the Secured Obligations (or any part thereof), entered into pursuant to the terms of this Agreement or any other Loan Document, as the same may be amended, restated or otherwise modified from time to time.
“IRS” shall mean the United States Internal Revenue Service.
“Joinder Agreement” shall mean a joinder agreement substantially in the form of Exhibit F, or such other form as may be agreed to by the Administrative Agent in its sole discretion.
“Joint Venture” shall mean any person (a) that is not a direct or indirect Subsidiary of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) and (b) in which the Designated Company, in the aggregate, together with its Subsidiaries, is directly or indirectly, the beneficial owner of 5% or more of any class of Equity Interests of such person.
“Joint Venture Subsidiary” shall mean each of (i) Aluminum Company of Malaysia Berhard and (ii) any other person that is a Subsidiary in which persons other than Holdings or its Affiliates own 10% or more of the Equity Interests of such person, excluding, to the extent they become Restricted Subsidiaries of the Designated Company after the Closing Date, Logan and Norf GmbH.
“Judgment Currency” shall have the meaning assigned to such term in Section 11.18(a).
“Judgment Currency Conversion Date” shall have the meaning assigned to such term in Section 11.18(a).
“Junior Lien” shall mean a Lien designated as a “Subordinated Lien” under the Intercreditor Agreement on all or any portion of the Collateral, but only to the extent (i) any such Lien constitutes “Subordinated Liens” under, and as defined in, the Intercreditor Agreement (it being understood that such Subordinated Lien will be a junior, “silent” lien with respect to the Liens securing the Secured Obligations, as provided in the Intercreditor Agreement) and (ii) the holders of such Indebtedness (or a trustee, agent or other representative of such holders) secured by such Lien have become a party to the Intercreditor Agreement through the execution and delivery of joinders thereto.
“Junior Secured Indebtedness” shall mean Indebtedness of a Loan Party that is secured by a Junior Lien.
“Known Affiliate” of any person shall mean, as to such person, known Affiliates readily identifiable by name, but excluding any Affiliate (a) that is a bona fide debt fund or investment vehicle that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds or similar extensions of credit or securities in the ordinary course and with respect to which the Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity or (b) that is a banking or lending institution engaged in the business of making loans.
“Land Registry” shall mean the Land Registry of England and Wales.

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“Landlord Access Agreement” shall mean a Landlord Access Agreement, substantially in the form of Exhibit G, or such other form as may reasonably be acceptable to the Administrative Agent.
“Latest Maturity Date” shall mean, at any date of determination, the latest maturity or expiration date applicable to any Loan hereunder at such time, including the latest maturity or expiration date of any Initial Term Loan, Incremental Term Loan, Aleris Incremental Term Loan, Tranche A-1 Term Loan, Other Term Loan, any Other Term Loan Commitment or Incremental Term Loan Commitment, in each case as extended in accordance with this Agreement from time to time.
“Leases” shall mean any and all leases, subleases, tenancies, options, concession agreements, rental agreements, occupancy agreements, franchise agreements, access agreements and any other agreements (including all amendments, extensions, replacements, renewals, modifications and/or guarantees thereof), whether or not of record and whether now in existence or hereafter entered into, affecting the use or occupancy of all or any portion of any Real Property.
“Lenders” shall mean (a) each financial institution that is a party hereto on the Effective Date, (b) any financial institution that has become a party hereto pursuant to an Assignment and Assumption, other than, in each case, any such financial institution that has ceased to be a party hereto pursuant to an Assignment and Assumption and (c) each Additional Lender that executes an Increase Joinder in accordance with Section 2.23 hereof (excluding, in each case, any such financial institution or Additional Lender to the extent it holds no Commitments and all Obligations owing to it have been paid).
“Lien” shall mean, with respect to any property, (a) any mortgage (or mandate to vest a mortgage), deed of trust, lien, pledge, encumbrance, charge, assignment, hypothecation, prior claim, security interest or similar encumbrance of any kind or any arrangement to provide priority or preference in respect of such property or any filing of any financing statement or any financing change statement under the UCC, the PPSA or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority (other than any unauthorized notice or filing filed after the Closing Date for which there is not otherwise any underlying lien or obligation, so long as the Designated Company is (if aware of same) using commercially reasonable efforts to cause the removal of same), including any easement, right-of-way or other encumbrance on title to Real Property, in each of the foregoing cases whether voluntary or imposed by law, and any agreement to give any of the foregoing; (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property; and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Liquidity” shall mean as of any date of determination, the sum of (i) Unrestricted Cash of the Designated Company and its Restricted Subsidiaries as of such date plus (ii) unutilized and available commitments under the Revolving Credit Agreement.
“Loan Documents” shall mean this Agreement, the Intercreditor Agreement, the Contribution, Intercompany, Contracting and Offset Agreement, the Subordination Agreement, the Notes (if any), the Security Documents, each Foreign Guarantee, each Fee Letter, each Hedging Agreement entered into with any Secured Hedge Provider (provided that such Hedging Agreements shall be deemed not to be Loan Documents for purposes of the definitions of

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FATCA Deduction, Indemnified Taxes, Other Connection Taxes, Other Taxes, Permitted Customer Account Financing, Permitted German Alternative Financing, Permitted Holdings Amalgamation, Permitted Novelis Switzerland Financing, Permitted Reorganization, Permitted Revolving Credit Facility Refinancing Transactions and U.S. Tax Obligor, Sections 1.03 and 1.04 and Articles II, III, IV, V, VI, VIII and XI hereof), and all other pledges, powers of attorney, consents, assignments, certificates, agreements or documents, whether heretofore, now or hereafter executed by or on behalf of any Loan Party for the benefit of any Agent or any Lender in connection with this Agreement.
“Loan Modification Agreement” shall have the meaning assigned to such term in Section 11.02(f)(ii).
“Loan Modification Offer” shall have the meaning assigned to such term in Section 11.02(f)(i).
“Loan Parties” shall mean Holdings, the Co-Borrowers, the Subsidiary Guarantors and, on and after the Designated Holdco Effective Date, Designated Holdco, and, on and after the Specified AV Minerals Joinder Date, to the extent that Holdings is not AV Minerals, AV Minerals.
“Loans” shall mean Term Loans.
“Logan” shall mean Logan Aluminum Inc., a Delaware corporation.
“Logan Joint Venture Arrangement” means the production joint venture arrangement with Tri Arrows Aluminum Inc. governed by the terms of the Logan Joint Venture Agreement, dated January 18, 1985, between Novelis Corporation, as successor in interest to Alcan Aluminum Corporation, and Tri Arrows Aluminum Inc. (“Tri Arrows”), as successor in interest to Arco Logan Inc., as amended and supplemented from time to time.
“Logan Joint Venture Licenses” means the non-exclusive licenses in favor of Novelis Corporation or any other Company from Logan or Tri-Arrows of intellectual property owned by Logan or Tri-Arrows and subject to restrictions under the Logan Joint Venture Arrangement.
“Logan Location” shall mean the premises of Logan Aluminum Inc., Route 431, North Russellville, Kentucky 42276.
“London Banking Day” shall mean any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank Eurodollar market.
“Management Fees” shall have the meaning assigned to such term in Section 6.08(c)(C).
“Mandated Lead Arrangers” shall mean Australia and New Zealand Banking Group Limited, Axis Bank Limited, Bank of Baroda, Barclays Bank PLC, Citigroup Global Markets Asia Limited, ICICI Bank Limited and/or its Affiliates, ING Bank N.V., Singapore Branch, Kotak Mahindra Bank Limited, Standard Chartered Bank, State Bank of India and MUFG Bank, Ltd., in their capacities as Mandated Lead Arrangers and Bookrunners under this Agreement.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.

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“Material Adverse Effect” shall mean (a) a material adverse effect on the business, property, results of operations, or financial condition of the Loan Parties and their Restricted Subsidiaries, taken as a whole; (b) a material impairment of the ability of the Loan Parties to perform their payment and other material obligations under the Loan Documents; (c) a material impairment of the rights of or benefits or remedies available to the Lenders, the Collateral Agent or the Administrative Agent under the Loan Documents, taken as a whole; or (d)(i) a material adverse effect on the Revolving Credit Priority Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on such Collateral or the priority of such Liens, in each case for this clause (d)(i) taken as a whole, or (ii) a material adverse effect on the Pari Passu Priority Collateral or the Liens in favor of the Collateral Agent (for its benefit and for the benefit of the other Secured Parties) on such Collateral or the priority of such Liens, in each case for this clause (d)(ii) taken as a whole.
“Material Indebtedness” shall mean (a) Indebtedness under the Revolving Credit Loan Documents and any Permitted Revolving Credit Facility Refinancings thereof, (b) the Permitted Short Term Indebtedness, (c) Indebtedness under the Senior Notes, the Additional Senior Secured Indebtedness, the Junior Secured Indebtedness and any Permitted Refinancings of any thereof in each case in an aggregate outstanding principal amount exceeding $100,000,000 and (d) any other Indebtedness (other than the Loans and intercompany Indebtedness of the Companies permitted hereunder) of the Loan Parties in an aggregate outstanding principal amount exceeding $100,000,000.
“Material Real Estate Asset” shall mean (i) each Mortgaged Property, and (ii) Real Property owned in fee by any Loan Party that is acquired by such Loan Party after the Closing Date or that is owned by such Loan Party at the time such Loan Party becomes a Loan Party and that, together with any improvements thereon, individually has a fair market value the Dollar Equivalent of which is at least $10,000,000 (x) as of the date of acquisition thereof, (y) if the owning entity becomes a Loan Party after the Closing Date, as of the date such Person becomes a Loan Party, or (z) as of the date of substantial completion of any material improvement thereon or new construction thereof.
“Material Subsidiary” shall mean any Subsidiary of the Designated Company that is not an Immaterial Subsidiary.
“Maturity Date” shall mean (i) with respect to the Term Loans made on the Closing Date, the Initial Maturity Date, (ii) with respect to the Tranche A-1 Term Loans, the Tranche A-1 Maturity Date, (iii) with respect to any tranche of Other Term Loans (excluding the Term Loans made on the Closing Date and the Tranche A-1 Term Loans), the final maturity date as specified in the applicable Refinancing Amendment, (iv) with respect to the Aleris Incremental Term Loans, the Aleris Incremental Maturity Date, and (v) with respect to any Incremental Term Loans (other than the Aleris Incremental Term Loans), the final maturity date as specified in the applicable Increase Joinder; provided that if any such day is not a Business Day, the applicable Maturity Date shall be the Business Day immediately succeeding such day.
“Maximum Rate” shall have the meaning assigned to such term in Section 11.14.
“Maximum Revolving Credit Facility Amount” shall mean, at any time, an amount equal to the greater of (x) $2,250,000,000 and (y) the Borrowing Base.
“Minimum Amount” shall mean an integral multiple of $1,000,000 and not less than $5,000,000.

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“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgage” shall mean an agreement, including, but not limited to, a mortgage, charge, deed of trust, deed of hypothec or any other document, creating and evidencing a Lien on a Mortgaged Property, which shall be substantially in the form of Exhibit J or, subject to the terms of the Intercreditor Agreement, other form reasonably satisfactory to the Collateral Agent, in each case, with such schedules and including such provisions as shall be necessary to conform such document to applicable local or foreign law or as shall be customary under applicable local or foreign law.
“Mortgaged Property” shall mean, subject to Section 5.15, (a) each Real Property identified as a Mortgaged Property on Schedule 8(a) to any Perfection Certificate dated the Closing Date, (b) each future Real Property covered by the terms of any Mortgage, and (c) each Real Property, if any, which shall be subject to a Mortgage (or other Lien created by a Security Document) delivered after the Closing Date pursuant to Section 5.11(c).
“Multiemployer Plan” shall mean a multiemployer plan within the meaning of Section 4001(a)(3) or Section 3(37) of ERISA (a) to which any Company or any ERISA Affiliate is then making or accruing an obligation to make contributions; (b) to which any Company or any ERISA Affiliate has within the preceding six plan years made contributions; or (c) with respect to which any Company could incur liability.
“Net Cash Proceeds” shall mean:
(a)    with respect to any Asset Sale, the cash proceeds received by Holdings, the Designated Company or any of its Restricted Subsidiaries (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) (including cash proceeds subsequently received (as and when received by Holdings, the Designated Company or any of its Restricted Subsidiaries or, on and after the Specified AV Minerals Joinder Date, AV Minerals) in respect of non-cash consideration initially received) net of (without duplication) (i) selling expenses (including reasonable brokers’ fees or commissions, legal, accounting and other professional and transactional fees, transfer and similar taxes and the Designated Company’s good faith estimate of income taxes paid or payable in connection with such sale and repatriation Taxes that are or would be payable in connection with any sale by a Restricted Subsidiary); (ii) amounts provided as a reserve, in accordance with GAAP, against (x) any liabilities under any indemnification obligations associated with such Asset Sale or (y) any other liabilities retained by Holdings, the Designated Company or any of its Restricted Subsidiaries (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) associated with the properties sold in such Asset Sale (provided that, to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Cash Proceeds); (iii) the Designated Company’s good faith estimate of payments required to be made with respect to unassumed liabilities relating to the properties sold within ninety (90) days of such Asset Sale (provided that, to the extent such cash proceeds are not used to make payments in respect of such unassumed liabilities within ninety (90) days of such Asset Sale, such cash proceeds shall constitute Net Cash Proceeds); (iv) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness for borrowed money (other than the Revolving Credit Loans or the Loans) which is secured by a Lien on the properties sold in such Asset Sale (so long as such Lien was permitted to encumber such properties under the Loan Documents at the time of such sale) and which is repaid with such proceeds (other than any such Indebtedness assumed by the purchaser of such properties); and (v) so long as any Revolving Credit Loans remain outstanding, the proceeds of any Revolving Credit Priority Collateral of any Loan Party sold in such Asset Sale (which shall

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include, for the avoidance of doubt, the portion of the sale price of the Equity Interests or all or substantially all of the property, assets or business of any Restricted Subsidiary of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) consisting of the net book value of any such Revolving Credit Priority Collateral);
(b)    with respect to any Debt Issuance or any Disqualified Capital Stock, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith;
(c)    with respect to any issuance of Equity Interests (other than Preferred Stock) by Holdings, Designated Holdco, the Borrower or, on and after the Specified AV Minerals Joinder Date, AV Minerals, the cash proceeds thereof, net of customary fees, commissions, costs and other expenses incurred in connection therewith; and
(d)    with respect to any Casualty Event, the cash insurance proceeds, condemnation awards and other compensation received in respect thereof, net of (i) all reasonable costs and expenses incurred in connection with the collection of such proceeds, awards or other compensation in respect of such Casualty Event; and (ii) so long as any Revolving Credit Loans remain outstanding, any such cash insurance proceeds, condemnation awards and other compensation received in respect of Revolving Credit Priority Collateral of any Loan Party to the extent such amounts are required to be (and are) applied to the repayment of the Revolving Credit Loans pursuant to the terms of the Revolving Credit Agreement;
provided, however, that Net Cash Proceeds arising from any Asset Sale or Casualty Event by or applicable to a non-Wholly Owned Subsidiary (provided that Aleris German GP Holdco and each Subsidiary of Aleris Germany shall not be considered a non-Wholly Owned Subsidiary for purposes of this definition) shall equal the amount of such Net Cash Proceeds calculated as provided above less the percentage thereof equal to the percentage of any Equity Interests of such non-Wholly Owned Subsidiary not owned by Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals), the Designated Company and its Restricted Subsidiaries.
“Net Cash Proceeds Account” shall mean any Deposit Account or Securities Account established by any Co-Borrower or any Guarantor with one or more financial institutions which has a credit rating with respect to its long term unsecured debt of at least “A” by S&P or “A2” by Moody’s that (i) is subject to a Control Agreement, (ii) is subject to a First Priority security interest in favor of the Collateral Agent for the ratable benefit of the Secured Parties to secure the Secured Obligations and (iii) solely contains proceeds of Pari Passu Priority Collateral (and any products of such proceeds), and which has been designated in writing to the Revolving Credit Agents as a “Net Cash Proceeds Account” on or prior to the time that the Net Cash Proceeds from any sale of Pari Passu Priority Collateral shall be deposited therein, pending application of such proceeds (and any products of such proceeds) in accordance with the terms hereof.
“Net Working Capital” shall mean, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.
“NKL” shall mean Novelis Korea Limited.
“NKL Share Repurchase” shall mean the repurchase by NKL of Equity Interests of NKL for cash consideration derived from all or a portion of the proceeds of the Ulsan Share Sale, which may be structured as a share cancellation, a reduction in par value, a share consolidation

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and reduction in share value, or any other legal structure resulting in the reduction of Equity Interests in NKL in exchange for cash consideration.
“Non-consolidated Affiliate” shall mean (a) Norf GmbH, MiniMRF LLC (Delaware), and Consorcio Candonga (unincorporated Brazil), in each case so long as they are not a Subsidiary of the Designated Company, (b) the Ulsan JV Subsidiary, solely to the extent that (i) such Person is not otherwise included in the consolidated financial results of the Designated Company and its Restricted Subsidiaries and (ii) the requirement set forth in clause (c)(ii) below remains true in respect of the Ulsan JV Subsidiary, and (c) any other Person formed or acquired by the Designated Company or any of its Restricted Subsidiaries, in the case of this clause (c), so long as (i) such Person is not a Subsidiary of the Designated Company and (ii) the Designated Company owns, directly or indirectly, Equity Interests in such Restricted Subsidiary representing at least 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors (or equivalent governing body) of such Person.
“Non-consolidated Affiliate Debt” shall mean with respect to the Non-consolidated Affiliates, as of any date of determination and without duplication, the Consolidated Total Net Debt of the Non-consolidated Affiliates and their Subsidiaries (determined as if references to the Designated Company and the Restricted Subsidiaries in the definition of Consolidated Total Net Debt were references to Non-consolidated Affiliates and their Subsidiaries).
“Non-consolidated Affiliate EBITDA” shall mean with respect to the Non-consolidated Affiliates for any period, the amount for such period of Consolidated EBITDA of such Non-consolidated Affiliates and their Subsidiaries (determined as if references to the Designated Company and the Restricted Subsidiaries in the definition of Consolidated EBITDA were references to Non-consolidated Affiliates and their Subsidiaries); provided that Non-consolidated Affiliate EBITDA shall not include the Non-consolidated Affiliate EBITDA of Non-consolidated Affiliates if such Non-consolidated Affiliates are subject to a prohibition, directly or indirectly, on the payment of dividends or the making of distributions, directly or indirectly, to the Designated Company or any Co-Borrower, to the extent of such prohibition.
“Non-Guarantor Subsidiary” shall mean each Subsidiary that is not a Guarantor.
“Non-Loan Party Jurisdiction” shall mean each country (including any state, province or other political subdivision thereof) other than (i) the United States, Canada, the United Kingdom, Switzerland and Germany, (ii) any other country in which a Loan Party is organized and (iii) any state, province or other political subdivision of the foregoing.
“Non-Principal Jurisdiction” shall mean each country in which a Loan Party is organized (and any state, province or other political subdivision thereof) other than (i) the United States, Canada, the United Kingdom, Switzerland, Belgium, the Netherlands and Germany, (ii) any other country in which a Loan Party is organized in respect of which Accounts are included in the borrowing base for purposes of the Revolving Credit Agreement and (iii) any state, province or other political subdivision of the foregoing clauses (i) and (ii).
“Norf GmbH” shall mean Aluminium Norf GmbH, a limited liability company (GmbH) organized under the laws of Germany.
“Notes” shall mean any notes evidencing the Terms Loans issued pursuant to this Agreement, if any, substantially in the form of Exhibit K.

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“Novelis Acquisitions” shall mean Novelis Acquisitions LLC, a Delaware limited liability company.
“Novelis AG” shall mean Novelis AG, a stock corporation (AG) organized under the laws of Switzerland.
“Novelis AG Cash Pooling Agreement” shall mean a Cash Management Agreement entered into among Novelis AG and certain “European Affiliates” (as identified therein) dated 1 February 2007, together with all ancillary documentation thereto.
“Novelis Corporation” shall mean Novelis Corporation, a Texas corporation.
“Novelis Inc.” shall mean Novelis Inc., a corporation amalgamated under the Canada Business Corporations Act.
“Novelis Switzerland” shall mean Novelis Switzerland SA, a company organized under the laws of Switzerland.
“Obligation Currency” shall have the meaning assigned to such term in Section 11.18(a).
“Obligations” shall mean (a) obligations of the Co-Borrowers and the other Loan Parties from time to time arising under or in respect of the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing (and interest that would have accrued but for such proceeding) during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations, including obligations under the Guarantees and fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Co-Borrowers and the other Loan Parties under this Agreement and the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Co-Borrowers and the other Loan Parties under or pursuant to this Agreement and the other Loan Documents. The Obligations shall not include any Excluded Swap Obligations. Without limiting any of the foregoing, the Obligations shall include each Borrower’s and each Guarantor’s obligations to pay, discharge and satisfy any Erroneous Payment Subrogation Rights.
“OFAC” shall have the meaning assigned to such term in Section 3.22.
“Offer Price” shall have the meaning set forth in the definition of “Discounted Purchase”.
“Officer’s Certificate” shall mean a certificate executed by a Responsible Officer in his or her official (and not individual) capacity.
“Organizational Documents” shall mean, with respect to any person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or equivalent or comparable constitutional documents with respect to any non-U.S. jurisdiction) of such person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or

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similar documents) of such person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such person and (v) in any other case, the functional equivalent of the foregoing.
“Other Connection Taxes” shall mean, with respect to the Agents, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Co-Borrower hereunder, Taxes imposed as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” shall mean all present or future stamp, recording, court or documentary, excise, transfer, sales, property, intangible, filing or similar Taxes arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.16(c)).
“Other Term Loan Commitments” shall mean one or more Classes of Term Loan commitments hereunder that result from a Refinancing Amendment.
“Other Term Loans” shall mean one or more Classes of Term Loans that result from a Refinancing Amendment.
“Pari Passu Priority Collateral” shall mean all “Pari Passu Priority Collateral” as defined in the Intercreditor Agreement.
“Participant” shall have the meaning assigned to such term in Section 11.04(d).
“Participant Register” shall have the meaning assigned to such term in Section 11.04(c).
“Participating Member States” shall mean the member states of the European Communities that adopt or have adopted the euro as their lawful currency in accordance with the legislation of the European Union relating to European Monetary Union.
“Party” shall mean any party to this Agreement.
“Patriot Act” shall have the meaning assigned to such term in Section 11.13.
“Payment Recipient” shall have the meaning assigned to it in Section 10.14(a).
“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.
“Pensions Regulator” shall mean the body corporate called the Pensions Regulator established under Part I of the Pensions Act 2004.

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“Perfection Certificate” shall mean, individually and collectively, as the context may require, each certificate of a Loan Party in the form of Exhibit L-1 or any other form approved by the Collateral Agent in its sole discretion, as the same shall be supplemented from time to time by a Perfection Certificate Supplement or otherwise.
“Perfection Certificate Supplement” shall mean a certificate supplement in the form of Exhibit L-2 or any other form approved by the Collateral Agent.
“Permitted ABL Customer Account Financing Amendment” shall have the meaning assigned to such term in Section 1.10.
“Permitted Acquisition” shall mean any Acquisition, if each of the following conditions is met:
(i)    no Default is then continuing or would result therefrom;
(ii)    no Company shall, in connection with any such transaction, assume or remain liable with respect to any Indebtedness of the related seller or the business, person or properties acquired, except to the extent permitted under Section 6.01, and any other such Indebtedness not permitted to be assumed or otherwise supported by any Company hereunder shall be paid in full or released as to the business, persons or properties being so acquired on or before the consummation of such acquisition;
(iii)    the person or business to be acquired shall be, or shall be engaged in, a business of the type that the Loan Parties and the Subsidiaries are permitted to be engaged in under Section 6.15, and the person or business and any property acquired in connection with any such transaction shall be free and clear of any Liens, other than Permitted Liens;
(iv)    the Board of Directors of the person to be acquired shall not have indicated publicly its opposition to the consummation of such acquisition (which opposition has not been publicly withdrawn);
(v)    all transactions in connection therewith shall be consummated in all material respects in accordance with all applicable Requirements of Law;
(vi)    with respect to any transaction involving Acquisition Consideration of more than $50,000,000, unless the Administrative Agent shall otherwise agree, the Designated Company shall have provided the Administrative Agent written notice on or before the consummation of such transaction, which notice shall describe (A) in reasonable detail the terms and conditions of such transaction and the person or business to be acquired and (B) all such other information and data relating to such transaction or the person or business to be acquired as may be reasonably requested by the Administrative Agent;
(vii)    the property acquired in connection with any such Acquisition shall, subject to any Permitted Liens, be made subject to the Lien of the Security Documents, and any person acquired in connection with any such transaction shall become a Guarantor, in each case, to the extent required under, and within the relevant time periods provided in, Section 5.11;

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(viii)    with respect to any transaction involving Acquisition Consideration that, when added to the fair market value of Equity Interests, including Equity Interests of Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals), constituting purchase consideration, exceeds $50,000,000, the Designated Company shall have delivered to the Administrative Agent an Officers’ Certificate on or prior to the consummation of such transaction certifying that (A) such transaction complies with this definition and (B) such transaction could not reasonably be expected to result in a Material Adverse Effect;
(ix)    [intentionally omitted];
(x)    if any Person so acquired (or any Subsidiary of such Person) is not required to become a Loan Party pursuant to Section 5.11, the Acquisition Consideration payable for such Person (or the portion thereof attributable or allocated by the Designated Company in good faith to each such Subsidiary) in connection with such Acquisition, and all other Acquisitions of non-Loan Parties consummated after the Closing Date shall not, unless, on the date of such Acquisition, the Senior Secured Net Leverage Ratio, determined on a Pro Forma Basis, after giving effect to such Acquisition shall be no greater than 3.00 to 1.00 determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or (b) as though such Acquisition had been consummated as of the first day of the fiscal period covered thereby, exceed an amount equal to the greater of (x) 2.0% of Consolidated Net Tangible Assets and (y) $100,000,000 in the aggregate since the Closing Date (provided that such amounts can be exceeded to the extent of Investments made pursuant to Section 6.04(r));
(xi)    immediately after giving effect to such Acquisition (other than Acquisitions where the amount of the Acquisition Consideration plus the fair market value of any Equity Interests which constitutes all or a portion of the purchase price is less than $15,000,000), the Designated Company shall, on a Pro Forma Basis, be in compliance with the Financial Performance Covenant, such compliance to be determined on the basis of the financial information most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or (b) (or for periods prior to the delivery of such financial information for a four fiscal quarter period, based on financial information filed with the United States Securities and Exchange Commission) as though such Acquisition and all other Specified Transactions consummated after the applicable four quarter period and on or prior to the relevant date of determination had been consummated as of the first day of the fiscal period covered thereby;
(xii)    with respect to any transaction involving Acquisition Consideration of more than $50,000,000, the Designated Company shall have delivered a certificate from a Financial Officer of the Designated Company on or prior to the consummation of such transaction (A) as to the matters set forth in clause (i) above and (B) demonstrating its compliance with clause (xi) above, and (C) to the extent the person so acquired is not required to become a Loan Party hereunder pursuant to Section 5.11, demonstrating compliance with clause (x) above, and in each case accompanied by compliance calculations in reasonable detail.

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“Permitted Aleris Foreign Subsidiary Transfer” shall mean, on or after the Aleris Acquisition Closing Date:
(a)    the sale, Distribution, contribution or other transfer of the Equity Interests in any Subsidiary of Aleris organized in a jurisdiction outside of the United States of America (each, a “Transferred Aleris Foreign Subsidiary”) (x) from a Loan Party to any Loan Party other than Aleris or any Subsidiary of Aleris (and any substantially concurrent interim sale, Distribution, contribution or other transfer of such Equity Interests to a Loan Party (which may include Aleris or any Restricted Subsidiary of Aleris) to effect such sale, Distribution, contribution or transfer) or (y) in the case of Equity Interests in an entity that would not be required to become a Loan Party pursuant to the terms hereof after giving effect to such transfer, from a Loan Party to any other Company (other than Aleris or any Subsidiary of Aleris) organized in the same jurisdiction as the issuer of such Equity Interests (it being agreed, for this purpose, that Hong Kong and the People’s Republic of China are the same jurisdiction so long as an entity organized under the laws of Hong Kong would not be a Subsidiary of an entity organized under the laws of the People’s Republic of China after giving effect to such transfer) (and any substantially concurrent interim sale, Distribution, contribution or other transfer of such Equity Interests to a Loan Party (which may include Aleris or any Restricted Subsidiary of Aleris) to effect such sale, Distribution, contribution or transfer);
(b)    the sale, Distribution, contribution or other transfer of:
(i)    no more than 12.5% of the aggregate amount of Voting Stock and other Equity Interests in each of Novelis Aluminium Holdings Unlimited and/or Aleris Germany plus one additional share of such Voting Stock to AV Minerals (and, in each case, any substantially concurrent interim sale, Distribution, contribution or other transfer of such Equity Interests to a Loan Party to effect such sale, Distribution, contribution or other transfer); provided that, (x) prior to the consummation of any such transaction, AV Minerals shall have become a Guarantor by executing a Joinder Agreement (the “Specified AV Minerals Joinder”), and (y) AV Minerals shall have executed and delivered (or caused to be executed and delivered) both at the time that AV Minerals becomes a Guarantor and at any time that AV Minerals acquires Equity Interests in accordance with this clause (i), all other Loan Documents (including all applicable Security Documents or supplements or joinders thereto), certificates, opinions and other closing deliverables consistent with the Loan Documents, certificates, opinions and other closing deliverables delivered by the Loan Parties on the Closing Date and the Effective Date, each in form and substance reasonably satisfactory to the Administrative Agent and, in the case of each such Security Document, the Collateral Agent, and take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent in connection therewith, including to cause the Lien created by the applicable Security Documents to be a duly perfected First Priority Lien in accordance with all applicable Requirements of Law, and the filing of financing statements (or other applicable filings) in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent (the date such agreements and the Specified AV Minerals Joinder are effective, the “Specified AV Minerals Joinder Date”); or
(ii)    100% of the aggregate amount of Voting Stock and other Equity Interests in Aleris Germany to Novelis Aluminium Holdings Unlimited (and any substantially concurrent interim sale, Distribution, contribution or other transfer of such Equity Interests to a Loan Party to effect such sale, Distribution, contribution or other transfer); provided that, Novelis Aluminium Holdings Unlimited shall have executed and delivered (or caused to be executed and delivered) at any time that it acquires Equity Interests in accordance

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with this clause (ii), all other Loan Documents (including all applicable Security Documents or supplements or joinders thereto), certificates, opinions and other closing deliverables consistent with the Loan Documents, certificates, opinions and other closing deliverables delivered by the Loan Parties on the Closing Date and the Effective Date, each in form and substance reasonably satisfactory to the Administrative Agent and, in the case of each such Security Document, the Collateral Agent, and take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent in connection therewith, including to cause the Lien created by the applicable Security Documents to be a duly perfected First Priority Lien in accordance with all applicable Requirements of Law, and the filing of financing statements (or other applicable filings) in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent; and
(c)    if applicable in connection with any of the transactions described in clauses (a) or (b) above, as consideration for such sale, Distribution, contribution or other transfer of such Equity Interests, the issuance of one or more Intercompany Notes to the Loan Party that sold, Distributed, contributed or otherwise transferred such Equity Interests;
provided that:
(i)    any such sale, Distribution, contribution or other transfer of such Equity Interests shall occur within one year of the Aleris Acquisition Closing Date (or such later date agreed by the Administrative Agent); provided that any Intercompany Note issued in connection therewith shall be issued substantially concurrently with the consummation of such sale, Distribution, contribution or other transfer of such Equity Interests;
(ii)    any such Equity Interests transferred to a Loan Party are, subject to the terms of the Intercreditor Agreement and any limitations on such pledge pursuant to the definition of Excluded Property, or any other limitations set forth in the applicable Security Agreement, pledged in favor of the Collateral Agent to secure the Secured Obligations and, to the extent certificated, the certificates representing such Equity Interests are delivered to the Collateral Agent, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party, no later than the date that is 10 Business Days after the date of such sale, Distribution, contribution or other transfer of such Equity Interests (or such later date agreed by the Administrative Agent);
(iii)    the obligations under each Intercompany Note issued in connection with any step of a Permitted Aleris Foreign Subsidiary Transfer shall be subordinated to the Secured Obligations (to the extent evidencing a payment obligation of a Loan Party) on terms reasonably satisfactory to the Administrative Agent and shall constitute Subordinated Indebtedness hereunder, and each such Intercompany Note received by a Loan Party shall, subject to the terms of the Intercreditor Agreement, be pledged in favor of the Collateral Agent to secure the Secured Obligations, and such Intercompany Notes shall be delivered to the Collateral Agent, together with an allonge or other instrument of transfer executed and delivered in blank by a duly authorized officer of such Loan Party, no later than the date that is 10 Business Days after the date the Intercompany Note is issued (or such later date agreed by the Administrative Agent); and
(iv)    any sale, Distribution, contribution or other transfer of Equity Interests of a Transferred Aleris Foreign Subsidiary to a Restricted Grantor (other than a Transferred Aleris Foreign Subsidiary transferred to a Restricted Grantor organized in the same jurisdiction as the Transferred Aleris Foreign Subsidiary) shall be conditioned on either the

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creation of a newly formed Unrestricted Grantor or the existence of an Unrestricted Grantor, in each case that (A) (x) is directly 100% owned by such Restricted Grantor after giving effect to such transaction and that (y) directly owns 100% of such Transferred Aleris Foreign Subsidiary after giving effect to such transaction; provided that, in the case of this clause (y), if such Transferred Aleris Foreign Subsidiary is an Aleris German Non-Wholly Owned Subsidiary, (1) the Tulip Foundation may continue to directly or indirectly own Equity Interests in such Aleris German Non-Wholly Owned Subsidiary so long as the Tulip Conditions are satisfied at all times and (2) any other Aleris German Non-Wholly Owned Subsidiary that owns such Transferred Aleris Foreign Subsidiary prior to the occurrence of such transfer may continue to own Equity Interests in such Transferred Aleris Foreign Subsidiary, (B) has complied with the Joinder Requirements and (C) shall not be permitted to own, on and after the date of such action, any assets other than the Permitted Holding Company Assets.
“Permitted Customer Account Financing Amendment Conditions” shall mean, with respect to each amendment to the definition of Permitted Customer Account Financing effected pursuant to Section 1.10, each of the following:
(a)    Holdings or the Designated Company shall have executed and delivered a certificate to the Administrative Agent, no later than two Business Days after the date that any Permitted ABL Customer Account Financing Amendment becomes effective, attaching a certified copy of such Permitted ABL Customer Account Financing Amendment, and certifying that the terms of such Permitted ABL Customer Account Financing Amendment comply with the requirements set forth in clauses (b) through (d) below;
(b)    the terms of such amendment shall not expand the scope of the Collateral permitted to be released in connection with any Permitted Customer Account Financing, which Collateral shall be limited to Factoring Assets that are sold in connection with (or that otherwise secure) such Permitted Customer Account Financing, it being understood that factoring additional Accounts of additional Account Debtors shall not constitute an expansion of the scope for purposes of this clause (b);
(c)    such amendment shall relate solely to the factoring of Accounts of customers of the Loan Parties in connection with a Permitted Customer Account Financing, and the creation of Liens on Factoring Assets that secure such Permitted Customer Account Financing; and
(d)    such amendment shall not otherwise adversely affect the Secured Parties or contravene the terms of the Intercreditor Agreement.
“Permitted Customer Account Financing” shall mean a financing or other transaction of the type permitted by Section 6.01(e) or 6.06(e) with respect to Accounts of one or more Loan Parties; provided that (i) no Default exists or would result therefrom and the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date thereof (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects), with the same effect as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects (or, in the case of any representation or warranty that is qualified as to materiality, “Material Adverse Effect” or similar language, in all respects) as of such earlier date, (ii) the number of Account Debtors whose Accounts are at any time subject to Permitted Customer Account Financings shall be limited to seven; provided that all Affiliates of an Account Debtor shall be deemed to be a single Account Debtor for purposes of this definition,

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and (iii) Accounts subject to a Permitted Customer Account Financing must be capable of being fully segregated from other Accounts (including with respect to accounts receivable reporting, purchase orders, invoicing, and payments); provided, further, that notwithstanding any provision of Section 11.02, the Agents are hereby authorized by the Lenders to make any amendments to the Loan Documents that are necessary or appropriate in the judgment of the Administrative Agent to reflect such Permitted Customer Account Financing.
“Permitted Factoring Facility” shall mean a sale of Receivables on a discounted basis by any Company, so long as (i) no Loan Party has any obligation, contingent or otherwise in connection with such sale (other than to deliver the Receivables purported to be sold free and clear of any encumbrance and other than as permitted by Section 6.04(n)), and (ii) such sale is for cash and fair market value.
“Permitted First Priority Refinancing Debt” shall mean any secured Indebtedness incurred by any Loan Party in the form of one or more series of senior secured notes under one or more indentures; provided that (i) such Indebtedness is secured by the Collateral (or a portion thereof) on a pari passu basis (but without regard to the control of remedies, which shall be as set forth in the Intercreditor Agreement) with the Secured Obligations and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans, Other Term Loans or Incremental Term Loans), (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (except customary asset sale or change of control provisions, which asset sale provisions may require the application of proceeds of asset sales and casualty events co-extensive with those set forth in Section 2.10(c) and 2.10(e), as applicable, to make mandatory prepayments or prepayment offers out of such proceeds on a pari passu basis with the Secured Obligations, all other Permitted First Priority Refinancing Debt and all Additional Senior Secured Indebtedness), in each case prior to the date that is 181 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iv) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Persons other than the Loan Parties, (vi) the other terms and conditions of such Indebtedness (excluding pricing, premiums and optional prepayment or optional redemption provisions) are customary market terms for securities of such type (provided that such terms shall in no event include any financial maintenance covenants) and, in any event, when taken as a whole, are not materially more favorable to the investors providing such Indebtedness than the terms and conditions of the applicable Refinanced Debt (except with respect to any terms (including covenants) and conditions contained in such Indebtedness that are applicable only after the then Latest Maturity Date) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Designated Company has determined in good faith that such terms and conditions satisfy the requirement of this clause (vi) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Designated Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)), (vii) no Default shall exist immediately prior to or after giving effect to such incurrence and (viii) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Intercreditor Agreement. Permitted First Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

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“Permitted Fiscal Unity Liability” shall mean any joint and several liability arising as a result of an Loan Party being a member of a fiscal unity permitted under Section 3.31.
“Permitted German Alternative Financing” shall mean a financing or other transaction of the type permitted by Section 6.01(e), 6.01(m), 6.06(e), or 6.06(r) with respect to Accounts or Inventory of one or more German Guarantors; provided that (i) no Default exists or would result therefrom and the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date thereof, with the same effect as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date, (ii) from and after the date of any Permitted German Alternative Financing, the amount of the German Borrowing Base (as defined in the Revolving Credit Agreement) shall be deemed to be zero, and availability under the Swiss Borrowing Base (as defined in the Revolving Credit Agreement) in respect of Accounts sold pursuant to a German Receivables Purchase Agreement shall be deemed to be zero, (iii) on or prior to the date of any Permitted German Alternative Financing, Novelis Deutschland GmbH shall have prepaid all of its outstanding loans under the Revolving Credit Agreement in full in cash, in accordance with the terms thereof, (iv) from and after the date of any Permitted German Alternative Financing, Novelis Deutschland GmbH shall not be permitted to request or borrow any loans under the Revolving Credit Agreement and shall be deemed no longer to be a borrower thereunder, and (v) the applicable Loan Parties shall have terminated the German Receivables Purchase Agreement; and provided, further, that notwithstanding any provision of Section 11.02, the Agents are hereby authorized by the Lenders to make any amendments to the Loan Documents that are necessary or appropriate in the judgment of the Administrative Agent to reflect such Permitted German Alternative Financing.
“Permitted Holding Company Assets” shall mean for any Person (i) Deposit Accounts; provided that the aggregate amount on deposit in such accounts at the end of each day shall not exceed $1,000,000 (or the equivalent thereof); provided, further, that, so long as no Default is then continuing, the amount on deposit in such accounts may exceed such amount if such deposits are applied to settle an Investment permitted under Section 6.04 within three Business Days of the deposit therein, (ii) Equity Interests in Subsidiaries pledged under Security Documents, (iii) intangible rights required to exist and do business as a holding company, and (iv) rights under contracts and licenses with Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) and its Subsidiaries permitted hereunder; provided, that Permitted Holding Company Assets shall not include (x) any Intellectual Property (other than customary inbound licenses to use Intellectual Property of the Companies necessary to operate the business of such Person) or (y) any other contracts or licenses that are material to the business of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) and its Subsidiaries, taken as a whole.
“Permitted Holdings Amalgamation” shall mean the amalgamation, merger or combination through a plan of arrangement (such amalgamation, merger or combination through a plan of arrangement referred to in this definition as an “amalgamation”) of Holdings and the Borrower on a single occasion following the Closing Date; provided that (i) no Default exists or would result therefrom and the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date of the amalgamation, with the same effect as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date), (ii) the ~~person resulting from~~survivor of such amalgamation shall be ~~a corporation amalgamated under the Canada Business Corporations Act (such resulting~~Novelis Inc. (such surviving person, the “Successor

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Borrower”), and the Successor Borrower shall expressly ~~assume and~~ confirm its obligations as Borrower under this Agreement and the other Loan Documents to which Borrower is a party pursuant to a confirmation in form and substance reasonably satisfactory to the Administrative Agent, (iii) immediately upon consummation of such amalgamation, (x) if such amalgamation occurs prior to the Designated Holdco Effective Date, AV Minerals, or (y) if such amalgamation occurs prior to the Designated Holdco Effective Date and prior to the commencement of the Permitted Reorganization, a new holding company with no material assets other than Equity Interests in the Successor Borrower (such Person described in clause (x) or (y), “Successor Holdings”), shall (A) be, (1) in the case of AV Minerals, organized under the laws of the Netherlands, or (2) in the case of any other holding company, organized under the laws of the Netherlands, England and Wales, Canada, or a province or territory of Canada, (B) directly own 100% of the Equity Interests in the Successor Borrower; provided that, if such amalgamation occurs on or after the Designated Holdco Effective Date, then Designated Holdco shall directly own 100% of the Equity Interests in the Successor Borrower and AV Minerals shall own 100% of the Equity Interests of Designated Holdco, (C) execute a supplement or joinder to this Agreement in form and substance reasonably satisfactory to the Administrative Agent to become a Guarantor and execute Security Documents (or supplements or joinder agreements thereto) in form and substance reasonably satisfactory to the Administrative Agent, and take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Documents to be a duly perfected First Priority Lien in accordance with all applicable Requirements of Law, including the filing of financing statements (or other applicable filings) in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent, and to assume and confirm its obligations as Holdings under this Agreement and the other Loan Documents and (D) subject to the terms of the Intercreditor Agreement, pledge and deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests owned by Successor Holdings, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of Successor Holdings, (iv) be in compliance with all covenants and obligations of Holdings (and, on and after the Designated Holdco Effective Date, Designated Holdco) under this Agreement, (v) immediately after giving effect to any such amalgamation, the Senior Secured Net Leverage Ratio is not greater than the Senior Secured Net Leverage Ratio immediately prior to such amalgamation, which shall be evidenced by a certificate from the chief financial officer of the Borrower demonstrating such compliance calculation in reasonable detail, (vi) the Successor Borrower shall have no Indebtedness after giving effect to the Permitted Holdings Amalgamation other than Indebtedness of the Borrower in existence immediately prior to the consummation of the Permitted Holdings Amalgamation, (vii) each other Guarantor, shall have by a confirmation in form and substance reasonably satisfactory to the Administrative Agent, confirmed that its guarantee of the Guaranteed Obligations (including its Guarantee) shall apply to the Successor Borrower’s obligations under this Agreement, (viii) the Borrower and each other Guarantor shall have by confirmations and any required supplements to the applicable Security Documents reasonably requested by the Administrative Agent, in each case, in form and substance reasonably satisfactory to the Administrative Agent, confirmed that its obligations thereunder shall apply to the Successor Borrower’s obligations under this Agreement and the other Loan Documents and (ix) each Loan Party shall have delivered opinions of counsel and related officers’ certificates reasonably requested by the Administrative Agent with respect to the execution and delivery and enforceability of the documents referred to above and the compliance of such amalgamation with the provisions hereof, and all such opinions of counsel shall be satisfactory to the Administrative Agent; and provided, further, that (x) if the foregoing are satisfied, Successor Holdings will be substituted for and assume all obligations of AV Metals under this Agreement and each of the other Loan Documents and all references hereunder and under the other Loan Documents to Holdings shall be references to the such Person ~~and (2) the~~

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~~Successor Borrower shall be substituted for Novelis Inc. under this Agreement and each of the other Loan Documents and shall assume all obligations of Novelis Inc. under this Agreement and each of the other Loan Documents~~, and all references hereunder and under the other Loan Documents to the Borrower shall be references to the Successor Borrower and (y) notwithstanding any provision of Section 11.02, the Administrative Agent is hereby authorized by the Lenders to make any amendments to the Loan Documents that are necessary to reflect such changes in the parties to the applicable Loan Documents.
“Permitted Holdings Indebtedness” shall mean unsecured Indebtedness of Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) (i) with respect to which neither the Designated Company nor any Subsidiary has any Contingent Obligation, (ii) that will not mature prior to the 180th day following the Latest Maturity Date, (iii) that has no scheduled amortization of principal prior to the 180th day following the Latest Maturity Date, (iv) that does not require any payments in cash of interest or other amounts in respect of the principal thereof (other than optional redemption provisions customary for senior discount or “pay-in-kind” notes) for a number of years from the date of issuance or incurrence thereof equal to at least one-half of the term to maturity thereof, (v) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior discount or “pay-in-kind” notes of an issuer that is the parent of a borrower under senior secured credit facilities and (vi) that is issued to a person that is not an Affiliate of the Designated Company or any of Holdings’ (or, on and after the Specified AV Minerals Joinder Date, AV Minerals’) Subsidiaries in an arm’s-length transaction on fair market terms; provided that at least five Business Days prior to the incurrence of such Indebtedness, a Responsible Officer of Holdings (in the case of Indebtedness incurred by Holdings) (or, on and after the Specified AV Minerals Joinder Date, AV Minerals, in the case of Indebtedness incurred by AV Minerals) shall have delivered a certificate to the Administrative Agent (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) stating that Holdings has determined in good faith that such terms and conditions satisfy the foregoing requirements.
“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.
“Permitted Novelis Switzerland Financing” shall mean a financing or other transaction of the type permitted by Section 6.01(e) or 6.06(e) with respect to any Accounts of Novelis Switzerland; provided that (i) after giving effect to such financing, no Accounts of Novelis Switzerland shall be included in the borrowing base for purposes of the Revolving Credit Agreement, and (ii) no Default exists or would result therefrom and the representations and warranties set forth in the Loan Documents shall be true and correct in all material respects on and as of the date thereof, with the same effect as though made on such date, except to the extent such representations and warranties expressly relate to an earlier date and provided, further, that notwithstanding any provision of Section 11.02, the Agents are hereby authorized by the Lenders to make any amendments to the Loan Documents that are necessary or appropriate in the judgment of the Administrative Agent to reflect such Permitted Novelis Switzerland Financing.
“Permitted Prepayments” shall have the meaning assigned to such term in Section 6.11.
“Permitted Refinancing” shall mean, with respect to any person, any refinancing or renewal of any Indebtedness of such person; provided that (a) the aggregate principal amount (or accreted value, if applicable) of the Indebtedness incurred pursuant to such refinancing or renewal does not exceed the aggregate principal amount (or accreted value, if applicable) of the Indebtedness so refinanced or renewed except by an amount equal to unpaid accrued interest and premium thereon and any make-whole payments applicable thereto plus other reasonable

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amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing or renewal and by an amount equal to any existing commitments unutilized thereunder (it being understood that the aggregate principal amount (or accreted value, if applicable) of the Indebtedness being incurred may be in excess of the amount permitted under this clause (a) to the extent such excess does not constitute a Permitted Refinancing and is otherwise permitted under Section 6.01), (b) such refinancing or renewal has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being refinanced or renewed (excluding the effects of nominal amortization in the amount of no greater than one percent per annum and prepayments of Indebtedness), (c) no Default is then continuing or would result therefrom, (d) the persons that are (or are required to be) obligors under such refinancing or renewal do not include any person that is not (or is not required to be) an obligor under the Indebtedness being so refinanced or renewed (or, in the case of a Permitted Refinancing of the Senior Notes, such obligors are Loan Parties (other than Holdings and AV Minerals)) and (e) the subordination provisions thereof (if any) shall be, in the aggregate, no less favorable to the Lenders than those contained in the Indebtedness being so refinanced or renewed; provided that at least five Business Days prior to the incurrence of such refinancing or renewal, a Responsible Officer of the Designated Company shall have delivered an Officers’ Certificate to the Administrative Agent (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that the Designated Company has determined in good faith that such terms and conditions satisfy the foregoing requirements.
“Permitted Reorganization” shall mean, at any time prior to a Qualified Borrower IPO, an internal reorganization of Holdings and its Subsidiaries to effect any or all of the Permitted Reorganization Actions, subject to the following terms and conditions; provided that the Permitted Reorganization shall not occur if the Permitted Holdings Amalgamation occurs and AV Minerals is not Successor Holdings:
(a)    both immediately before and immediately after giving effect to each step of the Permitted Reorganization, and at all times during the Permitted Reorganization:
(i)    the Permitted Reorganization, each Permitted Reorganization Action, and each step taken in furtherance of the Permitted Reorganization and of each Permitted Reorganization Action, shall not reduce or impair the value or benefit of the Guarantee, any Foreign Guarantee, or the Collateral; provided that (x) the re-starting of any fraudulent conveyance, fraudulent transfer, preference or hardening period with respect to any Guarantee, Foreign Guarantee or Lien under applicable Requirements of Law and (y) any limitations under the laws of Switzerland with respect to the enforcement of any share pledge with respect to the Equity Interests directly held by Novelis AG, Novelis Switzerland SA or the Surviving Swiss Subsidiary, as applicable, following any sale, Distribution or other transfer described under clause (f) or (h) of the definition of Permitted Reorganization Actions shall not, in itself, constitute a reduction or impairment for purposes of this clause (a);
(ii)    no Default shall have occurred and be continuing or would result therefrom, and each of the representations and warranties made by any Loan Party set forth in ARTICLE III hereof or in any other Loan Document (other than Hedging Agreements) shall be true and correct in all

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material respects on and as of the date of such step of the Permitted Reorganization with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date, and a Responsible Officer of the Designated Company (after giving effect to such step of the Permitted Reorganization) shall have provided an Officer’s Certificate certifying as to the matters in clause (a)(i) and this clause (a)(ii);
(iii)    no Person involved in any step of the Permitted Reorganization that is not a Loan Party, solely for the period of time that such Person is not a Loan Party, shall hold or own any Collateral or any assets that constituted Collateral immediately prior to or during such step of the Permitted Reorganization;
(iv)    any Collateral shall remain subject to (or, in the case of Collateral created as part of any step of the Permitted Reorganization, shall become subject to, at or prior to the time such step is effected) a duly perfected Lien in favor of the Collateral Agent in accordance with all applicable Requirements of Law, including the filing of financing statements (or other applicable filings) in such jurisdictions as may be reasonably requested by the Collateral Agent, in each case in accordance with the terms of the Loan Documents (without regard to any time periods provided for herein or therein);
(v)    the Guarantee and each Foreign Guarantee shall continue to be effective and fully enforceable in accordance with its terms, it being understood that a Loan Party shall not be in violation of this clause (v) solely as a result of its amalgamation, consolidation, merger or dissolution with and into another Loan Party so long as such amalgamation, consolidation or merger complies with the requirements of Section 6.05(c); and
(vi)    notwithstanding the foregoing, the Administrative Agent may reasonably require that any Loan Party enter into a new Guarantee, Foreign Guarantee, and new Security Documents, as applicable, or reaffirmations of any of the foregoing, in each case in form and substance reasonably satisfactory to the Administrative Agent, in connection with any step of the Permitted Reorganization, in order to reaffirm, preserve or otherwise give effect to the foregoing requirements;
(b)    [intentionally omitted];
(c)    the Borrower shall have provided all notices and certificates required to be delivered, within the time period required to be delivered, to the applicable Agent under the applicable Loan Documents in order to consummate each step of the Permitted Reorganization; provided that, without limiting the notice requirements in this definition, the Administrative Agent may waive in writing in advance any such notice period with respect to such step, and each Lender hereby authorizes the Administrative Agent to waive any such notice period;

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(d)    the Permitted Reorganization shall be completed no later than the close of business on the one year anniversary of the date that the Companies commence the first step of the Permitted Reorganization (without regard to the formation of Designated Holdco, for so long as Designated Holdco does not own any Equity Interests in any Loan Party or any other Subsidiary) or such longer period as may be agreed to by the Administrative Agent in its sole discretion;
(e)    prior to commencing any step of the Permitted Reorganization, each step of the Permitted Reorganization shall be permitted under the documents evidencing Material Indebtedness;
(f)    [intentionally omitted];
(g)    no later than the date that is five Business Days prior to the date that each step of the Permitted Reorganization is commenced (or such later date agreed to by the Administrative Agent), the Designated Company shall have delivered to the Administrative Agent a certificate from a Financial Officer of the Designated Company setting forth the commencement date of such step of the Permitted Reorganization, and certifying that all actions taken in connection with such step comply with the terms of this definition, the definition of Permitted Reorganization Actions, and the terms of the Loan Documents; provided that the first certificate delivered pursuant to this clause (g) shall also state that the step (or steps) described in such certificate constitute the commencement of the Permitted Reorganization, and shall state the date by which the Permitted Reorganization must be completed in accordance with clause (d) above;
(h)    in the case of AV Minerals, Designated Holdco, and each new Subsidiary amalgamated, created or otherwise formed as part of any step of the Permitted Reorganization, such Person shall become a Loan Party (in the case of any Subsidiary of Designated Holdco other than the Co-Borrowers, Novelis Acquisitions and Aleris, solely to the extent required under Section 5.11 or otherwise in order to comply with the other clauses of this definition and the definition of Permitted Reorganization Actions) pursuant to the terms of the Loan Documents (without regard to any time periods provided for herein or therein) and shall become party to and/or execute and deliver the Guarantee, each applicable Foreign Guarantee, and each applicable Security Document, at or prior to the time such step is effected;
(i)    [intentionally omitted];
(j)    [intentionally omitted];
(k)    notwithstanding any other provision in any Loan Document to the contrary, the Loan Parties shall gross-up and otherwise indemnify each Agent and each other Secured Party for all Taxes incurred by such Agent or Secured Party as a result of the Permitted Reorganization or any step thereof (including any such Taxes arising after the consummation of any step of the Permitted Reorganization, whether as a result of a Person becoming Holdings or otherwise), and this Agreement shall be amended as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent (and implemented pursuant to documentation agreed by the Administrative Agent, the Collateral Agent and the Designated Company, such agreement not to be unreasonably withheld), to give effect to such gross-up and indemnification (including the addition of gross-up and indemnification provisions applicable, in the reasonable opinion of the Administrative Agent, to implement such gross up and indemnity obligations); provided, however, that solely for purposes of this clause (k), “Taxes” shall not include any (i) Taxes imposed on or measured by overall net income (however denominated), franchise Taxes (in lieu

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of net income taxes), and branch profits Taxes, in each case, (x) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (y) that are Other Connection Taxes, (ii) Taxes attributable to such recipient’s failure to comply with Section 2.15(e), and (iii) any U.S. federal withholding Taxes imposed under FATCA;
(l)    prior to or concurrently with the consummation of each step of the Permitted Reorganization, the Loan Parties shall deliver or cause to be delivered:
(i)    all documents reasonably requested by the Administrative Agent in connection with the Permitted Reorganization and/or such step thereof, including, but not limited to, documents consistent with those described in Sections 4.01(k), 4.02(b), (c), (d), (g) through (n), and Schedule 5.15, in each case in form and substance reasonably acceptable to the Administrative Agent; and
(ii)    favorable written opinions of Torys, LLP (or other nationally recognized U.S. counsel for the Loan Parties) and each local and foreign counsel of the Loan Parties (or, in the case of Loan Documents governed by or entities organized under the laws of the United Arab Emirates or the Dubai International Financial Centre, counsel to the Administrative Agent and the Collateral Agent), in each case reasonably requested by the Administrative Agent, in each applicable jurisdiction and addressed to the Agents and the Lenders, covering such matters relating to the Loan Documents and the Permitted Reorganization and/or such step thereof as the Administrative Agent shall reasonably request, and in each case in form and substance reasonably satisfactory to the Administrative Agent, including, but not limited to, opinions covering:
(1)    creation or continued validity and perfection of the Guarantees, the Foreign Guarantees, or the Collateral after giving effect to such step of the Permitted Reorganization;
(2)    enforceability of all Loan Documents, and confirmation or similar opinions as to the validity and enforceability of the Guarantees and the Foreign Guarantees and all Security Documents;
(3)    validity of debt claims in connection with all Loans and all Guarantees and Foreign Guarantees; and
(4)    no conflict with organizational documents, Requirements of Law and any documents evidencing Material Indebtedness;
(m)    notwithstanding any other provision in any Loan Document to the contrary, the Administrative Agent, the Collateral Agent and the Designated Company may make (and the Administrative Agent and the Collateral Agent are hereby authorized by the Lenders to make) such amendments, restatements and other modifications to the Loan Documents (other than the definition of Permitted Reorganization except to the extent provided for therein) as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent, the Collateral Agent, and the Designated Company, to effect the terms of the Permitted Reorganization, in each

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case in a manner consistent with the terms and conditions set forth in this definition and in forms mutually agreed by the Agents and the Designated Company;
(n)     The Co-Borrowers shall pay or cause the applicable Loan Party to pay all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Mandated Lead Arrangers, and their respective Affiliates (including the reasonable fees, charges and disbursements of one primary transaction counsel (plus local counsel in each applicable jurisdiction)) in connection with the Permitted Reorganization, and all documents, filings, and any amendment, amendment and restatement, modification or waiver of the provisions hereof or of any other Loan Document (whether or not the Permitted Reorganization shall be consummated); and
(o)    Notwithstanding any provision in any Loan Document to the contrary, with respect to each step of the Permitted Reorganization, the Administrative Agent may require amendments and modifications to (i) the Loan Documents (or new Guarantees and Foreign Guarantees) to ensure that the Guarantees and the Foreign Guarantees effectively result in the Secured Obligations of each Co-Borrower being guaranteed by each Guarantor (excluding a guarantee by a Co-Borrower of its own Secured Obligations) upon and after giving effect to such step of the Permitted Reorganization and (ii) the Loan Documents (or new Security Documents) to ensure that the Collateral immediately prior to such step of the Permitted Reorganization which is granted by any Loan Party (and assets required to be pledged as Collateral) effectively secures the Secured Obligations of such Loan Party (or any additional Loan Parties) upon and after giving effect to such step of the Permitted Reorganization. Such amendments, modifications and other Loan Documents so required by the Administrative Agent shall, notwithstanding any provision in any Loan Document to the contrary, become effective upon execution and delivery by the Administrative Agent, the Collateral Agent and the applicable Loan Party, and shall not require the approval of any Lenders, and the Loan Parties agree to execute and deliver such amendments, modifications and other Loan Documents as may be reasonably requested by the Administrative Agent.
The Collateral Agent is hereby authorized to file UCC or PPSA financing statements, mortgages, and all other documents, filings and registrations in each applicable jurisdiction as the Collateral Agent (after consultation with its counsel) reasonably determines is advisable in connection with the steps contemplated by the Permitted Reorganization in order to preserve or maintain the Liens securing the Secured Obligations or the perfection or recordation of such Liens, or to create or perfect or record Liens granted by Loan Parties in connection with or following the consummation of each step of the Permitted Reorganization.
“Permitted Reorganization Actions” shall mean any or all of the following, in the case of each such action, subject to the satisfaction of each of the terms and conditions set forth in the definition of Permitted Reorganization:
(a)    the formation of U.K. Holdco by AV Minerals;
(b)    the designation by the Borrower in a signed written notice delivered to the Agents of U.K. Holdco as “Designated Holdco” and the concurrent contribution, sale or other transfer of 100% of the Equity Interests in AV Metals (or, if the Permitted Holdings Amalgamation occurs on or prior to such date, Successor Borrower) from AV Minerals to Designated Holdco;
(c)    the sale, Distribution, contribution or other transfer of no more than 12.5% of the aggregate amount of Voting Stock and other Equity Interests in Novelis Aluminium Holdings

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Unlimited plus one additional share of such Voting Stock by Borrower to AV Minerals (and any substantially concurrent interim sale, Distribution, contribution or other transfer of such Equity Interests to a Loan Party to effect such sale, Distribution, contribution or other transfer) and, if applicable, the substantially concurrent issuance of an Intercompany Note by each Loan Party that acquires such Equity Interests to the Loan Party that sells, Distributes, contributes or otherwise transfers such Equity Interests to it, as consideration for such sale, Distribution, contribution or other transfer;
(d)    ~~the Permitted Holdings Amalgamation~~[reserved];
(e)    the merger of Novelis AG and Novelis Switzerland SA;
(f)    the sale, Distribution or other transfer of 100% or less of the Equity Interests in Novelis Holdings Inc. from Borrower to Designated Holdco;
(g)    the sale, Distribution, contribution or other transfer of 100% of the Equity Interests in Novelis Holdings Inc. from Designated Company and/or Borrower to Novelis AG, Novelis Switzerland SA, the survivor of the merger of Novelis AG and Novelis Switzerland SA pursuant to clause (e) above (the “Surviving Swiss Subsidiary”) or, to the extent required by clause (iii) below, New U.S. Holdings (and any substantially concurrent interim sale, Distribution, contribution or other transfer of such Equity Interests to an Unrestricted Grantor to effect such sale, Distribution, contribution or other transfer) and, if applicable, the substantially concurrent issuance of an Intercompany Note by each Loan Party that acquires such Equity Interests to the Loan Party that sells, Distributes, contributes or otherwise transfers such Equity Interests to it, as consideration for such sale, Distribution, contribution or other transfer; and
(h)    the sale, Distribution, contribution or other transfer by a Loan Party (such Loan Party, the “Transferring Loan Party”) of 100% of the Equity Interests (other than Equity Interests in Novelis Holdings Inc.) in any Subsidiary of Designated Company (such subsidiary, the “Transferred Subsidiary”), to an Interim Holding Company that has complied with the requirements of clause (iv) below (and any substantially concurrent interim sale, Distribution, contribution or other transfer of such Equity Interests to a Loan Party to effect such sale, Distribution, contribution or other transfer) and, if applicable, the substantially concurrent issuance of an Intercompany Note by each Loan Party that acquires such Equity Interests to the Loan Party that sells, Distributes, contributes or otherwise transfers such Equity Interests to it, as consideration for such sale, Distribution, contribution or other transfer;
provided that:
(i)    the commencement of any of the actions described in clauses (b), (c), (f), (g) or (h) above (in the case of clauses (g) and (h) above, solely to the extent that Designated Company is Designated Holdco) shall be conditioned on each of AV Minerals and U.K. Holdco having become Guarantors and having granted Liens on their assets to secure the Secured Obligations on terms consistent with the terms of the Loan Documents, including, but not limited to, the requirements set forth in clause (l) of the definition of Permitted Reorganization and in Sections 5.11 and 5.12 hereof (without regard to any time periods set forth therein) (collectively, the “Joinder Requirements”);

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(ii)    the commencement of any of the actions described in clauses (c), (f), (g) or (h) above (in the case of clauses (g) and (h) above, solely to the extent that Designated Company is Designated Holdco) shall be conditioned on the completion of the actions described in clauses (a) and (b) above;
(iii)    each sale, Distribution, contribution or other transfer described in clause (g) above shall be conditioned on either (x) Novelis Holdings Inc. not owning, following such action and thereafter, any assets other than the Equity Interests in its direct Subsidiaries and the Permitted Holding Company Assets or (y) the formation of a new Subsidiary (“New U.S. Holdings”) organized under the laws of any State of the United States or the District of Columbia that is a direct Wholly Owned Subsidiary of Novelis AG, Novelis Switzerland SA, or the Surviving Swiss Subsidiary, and that (1) directly and wholly owns Novelis Holdings Inc. and (2) indirectly wholly owns Novelis Acquisitions (and, immediately after giving effect to the merger of Novelis Acquisitions with and into Aleris in connection with the Aleris Acquisition, Aleris); provided that this subclause (y) shall be further conditioned on New U.S. Holdings complying with the Joinder Requirements; provided, further, that New U.S. Holdings shall not be permitted to own, on and after the date of such action, any assets other than the Permitted Holding Company Assets;
(iv)    each sale, Distribution, contribution or other transfer described in clause (h) above shall be conditioned on either the creation of a newly formed Unrestricted Grantor or the existence of an existing Unrestricted Grantor, in each case that has complied with the Joinder Requirements (such Unrestricted Grantor, an “Interim Holding Company”), which Person shall be a direct Wholly Owned Subsidiary of Novelis AG, Novelis Switzerland SA, or the Surviving Swiss Subsidiary, and that shall directly wholly own the Transferred Subsidiary so sold, Distributed, contributed or transferred pursuant to such transaction; provided that such Unrestricted Grantor shall not be permitted to own, on and after the date of such action, any assets other than the Permitted Holding Company Assets; provided, further, that if such Transferred Subsidiary is an Aleris German Non-Wholly Owned Subsidiary, (1) the Tulip Foundation may continue to directly or indirectly own Equity Interests in such Aleris German Non-Wholly Owned Subsidiary so long as the Tulip Conditions are satisfied at all times and (2) any other Aleris German Non-Wholly Owned Subsidiary that owns such Transferred Subsidiary prior to the occurrence of such transfer may continue to own Equity Interests in such Transferred Subsidiary;
(v)    except as provided in clauses (i) through (iv) above, the actions described in clauses (d), (e), (g), and (h) are not conditioned on the occurrence of any of such other actions or the actions described in clauses (a), (b) or (c);
(vi)    the order of the actions described in clauses (a) through (h) above may be changed as long as the conditions specified for such action in clauses (i) through (v) above are satisfied; and

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(vii)    the obligations under each Intercompany Note issued in connection with any action or interim action described in clause (g) or (h) above shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent and shall constitute Subordinated Indebtedness hereunder.
“Permitted Revolving Credit Facility Refinancing” shall mean any credit facility that refinances or renews or replaces any of the Indebtedness incurred and commitments available under the Revolving Credit Loan Documents (which may be an asset-based or cash flow financing); provided that (a) the aggregate principal amount (or accreted value, if applicable) of all such Indebtedness, after giving effect to such refinancing or renewal, shall not exceed the Maximum Revolving Credit Facility Amount then in effect plus an amount equal to unpaid accrued interest and premium on the Indebtedness being so refinanced or renewed plus other reasonable amounts paid, and fees and expenses reasonably incurred, in connection with such refinancing or renewal, (b) such refinancing or renewal has a final maturity date equal to or later than the final maturity date of the Indebtedness being so refinanced or renewed, (c) no Default is existing or would result therefrom, (d) the collateral securing such refinancing, renewal or replacement is not greater than the Collateral (but without regard to whether such collateral is treated as Pari Passu Priority Collateral or Revolving Credit Priority Collateral for purposes of such credit facility under the Intercreditor Agreement) and (e) the persons that are (or are required to be) obligors under such refinancing or renewal do not include any person that is not an obligor under the Indebtedness being so refinanced or renewed (unless, in the case of a refinancing of Indebtedness of a Loan Party, such persons are or become obligors under the Loan Documents); provided that at least five Business Days prior to the incurrence of such refinancing or renewal, a Responsible Officer of the Designated Company shall have delivered an Officers’ Certificate to the Administrative Agent (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that the Designated Company has determined in good faith that such terms and conditions satisfy the foregoing requirements.
“Permitted Second Priority Refinancing Debt” shall mean secured Indebtedness incurred by any Loan Party in the form of one or more series of junior lien secured notes under one or more indentures or junior lien secured loans under one or more other debt instruments or facilities; provided that (i) such Indebtedness is secured by a Junior Lien on the Collateral (or a portion thereof) and is not secured by any property or assets other than the Collateral, (ii) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans, Other Term Loans or Incremental Term Loans), (iii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (except customary asset sale or change of control provisions), in each case prior to the date that is 181 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iv) subject to clause (vii) below, the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (v) such Indebtedness is not guaranteed by any Persons other than the Loan Parties, (vi) the other terms and conditions of such Indebtedness (excluding pricing, premiums and optional prepayment or optional redemption provisions) are customary market terms for securities of such type and, in any event, when taken as a whole, are not materially more favorable to the investors or lenders providing such Indebtedness than the terms and conditions of the applicable Refinanced Debt (except with respect to any terms (including covenants) and conditions contained in such Indebtedness that are applicable only after the then Latest Maturity Date) (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at

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least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Designated Company has determined in good faith that such terms and conditions satisfy the requirement of this clause (vi) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Designated Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)), (vii) the security agreements relating to such Indebtedness (together with the Intercreditor Agreement) reflect the Junior Lien nature of the security interests and are otherwise substantially the same as the applicable Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (viii) no Default shall exist immediately prior to or after giving effect to such incurrence, and (ix) a Senior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Intercreditor Agreement. Permitted Second Priority Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.
“Permitted Short Term Credit Agreement” shall mean that certain Short Term Credit Agreement, dated as of February 21, 2020 (as amended by Amendment No. 1 thereto, dated as of August 25, 2020 (the “Permitted Short Term Amendment”)), among Novelis Holdings Inc., as the borrower, Novelis Inc., as parent, AV Metals Inc., as holdings, the other guarantors from time to time party thereto, the lenders from time to time party thereto, Standard Chartered Bank, as administrative agent, and Standard Chartered Bank, as escrow agent, or any replacement therefor that constitutes Permitted Short Term Indebtedness in the form of a term loan facility.
“Permitted Short Term Indebtedness” shall mean the Indebtedness incurred by Novelis Holdings, Inc. under the Permitted Short Term Credit Agreement, and all Contingent Obligations of the other Loan Parties in respect thereof; provided that:
(i) the net cash proceeds of such Indebtedness shall be used solely (x) to finance a portion of the Aleris Acquisition, to repay existing Indebtedness of Aleris and its Subsidiaries, and to pay fees, costs and expenses incurred in connection with the Aleris Acquisition, such Indebtedness, and incremental term loans incurred under this Agreement and (y) in the case of such Indebtedness funded under the Permitted Short Term Credit Agreement after the Fourth Amendment Effective Date in accordance with the Permitted Short Term Amendment (the “Bridge Extension Loans”), to refinance Indebtedness under the Permitted Short Term Credit Agreement that matures on April 13, 2021;
(ii) such Indebtedness is not guaranteed by any Persons other than the Loan Parties;
(iii) no Default shall exist immediately prior to or after giving effect to such incurrence;
(iv) such Indebtedness (including related guarantees) is not secured; provided that on and after April 13, 2021 until April 13, 2022, such Indebtedness (including related guarantees) may be secured by a Lien on assets of the Loan Parties organized under the laws of the United States, the states thereof, the District of Columbia, Canada, and the provinces and territories thereof, in each case junior to the Liens securing the Secured Obligations and the Secured Obligations (under and as defined in the Revolving Credit Agreement), so long as such Indebtedness and such Liens are at all times subject to the terms of the Intercreditor Agreement as “Subordinated Lien Debt” (as defined in the Intercreditor Agreement);

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(v) the aggregate principal amount of such Indebtedness does not exceed $1,100,000,000, less the aggregate principal amount of all payments of such Indebtedness; provided that, to the extent that 100% of the proceeds of Bridge Extension Loans are applied on the date of incurrence in accordance with clause (i)(y) above, the incurrence of such Bridge Extension Loans, and the payment of Permitted Short Term Indebtedness with the proceeds thereof, shall be disregarded for the purpose of calculating the amount of permitted Indebtedness under this clause (v);
(vi) the terms of such Indebtedness do not provide for any scheduled amortization payments; and
(vii) the other terms and conditions of such Indebtedness (excluding pricing, premiums, maturity, and mandatory prepayments) are no more favorable to the lenders providing such Indebtedness than the terms and conditions under the Permitted Short Term Loan Documents as in effect on the Fourth Amendment Effective Date;
provided, further, that the terms of such Indebtedness shall not prohibit Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) or any of its Restricted Subsidiaries from (x) granting any Liens to secure the Secured Obligations, (y) making any loans, payments, distributions or contributions, or any Asset Sales to the Borrower to the extent that such transactions would be permitted under this Agreement, or (z) paying all or any portion of the Secured Obligations at any time and from time to time.
“Permitted Short Term Loan Documents” shall mean the Permitted Short Term Credit Agreement and the other “Loan Documents” (or words of like import) as defined therein, including all guaranties and the notes issued thereunder.
“Permitted Unsecured Refinancing Debt” shall mean unsecured Indebtedness incurred by the Designated Company or any Loan Party in the form of one or more series of senior unsecured or subordinated notes or loans under one or more instruments; provided that (i) such Indebtedness constitutes Credit Agreement Refinancing Indebtedness in respect of Term Loans (including portions of Classes of Term Loans, Other Term Loans or Incremental Term Loans), (ii) such Indebtedness does not mature or have scheduled amortization or payments of principal and is not subject to mandatory redemption or prepayment (except customary asset sale or change of control provisions), in each case prior to the date that is 181 days after the Latest Maturity Date at the time such Indebtedness is incurred, (iii) such Indebtedness is not guaranteed by any Persons other than the Loan Parties, (iv) the other terms and conditions of such Indebtedness (excluding pricing, premiums and optional prepayment or optional redemption provisions) are customary market terms for Indebtedness of such type and, when taken as a whole, are not materially more restrictive (provided that such terms shall in no event include any financial maintenance covenants) on the Designated Company and the Restricted Subsidiaries than the terms and conditions applicable to the Term Loans (provided that a certificate of a Responsible Officer delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Designated Company has determined in good faith that such terms and conditions satisfy the requirement of this clause (iv) shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Designated Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees)) and (v) such Indebtedness (including related guarantees) is not secured. Permitted Unsecured Refinancing Debt will include any Registered Equivalent Notes issued in exchange therefor.

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“person” or “Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA which is maintained or contributed to by any Company or its ERISA Affiliate or with respect to which any Company could incur liability (including under Section 4069 of ERISA).
“Platform” shall have the meaning assigned to such term in Section 11.01(d).
“Pledged Distributions” shall mean, collectively, with respect to each Loan Party, all dividends, cash, options, warrants, rights, instruments, distributions, returns of capital or principal, income, interest, profits and other property, interests (debt or equity) or proceeds, including as a result of a split, revision, reclassification or other like change of the Pledged Securities, from time to time received, receivable or otherwise distributed to such Loan Party in respect of or in exchange for any or all of the Pledged Securities or Pledged Intercompany Notes.
“Pledged Intercompany Notes” shall mean, with respect to each Loan Party, all intercompany notes described in Schedule 11 to the Perfection Certificate as of the Closing Date and intercompany notes hereafter acquired by such Loan Party and all certificates, instruments or agreements evidencing such intercompany notes, and all assignments, amendments, restatements, supplements, extensions, renewals, replacements or modifications thereof to the extent permitted pursuant to the terms hereof.
“Pledged Securities” shall mean, collectively, with respect to each Loan Party, (i) all issued and outstanding Equity Interests of each issuer set forth on Schedule 10 to the Perfection Certificate as of the Closing Date as being owned by such Loan Party and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Loan Party (including by issuance), together with all rights, privileges, authority and powers of such Loan Party relating to such Equity Interests in each such issuer or under any Organizational Document of each such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Loan Party in the entries on the books of any financial intermediary pertaining to such Equity Interests, (ii) all Equity Interests of any issuer, which Equity Interests are hereafter acquired by such Loan Party or are owned by a Loan Party as of the Closing Date (including by issuance) and all options, warrants, rights, agreements and additional Equity Interests of whatever class of any such issuer acquired by such Loan Party (including by issuance), together with all rights, privileges, authority and powers of such Loan Party relating to such Equity Interests or under any Organizational Document of any such issuer, and the certificates, instruments and agreements representing such Equity Interests and any and all interest of such Loan Party in the entries on the books of any financial intermediary pertaining to such Equity Interests, from time to time acquired by such Loan Party in any manner, and (iii) all Equity Interests issued in respect of the Equity Interests referred to in clause (i) or (ii) upon any consolidation or merger of any issuer of such Equity Interests other than to the extent any of the foregoing constitute Excluded Equity Interests.
“PPSA” shall mean the Personal Property Security Act (Ontario) and the regulations promulgated thereunder and other applicable personal property security legislation of the applicable Canadian province or provinces in respect of the Canadian Loan Parties (including the Civil Code of Quebec and the regulations respecting the register of personal and movable real rights promulgated thereunder (the “Civil Code”)) as all such legislation now exists or may from

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time to time hereafter be amended, modified, recodified, supplemented or replaced, together with all rules, regulations and interpretations thereunder or related thereto.
“Preferred Stock” shall mean, with respect to any person, any and all preferred or preference Equity Interests (however designated) of such person whether now outstanding or issued after the Closing Date.
“Prepayments Recapture Amount” shall have the meaning assigned to such term in Section 6.11(a)(i)(z)(C).
“Principal Jurisdiction” shall mean (i) the United States, Canada, the United Kingdom, Switzerland, Germany, Belgium and the Netherlands, (ii) each other country in which a Restricted Subsidiary is organized in respect of which Accounts are included in the borrowing base for purposes of the Revolving Credit Agreement and (iii) and any state, province or other political subdivision of the foregoing.
“Pro Forma Basis” shall mean, with respect to compliance with any test or covenant hereunder at any time of determination (excluding any calculation of the amount of Excess Cash Flow and the amount referred to in clause (a) of the definition of Cumulative Credit), that all Specified Transactions and the following transactions in connection therewith (if any) shall be deemed to have occurred as of the first day of the applicable Test Period or other period of measurement in such test or covenant: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Transaction, (i) in the case of a sale or other disposition of all or substantially all Equity Interests in or assets of any Restricted Subsidiary of the Designated Company or any division, business unit, line of business or facility used for operations of the Designated Company or any of its Restricted Subsidiaries, shall be excluded (as if such sale or disposition occurred on the first day of the applicable Test Period), and (ii) in the case of a Permitted Acquisition or Investment described in the definition of “Specified Transaction”, shall be included (as if such Permitted Acquisition or Investment occurred on the first day of the applicable Test Period), (b) any retirement of Indebtedness in connection therewith, and (c) any Indebtedness incurred or assumed by the Designated Company or any of its Restricted Subsidiaries in connection therewith.
“Process Agent” shall have the meaning assigned to such term in Section 11.09(d).
“property” shall mean any right, title or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible and including Equity Interests or other ownership interests of any person and whether now in existence or owned or hereafter entered into or acquired, including all Real Property.
“Property Material Adverse Effect” shall mean, with respect to any Mortgaged Property, as of any date of determination and whether individually or in the aggregate, any event, circumstance, occurrence or condition which has caused or resulted in (or would reasonably be expected to cause or result in) a material adverse effect on (a) the business or operations of any Company as presently conducted at the Mortgaged Property; (b) the value or utility of the Mortgaged Property; or (c) the legality, priority or enforceability of the Lien created by the Mortgage or the rights and remedies of the Mortgagee thereunder.
“Public Lender” shall have the meaning assigned to such term in Section 11.01(d).

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“Purchase” shall have the meaning assigned to such term in the definition of “Discounted Purchase”.
“Purchase Money Obligation” shall mean, for any person, the obligations of such person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any property (including Equity Interests of any person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, however, that (i) such Indebtedness is incurred within one year after such acquisition, installation, construction or improvement of such property by such person and (ii) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be.
“Purchase Notice” shall have the meaning assigned to such term in the definition of “Discounted Purchase”.
“Qualified Borrower IPO” shall mean, at any time prior to the commencement of the first step of the Permitted Reorganization, and so long as the Borrower (directly or indirectly) owns 100% of the Equity Interests of the other Co-Borrower, any of the issuance by the Borrower of its common Equity Interests and/or the sale by Holdings of the common Equity Interests of the Borrower owned by Holdings, in an underwritten primary or secondary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act; provided that the Borrower shall not consummate a Qualified Borrower IPO during any period that AV Minerals directly owns any Equity Interests in Novelis Aluminium Holdings Unlimited, Novelis Deutschland GmbH, or in any other Subsidiary of AV Minerals other than AV Metals, Successor Holdings and Designated Holdco.
“Qualified Capital Stock” of any person shall mean any Equity Interests of such person that are not Disqualified Capital Stock.
“Qualified ECP Guarantor” shall mean, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee (or in the case of each Co-Borrower, guarantee) or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualified IPO” shall mean the issuance by Holdings (or, on and after the Designated Holdco Effective Date, Designated Holdco), or any direct or indirect parent of Holdings (or, on and after the Designated Holdco Effective Date, Designated Holdco) which, (x) in the case of Holdings, owns no material assets other than its direct or indirect ownership interest in the Equity Interests of the Borrower (or, on and after the Designated Holdco Effective Date, Designated Holdco and, to the extent permitted by Section 6.15(a)(i)(y), Novelis Aluminum Holdings Unlimited and Aleris Germany) and the other assets permitted by Section 6.15, or (y) on and after the Specified AV Minerals Joinder Date, in the case of AV Minerals, owns no material assets other than its direct ownership interests in Holdings and the assets described in clause (x) above, of its common Equity Interests in an underwritten primary or secondary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the U.S. Securities and Exchange Commission in accordance with the Securities Act; provided that neither Holdings nor Designated Holdco shall

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consummate a Qualified IPO (other than a Qualified IPO consummated solely with the issuance of Equity Interests by a direct or indirect parent of AV Minerals) during any period that AV Minerals directly owns any Equity Interests in Novelis Aluminium Holdings Unlimited, Novelis Deutschland GmbH, or in any other Subsidiary of AV Minerals other than AV Metals, Successor Holdings and Designated Holdco.
“Qualified Securitization Transaction” shall mean any transaction or series of transactions that may be entered into by any Restricted Subsidiary (other than a Restricted Subsidiary organized under the laws of a Principal Jurisdiction (excluding from such requirement as to the absence of Restricted Subsidiaries organized under the laws of a Principal Jurisdiction, any Permitted German Alternative Financing, any Permitted Customer Account Financing or any Permitted Novelis Switzerland Financing)) pursuant to which such Restricted Subsidiary may sell, convey or otherwise transfer to a Securitization Entity or may grant a security interest in any Receivables (whether now existing or arising or acquired in the future) of such Restricted Subsidiary or any Related Security or Securitization Assets; provided that no Receivables or other property of any Company organized in a Principal Jurisdiction (excluding from such requirement as to the absence of property of a Company organized in a Principal Jurisdiction, any Permitted German Alternative Financing, any Permitted Customer Account Financing and any Permitted Novelis Switzerland Financing) shall be subject to a Qualified Securitization Transaction.
“Qualifying Lenders” shall have the meaning assigned to such term in the definition of “Discounted Purchase”.
“Qualifying Loans” shall have the meaning assigned to such term in the definition of “Discounted Purchase”.
“Real Property” shall mean, collectively, all right, title and interest (including any freehold, leasehold, minerals or other estate) in and to any and all parcels of or interests in real property owned, leased or operated by any person, whether by lease, license or other means, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.
“Recapture Amounts” shall mean, at any time of determination, the cumulative amount of the Investment Recapture Amount plus the Dividend Recapture Amount plus the Prepayments Recapture Amount paid since the Closing Date.
“Receivable” shall mean the indebtedness and other obligations owed to any Company (other than any Company organized under the laws of a Principal Jurisdiction (excluding from such requirement as to the absence of a Company organized in a Principal Jurisdiction, any Permitted German Alternative Financing, any Permitted Customer Account Financing or any Permitted Novelis Switzerland Financing)) (at the time such indebtedness and other obligations arise, and before giving effect to any transfer or conveyance contemplated under any Qualified Securitization Transaction documentation) arising in connection with the sale of goods or the rendering of services by such person, including any indebtedness, obligation or interest constituting an Account, contract right, payment intangible, promissory note, chattel paper, instrument, document, investment property, financial asset or general intangible, in each case, arising in connection with the sale of goods or the rendering of services by such person, and further includes, the obligation to pay any finance charges with respect thereto.

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“Receivables Purchase Agreement” shall mean each of (a) the Non-Recourse Receivables Purchase Agreement, dated July 6, 2007 (as amended and restated on December 17, 2010 and as further amended from time to time) and any related servicing agreements (collectively, the “German Receivables Purchase Agreement”) between the German Seller, on the one hand, and Novelis AG, on the other hand, in each case providing, inter alia, for the sale and transfer of Accounts by the German Seller to Novelis AG, and (b) any other receivables purchase agreement and related servicing agreements entered into after the Closing Date between a “Receivables Seller” and a “Borrower” or “Borrowing Base Guarantor” (as each is defined in the Revolving Credit Agreement and any corresponding term in any successor agreement), in order that the receivables subject thereto may be included in the borrowing base established under the Revolving Credit Agreement and in form and substance reasonably satisfactory to the Revolving Credit Administrative Agent.
“Receiver” shall mean a receiver or receiver and manager or, where permitted by law, an administrative receiver of the whole or any part of the Collateral, and that term will include any appointee under joint and/or several appointments.
“Reference Bank Quotation” means any quotation supplied to the Administrative Agent by a Reference Bank.
“Reference Bank Rate” shall mean the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Administrative Agent at its request by the Reference Banks, in relation to a Borrowing, as the rate at which the relevant Reference Bank could borrow funds in the London interbank market in the relevant currency and for the relevant Interest Period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market size in that currency and for that Interest Period; provided, that if the Reference Bank Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Reference Banks” shall mean, in relation to a Borrowing, the principal London offices of any financial institution appointed by the Administrative Agent as a “Reference Bank” in consultation with the Designated Company and with the consent of such Reference Bank.
“Refinancing Amendment” shall mean an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Designated Company executed by each of (a) the Loan Parties, (b) the Administrative Agent and (c) each Additional Lender and Lender that agrees to provide any portion of the Credit Agreement Refinancing Indebtedness being incurred pursuant thereto, in accordance with Section 2.24.
“Refinanced Debt” shall have the meaning assigned to such term in the definition of “Credit Agreement Refinancing Indebtedness”.
“Register” shall have the meaning assigned to such term in Section 11.04(c).
“Registered Equivalent Notes” shall mean, with respect to any notes originally issued in a Rule 144A or other private placement transaction under the Securities Act of 1933, substantially identical notes (having the same guarantees) issued in a dollar-for-dollar exchange therefor pursuant to an exchange offer registered with the SEC.
“Regulation” shall have the meaning assigned to such term in Section 3.25.

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“Regulation D” shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.
“Regulation T” shall mean Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Business Assets” shall mean assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by any Loan Party in exchange for assets transferred by a Loan Party shall not be deemed to be Related Business Assets if they consist of securities of a person, unless upon receipt of the securities of such person, such person would become a Loan Party.
“Related Parties” shall mean, with respect to any person, such person’s Affiliates and the partners, directors, officers, employees, agents, trustees and advisors of such person and of such person’s Affiliates.
“Related Security” shall mean, with respect to any Receivable, all of the applicable Restricted Subsidiary’s interest in the inventory and goods (including returned or repossessed inventory or goods), if any, the sale of which by the applicable Company gave rise to such Receivable, and all insurance contracts with respect thereto, all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements and security agreements describing any collateral securing such Receivable, all guaranties, letters of credit, letter-of-credit rights, supporting obligations, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise, all service contracts and other contracts and agreements associated with such Receivable, all records related to such Receivable, and all of the applicable Company’s right, title and interest in, to and under the applicable Qualified Securitization Transaction documentation or Permitted Factoring Facility documentation.
“Release” shall mean any spilling, leaking, seepage, pumping, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, emanating or migrating of any Hazardous Material in, into, onto or through the Environment.
“Relevant External Company” shall mean “relevant external company” within the meaning of the Irish Companies Act.
“Reorganization Plan” shall have the meaning assigned to such term in Section 11.04(g)(iii).
“Repatriation Limitation” shall have the meaning assigned to such term in Section 2.10(i).

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“Reply Amount” shall have the meaning assigned to such term in the definition of “Discounted Purchase”.
“Required Lenders” shall mean, as of any date of determination, Lenders holding more than 50% of the sum of all Loans outstanding and unused Commitments (if any); provided that the Commitment of, and the portion of the Loans held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Requirements of Law” shall mean, collectively, any and all legally binding requirements of any Governmental Authority including any and all laws, judgments, orders, decrees, ordinances, rules, regulations, statutes or case law, including, without limitation, the U.S. Hold Separate Order.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Response” shall mean (a) “response” as such term is defined in CERCLA, 42 U.S.C. § 9601(24), and (b) all other actions required by any Governmental Authority or voluntarily undertaken to (i) clean up, remove, treat, abate or in any other way address any Hazardous Material in the Environment; (ii) prevent the Release or threat of Release, or minimize the further Release, of any Hazardous Material; or (iii) perform studies and investigations in connection with, or as a precondition to, or to determine the necessity of the activities described in, clause (i) or (ii) above.
“Responsible Officer” shall mean, with respect to any Person, any of the principal executive officers, managing members or general partners of such Person but, in any event, with respect to financial matters, the chief financial officer, finance director, treasurer or controller of such person, and, solely for purposes of notices given under Article II, any other officer or employee such Person so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of such Person designated in or pursuant to an agreement between such Person and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Grantor” shall mean a Loan Party that has granted a Guarantee that is subject to limitations that impair in any material respect the benefit of such Guarantee (as determined by the Administrative Agent in its reasonable discretion) (it being expressly understood and agreed that (i) neither the Borrower nor any Loan Party that is a Canadian Guarantor, a U.K. Guarantor, a Dutch Guarantor, a Dubai Guarantor or a U.S. Guarantor shall be a Restricted Grantor and (ii) except as may be otherwise determined by the Administrative Agent in its reasonable discretion, each Loan Party that is a German Guarantor, an Irish Guarantor, a Swiss Guarantor, a French Guarantor or a Brazilian Guarantor shall be a Restricted Grantor).
“Restricted Subsidiary” shall mean, as the context requires, (i) any Subsidiary of Holdings other than an Unrestricted Subsidiary, (ii) on and after the Specified AV Minerals Joinder Date, any Subsidiary of AV Minerals other than an Unrestricted Subsidiary, and (iii) any Subsidiary of the Designated Company other than an Unrestricted Subsidiary.

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“Revolving Credit Administrative Agent” shall mean the “Administrative Agent” (or term of like import) under and as defined in the Revolving Credit Agreement, and its successors and assigns in such capacity.
“Revolving Credit Agents” shall mean the “Agents” (as defined in the Revolving Credit Loan Documents) (or term of like import), including the Revolving Credit Administrative Agent and the Revolving Credit Collateral Agent.
“Revolving Credit Agreement” shall mean (i) that certain Second Amended and Restated Credit Agreement, dated as of October 6, 2014, among the Loan Parties, the Revolving Credit Lenders, Wells Fargo Bank, N.A. (London Branch), as European swingline lender, Wells Fargo Bank, National Association, as issuing bank and U.S. swingline lender, the Revolving Credit Collateral Agent, the Revolving Credit Administrative Agent, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, The Royal Bank of Scotland plc and UBS Securities LLC, as co-syndication agents, SunTrust Robinson Humphrey, Inc., as senior managing agent, and Wells Fargo Bank, National Association, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets, Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, RBS Securities Inc. and UBS Securities LLC, as joint lead arrangers and joint bookmanagers, as amended, restated, supplemented or modified from time to time to the extent permitted by this Agreement and the Intercreditor Agreement and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any indebtedness or other financial accommodation that has been incurred to extend (subject to the limitations set forth herein and in the Intercreditor Agreement) or refinance in whole or in part the indebtedness and other obligations outstanding under the (x) credit agreement referred to in clause (i) or (y) any subsequent Revolving Credit Agreement, in each case which constitutes a Permitted Revolving Credit Facility Refinancing with respect to the Revolving Credit Loans, unless such agreement or instrument expressly provides that it is not intended to be and is not a Revolving Credit Agreement hereunder (provided that in connection with such refinancing, the commitments relating to such indebtedness that has been refinanced are terminated). Any reference to the Revolving Credit Agreement hereunder shall be deemed a reference to any Revolving Credit Agreement then in existence.
“Revolving Credit Collateral Agent” shall mean the “Collateral Agent” (or term of like import) under and as defined in the Revolving Credit Agreement, and its successors and assigns in such capacity.
“Revolving Credit Commitments” shall mean the commitments of the Revolving Credit Lenders to make Revolving Credit Loans under the Revolving Credit Agreement.
“Revolving Credit Lenders” shall mean the banks, financial institutions and other entities from time to time party to the Revolving Credit Agreement as lenders.
“Revolving Credit Loan Documents” shall mean the Revolving Credit Agreement and the other “Loan Documents” as defined in the Revolving Credit Agreement and any corresponding term in any successor Revolving Credit Agreement permitted hereby, including the mortgages and other security documents, guaranties and the notes issued thereunder.
“Revolving Credit Loans” shall mean the revolving loans and swingline loans outstanding under the Revolving Credit Agreement.

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“Revolving Credit Maturity Date” shall have meaning assigned to the term “Maturity Date” in the Revolving Credit Agreement (and any corresponding term in any successor Revolving Credit Agreement permitted hereby).
“Revolving Credit Priority Collateral” shall mean all “Revolving Credit Priority Collateral” as defined in the Intercreditor Agreement.
“Revolving Credit Secured Parties” shall mean the Revolving Credit Administrative Agent, the Revolving Credit Collateral Agent and each other Person that is a “Secured Party” under the Revolving Credit Agreement.
“Revolving Credit Security Documents” shall have the meaning assigned to the term “Security Documents” in the Revolving Credit Agreement (and any corresponding term in any successor Revolving Credit Agreement permitted hereby).
“S&P” shall mean Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc. and any successor thereto.
“Sale and Leaseback Transaction” shall have the meaning assigned to such term in Section 6.03.
“Sanctioned Country” shall have the meaning assigned to such term in Section 3.22.
“Sanctioned Person” shall have the meaning assigned to such term in Section 3.22.
“Sanctions” shall have the meaning assigned to such term in Section 3.22.
“Sarbanes-Oxley Act” shall mean the United States Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder.
“SCB” shall mean Standard Chartered Bank and its successors.
“Screen Rate” shall have the meaning assigned to such term in the definition of Eurodollar Base Rate.
“Second Amendment” shall mean that certain Amendment No. 2 to Credit Agreement, dated as of November 20, 2018, among the Borrower, AV Metals, the other Loan Parties party thereto, the Lenders party thereto, the Administrative Agent and the Collateral Agent.
“Second Amendment Effective Date” shall mean the “Amendment Effective Date” as defined in the Second Amendment.
“Section 347” shall have the meaning assigned to such term in Section 2.19(a).
“Secured Debt Agreement” shall mean (i) this Agreement and (ii) the other Loan Documents.
“Secured Hedge Provider” shall mean (i) any person that is a counterparty to a Hedging Agreement with any Loan Party that was a Lender, Arranger or Agent (or an Affiliate of a Lender, Arranger or Agent) on the date of entering into such Hedging Agreement (or, with respect to Hedging Agreements in effect at the Closing Date, on the Closing Date), (ii) any other

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person that is counterparty to a Hedging Agreement with any Loan Party if, at or prior to the time such Hedging Agreement is entered into, the Designated Company shall designate such person as a “Secured Hedge Provider” in a notice to the Administrative Agent and the Collateral Agent, which person shall execute a Secured Hedge Provider Joinder, (iii) any Person that is a counterparty to a Hedging Agreement with any Loan Party that is in effect on the Closing Date and was entered into prior to the Closing Date to the extent that such Person is listed as a “Secured Hedge Provider” on Schedule 1.01(d), which Person shall become a Secured Hedge Provider on the day following the Closing Date but shall cease to be a Secured Hedge Provider if such Person fails to execute a Secured Hedge Provider Joinder on or prior to the ninetieth (90th) day after the Closing Date, and (iv) any Person that is a counterparty to a Hedging Agreement with a Subsidiary acquired by the Companies pursuant to the Aleris Acquisition that is in effect on the Aleris Acquisition Closing Date and was entered into prior to the Aleris Acquisition Closing Date; provided that such Person shall cease to be a Secured Hedge Provider on the date that is 90 days after the Aleris Acquisition Closing Date (or such later date agreed by the Administrative Agent) if such Person has not, on or prior to such date, (x) executed and delivered to the Administrative Agent a Secured Hedge Provider Joinder and (y) complied with the Aleris Hedging Collateral Requirements with respect to such Hedging Agreement.
“Secured Hedge Provider Joinder” shall mean a letter agreement substantially in the form of Exhibit Q attached hereto or in such other form as may be acceptable to the Administrative Agent pursuant to which such person (i) appoints the Administrative Agent and the Collateral Agent as its agent under the applicable Loan Documents with respect to Collateral, as provided therein, and (ii) agrees to be bound by the provisions of Section 10.03, Section 10.09, the Intercreditor Agreement and the Security Documents as if it were a Lender.
“Secured Net Leverage Ratio” shall mean, with respect to any Calculation Date, the ratio of (a) Consolidated Total Net Debt as of the Calculation Date (other than any portion of Consolidated Total Net Debt that is unsecured) to (b) Consolidated EBITDA for the Test Period most recently ended prior to the Calculation Date for which financial information has been delivered to the Administrative Agent and the Lenders pursuant to Section 4.01(d), Section 5.01(a) or Section 5.01(b).
“Secured Obligations” shall mean (a) the Obligations and (b) the due and punctual payment and performance of all obligations of the Designated Company and the other Loan Parties under each Hedging Agreement entered into with any Secured Hedge Provider. The Secured Obligations shall not include any Excluded Swap Obligations.
“Secured Parties” shall mean, collectively, the Administrative Agent, the Collateral Agent, the Escrow Agent, each co-agent or sub-agent appointed by the Administrative Agent or the Collateral Agent, any Receiver or Delegate, the Lenders and any Secured Hedge Provider (to the extent such Secured Hedge Provider executes and delivers to the Administrative Agent and the Collateral Agent a Secured Hedge Provider Joinder).
“Securities Act” shall mean the Securities Act of 1933.
“Securities Collateral” shall mean, collectively, the Pledged Securities, the Pledged Intercompany Notes and the Pledged Distributions.
“Securitization Assets” shall mean all existing or hereafter acquired or arising (i) Receivables that are sold, assigned or otherwise transferred pursuant to a Qualified Securitization Transaction, (ii) the Related Security with respect to the Receivables referred to in

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clause (i) above, (iii) the collections and proceeds of the Receivables and Related Security referred to in clauses (i) and (ii) above, (iv) all lockboxes, lockbox accounts, collection accounts or other deposit accounts into which such collections are deposited (and in any event excluding any lockboxes, lockbox accounts, collection accounts or deposit accounts that any Company organized under the laws of any Principal Jurisdiction has an interest in (other than in connection with a Permitted German Alternative Financing, any Permitted Customer Account Financing and any Permitted Novelis Switzerland Financing)) and which have been specifically identified and consented to by the Administrative Agent, (v) all other rights and payments which relate solely to such Receivables and (vi) all cash reserves comprising credit enhancements for such Qualified Securitization Transaction.
“Securitization Entity” shall mean any corporation, company (including any limited liability company), association, partnership, joint venture, trust, mutual fund or other business entity to which any Restricted Subsidiary (excluding any Restricted Subsidiary that is organized in a Principal Jurisdiction (excluding from such requirement that such Restricted Subsidiary not be organized in a Principal Jurisdiction, any Permitted German Alternative Financing, any Permitted Customer Account Financing and any Permitted Novelis Switzerland Financing) or any other Securitization Entity transfers Receivables and Related Security) (a) which engages in no activities other than in connection with the financing of Receivables or Related Security, (b) which is designated by the Board of Directors of the Designated Company as a Securitization Entity, (c) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Designated Company or any Restricted Subsidiary (excluding guarantees of such transferor Restricted Subsidiary of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings and guarantees by the Securitization Entity), (ii) is recourse to or obligates the Designated Company or any Restricted Subsidiary (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Designated Company or any Restricted Subsidiary (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the Receivables and Related Security being financed (whether in the form of any equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by the transferor Restricted Subsidiary, (d) to which none of the Designated Company nor any Restricted Subsidiary has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results and (e) with which none of Holdings, the Designated Company nor any Restricted Subsidiary of the Designated Company (nor, on and after the Specified AV Minerals Joinder Date, AV Minerals) has any material contract, agreement, arrangement or understanding other than those customary for a Qualified Securitization Transaction and, in any event, on terms no less favorable to Holdings, the Designated Company or such Restricted Subsidiary (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) than those that might be obtained at the time from Persons that are not Affiliates of the Designated Company or such Restricted Subsidiary. Any such designation by the Board of Directors shall be evidenced to the Administrative Agent by providing the Administrative Agent with a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
“Security Agreement” shall mean each U.S. Security Agreement, each Canadian Security Agreement, each U.K. Security Agreement, each Swiss Security Agreement, each German Security Agreement, each Irish Security Agreement, each Brazilian Security Agreement, each French Security Agreement, each Dubai Security Agreement, each Belgian Security

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Agreement, each Dutch Security Agreement and each other Security Agreement entered into pursuant to Section 5.11(b), individually and collectively, as the context may require.
“Security Agreement Collateral” shall mean all property pledged or granted as Collateral pursuant to any Security Agreement (a) on the Closing Date or (b) thereafter pursuant to Section 5.11 or Section 5.15.
“Security Documents” shall mean each Security Agreement, the Mortgages, any Security Trust Deed, and each other security document, deed of trust, charge or pledge agreement delivered in accordance with applicable local or foreign law to grant a valid, perfected security interest in any property as Collateral for the Secured Obligations, and all UCC or other financing statements or financing change statements, control agreements, bailee notification letters, or instruments of perfection required by this Agreement, any Security Agreement, any Mortgage or any other such security document, charge or pledge agreement to be filed with respect to the security interests in property and fixtures created pursuant to any Security Agreement or any Mortgage and any other document or instrument utilized to pledge or grant or purport to pledge or grant a security interest or lien on any property as Collateral for the Secured Obligations or to perfect, obtain control over or otherwise protect the interest of the Collateral Agent therein.
“Security Trust Deed” shall mean any security trust deed to be executed by, among others, the Collateral Agent, the Administrative Agent and any Loan Party granting security over U.K., Irish or Hong Kong assets of any Loan Party.
“Senior Note Agreements” shall mean (a) the Indenture, dated as of January 16, 2020, by and among the U.S. Issuer, the guarantors from time to time party thereto, and Regions Bank, as trustee, and (b) the Indenture, dated as of September 14, 2016, by and among the U.S. Issuer, the guarantors from time to time party thereto, and Regions Bank, as trustee, in each case pursuant to which the applicable Senior Notes were issued.
“Senior Note Documents” shall mean the Senior Notes, the Senior Note Agreements, the Senior Note Guarantees and all other documents executed and delivered with respect to the Senior Notes or the Senior Note Agreements.
“Senior Note Guarantees” shall mean the guarantees of the Loan Parties (other than the U.S. Issuer) pursuant to the Senior Note Agreements.
“Senior Notes” shall mean the U.S. Issuer’s 4.75% Senior Notes due 2030 and 5.875% Senior Notes due 2026, each issued pursuant to the applicable Senior Note Agreements, and any senior notes issued pursuant to a Permitted Refinancing of the Senior Notes (and any Registered Equivalent Notes).
“Senior Representative” shall mean, with respect to any series of Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt, Additional Senior Secured Indebtedness or Junior Secured Indebtedness, the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Indebtedness is issued, incurred or otherwise obtained, as the case may be, and each of their successors in such capacities.
“Senior Secured Net Leverage Ratio” shall mean, with respect to any date of determination (the “Calculation Date”), the ratio of (a) Consolidated Total Net Debt as of the

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Calculation Date (other than any portion of Consolidated Total Net Debt that is unsecured or is secured solely by Liens that are subordinated to the Liens securing the Secured Obligations pursuant to the Intercreditor Agreement) (it being understood that Indebtedness under the Revolving Credit Loan Documents which constitutes Consolidated Total Net Debt will be included in the Senior Secured Net Leverage Ratio) to (b) Consolidated EBITDA for the Test Period most recently ended prior to the Calculation Date for which financial information has been delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or (b); provided that if the Senior Secured Net Leverage Ratio is being determined for purposes of determining the Excess Cash Flow Percentage for a particular Excess Cash Flow Period, then Consolidated EBITDA for such Excess Cash Flow Period shall be utilized in clause (b) of this ratio.
“Series of Cash Neutral Transactions” shall mean any series of Investments, incurrences of Indebtedness, Asset Sales in the form of transfers of intercompany promissory notes and Equity Interests or similar instruments and/or Dividends solely among Companies; provided that (i) the amount of cash or Cash Equivalents transferred by any Company (each such Company, an “Initiating Company”) to another Company in such Series of Cash Neutral Transactions is not greater than the amount of cash or Cash Equivalents received by such Initiating Company in such Series of Cash Neutral Transactions less reasonable transaction expenses and taxes (which cash and Cash Equivalents must be received by such Initiating Company within three Business Days of the initiation of such Series of Cash Neutral Transactions), (ii) any Collateral (including cash or Cash Equivalents of any Loan Party involved in such Series of Cash Neutral Transactions) shall remain subject to a perfected security interest of the Collateral Agent, and the validly, perfection and priority of such security interest shall not be impaired by or in connection with such Series of Cash Neutral Transactions, (iii) no more than $50,000,000 in aggregate of cash or Cash Equivalents may be held by Companies that are not Loan Parties in connection with transfers from Loan Parties as part of such Series of Cash Neutral Transactions (and any such Company that is not a Loan Party may not retain any of such cash or Cash Equivalents after giving effect to the Cash Neutral Transactions), (iv) the fair market value of the assets (other than cash or Cash Equivalents) that may be held by Companies that are not Loan Parties in connection with transfers from Loan Parties as part of such Series of Cash Neutral Transactions may not exceed $50,000,000 in the aggregate and (v) the ownership interests of any Unrestricted Grantor in any of its Subsidiaries shall not be reduced as a result thereof.
“Significant Event of Default” shall mean any Event of Default under Section 8.01(a), (b), (g) or (h).
“Similar Business” shall mean any business conducted by the Borrower and the other Loan Parties on the Effective Date as described in the Confidential Information Memorandum (or, in the good faith judgment of the Board of Directors of the Designated Company, which is substantially related thereto or is a reasonable extension thereof).
“Specified Aleris Hedging Agreements” shall mean Hedging Agreements with Aleris or any of its Subsidiaries that are required to be secured by a Lien on any assets of Aleris or any of its Subsidiaries, in each case other than solely as a result of the designation of any counterparty thereto as a “Secured Hedge Provider” in accordance with the terms hereof.
“Specified Aleris Subsidiaries” shall mean, after giving effect to the Aleris Acquisition, each direct or indirect Subsidiary of Aleris that at any time (a) is a borrower under the Revolving Credit Agreement, or (b) directly or indirectly owns one or more Subsidiaries described in

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clause (a) above; provided that, to the extent that the Revolving Credit Agreement excludes Aleris Hong Kong and Aleris Rolled Products Mexico, S. de R.L. de C.V., a company organized under the laws of Mexico, from the definition of Specified Aleris Subsidiaries, then such entities shall not constitute Specified Aleris Subsidiaries hereunder.
“Specified Divestiture” shall mean any Asset Sale by Aleris or any of its Subsidiaries, or Holdings or any of its Subsidiaries, required in connection with obtaining regulatory (including antitrust) approval for the Aleris Acquisition, whether or not such Asset Sale occurs prior to or after the Aleris Acquisition Closing Date.
“Specified Equity Contribution” shall mean any cash contribution to the common equity of Holdings and/or any purchase or investment in an Equity Interest of Holdings other than Disqualified Capital Stock in each case made pursuant to Section 8.04.
“Specified Holders” shall mean Hindalco and its Affiliates.
“Specified Time” shall mean, with respect to each Interest Period, at approximately 11:00 a.m. (London time) on the date that is two London Banking Days prior to the commencement of such Interest Period.
“Specified Transaction” shall mean, with respect to any period, any Permitted Acquisition (other than any Permitted Acquisition where the amount of the Acquisition Consideration plus the fair market value of any Equity Interests which constitutes all or a portion of the purchase price is less than $15,000,000), any Asset Sale (other than (x) any disposition in the ordinary course of business and (y) any disposition where the fair market value of the assets disposed of is less than $15,000,000), any Dividend made pursuant to Section 6.08(d), any designation or redesignation of a Subsidiary as a Restricted Subsidiary or an Unrestricted Subsidiary, any incurrence or prepayment of Indebtedness (including any transaction under Section 6.11), or any Incremental Term Loan or Revolving Credit Commitment increase.
“Spot Selling Rate” shall mean, on any date of determination for a currency, the rate quoted by the Administrative Agent as the spot rate for the purchase by the Administrative Agent of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date 2 Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Administrative Agent does not have as of the date of determination a spot buying rate for any such currency.
“Standard Factoring Undertakings” shall mean representations, warranties, covenants and indemnities entered into by any Restricted Subsidiary that are negotiated in good faith at arm’s length in a Receivables factoring transaction so long as none of the same constitute Indebtedness or a Contingent Obligation (other than in connection with an obligation to repurchase receivables that do not satisfy related representations and warranties) or otherwise require the provision of credit support in excess of customary credit enhancement established upon entering into such Receivables factoring transaction negotiated in good faith at arm’s length.
“Standard Securitization Undertakings” shall mean representations, warranties, covenants and indemnities entered into by any Restricted Subsidiary that are negotiated in good faith at arm’s length in a Receivables securitization transaction so long as none of the same

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constitute Indebtedness, a Contingent Obligation (other than in connection with an obligation to repurchase receivables that do not satisfy related representations and warranties) or otherwise require the provision of credit support in excess of customary credit enhancement established upon entering into such Receivables securitization transaction negotiated in good faith at arm’s length.
“Subordinated Indebtedness” shall mean Indebtedness of a Loan Party that is subordinated by its terms (including pursuant to the terms of any subordination agreement, intercreditor agreement, or otherwise) in right of payment to the Obligations of such Loan Party.
“Subordination Agreement” shall mean that certain Subordination Agreement dated as of the Closing Date by and among the Loan Parties (other than certain Foreign Subsidiaries), the Collateral Agent and the Administrative Agent.
“Subsidiary” shall mean, with respect to any person (the “parent”) at any date, (i) any corporation, limited liability company, association or other business entity of which securities or other ownership interests representing more than 50% of the voting power of all Equity Interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors thereof are, as of such date, owned, controlled or held by the parent and/or one or more subsidiaries of the parent, (ii) any partnership (a) the sole general partner or the managing general partner of which is the parent and/or one or more subsidiaries of the parent or (b) the only general partners of which are the parent and/or one or more subsidiaries of the parent and (iii) any other person that is otherwise Controlled by the parent and/or one or more subsidiaries of the parent. Unless the context requires otherwise, “Subsidiary” refers to a Subsidiary of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals). Notwithstanding the foregoing, (A) Logan shall not be treated as a Subsidiary hereunder or under the other Loan Documents unless it qualifies as a Subsidiary under clause (i) of this definition and (B) except as set forth in clause (ii) below, Ulsan JV Subsidiary shall not be treated as a Subsidiary hereunder or under the other Loan Documents at any time that (x) Holdings directly or indirectly owns Equity Interests in Ulsan JV Subsidiary and (y) Holdings or any of its Subsidiaries has the right to elect no more than half of the directors of Ulsan JV Subsidiary and (ii) regardless of whether Ulsan JV Subsidiary is a Subsidiary, the financial results of Ulsan JV Subsidiary shall be included in all consolidated financial results of the Designated Company and its Subsidiaries to the extent the Designated Company consolidates the results of Ulsan JV Subsidiary in its financial statements in accordance with US GAAP; provided that the proportionate interest of the Ulsan Joint Venture Partner in the Ulsan JV Subsidiary and any liability of the Ulsan JV Subsidiary to pay Distributions to the Ulsan Joint Venture Partner with respect to such proportionate interest shall be excluded for the purposes of all financial definitions under this Agreement.
“Subsidiary Guarantor” shall mean each Restricted Subsidiary listed on Schedule 1.01(b), and each other Restricted Subsidiary that is or becomes a party to this Agreement as a Subsidiary Guarantor pursuant to Section 5.11.
“Successor Borrower” shall have the meaning assigned to such term in the definition of “Permitted Holdings Amalgamation”.
“Successor Holdings” shall have the meaning assigned to such term in the definition of “Permitted Holdings Amalgamation”.
“Successor Rate” shall have the meaning assigned to such term in Section 2.11.

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“Survey” shall mean a survey of any Mortgaged Property (and all improvements thereon) which is (a) (i) prepared by a surveyor or engineer licensed to perform surveys in the jurisdiction where such Mortgaged Property is located, (ii) current as of a date which shows all exterior construction on the site of such Mortgaged Property or any easement, right of way or other interest in the Mortgaged Property has been granted or become effective through operation of law or otherwise with respect to such Mortgaged Property which, in either case, can be depicted on a survey, unless otherwise acceptable to the Collateral Agent, (iii) certified by the surveyor (in a manner reasonably acceptable to the Collateral Agent) to the Administrative Agent, the Collateral Agent and the Title Company, (iv) complying in all respects with the minimum detail requirements of the American Land Title Association (or the local equivalent) as such requirements are in effect on the date of preparation of such survey and (v) sufficient for the Title Company to remove all standard survey exceptions from the title insurance policy (or commitment) relating to such Mortgaged Property and issue the endorsements of the type required by Section 5.15 or (b) otherwise reasonably acceptable to the Collateral Agent.
“Surviving Aleris Debt” shall mean, to the extent outstanding on the Aleris Acquisition Closing Date after giving effect to the Aleris Acquisition, Indebtedness incurred by one or more Companies organized under the laws of the People’s Republic of China that is not a Loan Party pursuant to the terms of the non-recourse multi-currency secured term loan facilities and the revolving facilities of Aleris Aluminum (Zhenjiang) Co., Ltd., in each case, as in effect on the Aleris Acquisition Closing Date.
“Swap Obligation” shall mean, with respect to any Guarantor (or Co-Borrower with respect to the obligations of any other Loan Party under any Hedging Agreement entered into with a counterparty that is a Secured Party), any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.
“Swiss Guarantor” shall mean each Restricted Subsidiary of the Designated Company organized in Switzerland party hereto as a Guarantor, and each other Restricted Subsidiary of the Designated Company incorporated in Switzerland that becomes a Guarantor pursuant to the terms hereof.
“Swiss Security Agreement” shall mean, collectively, (i) any Security Agreement, including all sub-parts thereto, among any Swiss Guarantors (and such other Persons as may be party thereto) and the Collateral Agent for the benefit of the Secured Parties, (ii) each pledge agreement, mortgage, security agreement, guarantee or other agreement that is entered into by any Swiss Guarantor or any Person who is the holder of Equity Interests in any Swiss Guarantor in favor of the Collateral Agent and/or the Revolving Credit Collateral Agent in its capacity as agent for the Secured Parties pursuant to the terms of the Intercreditor Agreement and the other Loan Documents, and (iii) any other pledge agreement, mortgage, security agreement or other agreement entered into pursuant to the terms of the Loan Documents, in each case of clauses (i), (ii) and (iii), that is governed by the laws of Switzerland, securing the Secured Obligations, and entered into pursuant to the terms of this Agreement or any other Loan Document, as the same may be amended, restated or otherwise modified from time to time.
“Swiss Withholding Tax” shall mean any withholding tax in accordance with the Swiss Federal Statute on Anticipatory Tax of 13 October 1965 (Bundesgesetz uber die Verrechnungssteuer) and any successor provision, as appropriate.

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“Syndication Termination Date” shall mean, (i) with respect to the Initial Term Loans, the earlier to occur of (a) the first date to occur after the Closing Date on which the Mandated Lead Arrangers and their Affiliates collectively hold less than 50% of the Term Loans and (b) April 13, 2017, and (ii) with respect to the Aleris Incremental Term Loans, the Aleris Syndication Termination Date.
“Synthetic Lease Obligation” shall mean the monetary obligation of a Person under a so-called synthetic, off-balance sheet or tax retention lease.
“Tax Return” shall mean all returns, statements, filings, attachments and other documents or certifications required to be filed in respect of Taxes.
“Taxes” shall mean all present or future taxes, levies, imposts, duties, deductions, withholdings, payroll, social security, employment and unemployment taxes, assessments, fees or other charges imposed by any Taxing Authority, including any interest, additions to tax or penalties applicable thereto. For greater certainty it shall further be specified that Taxes shall also include any federal, cantonal and municipal direct taxes levied at source in Switzerland as per Article 51 § 1 lit. d and Article 94 of the Swiss Federal Direct Tax Act of December 14, 1990 and as per Article 21 § 2 lit. a and Article 35 § lit. e of the Swiss Federal Harmonization Direct Tax Act of December 14, 1990.
“Taxing Authority” shall mean any Governmental Authority of any jurisdiction or political subdivision thereof with the authority to impose, assess, and collect Taxes and engage in activities of a similar nature with respect to such Taxing Authority.
“Term Loan Commitment” shall mean, (i) with respect to each Lender of Term Loans other than an Aleris Incremental Term Lender and a Tranche A-1 Term Lender, the commitment, if any, of such Lender to make Term Loans hereunder up to the amount (a) in the case of Initial Term Loans, set forth on Schedule 1.01(a) to this Agreement directly under the heading “Term Loan Commitment”, (b) in the case of any other Loans (other than Aleris Incremental Term Loans and Tranche A-1 Term Loans), set forth in the Increase Joinder (other than the Aleris Increase Joinder Amendment) in respect of such Loans, (ii) in the case of an Aleris Incremental Term Lender, the Aleris Incremental Term Loan Commitment of such Lender, or (iii) in the case of a Tranche A-1 Term Lender, the Tranche A-1 Term Commitment of such Lender.
“Term Loan Purchase Amount” shall have the meaning assigned to such term in the definition of “Discounted Purchase”.
“Term Loan Repayment Date” shall have the meaning assigned to such term in Section 2.09.
“Term Loans” shall mean the Initial Term Loan, the Aleris Incremental Term Loans, the Tranche A-1 Term Loans, the Other Term Loan (other than the Tranche A-1 Term Loans), and the other Incremental Term Loans, as the context requires.
“Test Period” shall mean, at any time, the four consecutive fiscal quarters of the Designated Company then last ended (in each case taken as one accounting period).
“Third Amendment” shall mean that certain Amendment No. 3 to Credit Agreement and Amendment No. 2 to U.S. Security Agreement, dated as of February 6, 2020, among the

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Borrower, AV Metals, the other Loan Parties party thereto, Novelis Italia S.P.A., the Lenders party thereto, the Administrative Agent and the Collateral Agent.
“Third Amendment Effective Date” shall mean the “Amendment Effective Date” as defined in the Third Amendment.
“Third Lien Administrative Agent” shall mean any Person acting in such capacity as administrative agent under any Third Lien Credit Agreement and its successors and assigns in such capacity.
“Third Lien Collateral Agent” shall mean any Person acting in such capacity as collateral agent under any Third Lien Credit Agreement and its successors and assigns in such capacity.
“Third Lien Credit Agreement” shall mean any credit agreement among the Loan Parties, any Third Lien Administrative Agent, any Third Lien Collateral Agent and the other parties thereto from time to time, as amended, restated, supplemented or modified from time to time to the extent permitted by this Agreement and the Intercreditor Agreement; provided that the aggregate principal amount of Indebtedness incurred thereunder does not exceed $200,000,000.
“Third Lien Security Documents” shall mean any security documents under which a Lien has been granted in favor of any Third Lien Collateral Agent and/or any other Person that is a “Secured Party” under the Third Lien Credit Agreement to secure any obligations under a Third Lien Credit Agreement.
“Title Company” shall mean any title insurance company as shall be retained by the Designated Company and reasonably acceptable to the Administrative Agent.
“Title Policy” shall have the meaning assigned to such term in Schedule 5.15.
“Total Net Leverage Ratio” shall mean, with respect to any Calculation Date, the ratio of (a) Consolidated Total Net Debt as of the Calculation Date to (b) Consolidated EBITDA for the Test Period most recently ended prior to the Calculation Date for which financial information has been delivered to the Administrative Agent and the Lenders pursuant to Section 5.01(a) or (b).
“Trade Date” shall have the meaning assigned to such term in Section 11.04(g)(i).
“Tranche A-1 Commitment Termination Date” shall mean the date that is 10 Business Days after the Tranche A-1 Refinancing Amendment Effective Date.
“Tranche A-1 Fee Letter” shall mean the fee letter among Novelis Inc., the Tranche A-1 Term Lenders party thereto, and the other parties party thereto, dated as of March 11, 2021.
“Tranche A-1 Funding Date” shall have the meaning assigned to such term in the Tranche A-1 Refinancing Amendment.
“Tranche A-1 Maturity Date” shall mean March 31, 2028.

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“Tranche A-1 Refinancing Amendment” shall mean the Refinancing Amendment to Credit Agreement, dated as of March 26, 2021, among the Borrower, Holdings, the other Loan Parties party thereto, the Third Party Security Provider, the Tranche A-1 Term Lenders party thereto, the Administrative Agent and the Collateral Agent.
“Tranche A-1 Refinancing Amendment Effective Date” shall have the meaning assigned to the term “Amendment Effective Date” in the Tranche A-1 Refinancing Amendment.
“Tranche A-1 Term Commitments” shall mean, with respect to each Tranche A-1 Term Lender, the commitment, if any, of such Tranche A-1 Term Lender to make Tranche A-1 Term Loans under the Tranche A-1 Refinancing Amendment, up to the amount set forth on Schedule 1 to the Tranche A-1 Refinancing Amendment under the heading “Tranche A-1 Term Commitment.” The aggregate amount of the Tranche A-1 Term Lenders’ Tranche A-1 Term Commitments on the Tranche A-1 Refinancing Amendment Effective Date is $500,000,000.
“Tranche A-1 Term Lenders” shall mean (a) each financial institution listed on Schedule 1 to the Tranche A-1 Refinancing Amendment under the heading “Tranche A-1 Term Lender” and (b) any financial institution that acquires an interest in a Tranche A-1 Term Loan pursuant to an Assignment and Assumption, other than, in each case, any such financial institution that has ceased to hold any Tranche A-1 Term Loans.
“Tranche A-1 Term Loan Repayment Date” shall have the meaning assigned to such term in Section 2.09.
“Tranche A-1 Term Loans” shall mean the Term Loans extended by the Tranche A-1 Term Lenders pursuant to the Tranche A-1 Refinancing Amendment.
“Transactions” shall mean, collectively, the transactions to occur pursuant to the Loan Documents, including (a) the execution and delivery of the Loan Documents and the initial borrowings hereunder, (b) the repayment in full of all loans and other accrued and outstanding obligations under the Existing Credit Agreement on the Closing Date, and the release and termination of all security interests in connection therewith, in each case in a manner satisfactory to the Mandated Lead Arrangers; and (c) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.
“Transfer Conditions” shall mean, with respect to any Asset Sale, (a) no Default shall have occurred and be continuing both immediately before and immediately after giving effect to such Asset Sale; (b) the Designated Company shall both immediately before and, on a Pro Forma Basis, immediately after giving effect to such Asset Sale, be in compliance with the Financial Performance Covenant, in each case as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b); and (c) such Asset Sale shall have been made for fair market value.
“Transferred Guarantor” shall have the meaning assigned to such term in Section 7.09.
“Tulip Conditions” shall mean (i) the Tulip Foundation directly owns 50% or less of the Equity Interests of Aleris German GP Holdco; provided that, if at any time after the Aleris Acquisition Closing Date the Tulip Foundation owns a lesser percentage of the Equity Interests of Aleris German GP Holdco, then on and after such date such ownership percentage may not be subsequently increased, (ii) the Tulip Foundation shall not directly or indirectly receive the

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benefit of any rights under the Organizational Documents of the Aleris German GP Holdco or otherwise (including under any voting rights agreement or other contractual arrangement), other than those in effect on the Third Amendment Effective Date or otherwise consented to in writing by the Administrative Agent in its sole discretion, (iii) the Tulip Foundation shall not have any direct or indirect rights to reduce or impair the value, validity or enforceability of the Guarantee, the Foreign Guarantees, or the Collateral, in each case granted by an Aleris German Non-Wholly Owned Subsidiary or a German Borrower Holding Company, or to otherwise directly or indirectly limit or prohibit the ability of the Secured Parties from enforcing any rights under any Loan Document, (iv) the Tulip Foundation shall not take any adverse action against the Collateral or any Secured Party in respect of any Loan Document, any of the Secured Obligations, or otherwise related to the Collateral or any interest of the Secured Parties in the Aleris German Non-Wholly Owned Subsidiaries and the German Borrower Holding Companies, including in connection with any enforcement of remedies by any Secured Party, and (v) if Aleris Deutschland Vier GmbH & Co. KG does not become a Loan Party on the Aleris Acquisition Closing Date, then following the appointment of managing directors of Aleris German GP Holdco that are reasonably satisfactory to the Designated Company, Aleris Deutschland Vier GmbH & Co. KG shall become a Guarantor and shall pledge its assets, including its shares in Aleris Rolled Products, in accordance with Section 5.11.
“Tulip Foundation” shall mean Stichting Tulip Foundation for arts, sports and elevation, a non-profit organization, and any successor or assign thereof that is a charitable non-profit organization not Controlled by the Designated Company or any of its Restricted Subsidiaries.
“Type,” when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Eurodollar Rate or the Fallback Rate.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York; provided that if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” shall mean the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Ulsan Joint Venture Partner” shall mean Kobe Steel, Ltd., a company organized under the laws of Japan.
“Ulsan JV Subsidiary” shall mean a joint venture stock company organized, or to be organized, in Korea, and registered, or to be registered, in the Commercial Corporate Registry in Korea.

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“Ulsan Sale Agreement” shall mean that certain share sale and purchase agreement, dated as of May 10, 2017, between NKL and the Ulsan Joint Venture Partner.
“Ulsan Share Sale” shall mean the sale, pursuant to the terms of the Ulsan Sale Agreement, by NKL of 49.9%% of the Equity Interests owned by NKL in the Ulsan JV Subsidiary to the Ulsan Joint Venture Partner, for cash in the amount of $314,370,000, and the subsequent sale by NKL of 0.1% of the Equity Interests owned by NKL in the Ulsan JV Subsidiary to the Ulsan Joint Venture Partner, for cash in the amount of $630,000.
“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.
“U.K. Guarantor” shall mean each Restricted Subsidiary of the Designated Company incorporated in England and Wales party hereto as a Guarantor, and each other Restricted Subsidiary of the Designated Company incorporated in England and Wales that becomes a Guarantor pursuant to the terms hereof, and, on and after the Designated Holdco Effective Date, Designated Holdco.
“U.K. Holdco” shall mean a newly formed direct Wholly Owned Subsidiary of AV Minerals, organized under the laws of England and Wales, formed in connection with the Permitted Reorganization.
“U.K. Security Agreement” shall mean, collectively, (i) any Security Agreement, including all sub-parts thereto, among any U.K. Guarantors (and such other Persons as may be party thereto) and the Collateral Agent for the benefit of the Secured Parties, (ii) each pledge agreement, mortgage, security agreement, charge, assignment, guarantee or other agreement that is entered into by any U.K. Guarantor or any Person who is the holder of Equity Interests in any U.K. Guarantor in favor of the Collateral Agent and/or the Revolving Credit Collateral Agent in its capacity as agent for the Secured Parties pursuant to the terms of the Intercreditor Agreement and the other Loan Documents, and (iii) any other pledge agreement, mortgage, security agreement, charge, assignment or other agreement entered into pursuant to the terms of the Loan Documents, in each case of clauses (i), (ii) and (iii), that is governed by the laws of England and Wales, securing the Secured Obligations, and entered into pursuant to the terms of this Agreement or any other Loan Document, as the same may be amended, restated or otherwise modified from time to time.
“United States” shall mean the United States of America.
“Unrestricted Cash” shall mean cash and Cash Equivalents of the Designated Company and its Restricted Subsidiaries (in each case, free and clear of all Liens (other than Liens permitted pursuant to Section 6.02(a), (j), and (k))), to the extent the use thereof for the application to payment of Indebtedness is not prohibited by law or any contract to which the Designated Company or any of the Restricted Subsidiaries is a party and excluding cash and Cash Equivalents which are listed as “restricted” on the consolidated balance sheet of the Designated Company and its Subsidiaries as of such date.
“Unrestricted Grantors” shall mean Loan Parties that are not Restricted Grantors.

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“Unrestricted Subsidiary” shall mean Novelis Services (Europe) Inc., Novelis Services (North America) Inc. and any Subsidiary of the Designated Company designated by the Board of Directors of the Designated Company as an Unrestricted Subsidiary pursuant to Section 5.16 subsequent to the Closing Date.
“Upfront Fee Letter” shall mean the fee letter between the Borrower and the Lenders, dated January 10, 2017.
“Upfront Fees” shall have the meaning assigned to such term in the Upfront Fee Letter.
“US GAAP” shall have the meaning assigned to such term in Section 1.04.
“U.S. Guarantor” shall mean each Co-Borrower or Restricted Subsidiary of the Designated Company organized in the United States, any state thereof or the District of Columbia, party hereto as a Guarantor, and each other Co-Borrower or Restricted Subsidiary of the Designated Company incorporated in the United States, any state thereof or the District of Columbia that becomes a Guarantor pursuant to the terms hereof.
“U.S. Hold Separate Assets” shall mean the assets of Aleris Rolled Products, Inc. located at its plant in Lewisport, KY, and its research and development center in Madison Heights, MI, and all ancillary assets of Aleris Rolled Products, Inc. and/or other U.S. Subsidiaries of Aleris directly related to the operation of such plant or such research and development center, solely to the extent that such assets are required to be held and maintained separate from the other businesses and operations of the Companies and Aleris Rolled Products, Inc. pursuant to the U.S. Hold Separate Order and the U.S. Hold Separate Agreements, collectively.
“U.S. Hold Separate Order” shall mean the order to hold certain U.S. Hold Separate Assets separate from the businesses and assets of the Companies entered by the United States District Court for the Northern District of Ohio on January 9, 2020 in the matter of United States of America v. Novelis, Inc. and Aleris Corporation, No. 19-CV-02033 (filed N.D. Ohio Sept. 4, 2019).
“U.S. Hold Separate Agreements” shall mean all agreements (and any replacements thereof entered into with the prior written consent of the Administrative Agent) among Novelis Inc. and/or any of its U.S. Subsidiaries, and one or more United States Governmental Authorities, in each case entered into in connection with the U.S. Hold Separate Order on or before the Aleris Acquisition Closing Date, copies of which shall be delivered to the Administrative Agent and the Lenders promptly upon the execution thereof; provided that (x) such agreements shall not restrict the pledge of assets of the Companies other than the assets of Aleris Rolled Products, Inc. located at its plant in Lewisport, KY, and all ancillary assets of Aleris Rolled Products, Inc. and/or other U.S. Subsidiaries of Aleris directly related to the operation of such plant and (y) the restrictions on pledging the assets of Aleris Rolled Products, Inc. located at its plant in Lewisport, KY, and all ancillary assets of Aleris Rolled Products, Inc. and/or other U.S. Subsidiaries of Aleris directly related to the operation of such plant set forth in such agreements shall not, taken as a whole, be materially more restrictive, in the good faith determination of Novelis Inc., than the restrictions on pledging such assets set forth in the U.S. Hold Separate Order (it being understood that the restrictions set forth in such agreements may be more detailed than those set forth in the U.S. Hold Separate Order).
“U.S. Issuer” shall mean Novelis Corporation.

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“U.S. Loan Parties” shall mean Novelis Acquisitions (and, immediately after giving effect to the merger of Novelis Acquisitions with and into Aleris in connection with the Aleris Acquisition, Aleris) and the U.S. Guarantors.
“U.S. Person” shall mean any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Security Agreement” shall mean, collectively (i) any Security Agreement (including all subparts thereto) among any U.S. Loan Parties (and such other Persons as may be party thereto) and the Collateral Agent for the benefit of the Secured Parties, (ii) each pledge agreement, mortgage, security agreement, guarantee or other agreement that is entered into by any U.S. Loan Party or any Person who is the holder of Equity Interests in any U.S. Loan Party in favor of the Collateral Agent and/or the Revolving Credit Collateral Agent in its capacity as agent for the Secured Parties pursuant to the terms of the Intercreditor Agreement and the other Loan Documents, and (iii) any other pledge agreement, mortgage, security agreement or other agreement entered into pursuant to the terms of the Loan Documents, in each case of clauses (i), (ii) and (iii), that is governed by the laws of the United States (or any subdivision thereof), securing the Secured Obligations, and entered into pursuant to the terms of this Agreement or any other Loan Document, as the same may be amended, restated or otherwise modified from time to time.
“U.S. Tax Obligor” shall mean (a) a Co-Borrower which is resident for tax purposes in the United States; or (b) a Loan Party some or all of whose payments under the Loan Documents are from sources within the United States for U.S. federal income tax purposes.
“Voting Stock” shall mean, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.
“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person and (b) any partnership, association, joint venture, limited liability company or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.
“Wind-Up” shall have the meaning assigned to such term in Section 6.05(g), and the term “Winding-Up” shall have a meaning correlative thereto.
“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

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“Withholding Agent” shall mean any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” shall mean (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.02    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., an “Initial Term Loan” or an “Incremental Term Loan”) or Type (e.g., a “Eurodollar Rate Loan”). Borrowings also may be classified and referred to by Class or Type (e.g., a “Eurodollar Term Borrowing”).
Section 1.03    Terms Generally; Currency Translation. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any Loan Document, agreement, instrument or other document (including any Organizational Document) herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document, including the restrictions set forth in the definition of Aleris Merger Agreement), (b) any reference herein to any person shall be construed to include such person’s successors and assigns, (c) any reference to a Subsidiary of a Person shall include any direct or indirect Subsidiary of such Person, (d) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (f) any reference to any law or regulation herein shall include all statutory and regulatory provisions consolidating, amendment or interpreting such law or regulation and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (g) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (h) “on,” when used with respect to the Mortgaged Property or any property adjacent to the Mortgaged Property, means “on, in, under, above or about.” For purposes of this Agreement and the other Loan Documents, where the permissibility of a transaction or determinations of required actions or circumstances depend upon compliance with, or are determined by reference to, amounts stated in dollars, such amounts shall be deemed to refer to Dollars or Dollar Equivalents and any requisite currency translation shall be based on the Spot Selling Rate in effect on the Business Day immediately preceding the date of such transaction or determination and the permissibility of actions taken under Article VI shall not be affected by subsequent fluctuations in exchange rates (provided that if Indebtedness is incurred to refinance

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other Indebtedness, and such refinancing would cause the applicable dollar denominated limitation to be exceeded if calculated at the Spot Selling Rate in effect on the Business Day immediately preceding the date of such refinancing, such dollar denominated restriction shall be deemed not to have been exceeded so long as (x) such refinancing Indebtedness is denominated in the same currency as such Indebtedness being refinanced and (y) the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced except as permitted by the definition of Permitted Refinancing Indebtedness). For purposes of this Agreement and the other Loan Documents, the word “foreign” shall refer to jurisdictions other than the United States, the states thereof and the District of Columbia. From and after the effectiveness of the Permitted Holdings Amalgamation, all references to Borrower in any Loan Document shall refer to the Successor Borrower and (ii) all references to Holdings in any Loan Document shall refer to “Holdings” as defined herein. Subject to Section 11.17, in the case of a conflict between the terms of this Agreement and the terms of any other Loan Document, the terms of this Agreement shall govern and control.
For purposes of any Collateral located in the Province of Quebec or charged by any deed of hypothec (or any other Loan Document) subject to or governed by the laws of the Province of Quebec and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Québec, (a) “personal property” shall be deemed to include “movable property”, (b) “real property” shall be deemed to include “immovable property”, (c) “tangible property” shall be deemed to include “corporeal property”, (d) “intangible property” shall be deemed to include “incorporeal property”, (e) “security interest”, “mortgage” and “lien” shall be deemed to include a “hypothec”, “prior claim” and a “resolutory clause”, (f) all references to filing, registering or recording under the UCC or the PPSA shall be deemed to include publication under the Civil Code, (g) all references to “perfection” of or “perfected” Liens shall be deemed to include a reference to an “opposable” or “set up” Liens as against third parties, (h) any “right of offset”, “right of setoff” or similar expression shall be deemed to include a “right of compensation”, (i) “goods” shall be deemed to include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities, (j) an “agent” shall be deemed to include a “mandatary” or the “hypothecary representative of the Secured Parties”, as the case may be, (k) “construction liens” shall be deemed to include “legal hypothecs”, (l) “joint and several” shall be deemed to include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “easement” shall be deemed to include “servitude”, (p) “priority” shall be deemed to include “prior claim”, (q) “survey” shall be deemed to include “certificate of location and plan”, and (r) “fee simple title” shall be deemed to include “absolute ownership”.
Section 1.04    Accounting Terms; GAAP. Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with generally accepted accounting principles in the United States applied on a consistent basis as in effect from time to time (“US GAAP”) and all terms of an accounting or financial nature shall be construed and interpreted in accordance with US GAAP, as in effect from time to time unless otherwise agreed to by the Designated Company and the Required Lenders or as set forth below; provided that (i) the Designated Company may elect to convert from US GAAP for the purposes of preparing its financial statements and keeping its books and records to IFRS and if the Designated Company makes such election it shall give prompt written notice to the Administrative Agent and the Lenders within five Business Days of such election, along with a reconciliation of the Designated Company’s financial statements covering the four most recent fiscal quarters for which financial statements are available (including a reconciliation of the

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Designated Company’s audited financial statements prepared during such period), (ii) upon election of any conversion to IFRS, the Administrative Agent, the Lenders and the Designated Company shall negotiate in good faith to amend the financial ratios and requirements and other terms of an accounting or a financial nature in the Loan Documents to preserve the original intent thereof in light of such conversion to IFRS (subject to the approval of the Required Lenders); provided that, until so amended (x) such ratios or requirements (and all terms of an accounting or a financial nature) shall continue to be computed in accordance with US GAAP prior to such conversion to IFRS and (y) the Designated Company shall provide to the Administrative Agent and the Lenders any documents and calculations required under this Agreement or as reasonably requested hereunder by the Administrative Agent or any Lender setting forth a reconciliation between calculations of such ratios and requirements and other terms of an accounting or a financial nature made before and after giving effect to such conversion to IFRS and (iii) if at any time any change in US GAAP or change in IFRS would affect the computation of any financial ratio or requirement or other terms of an accounting or a financial nature set forth in any Loan Document, and the Designated Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Designated Company shall negotiate in good faith to amend such ratio or requirement or other terms of an accounting or a financial nature to preserve the original intent thereof in light of such change in US GAAP or change in IFRS (subject to the approval of the Required Lenders); provided that, until so amended, (x) such ratio or requirement or other terms of an accounting or a financial nature shall continue to be computed in accordance with US GAAP prior to such change therein or change in IFRS and (y) the Designated Company shall provide to the Administrative Agent and the Lenders any documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement or other terms of an accounting or a financial nature made before and after giving effect to such change in US GAAP or change in IFRS. Notwithstanding the foregoing, for purposes of determining compliance with any covenant contained herein, Indebtedness of Holdings, the Designated Company and its Subsidiaries (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded. For the avoidance of doubt, with respect to the incurrence of any Indebtedness or the making of any Investment, Asset Sale, Sale Leaseback Transaction or Restricted Payment in reliance on any provision of Article VI hereof that is based on a percentage of Consolidated Net Tangible Assets, such provision shall be deemed to be tested solely upon incurrence of such Indebtedness or the making of any such Investment, Asset Sale, Sale Leaseback Transaction or Restricted Payment with respect to Consolidated Net Tangible Assets as of the end of the most recent period for which financial statements have been delivered under Section 5.01(a) or (b). Notwithstanding anything to the contrary in this Agreement, regardless of whether Ulsan JV Subsidiary is a Subsidiary, the financial results of Ulsan JV Subsidiary shall be included in all consolidated financial results of the Designated Company and its Subsidiaries to the extent the Designated Company consolidates the results of Ulsan JV Subsidiary in its financial statements in accordance with US GAAP; provided that the proportionate interest of the Ulsan Joint Venture Partner in the Ulsan JV Subsidiary and any liability of the Ulsan JV Subsidiary to pay Distributions to the Ulsan Joint Venture Partner with respect to such proportionate interest shall be excluded for the purposes of all financial definitions under this Agreement. Notwithstanding anything to the contrary in this Agreement, nothing in this Agreement shall be deemed to require the consolidation of Ulsan JV Subsidiary into the consolidated financial results of the Designated Company to the extent not required under US GAAP.
Section 1.05    Resolution of Drafting Ambiguities. Each Loan Party acknowledges and agrees that it was represented by counsel in connection with the execution and delivery of the Loan

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Documents to which it is a party, that it and its counsel reviewed and participated in the preparation and negotiation hereof and thereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in the interpretation hereof or thereof.
Section 1.06    Pro Forma Calculations. Notwithstanding anything to the contrary herein, the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio, the Secured Net Leverage Ratio and the Consolidated Interest Coverage Ratio shall be calculated on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, or subsequent to the end of such four-quarter period but not later than the date of such calculation (such period, the “Measurement Period”); provided that notwithstanding the foregoing, (a) when calculating the Senior Secured Net Leverage Ratio for purposes of determining the applicable percentage of Excess Cash Flow set forth in Section 2.10(f), such calculation shall be made on a Pro Forma Basis with respect to Specified Transactions shall not give effect to Specified Transactions occurring subsequent to the applicable four quarter period and (b) for the purpose of calculating the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio, and the Secured Net Leverage Ratio on a Pro Forma Basis on any date, Consolidated Total Net Debt shall be increased on a Dollar Equivalent for Dollar Equivalent basis by the lesser of (x) the amount of cash and Cash Equivalents paid by the Companies subsequent to the end of the applicable four quarter period and on or prior to the applicable date of determination, in connection with Specified Transactions and (y) the maximum amount of cash and Cash Equivalents constituting Unrestricted Cash as of the end of the applicable four quarter period.
Section 1.07    Calculation of Reference Bank Rate and Cost of Funds.
(a)    Subject to clause (b) below, if the Fallback Rate is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.
(b)    If at or about the Specified Time, none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.
(c)    If the Fallback Rate is to be determined on the basis of the Cost of Funds and the Administrative Agent or the Designated Company so requires, the Administrative Agent and the Designated Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest. Any alternative basis agreed pursuant to the immediately preceding sentence shall, with the prior consent of all the Lenders and the Designated Company, be binding on all Parties.
(d)    If the Fallback Rate applies, the Administrative Agent shall, as soon as is practicable, notify the Designated Company.
Section 1.08    Role of Reference Banks.
(a)    No Reference Bank, in its capacity as such, is under any obligation to provide a quotation or any other information to any Agent.

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(b)    No Reference Bank, in its capacity as such, will be liable for any action taken by it under or in connection with any Loan Document, or for any Reference Bank Quotation, unless directly caused by such Reference Bank’s gross negligence or willful misconduct.
(c)    No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Loan Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Section 1.08.
(d)     Except as otherwise expressly set forth herein, no Reference Bank that obtains the benefits of this Section 1.08, shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.
(e)    A Reference Bank which is not a Party may rely on this Section 1.08, and Section 1.09.
Section 1.09    Confidentiality of Funding Rates and Funding Bank Quotations.
(a)    Confidentiality and Disclosure
(i)    The Administrative Agent and each Loan Party agree to keep each Funding Rate (and, in the case of the Administrative Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) below.
(ii)    The Administrative Agent may disclose:
(1)    any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to any Loan Party; and
(2)    any Funding Rate or any Reference Bank Quotation to any Person appointed by it to provide administration services in respect of one or more of the Loan Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement in form and substance reasonably acceptable to the Administrative Agent and the relevant Lender or Reference Bank, as the case may be.
(iii)    The Administrative Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Loan Party may disclose any Funding Rate, to:
(1)    any of its Affiliates and any of its or their respective Related Parties if any Person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this clause (1) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;

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(2)    any Person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Administrative Agent or the relevant Loan Party, as the case may be, it is not practicable to do so in the circumstances;
(3)    any Person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the Person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Administrative Agent or the relevant Loan Party, as the case may be, it is not practicable to do so in the circumstances; and
(4)    any Person with the consent of the relevant Lender or Reference Bank, as the case may be.
(iv)    The Administrative Agent’s obligations in this Section 1.09 relating to Reference Bank Quotations are without prejudice to any obligation it has to notify the Loan Parties and the Lenders of the determination of a rate of interest under this Agreement; provided that (other than pursuant to clause (ii)(1) above) the Administrative Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.
(b)    Related Obligations
(i)    The Administrative Agent and each Loan Party acknowledge that each Funding Rate (and, in the case of the Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities laws relating to insider dealing and market abuse and the Administrative Agent and each Loan Party undertake not to use any Funding Rate or, in the case of the Administrative Agent, any Reference Bank Quotation, for any unlawful purpose.
(ii)    The Administrative Agent and each Loan Party agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:
(1)    of the circumstances of any disclosure made pursuant to clause (iii)(2) except where such disclosure is made to any of the persons referred to in that clause during the ordinary course of its supervisory or regulatory function; and
(2)    upon becoming aware that any information has been disclosed in breach of this Section 1.09.

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(c)    No Event of Default
(i)    No Event of Default shall occur solely as a result of a Loan Party’s failure to comply with this Section 1.09.
Section 1.10    Amendments to Permitted Customer Account Financing Definition. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, if the definition of “Permitted Customer Account Financing” in the Revolving Credit Agreement is amended after the Second Amendment Effective Date (each such amendment to such definition, a “Permitted ABL Customer Account Financing Amendment”), then on and after the first date that the Companies have complied with the Permitted Customer Account Financing Amendment Conditions in respect of such Permitted ABL Customer Account Financing Amendment, such Permitted ABL Customer Account Financing Amendment shall automatically be deemed to have amended the definition of Permitted Customer Account Financing in this Agreement, and shall be incorporated by reference in the definition of Permitted Customer Account Financing in this Agreement as if set forth fully herein, mutatis mutandis. Thereafter, upon the request of the Administrative Agent or any Lender, the Designated Company and the Administrative Agent shall enter into an additional agreement or an amendment to this Agreement (as the Administrative Agent may request), evidencing the incorporation of such Permitted ABL Customer Account Financing Amendment. As of the Second Amendment Effective Date, each Lender party to the Second Amendment, which Lenders constitute the Required Lenders, and each Lender that becomes a party to this Agreement after the Second Amendment Effective Date, expressly consents to the terms of this Section 1.10, and hereby agrees that any amendments to the definition of Permitted Customer Account Financing effected pursuant to this Section 1.10 after the Second Amendment Effective Date shall be deemed to have been consented to by such Lenders (and any successor or permitted assign thereof).
Section 1.11    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II

THE CREDITS
Section 2.01    Commitments.
(a)    Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender party hereto on the Closing Date agrees, severally and not jointly, to make a Term Loan in Dollars to the Borrower on the Closing Date as set forth herein in the principal amount not to exceed its Term Loan Commitment on the Closing Date.
(b)    Subject to the terms and conditions of the Aleris Increase Joinder Amendment (including the conditions precedent set forth in Section 5 of the Aleris Increase Joinder Amendment) and this Agreement and relying upon the representations and warranties therein and herein set forth, each Aleris Incremental Term Lender agrees, severally and not jointly, to make an Aleris Incremental Term Loan in Dollars to Novelis Acquisitions on the Aleris Incremental

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Escrow Date as set forth herein and in the Aleris Increase Joinder Amendment, in the aggregate principal amount not to exceed its Aleris Incremental Term Loan Commitment on the Aleris Incremental Escrow Date; provided that such Aleris Incremental Term Loans shall be deposited with the Escrow Agent in the Escrow Account pursuant to the terms of Section 2.21 on the Aleris Incremental Escrow Date, and while on deposit with the Escrow Agent in the Escrow Account, shall be subject to the terms and conditions set forth in Section 2.21 and the Aleris Increase Joinder Amendment.
(c)    Subject to the terms and conditions of the Tranche A-1 Refinancing Amendment and this Agreement and relying upon the representations and warranties therein and herein set forth, each Tranche A-1 Term Lender agrees, severally and not jointly, to make a Tranche A-1 Term Loan in Dollars to the Borrower on the Tranche A-1 Funding Date as set forth herein and in the Tranche A-1 Refinancing Amendment, in the aggregate principal amount not to exceed its Tranche A-1 Term Commitment on the Tranche A-1 Funding Date.
(d)    Subject to the terms and conditions and relying upon the representations and warranties set forth in the any Increase Joinder and in this Agreement, each Additional Lender signatory to such Increase Joinder agrees, severally and not jointly, to make a Term Loan in Dollars to the Co-Borrower specified in such Increase Joinder on the funding date set forth in such Increase Joinder in the principal amount not to exceed the Incremental Term Loan Commitment specified in such Increase Joinder.
(e)    Amounts paid or prepaid in respect of Term Loans may not be reborrowed.
Section 2.02    Loans.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their applicable Commitments; provided that the failure of any Lender to make its Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Borrowing shall be in an aggregate principal amount that is not less than (and in integral amounts consistent with) the Minimum Amount.
(b)    Subject to Section 2.11 and Section 2.12, each Borrowing shall be comprised entirely of Eurodollar Rate Loans, in each case as the applicable Co-Borrower may request pursuant to Section 2.03. Each Lender may at its option make any Eurodollar Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and the first proviso to Section 2.16(a) shall apply to such Loan mutatis mutandis unless such Loan is funded by such branch or Affiliate in accordance with Section 2.16(b)); provided that any exercise of such option shall not affect the obligation of the Co-Borrowers to repay such Loan in accordance with the terms of this Agreement. No Co-Borrower shall be entitled to request any Borrowing that, if made, would result in more than three (3) Eurodollar Rate Borrowings by such Co-Borrower hereunder at any one time. For purposes of the foregoing, Borrowings having different Interest Periods and a different Co-Borrower, regardless of whether they commence on the same date, shall be considered separate Borrowings.
(c)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to such account in London as the Administrative Agent may designate (and, in the case of the Aleris Incremental Term Loans funded on the Aleris Incremental Escrow Date, to the Escrow Account), not later than 3:00 p.m.,

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London time, and, except as otherwise provided in Section 2.21 with respect to the Escrowed Term Loans, the Administrative Agent shall promptly credit the amounts so received (x) to an account of the applicable Co-Borrower maintained with the Administrative Agent or (y) in the case of a Borrowing of Tranche A-1 Term Loans, to the repayment of Initial Term Loans, in either case, as directed by the applicable Co-Borrower in the applicable Borrowing Request or, if a Borrowing shall not occur on such date because any condition precedent herein specified or specified in the Aleris Increase Joinder Amendment, the applicable Increase Joinder, or the Tranche A-1 Refinancing Amendment shall not have been met, except as otherwise provided in Section 2.21 with respect to the Escrowed Term Loans, return the amounts so received to the respective Lenders.
(d)    Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (c) above, and the Administrative Agent may, in reliance upon such assumption, except as otherwise provided in Section 2.21 with respect to the Escrowed Term Loans, make available to the applicable Co-Borrower on such date a corresponding amount. If the Administrative Agent shall have so made funds available, then, to the extent that such Lender shall not have made such portion available to the Administrative Agent, each of such Lender and such Co-Borrower severally agrees to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Co-Borrower until the date such amount is repaid to the Administrative Agent at (i) in the case of such Co-Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the greater of the Interbank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount shall constitute such Lender’s Loan as part of such Borrowing for purposes of this Agreement, and such Co-Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.02(d) shall cease.
(e)    Notwithstanding anything to the contrary contained herein, the Co-Borrowers shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date of such Loans.
Section 2.03    Borrowing Procedure.
(a)    To request a Borrowing, the Designated Company shall deliver, by hand delivery, telecopier or, to the extent separately agreed by the Administrative Agent, by an electronic communication in accordance with the second sentence of Section 11.01(b) and the second paragraph of Section 11.01(d), a duly completed and executed Borrowing Request to the Administrative Agent not later than 10:00 a.m., London time, three (3) Business Days before the date of the proposed Borrowing. Each Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:
(i)    the names of the Co-Borrower(s) requesting such Borrowing(s) and the aggregate amount of such Borrowing(s), together with a schedule attached to such Borrowing Request, which schedule shall specify (x) the amount required to be funded by each Aleris Incremental Term Lender based on its pro rata share of the Aleris Incremental Term

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Loan Commitments (and which amount shall not exceed such Aleris Incremental Term Lender’s Aleris Incremental Term Loan Commitment), which amount shall give effect to any net funding in respect thereof in accordance with the terms of the applicable Fee Letters, and which schedule shall clearly indicate each Aleris Incremental Term Lender that is net funding (for the avoidance of doubt, only arranger fees may be net funded) or (y) the amount required to be funded by each Tranche A-1 Term Lender based on its pro rata share of the Tranche A-1 Term Commitments (and which amount shall not exceed such Tranche A-1 Term Lender’s Tranche A-1 Term Commitment);
(ii)    the date of such Borrowing(s), which shall be a Business Day (and (A) in the case of the Aleris Incremental Term Loans, (x) such Business Day shall occur on or prior to the Aleris Incremental Commitment Termination Date, and (y) such date shall be the date that the Aleris Incremental Term Loans are to be funded into the Escrow Account pursuant to Section 2.21 and (B) in the case of Tranche A-1 Term Loans, such Business Day shall occur on or prior to the Tranche A-1 Commitment Termination Date);
(iii)    the initial Interest Period to be applicable to each such Borrowing, which shall be a period contemplated by the definition of the term “Interest Period” (and, in the case of the initial Interest Period applicable to Aleris Incremental Term Loans funded into the Escrow Account, shall be an Interest Period of one month);
(iv)    the location and number of such Co-Borrowers’ account(s) to which funds are to be disbursed, which shall comply with the requirements of Section 2.02(c); provided that, in the case of a Borrowing of Aleris Incremental Term Loans, such account shall be the Escrow Account; provided, further, that in the case of a Borrowing of Tranche A-1 Term Loans, the Co-Borrower shall direct that the proceeds of such Borrowings received by the Administrative Agent shall be applied directly by the Administrative Agent to repay Initial Term Loans; and
(v)    in the case of the initial Credit Extension hereunder, under the Aleris Incremental Term Loan Commitments, under the Tranche A-1 Term Commitments, or under any Incremental Term Loan Commitments, that the conditions set forth in Section 4.03(b) - (d) have been satisfied as of the date of the notice, and in the case of Aleris Incremental Term Loans, that the Aleris Acquisition Closing Date and the Aleris Incremental Funding Date is expected to occur within three Business Days after the date designated pursuant to clause (ii) above, and that the conditions referred to in Section 6 of the Aleris Increase Joinder Amendment shall be satisfied on the Aleris Incremental Funding Date.
Subject to the second proviso in the definition of “Interest Period,” and except as provided in Section 2.21, if no Interest Period is specified with respect to any requested Eurodollar Rate Borrowing, then the Co-Borrowers shall be deemed to have selected an Interest Period of three month’s duration. Promptly following receipt of a Borrowing Request in

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accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
(b)    Appointment of the Designated Company as Administrative Borrower. Each Co-Borrower hereby irrevocably appoints and constitutes the Designated Company as its agent to request Loans and give notices pursuant to this Agreement in the name of or on behalf of such Co-Borrower. The Administrative Agent and Lenders may disburse the Loans to such bank account of the Designated Company or a Co-Borrower or otherwise make such Loans to a Co-Borrower as the Designated Company may designate or direct, including pursuant to the escrow provisions in Section 2.21, without notice to any other Co-Borrower or Guarantor. Each Loan Party hereby irrevocably appoints and constitutes the Designated Company as its agent to receive statements of account and all other notices from the Agents, the Escrow Agent and Lenders with respect to the Secured Obligations or otherwise under or in connection with this Agreement and the other Loan Documents, including the Intercreditor Agreement. Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any other Loan Party by the Designated Company shall be deemed for all purposes to have been made by such Loan Party, as the case may be, and shall be binding upon and enforceable against such Loan Party to the same extent as if made directly by such Loan Party. The Designated Company hereby accepts the appointment by the Co-Borrowers and the other Loan Parties to act as the agent of the Co-Borrowers and the other Loan Parties and agrees to ensure that the disbursement of any Loans to another Co-Borrower requested by or paid to or for the account of such Co-Borrower shall be paid to or for the account of such Co-Borrower and, in the case of Aleris Incremental Term Loans, shall be in accordance with the terms of Section 2.21. No purported termination of the appointment of the Designated Company as agent as aforesaid shall be effective, except after ten (10) days’ prior written notice to the Administrative Agent and appointment by the Co-Borrowers of a replacement agent for such Co-Borrowers.
Section 2.04    Repayment of Loans; Evidence of Debt.
(a)    Promise to Repay. Each Co-Borrower hereby unconditionally promises to pay to the Administrative Agent, for the account of each applicable Lender, the then unpaid principal amount of each Term Loan of such Lender made to such Co-Borrower on the Maturity Date of such Class of Term Loans outstanding at such time, together with all other Obligations relating to such Class of Term Loans outstanding at such time. All payments or repayments of Loans made pursuant to this Section 2.04(a) shall be made in Dollars.
(b)    Lender and Administrative Agent Records. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Co-Borrowers to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. The Administrative Agent shall maintain accounts in which it will record (i) the amount of each Loan made hereunder, the Type and Class thereof and the Interest Period applicable thereto; (ii) the amount of any principal or interest due and payable or to become due and payable from the Co-Borrower to each Lender hereunder; and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the accounts maintained pursuant to this paragraph shall be prima facie evidence of the existence and amounts of the obligations therein recorded; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Co-Borrowers to repay the Loans in accordance with their terms.

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(c)    Promissory Notes. Any Lender by written notice to Designated Company (with a copy to the Administrative Agent) may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Co-Borrowers shall prepare, execute and deliver to such Lender one or more promissory notes payable to such Lender or its registered assigns in the form of Exhibit K (with, in the case of Loans other than the Initial Term Loans, such changes as are appropriate, in the Administrative Agent’s reasonable discretion, to reflect the terms of such Loans). Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 11.04) be represented by one or more promissory notes in such form payable to such payee or its registered assigns.
Section 2.05    Fees.
(a)    Fees. The Borrower agrees to pay all Fees payable pursuant to each Fee Letter, in the amounts and on the dates set forth therein.
(b)    All Fees shall be paid on the dates due, in immediately available funds in dollars, to the Administrative Agent. Once paid, none of the Fees shall be refundable under any circumstances.
Section 2.06    Interest on Loans.
(a)    Fallback Rate Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each Fallback Rate Borrowing shall bear interest at a rate per annum equal to the Fallback Rate plus the Applicable Margin; provided that for any Interest Period of less than one month, the Fallback Rate shall be calculated based on an Interest Period of one month; provided, further, that Incremental Term Loans and Other Term Loans may have a different Applicable Margin as provided for in Sections 2.23 and 2.24, subject to the provisions thereof.
(b)    Eurodollar Rate Loans. Subject to the provisions of Section 2.06(c), the Loans comprising each Eurodollar Rate Borrowing shall bear interest at a rate per annum equal to the Eurodollar Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin; provided that for any Interest Period of less than one month, the Eurodollar Rate shall be calculated based on an Interest Period of one month; provided, further, that Incremental Term Loans and Other Term Loans may have a different Applicable Margin as provided for in Sections 2.23 and 2.24, subject to the provisions thereof.
(c)    Default Rate. Notwithstanding the foregoing or anything to the contrary in Section 2.21(c), if at any time any principal of or interest on any Loan or any fee or other amount payable by the Loan Parties hereunder has not been paid when due, whether at stated maturity, upon acceleration or otherwise and for so long as such amounts have not been paid, such overdue amount shall, to the extent permitted by applicable law, bear interest, after as well as before judgment, at a per annum rate equal to (i) in the case of principal of or interest on any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.06 and of Sections 2.11, 2.12 and 2.21(c) or (ii) in the case of any other amount, 2% plus the rate applicable to Eurodollar Rate Loans as provided in Section 2.06(b) (in either case, the “Default Rate”).
(d)    Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to Section 2.06(c) shall be payable on demand, (ii) interest accrued on Escrowed Term Loans shall be payable as provided in Section 2.21, (iii) in the event of any repayment or prepayment of any

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Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iv) in the event of any conversion of any Eurodollar Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    Interest Calculation. All interest hereunder shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Fallback Rate or Eurodollar Rate shall be determined by the Administrative Agent in accordance with the provisions of this Agreement and such determination shall be conclusive absent manifest error.
(f)    Currency for Payment of Interest. All interest paid or payable pursuant to this Section 2.06 shall be paid in Dollars.
Section 2.07    Termination and Reduction of Commitments.
(a)    Automatic Termination.
(i)    Any undrawn Term Loan Commitments under clause (i)(a) of such definition shall automatically terminate at 5:00 p.m., London time, on the earlier to occur of (x) the Closing Date and (y) the Agreement Termination Date.
(ii)    To the extent that any Aleris Incremental Term Lender’s Commitments have not been terminated pursuant to Section 2.21(d), any undrawn Aleris Incremental Term Loan Commitments shall automatically terminate at the earlier to occur of (x) the Escrow Release Time and (y) the Aleris Incremental Commitment Termination Date.
(iii)    Any undrawn Tranche A-1 Term Commitments shall automatically terminate at the earlier to occur of (x) the Tranche A-1 Commitment Termination Date and (y) the Tranche A-1 Funding Date (after giving effect to the funding of any Tranche A-1 Term Loans on such date).
(iv)    Any undrawn Incremental Term Loan Commitments (other than the Aleris Incremental Term Loan Commitments) shall automatically terminate in accordance with the terms and conditions set forth in the applicable Increase Joinder.
(b)    Optional Termination or Reduction. The applicable Co-Borrowers shall have the right at any time to terminate, or from time to time permanently reduce, the undrawn Commitments of any Class; provided that each such reduction of any Class shall be in an amount that is not less than (and in integral amounts consistent with) the Minimum Amount or, if less, the remaining amount of the Commitments of such Class. The Designated Company shall notify the Administrative Agent by written notice of any commitment termination or reduction under this clause not later than 11:00 a.m., London time, three (3) Business Days before the date of such termination or reduction. Each such notice shall be irrevocable; provided that if such notice indicates that it is conditioned upon the effectiveness of other credit facilities or any other financing, sale or other transaction, such notice of prepayment may be revoked if such credit

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facilities, other financing, sale or other transaction is not consummated. Each such notice shall specify the termination or reduction date, and the amount of each Class of Commitments or portion thereof to be terminated or reduced. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.
Section 2.08    Interest Elections.
(a)    Generally. Each Borrowing initially shall be a Eurodollar Rate Borrowing and shall have an initial Interest Period as specified in such Borrowing Request (and, in the case of Aleris Incremental Term Loans that are funded to the Escrow Agent on the Aleris Incremental Escrow Date, shall be an interest period of one month, and such Interest Period shall remain in effect following the funding of the Escrowed Amounts to the applicable Co-Borrower (or to the Person designated by the applicable Co-Borrower to receive such Escrowed Amounts pursuant to Section 2.21) on the Aleris Acquisition Closing Date). Thereafter, subject to Sections 2.11 and 2.12, the applicable Co-Borrower may elect to rollover or continue such Borrowing and the Interest Periods therefor, all as provided in this Section. Subject to Sections 2.11 and 2.12, the applicable Co-Borrower may elect different options with respect to different portions (not less than the Minimum Amount) of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. Notwithstanding anything to the contrary, (i) no Co-Borrower shall be entitled to request any conversion, rollover or continuation that, if made, would result in more than three (3) Eurodollar Rate Borrowings by such Co-Borrower outstanding hereunder at any one time and (ii) if two or more Interest Periods relate to Borrowings made to the same Co-Borrower and end on the same date, those Borrowings will be consolidated into, and treated as, a single Borrowing on the last day of the Interest Period.
(b)    Interest Election Notice. To make an election pursuant to this Section, the Designated Company shall deliver, by hand delivery, telecopier or, to the extent separately agreed by the Administrative Agent, by an electronic communication in accordance with the second sentence of Section 11.01(b) and the second paragraph of Section 11.01(d), a duly completed and executed Interest Election Request to the Administrative Agent not later than 10:00 a.m., London time, four (4) Business Days before the effective date of such election. Each Interest Election Request shall be irrevocable. Each Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, or if outstanding Borrowings are being combined, allocation to each resulting Borrowing (in which case the information to be specified pursuant to clause (iii) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day; and
(iii)    the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated, as applicable, by the definition of the term “Interest Period”.
Subject to the first proviso in the definition of “Interest Period”, if any such Interest Election Request requests a Eurodollar Rate Borrowing but does not specify an Interest Period,

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then the Co-Borrowers shall be deemed to have selected an Interest Period of three month’s duration.
Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(c)    Failure to Select an Interest Period. If an Interest Election Request with respect to a Eurodollar Rate Borrowing is not timely delivered prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, the immediately following Interest Period shall be three months.
Section 2.09    Amortization of Term Loan Borrowings.
(a)    The Co-Borrowers shall pay to the Administrative Agent, for the account of the Lenders holding Initial Term Loans, on the dates set forth on Annex I, or if any such date is not a Business Day, on the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such amount shall be payable on the immediately preceding Business Day (each such date, a “Term Loan Repayment Date”), a principal amount of the Initial Term Loans equal to the amount set forth on Annex I for such date (as adjusted from time to time pursuant to Section 2.10(g)), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. Notwithstanding anything to the contrary contained herein or in any other Loan Document, all outstanding Initial Term Loans shall be deemed to constitute Term Loans of the same Class and shall all amortize as set forth on Annex I.
(b)    The Co-Borrowers shall pay to the Administrative Agent, for the account of the Aleris Incremental Term Lenders, on the last day of each fiscal quarter of the Designated Company, commencing with the last day of the first fiscal quarter ended after the Aleris Incremental Funding Date, through and including the last day of the fiscal quarter ended immediately prior to the Aleris Incremental Maturity Date, or if any such date is not a Business Day, on the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such amount shall be payable on the immediately preceding Business Day (each such date, a “Aleris Incremental Term Loan Repayment Date”), a principal amount of the Aleris Incremental Term Loans equal to $1,937,500 (as adjusted from time to time pursuant to Section 2.10(g)), together in each case with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment. On the Aleris Incremental Maturity Date, the remaining outstanding principal amount of Aleris Incremental Term Loans, together with accrued and unpaid interest on such amount to but excluding the date of such payment.
(c)    The Co-Borrowers shall pay to the Administrative Agent, for the account of the Tranche A-1 Term Lenders, on the last day of each fiscal quarter of the Designated Company, commencing with the last day of the first fiscal quarter ended after the Tranche A-1 Funding Date, through and including the last day of the fiscal quarter ended immediately prior to the Tranche A-1 Maturity Date, or if any such date is not a Business Day, on the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such amount shall be payable on the immediately preceding Business Day (each such date, a “Tranche A-1 Term Loan Repayment Date”), a principal amount of the Tranche A-1 Term Loans equal to $1,250,000 (as adjusted from time to time pursuant to Section 2.10(g)), together in each case with accrued and unpaid interest on the principal amount to be paid to but

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excluding the date of such payment. The Co-Borrowers shall pay to the Administrative Agent, for the account of the Tranche A-1 Term Lenders, on the Tranche A-1 Maturity Date, the remaining outstanding principal amount of Tranche A-1 Term Loans, together with accrued and unpaid interest on such amount to but excluding the date of such payment.
(d)    The principal amount of Incremental Term Loans (other than Aleris Incremental Term Loans) and Other Term Loans (other than Tranche A-1 Term Loans) shall be repaid by the applicable Co-Borrowers as provided in the applicable Increase Joinder or Refinancing Amendment, as the case may be, in each case subject to the requirements of this Agreement.
(e)    To the extent not previously paid, all Term Loans shall be due and payable on the Maturity Date of such Term Loans.
Section 2.10    Optional and Mandatory Prepayments of Loans.
(a)    Optional Prepayments. The Co-Borrowers shall have the right at any time and from time to time to prepay any Loans, in whole or in part, subject to the requirements of this Section 2.10; provided that each partial prepayment shall be in a principal amount that is not less than (and in integral amounts consistent with) the Minimum Amount or, if less, the outstanding principal amount of such Borrowing.
(b)    Net Cash Proceeds Account. Subject to the terms of the Intercreditor Agreement, the Net Cash Proceeds of any Pari Passu Priority Collateral arising from an Asset Sale or Casualty Event by the Designated Company or any Subsidiary Guarantor which Net Cash Proceeds are being reinvested in accordance with Sections 2.10(c) or (e), respectively, shall be deposited in one or more Net Cash Proceeds Accounts pending final application of such proceeds (and any products of such proceeds) in accordance with the terms hereof (provided that prior to such final application, and without affecting the Co-Borrowers’ obligations under Sections 2.10(c) and (e), such proceeds may be utilized to make repayments of the Revolving Credit Loans without reducing Revolving Credit Commitments).
(c)    Asset Sales. Not later than three (3) Business Days following the receipt of any Net Cash Proceeds of any Asset Sale by the Designated Company or any of its Restricted Subsidiaries, the applicable Co-Borrowers shall make prepayments of the Term Loans in accordance with Section 2.10(g) and (h) in an aggregate amount equal to 100% of such Net Cash Proceeds; provided, that if at the time that any such prepayment would be required, such Co-Borrower is required to prepay or offer to repurchase (x) Permitted Short Term Indebtedness, solely to the extent that such Asset Sale constitutes a Specified Divestiture, (y) Permitted First Priority Refinancing Debt, or (z) any Additional Senior Secured Indebtedness that is secured on a pari passu basis with the Secured Obligations pursuant to the terms of the documentation governing such Indebtedness, in the case of clauses (x) through (z), with the Net Cash Proceeds of such Asset Sale (such Permitted Short Term Indebtedness, Permitted First Priority Refinancing Debt or Additional Senior Secured Indebtedness required to be prepaid or offered to be so repurchased, “Other Applicable Indebtedness”), then such Co-Borrower shall apply such Net Cash Proceeds on a pro rata basis (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness at such time; provided, that the portion of such net proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Cash Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Cash Proceeds shall be allocated to the Term Loans in accordance with the terms hereof) to the prepayment of the Term Loans and to the prepayment or repurchase of Other Applicable

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Indebtedness, and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.10(c) shall be reduced accordingly; provided further, that to the extent the holders of Other Applicable Indebtedness decline to have such indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within 10 Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided further that:
(i)    no such prepayment shall be required under this Section 2.10(c) with respect to (A) any Asset Sale permitted by Section 6.06 other than clauses (b) and (i) thereof, (B) the disposition of property which constitutes a Casualty Event, or (C) Asset Sales for fair market value resulting in less than $50,000,000 in Net Cash Proceeds in any fiscal year; and
(ii)    so long as no Event of Default shall then exist or would arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that the Designated Company shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to such date stating that such Net Cash Proceeds are expected to be reinvested in fixed or capital assets or to make Permitted Acquisitions (and (x) in the case of Net Cash Proceeds received from the arm’s length sale or disposition for cash of Equity Interests in a Joint Venture Subsidiary for fair market value or the issuance of Equity Interests in a Joint Venture Subsidiary, in each case as permitted under Section 6.06 hereof, such Net Cash Proceeds may also be used to make investments in joint ventures so long as a Company owns at least 50% of the Equity Interests in such joint venture and (y) in the case of Net Cash Proceeds from an Asset Sale by a Joint Venture Subsidiary, such Net Cash Proceeds may also be used by such Joint Venture to reinvest in property (other than cash, Cash Equivalents and securities) to be owned by such Joint Venture and used in an activity permitted under Section 6.15) within 365 days (or in the event the Designated Company or any Restricted Subsidiary has entered into a binding agreement to make such reinvestment within such 365 day period, such period shall be extended for an additional 365 days with respect to the portion of such Net Cash Proceeds so committed to be reinvested) following the date of such Asset Sale (which Officers’ Certificate shall set forth the estimates of the proceeds to be so expended); provided that if all or any portion of such Net Cash Proceeds is not so reinvested within such 365-day period (as such period may be extended pursuant to the foregoing), such unused portion shall be applied on the last day of such period to mandatory prepayments as provided in this Section 2.10(c).
(d)    Debt Issuance. Not later than one (1) Business Day following the receipt of any Net Cash Proceeds of any Debt Issuance or issuance of Disqualified Capital Stock by Holdings, the Designated Company or any of its Restricted Subsidiaries (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) (other than in the case of an issuance of Disqualified Capital Stock, as permitted by Section 6.13), the applicable Co-Borrowers shall make prepayments in accordance with Section 2.10(g) and (h) in an aggregate amount equal to 100% of such Net Cash Proceeds.

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(e)    Casualty Events. Not later than three (3) Business Days following the receipt of any Net Cash Proceeds from a Casualty Event by the Designated Company or any of its Restricted Subsidiaries, the applicable Co-Borrowers shall make prepayments in accordance with Section 2.10(g) and (h) in an aggregate amount equal to 100% of such Net Cash Proceeds; provided that:
(i)    no such prepayment shall be required under this Section 2.10(e) with respect to Casualty Events resulting in less than $50,000,000 in Net Cash Proceeds in any fiscal year;
(ii)    so long as no Event of Default shall then exist or arise therefrom, such proceeds shall not be required to be so applied on such date to the extent that the Borrower shall have delivered an Officers’ Certificate to the Administrative Agent on or prior to such date stating that such proceeds are expected to be used (or have been used) to repair, replace or restore any property in respect of which such Net Cash Proceeds were paid or to reinvest in other fixed or capital assets, no later than 365 days (or in the event the Borrower or any Restricted Subsidiary has entered into a binding agreement to make such repair, replacement, restoration or reinvestment within such 365 day period, such period shall be extended for an additional 365 days with respect to the portion of such Net Cash Proceeds committed for such repair, replacement, restoration or reinvestment, so long as such binding agreement is in effect at the end of such additional 365 day period) following the date of receipt of such proceeds; and
(iii)    if any portion of such Net Cash Proceeds shall not be so applied within such 365-day period (as such period may be extended pursuant to clause (i), above), such unused portion shall be applied on the last day of such period to mandatory prepayments as provided in this Section 2.10(e).
(f)    Excess Cash Flow. No later than 105 days after the end of each Excess Cash Flow Period, the Co-Borrowers shall make prepayments in accordance with Sections 2.10(g) and (h) in an aggregate amount equal to the amount by which (A) the Excess Cash Flow Percentage (defined below) of such Excess Cash Flow for such Excess Cash Flow Period exceeds (B) the aggregate amount of all voluntary prepayments of Term Loans made pursuant to Section 2.10(a) with Internally Generated Cash Flow during such Excess Cash Flow Period and voluntary prepayments of Revolving Credit Loans made with Internally Generated Cash Flow during such Excess Cash Flow Period (but, in the case of Revolving Credit Loans, only to the extent such prepayments are accompanied by a simultaneous permanent reduction of the Revolving Loan Commitments in an equal amount (and excluding any such reduction to the extent relating to the entering into of a replacement Revolving Credit Agreement)). “Excess Cash Flow Percentage” shall mean 50%. No payment of any Loans shall be required under this Section 2.10(f) if (i) on the date such prepayment is required to be made, no Event of Default has occurred and is continuing and (ii) the Senior Secured Net Leverage Ratio, as of the last day of such Excess Cash Flow Period, is less than or equal to 3.0:1.0.
(g)    Application of Prepayments. (i) Each partial prepayment of any Class of Term Loans shall be in an aggregate principal amount that is not less than (and in integral amounts consistent with) the Minimum Amount, except as necessary to apply fully the required amount of

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a mandatory prepayment. Each prepayment of a Class of Term Loans shall be applied ratably within such Class and otherwise in accordance with this Section 2.10. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.06.
(ii)    Subject to Section 8.03 (to the extent applicable), any prepayments of Term Loans (x) pursuant to Section 2.10(a) shall be applied to the Class of Term Loans selected by the Designated Company in the notice of such prepayment pursuant to Section 2.10(h), and within each Class, to the scheduled repayments of Term Loans as directed by the Designated Company and (y) pursuant to Section 2.10(c), (d), (e), (f) and (i) shall be applied (i) ratably to each Class of Term Loans, (ii) in direct order of maturity to the next eight scheduled repayments of such Class of Term Loans and (iii) to the extent of any excess, ratably to the remaining scheduled repayments of the applicable Class of Term Loans.
(iii)    Notwithstanding anything herein to the contrary, with respect to each such prepayment pursuant to Section 2.10(c), (e), (f) or (i), (i) not later than the date three Business Days prior to the date specified in Section 2.10 for making such prepayment, the Designated Company shall give the Administrative Agent telephonic notice (promptly confirmed in writing) requesting that the Administrative Agent provide notice of such prepayment to each Lender, (ii) each Lender will have the right to refuse any such prepayment by giving written notice of such refusal to the Administrative Agent within three Business Days after such Lender’s receipt of notice from the Administrative Agent of such prepayment and (iii) the applicable Co-Borrowers will make all such prepayments not so refused upon the applicable date specified in Section 2.10 for making such prepayment.  Any Lender that does not decline such prepayment in writing on or prior to the date referenced in clause (ii) above shall be deemed to have accepted such prepayment.
(h)    Notice of Prepayments. The Designated Company shall notify the Administrative Agent by written notice of any prepayment hereunder not later than 11:00 a.m., London time, three (3) Business Days before the date of prepayment. Each such notice shall be irrevocable; provided that if such notice indicates that it is conditioned upon the effectiveness of other credit facilities or any other financing, sale or other transaction, such notice of prepayment may be revoked if such credit facilities, other financing, sale or other transaction is not consummated. Each such notice shall specify the prepayment date, the principal amount of each Class of Term Loans or portion thereof to be prepaid, within each Class, the scheduled repayments of Term Loans to which such prepayment applies and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof.
(i)    Foreign Asset Sales. Notwithstanding any other provisions of Section 2.10(b), (c) or (e) (i) to the extent that any of or all the Net Cash Proceeds of any Asset Sale or Casualty Event subject to such sections are received by a Restricted Subsidiary that is not organized under the United States or any State or political subdivision thereof or of Canada or any province or political subdivision thereof (a “Foreign Asset Sale”) and such Net Cash Proceeds are prohibited, restricted or otherwise delayed (each, a “Repatriation Limitation”) by applicable local law from being repatriated to the United States or Canada, the portion of such Net Cash Proceeds so affected will not be required to be applied to repay Term Loans at the times provided

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in this Section 2.10 but may be retained by the applicable Restricted Subsidiary so long as such Repatriation Limitation exists (provided, that such Restricted Subsidiary shall use its commercially reasonable efforts to overcome any Repatriation Limitation) and once such Repatriation Limitation no longer exists, such Restricted Subsidiary shall promptly repatriate an amount equal to such Net Cash Proceeds to the applicable Co-Borrower which shall promptly (and in any event not later than five Business Days after such repatriation) apply such amount to the repayment of the Term Loans pursuant to this Section 2.10 and (ii) to the extent that such Co-Borrower has reasonably determined in good faith that repatriation of any of or all of such Net Cash Proceeds of any Asset Sale or Casualty Event subject to Section 2.10(c) or (e) would have a material adverse tax cost consequence with respect to such Net Cash Proceeds for such Restricted Subsidiary or any other Loan Party, the Net Cash Proceeds so affected may be retained by the applicable Restricted Subsidiary.
(j)    Prepayment Premium. In the event that there shall occur any amendment, amendment and restatement or other modification of this Agreement that reduces the Applicable Margin or interest rate with respect to any Term Loans or any prepayment or refinancing of any Term Loans, in whole or in part with proceeds of Indebtedness having lower applicable total yield than the applicable total yield for the Term Loans as of the Closing Date, then each such amendment, amendment and restatement, modification, prepayment or refinancing that occurs on or prior to the six-month anniversary of the Syndication Termination Date, as the case may be, shall be accompanied by a fee or prepayment premium, as applicable, equal to 1.00% of the outstanding principal amount of the Term Loans affected by such amendment, amendment and restatement or modification, or subject to such prepayment or refinancing. As a condition to effectiveness of any required assignment by any non-consenting Lender of its Term Loans pursuant to Section 2.16 in respect of any amendment, amendment and restatement or modification to this Agreement effective prior to the six-month anniversary of the Syndication Termination Date that has the effect of reducing the Applicable Margin or interest rate for any Term Loans from the Applicable Margin or interest rate in effect on the Closing Date, the Co-Borrowers shall pay to such non-consenting Lender of Term Loans a premium or fee equal to the premium or fee that would apply pursuant to the preceding sentence if such non-consenting Lender’s Term Loans being assigned were being prepaid.
Section 2.11    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Rate Borrowing:
(a)    the Administrative Agent determines (which determination shall be final and conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or
(b)    the Administrative Agent is advised in writing by the Required Lenders that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give written notice thereof to the Designated Company and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Designated Company and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Rate Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Rate Borrowing, such Borrowing shall be made as a Fallback Rate Borrowing.

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Notwithstanding anything herein to the contrary, neither any Agent nor any Lender shall require the payment of an additional fee or an increase in the Applicable Margin as a condition precedent to the effectiveness of any amendment to this Agreement the sole purpose of which is to permit the Co-Borrowers to elect an interest rate (the “Successor Rate”) other than the Eurodollar Rate or the Fallback Rate in anticipation of or as a result of the Eurodollar Base Rate ceasing to be quoted or published by any source, if the Successor Rate is substantially the same as the successor rate generally charged by banks and other financial institutions in the international and U.S. loan markets in replacement of the London inter-bank offered rate; provided that if, in connection with the implementation of any such Successor Rate, banks and other financial institutions in the international and U.S. loan markets require the payment of an additional fee or fees, or require that the interest rate margin applicable to such successor rate be increased, in each case to account for a difference between the previously available Eurodollar Base Rate and such successor rate, then any such increase in the Applicable Margin or additional fee under this Agreement attributable to such difference shall not be prohibited by this sentence.
Section 2.12    Yield Protection; Change in Law Generally.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in, by any Lender (except any reserve requirement reflected in the Eurodollar Rate); or
(ii)    impose on any Lender or the interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurodollar Rate Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Rate Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, the Co-Borrowers will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines (in good faith, but in its sole absolute discretion) that any Change in Law affecting such Lender or any lending office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy or liquidity), then from time to time the Co-Borrowers will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as

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specified in paragraph (a) or (b) of this Section 2.12 and delivered to the Designated Company shall be conclusive absent manifest error. The Co-Borrowers shall pay such Lender, as the case may be, the amount shown as due on any such certificate within ten (10) Business Days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.12 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Co-Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender, as the case may be, notifies the Designated Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Change in Legality Generally. Notwithstanding any other provision of this Agreement, if any Change in Law shall make it unlawful for any Lender to make or maintain any Eurodollar Rate Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Rate Loan, then, upon written notice by such Lender to the Designated Company and the Administrative Agent:
(i)    the Commitments of such Lender (if any) to fund the affected Type of Loan shall immediately terminate; and
(ii)    (x) such Lender may declare that Eurodollar Rate Loans will not thereafter (for the duration of such unlawfulness) be continued for additional Interest Periods and Fallback Rate Loans will not thereafter (for such duration) be converted into Eurodollar Rate Loans, whereupon any request to convert a Fallback Rate Borrowing to a Eurodollar Rate Borrowing or to continue a Eurodollar Rate Borrowing for an additional Interest Period shall, as to such Lender only, be deemed a request to continue a Fallback Rate Loan as such, or to convert a Eurodollar Rate Loan into a Fallback Rate Loan, as the case may be, unless such declaration shall be subsequently withdrawn and (y) all such outstanding Eurodollar Rate Loans made by such Lender shall be automatically converted to Fallback Rate Loans on the last day of the then current Interest Period therefor or, if earlier, on the date specified by such Lender in such notice (which date shall be no earlier than the last day of any applicable grace period permitted by applicable law).
(f)    Increased Tax Costs. If any Change in Law shall subject any Lender to any (i) Tax of any kind whatsoever with respect to this Agreement or any Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof, or (ii) Tax imposed on it that is specially (but not necessarily exclusively) applicable to lenders such as such Lender as a result of the general extent and/or nature of their activities, assets, liabilities, leverage, other exposures to risk, or other similar factors, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith, the United Kingdom Tax known as the “bank levy” in such form as it may be imposed and as amended or reenacted, and similar legislation (except, in each case of the foregoing clauses (i) and (ii), for (A) Indemnified Taxes, (B) Taxes described in clauses (a)(ii), (a)(iii) and (b)(ii) through (b)(iv) of the definition of Excluded Taxes, and

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(C) Other Connection Taxes that are imposed on or measured by net income, however denominated, or that are franchise Taxes or branch profits Taxes), and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount), then, upon request of such Lender, the Co-Borrowers will pay to such Lender, as the case may be, such additional amount or amounts as will compensate such Lender, as the case may be, for such additional costs incurred or reduction suffered. For the avoidance of doubt, the Co-Borrowers shall not be required to compensate a Lender pursuant to this Section 2.12 for any increased costs incurred or reductions suffered that are attributable to a FATCA Deduction required to be made by any Party.
(g)    Notwithstanding anything to the contrary contained herein, no Lender shall be entitled to seek compensation for costs incurred under this Section 2.12 unless it is the general policy or practice of such Lender at such time to seek compensation from other borrowers whose transactions with such Lender are similarly affected by the change in circumstances giving rise to such costs and the applicable Lender is generally seeking such compensation from such borrowers (but no Lender shall be required to disclose any confidential or proprietary information to confirm the foregoing).
Section 2.13    Breakage Payments. In the event of (a) the payment or prepayment, whether optional or mandatory, of any principal of any Eurodollar Rate Loan earlier than the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Rate Loan earlier than the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Term Loan on the date specified in any notice delivered pursuant hereto, (d) the assignment of any Eurodollar Rate Loan earlier than the last day of the Interest Period applicable thereto as a result of a request by the Designated Company pursuant to Section 2.16(c), (e) a Discounted Purchase of any Eurodollar Rate Loan earlier than the last day of an Interest Period applicable thereto, or (f) the return of the Escrowed Amounts to the Aleris Incremental Term Lenders at the end of the Escrow Period in accordance with Section 2.21(g)(i), then, in any such event, the Co-Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of any Eurodollar Rate Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan) (excluding, however, the Applicable Margin included therein, if any, and the effect of clause (ii) of each of the sentences contained in the “Eurodollar Base Rate” definition), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits of a comparable currency, amount and period from other banks in the applicable interbank market. A certificate of any Lender setting forth in reasonable detail any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.13 shall be delivered to the Designated Company (with a copy to the Administrative Agent) and shall be conclusive and binding absent manifest error. The Co-Borrowers shall pay such Lender the amount shown as due on any such certificate within five (5) days after receipt thereof.

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Section 2.14    Payments Generally; Pro Rata Treatment; Sharing of Setoffs.
(a)    Payments Generally. Each Loan Party shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest or fees, or of amounts payable under Section 2.12, Section 2.13, Section 2.15, Section 2.16, Section 2.21, or Section 11.03, or otherwise) on or before the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 1:00 p.m., London time), on the date when due, in immediately available funds, without condition or deduction for any counterclaim, defense, recoupment or setoff. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All payments by any Loan Party shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office, except that payments pursuant to Section 2.12, Section 2.13, Section 2.15, Section 2.16, Section 7.10 and Section 11.03 shall be made directly to the persons entitled thereto and payments pursuant to other Loan Documents shall be made to the persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof in like funds as received by the Administrative Agent. If any payment under any Loan Document shall be due on a day that is not a Business Day, unless specified otherwise, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars, except as expressly specified otherwise.
(b)    Pro Rata Treatment.
(i)    Each payment by the Co-Borrowers of interest in respect of the Loans of any Class shall be applied to the amounts of such obligations owing to the Lenders pro rata according to the respective amounts then due and owing to the Lenders of such Class.
(ii)    Each payment by the Co-Borrowers on account of principal of the Borrowings of any Class shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders of such Class.
(c)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.
(d)    Sharing of Set-Off. Subject to the terms of the Intercreditor Agreement, if any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other Obligations resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other Obligations greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other

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obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:
(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this paragraph shall not be construed to apply to (x) any payment made by any Loan Party pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to any Loan Party or any Subsidiary thereof (as to which the provisions of this paragraph shall apply); provided, that this paragraph shall not apply to purchases pursuant to the Discounted Purchase provisions of Section 11.04(b)(iv).
Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Requirements of Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation. If under applicable bankruptcy, insolvency or any similar law any Secured Party receives a secured claim in lieu of a setoff or counterclaim to which this Section 2.14(d) applies, such Secured Party shall to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights to which the Secured Party is entitled under this Section 2.14(d) to share in the benefits of the recovery of such secured claim.
(e)    Co-Borrower Default. Unless the Administrative Agent shall have received notice from the Designated Company prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the applicable Co-Borrower will not make such payment, the Administrative Agent may assume that such Co-Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders, as the case may be, the amount due. In such event, if such Co-Borrower has not in fact made such payment, then each of the Lenders, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Interbank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Designated Company setting forth in reasonable detail any amount owing under this Section 2.14(e) shall be conclusive, absent manifest error.
(f)    Lender Default. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.02(c), Section 2.14(e) or Section 11.03(c), then the Administrative Agent may, in its discretion following 5 Business Days’ prior written notice to such lender (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s

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obligations under such Sections until all such unsatisfied obligations are fully paid and, upon full payment of such obligations as provided above, the Administrative Agent shall promptly issue a written notice to such Lender setting forth in reasonable detail the application of any amounts on account of such Lender.
(g)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 11.03 are several and not joint. The failure of any Lender to make any Loan or to make any payment under Section 11.03 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or to make its payment under Section 11.03.
(h)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
Section 2.15    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Taxes, except as required by applicable Requirements of Law. If any applicable Requirements of Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Taxing Authority in accordance with applicable Requirements of Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after all such required deductions and withholdings (including any such deductions and withholdings applicable to additional sums payable under this Section) each Agent or Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. For the avoidance of doubt, each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or basis of such FATCA Deduction), and in any case at least three (3) Business Days prior to making a FATCA Deduction, notify the Party to whom it is making the payment and, on or prior to the day on which it notifies that Party, shall also notify the Designated Company, the Agents and the other Lenders.
(b)    Payment of Other Taxes by Loan Parties. Without limiting the provisions of paragraph (a) above, each Loan Party shall timely pay to the relevant Taxing Authority in accordance with applicable Requirements of Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Indemnification by Loan Parties. The Loan Parties shall jointly and severally indemnify each Agent and each Lender, within ten (10) Business Days after demand therefor, for the full amount of any Indemnified Taxes imposed or asserted on or attributable to amounts payable by any of the Loan Parties hereunder or under any other Loan Document (including

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Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.15) payable or paid by such Agent or such Lender or required to be withheld or deducted from a payment to such Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Taxing Authority. A certificate as to the amount of such payment or liability delivered to the Designated Company by a Lender (with a copy to the Administrative Agent), or by such Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. No Loan Party shall be obliged to provide indemnity under this Section to the extent that the Indemnified Tax in question is compensated for by an increased payment under Sections 2.12(f), 2.15(a) or 7.10.
(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Taxing Authority pursuant to this Agreement, the applicable Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Taxing Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Designated Company (with a copy to the Administrative Agent), at the time or times reasonably requested by the Designated Company or the Administrative Agent (and from time to time thereafter, as requested by the Designated Company or Administrative Agent), such properly completed and executed documentation reasonably requested by the Designated Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Designated Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable Requirements of Law or reasonably requested by the Designated Company or the Administrative Agent as will enable the applicable Loan Parties or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation pursuant to this Section 2.15(e) (other than such documentation set forth in Section 2.15(e)(ii)(A) and (ii)(B) below) shall not be required if, in the relevant Lender’s reasonable judgment, such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that a Co-Borrower is a U.S. Person,
    (A)    any Lender that is a U.S. Person shall deliver to the Designated Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement or, if later, the date on which a U.S. Person becomes a Co-Borrower (and from time to time thereafter upon the reasonable request of the Designated Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
    (B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Designated Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement or, if later, the date on which a U.S. Person becomes a Co-Borrower (and from time to time thereafter upon the

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reasonable request of the Designated Company or the Administrative Agent), whichever of the following is applicable:
        (1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
        (2)    executed copies of IRS Form W-8ECI;
        (3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Co-Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
        (4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner; and
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Designated Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement or, if later, the date on which a U.S. Person becomes a Co-Borrower (and from time to time thereafter upon the reasonable request of the Designated Company or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Designated Company or the Administrative Agent to determine the withholding or deduction required to be made.
Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 2.15(e) expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Designated Company and the Administrative Agent in writing of its legal inability to do so. The Administrative Agent shall, upon request by the Designated Company, promptly provide the Designated Company a Form W-8IMY from the Administrative Agent attaching the most recent form provided to the Administrative Agent by

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each Lender pursuant to Section 2.15(e)(ii) above and the most recent withholding schedule, if any, prepared by the Designated Company and previously delivered to the Administrative Agent. The Administrative Agent may rely on such forms and withholding schedule, without the need for any independent verification thereof, in preparing any Form W-8IMY required hereunder.
(f)    FATCA Information. Notwithstanding Section 2.15(e) or any other provision of this Agreement to the contrary:
(i)    Subject to paragraph (iii) below, each Party shall, within ten Business Days of a reasonable request by another Party:
(A)    confirm to that other Party whether it is:
(1)    a FATCA Exempt Party; or
(2)    not a FATCA Exempt Party;
(B)    supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA;
(C)    supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.
(ii)    If a Party confirms to another Party pursuant to paragraph (i)(A) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.
(iii)    Paragraph (i) above shall not oblige any Lender or any Agent to do anything, and paragraph (i)(C) above shall not oblige any other Party to do anything, which would or might in its reasonable opinion constitute a breach of:
(A)    any law or regulation;
(B)    any fiduciary duty; or
(C)    any duty of confidentiality.
(iv)    If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (i)(A) or (B) above (including, for the avoidance of doubt, where paragraph (iii) above applies), then such Party shall be treated for the purposes of the Loan Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.
(v)    If a Co-Borrower is a U.S. Tax Obligor or the Administrative Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten Business Days of:
(A)    where the Co-Borrower is a U.S. Tax Obligor and the relevant Lender is a Lender on the date of this Agreement, the date of this Agreement;
(B)    where a Co-Borrower is a U.S. Tax Obligor on a date on which a Lender becomes a Lender under this Agreement and the relevant Lender

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was not a Lender on the date of this Agreement, the relevant date on which such Lender becomes a Lender under this Agreement;
(C)    the date a new U.S. Tax Obligor accedes as a Co-Borrower; or
(D)    where a Co-Borrower is not a U.S. Tax Obligor, the date of a request from the Administrative Agent, supply to the Administrative Agent (to the extent not otherwise supplied pursuant to Section 2.15(e) above):
(1)    a withholding certificate on Form W-8, Form W-9 or any other relevant form; or
(2)    any withholding statement or other document, authorization or waiver as the Administrative Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation.
(vi)    The Administrative Agent shall provide any withholding certificate, withholding statement, document, authorization or waiver it receives from a Lender pursuant to paragraph (v) above to the Designated Company.
(vii)    If any withholding certificate, withholding statement, document, authorization or waiver provided to the Administrative Agent by a Lender pursuant to paragraph (v) above is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorization or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Administrative Agent). The Administrative Agent shall provide any such updated withholding certificate, withholding statement, document, authorization or waiver to the Designated Company.
(viii)    The Administrative Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to paragraph (v) or (vii) above without further verification. The Administrative Agent shall not be liable for any action taken by it under or in connection with paragraph (v), (vi) or (vii) above.
(ix)     Without prejudice to any other term of this Agreement, if a Lender fails to supply any withholding certificate, withholding statement, document, authorization, waiver or information in accordance with paragraph (v) above, or any withholding certificate, withholding statement, document, authorization, waiver or information provided by a Lender to the Administrative Agent is or becomes materially inaccurate or incomplete, then such Lender shall indemnify the Administrative Agent, within three Business Days of demand, against any cost, loss, Tax or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Administrative Agent (including any related interest and penalties) in acting as Administrative Agent under the Loan Documents as a result of such failure.
(g)    Treatment of Certain Refunds. If any Party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified, or as to which it has received additional amounts, pursuant to this Section 2.15, Section 7.10, or Section 2.12(f) (such Party, the “Indemnified Party”), then it shall pay to the Party that made such indemnity payments or paid such additional amounts pursuant to this Section 2.15, Section 7.10, or Section 2.12(f) (such Party, the “Indemnifying Party”) an amount equal to such refund (but only to the extent of indemnity payments made to the Indemnified

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Party pursuant to this Section 2.15, or additional amounts paid to the Indemnified Party pursuant to Section 7.10 or Section 2.12(f), with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of the Indemnified Party, and without interest (other than any interest paid by the relevant Taxing Authority with respect to such refund). The Indemnifying Party, upon the request of the Indemnified Party, agrees to repay to the Indemnified Party the amount paid over to the Indemnified Party pursuant to this Section 2.15(g) (plus any penalties, interest or other charges imposed by the relevant Taxing Authority) in the event the Indemnified Party is required to repay such refund to such Taxing Authority. Nothing in this Section 2.15(g) shall be construed to require any Indemnified Party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Indemnifying Party or any other person. Notwithstanding anything to the contrary in this Section 2.15(g), in no event will the Indemnified Party be required to pay any amount to an Indemnifying Party pursuant to this Section 2.15(g) the payment of which would place the Indemnified Party in a less favorable net after-Tax position than the Indemnified Party would have been in if the Taxes subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Taxes had never been paid.
(h)    Co-operation. Notwithstanding anything to the contrary in Section 2.15(e) or paragraph (k) of the definition of Permitted Reorganization, with respect to non-U.S. withholding taxes, the relevant Agent, the relevant Lender(s) (at the written request of the relevant Loan Party) and the relevant Loan Party shall, co-operate in completing any procedural formalities necessary (including delivering any documentation prescribed by the applicable Requirement of Law and making any necessary reasonable approaches to the relevant Taxing Authorities) for the relevant Loan Party to obtain authorization to make a payment to which such Agent or such Lender(s) is entitled without any, or a reduced rate of, deduction or withholding for, or on account of, Taxes; provided, however, that none of the Agents or any Lender shall be required to provide any documentation that it is not legally entitled to provide, or take any action that, in the relevant Agent’s or the relevant Lender’s reasonable judgment, would subject such Agent or such Lender to any material unreimbursed costs or otherwise be disadvantageous to it in any material respect.
(i)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within three (3) Business Days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Taxing Authority. Without limiting the preceding sentence or Section 2.15(f)(ix), each Lender shall indemnify the Administrative Agent (based upon such Lender’s pro rata share of the sum of the total outstanding Term Loans and unused Commitments of all Lenders at the time the applicable indemnity payment is sought (or if the Term Loans have been repaid in full and the Commitments have been terminated, based upon its share of the Term Loans immediately prior to such payment)), within three (3) Business Days of demand, against any cost, loss or liability in relation to any FATCA-related liability incurred by the Administrative Agent in acting as Administrative Agent under the Loan Documents (unless the Administrative Agent has been reimbursed by a Loan Party pursuant to a Loan Document); provided that indemnity pursuant to this sentence shall not be available to the extent that such

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cost, loss or liability are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of the Administrative Agent. A certificate as to the amount of payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.15(i).
(j)    Tax Returns. If, as a result of executing a Loan Document, entering into the transactions contemplated thereby or with respect thereto, receiving a payment or enforcing its rights thereunder, any Agent or any Lender is required to file a Tax Return in a jurisdiction in which it would not otherwise be required file, the Loan Parties shall promptly provide such information necessary for the completion and filing of such Tax Return as the relevant Agent or Lender shall reasonably request with respect to the completion and filing of such Tax Return. For clarification, any expenses incurred in connection with such filing shall be subject to Section 11.03.
(k)    Value Added Tax. All amounts set out, or expressed to be payable under a Loan Document by any party to a Lender or Agent which (in whole or in part) constitute the consideration for value added tax purposes shall be deemed to be exclusive of any applicable value added tax, and accordingly, if value added tax is chargeable on any supply or service made by any Lender or Agent to any party under a Loan Document and such value added tax is required to be collected by such Lender or Agent (or the representative member of any group of which the relevant Lender or Agent forms a part for purposes of value added tax) pursuant to applicable Requirements of Law, that party shall pay to the Lender or Agent (in addition to and at the same time as paying the consideration) an amount equal to the amount of the value added tax (and such Lender or Agent shall promptly provide an appropriate value added invoice to such party).
Where a Loan Document requires any party to reimburse a Lender or Agent for any costs or expenses, that party shall also at the same time pay and indemnify the Lender or Agent against all value added tax incurred by the Lender or Agent in respect of the costs or expenses to the extent that the Lender or Agent reasonably determines that neither it nor any other member of any group of which it is a member for value added tax purposes is entitled to credit or repayment from the relevant Taxing Authority in respect of the value added tax.
If any Lender or Agent requires any Loan Party to pay any additional amount pursuant to Section 2.15(k), then such Lender or Agent and Loan Party shall use reasonable efforts to co-operate to minimize the amount such Loan Party is required to pay if, in the judgment of such Lender or Agent, such co-operation would not subject such Lender or Agent to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or Agent. For the avoidance of doubt, all references to value added tax in this Section 2.15(k) include reference to goods and services tax.
(l)    Covered Aleris Syndication Taxes.
(i)    Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, a Covered Aleris Lender’s indemnification for Covered Aleris Syndication Taxes with respect to an interest in a Covered Aleris Loan for a Covered Aleris Payment Date (other than a

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Covered Aleris Payment Date that occurs during the Aleris Syndication Period) shall not exceed an amount equal to the lesser of (x) the U.S. federal withholding Taxes to which such Covered Aleris Lender holding such interest in a Covered Aleris Loan is subject with respect to such interest as of such Covered Aleris Payment Date, (y) the allocable share of the Aleris Gross-Up Cap with respect to such interest in a Covered Aleris Loan and (z) in the case of a Covered Aleris Lender that acquired such interest in a Covered Aleris Loan from another Covered Aleris Lender pursuant to an Assignment and Assumption after the Aleris Syndication Termination Date, the amounts of Covered Aleris Syndication Taxes for which such assignor Covered Aleris Lender was entitled to indemnification hereunder with respect to such interest in a Covered Aleris Loan immediately before such assignment.
(ii)    The aggregate amount of indemnification for Covered Aleris Syndication Taxes payable on any Covered Aleris Payment Date to all Covered Aleris Lenders shall not exceed an amount equal to two percent (2%) of the aggregate amount of interest and other non-principal amounts payable in respect of all of the Aleris Incremental Term Loans on such Covered Aleris Payment Date (such aggregate amount of indemnification with respect to a given Covered Aleris Payment Date, the “Aleris Gross-Up Cap”). For the avoidance of doubt, the Aleris Gross-Up Cap shall not be reduced by any Taxes for which the Co-Borrowers are otherwise providing an indemnity to the Lender hereunder.
(iii)    For purposes of Section 2.15(l)(i)(y) above, the allocable share of the Aleris Gross-Up Cap with respect to each interest in a Covered Aleris Loan shall be determined on or after the Aleris Syndication Termination Date by the Incremental Mandated Lead Arrangers in consultation with the Borrower (which may be memorialized in one or more Assignment and Assumptions). Promptly after the allocable share of the Aleris Gross-Up Cap with respect to each interest in a Covered Aleris Loan is determined pursuant to the preceding sentence, the Incremental Mandated Lead Arrangers shall deliver or cause to be delivered in writing to the Administrative Agent and the Borrower (a) the name of each Covered Aleris Lender holding an interest in a Covered Aleris Loan as of the Aleris Syndication Termination Date, (b) the principal amount of the interest in a Covered Aleris Loan held by each such Lender and (c) the share of the Aleris Gross-Up Cap allocable to each such interest.
(iv)    In the case of any Covered Aleris Payment Date that occurs during the Aleris Syndication Period, the Aleris Gross-Up Cap with respect to such Covered Aleris Payment Date shall be allocated among the Covered Aleris Lenders pro rata in accordance with the principal amount of each Covered Aleris Lender’s Covered Aleris Loans on such Covered Aleris Payment Date; provided, to the extent such Covered Aleris Lender’s allocable share of the Aleris Gross-Up Cap exceeds such Covered Aleris Lender’s actual U.S. federal withholding Taxes with respect to the Covered Aleris Loans on such Covered Aleris Payment Date, then such excess shall be re-allocated among such other Covered Aleris Lenders in a similar manner until no such excess remains with respect to any such Covered Aleris Lender.
(v)    For payments by any Loan Party under the Loan Documents that will (or are required to) include, or for which such Loan Party will (or is required

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to) withhold, any amounts attributable to the Covered Aleris Syndication Taxes, on or prior to the date of such payment, the Borrower shall deliver to the Administrative Agent a certificate certifying the allocation of such payment, which payment shall include the interest amount and the amount of indemnification payments in respect of Covered Aleris Syndication Taxes, among the Lenders, which allocation set forth in such certificate shall reflect the then-current allocations established pursuant to clauses (i) through (iv) of this Section 2.15(l), and the amounts, if any, (x) required to be withheld for any Taxes under applicable Requirements of Law, (y) of Taxes so withheld by the Loan Parties, and (z) of any Taxes to be withheld by the Administrative Agent (which amount under this clause (z) shall be zero unless the Administrative Agent otherwise agrees in writing), in the case of clauses (x) through (z), for purposes of paying the relevant Taxing Authority in accordance with applicable Requirements of Law. For purposes of the foregoing certificate under this clause (v), the Borrower may rely on copies of the Register and each Assignment and Assumption obtained by it in accordance with Section 11.04(c) (it being understood that the Borrower shall have a reasonable duty to request such copies and any updates thereto in connection with its obligation to deliver such certificate).
(vi)    By becoming a party to this Agreement, each Lender agrees, notwithstanding anything to the contrary in this Agreement or any other Loan Document, that (x) the Administrative Agent may rely upon and comply with the allocations set forth in the certificate described in Section 2.15(l)(v), without further verification of the Administrative Agent, (y) the Administrative Agent may rely upon the withholding amounts set forth in such certificate, and (z) each Covered Aleris Lender shall indemnify the Administrative Agent (and any sub-agent thereof), within three (3) Business Days after demand therefor, for any losses, claims, damages, liabilities, costs, and related expenses (including the fees, charges and disbursements of any counsel) incurred in relation to any underwithholding of Taxes from such Lender with respect to such payments.
(m)    Survival. Each party’s obligations under this Section 2.15 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
Section 2.16    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. Each Lender may at any time or from time to time designate, by written notice to the Administrative Agent, one or more lending offices (which, for this purpose, may include Affiliates of the respective Lender) for the various Loans made by such Lender; provided that to the extent such designation shall result, as of the time of such designation, in increased costs under Section 2.12, Section 2.15 or Section 7.10 in excess of those which would be charged in the absence of the designation of a different lending office (including a different Affiliate of the respective Lender), then the Loan Parties shall not be obligated to pay such excess increased costs (although the applicable Loan Party, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay the costs which would apply in the absence of such designation and any subsequent increased costs of the type described above resulting from changes after the date of the respective designation). Each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of

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this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder). Each lending office and Affiliate of any Lender designated as provided above shall, for all purposes of this Agreement, be treated in the same manner as the respective Lender (and shall be entitled to all indemnities and similar provisions in respect of its acting as such hereunder). The proviso to the first sentence of this Section 2.16(a) shall not apply to changes in a lending office pursuant to Section 2.16(b) if such change was made upon the written request of any Loan Party.
(b)    Mitigation Obligations. If any Lender requests compensation under Section 2.12, or requires any Loan Party to pay any additional amount to any Lender or any Taxing Authority for the account of any Lender pursuant to Section 2.15 or Section 7.10, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12, Section 2.15 or Section 7.10, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Each Loan Party hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment. A certificate setting forth such costs and expenses submitted by such Lender to the Designated Company shall be conclusive absent manifest error.
(c)    Replacement of Lenders. If any Lender requests compensation under Section 2.12, or if any Loan Party is required to pay any additional amount to any Lender or any Taxing Authority for the account of any Lender pursuant to Section 2.15 or Section 7.10, or if any Lender is a Defaulting Lender, or if the Designated Company exercises its replacement rights under Section 11.02(d), then the Designated Company may, at its sole expense and effort, upon notice by the Designated Company to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.04), all of its interests, rights and obligations under this Agreement and the other Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Co-Borrowers or the assignee shall have paid to the Administrative Agent the processing and recordation fee specified in Section 11.04(b);
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 2.13), from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Co-Borrowers (in the case of all other amounts, including any amounts under Section 2.10(j));
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.15 or Section 7.10, such assignment will result in a reduction in such compensation or payments thereafter; and

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(iv)    such assignment does not conflict with applicable Requirements of Law.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Designated Company to require such assignment and delegation cease to apply.
Section 2.17    [INTENTIONALLY OMITTED].
Section 2.18    [INTENTIONALLY OMITTED].
Section 2.19    Interest Act (Canada); Criminal Rate of Interest; Nominal Rate of Interest.
(a)    Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, solely to the extent that a court of competent jurisdiction finally determines that the calculation or determination of interest or any fee payable by any Canadian Loan Party in respect of the Obligations pursuant to this Agreement and the other Loan Documents shall be governed by the laws of any province of Canada or the federal laws of Canada, in no event shall the aggregate interest (as defined in Section 347 of the Criminal Code, R.S.C. 1985, c. C-46, as the same shall be amended, replaced or re-enacted from time to time, “Section 347”) payable by the Canadian Loan Parties to the Agents or any Lender under this Agreement or any other Loan Document exceed the effective annual rate of interest on the Credit advances (as defined in Section 347) under this Agreement or such other Loan Document lawfully permitted under Section 347 and, if any payment, collection or demand pursuant to this Agreement or any other Loan Document in respect of Interest (as defined in Section 347) is determined to be contrary to the provisions of Section 347, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Agents, the Lenders and the Canadian Loan Parties and the amount of such payment or collection shall be refunded by the relevant Agents and Lenders to the applicable Canadian Loan Parties. For the purposes of this Agreement and each other Loan Document to which the Canadian Loan Parties are a party, the effective annual rate of interest payable by the Canadian Loan Parties shall be determined in accordance with generally accepted actuarial practices and principles over the term of the loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent for the account of the Canadian Loan Parties will be conclusive for the purpose of such determination in the absence of evidence to the contrary.
(b)    For the purposes of the Interest Act (Canada) and with respect to Canadian Loan Parties only:
(i)    whenever any interest or fee payable by the Canadian Loan Parties is calculated using a rate based on a year of 360 days or 365 days, as the case may be, the rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (x) the applicable rate based on a year of 360 days or 365 days, as the case may be, (y) multiplied by the actual number of days in the calendar year in which such rate is to be ascertained and (z) divided by 360 or 365, as the case may be; and
(ii)    all calculations of interest payable by the Canadian Loan Parties under this Agreement or any other Loan Document are to be made on the basis of the nominal interest rate described herein and therein

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and not on the basis of effective yearly rates or on any other basis which gives effect to the principle of deemed reinvestment of interest.
The parties hereto acknowledge that there is a material difference between the stated nominal interest rates and the effective yearly rates of interest and that they are capable of making the calculations required to determine such effective yearly rates of interest.
Section 2.20    [INTENTIONALLY OMITTED].
Section 2.21    Escrow Arrangement.
(a)    Appointment. Each Loan Party and each Aleris Incremental Term Lender hereby irrevocably appoints the Escrow Agent as its escrow agent for the purposes set forth herein and in the Aleris Increase Joinder Amendment, and authorizes the Escrow Agent to take such actions on its behalf and to exercise such powers as are delegated to the Escrow Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The Escrow Agent hereby accepts such appointment and agrees to act as escrow agent and to hold and disburse the Escrowed Amounts all in accordance with the terms and conditions set forth herein and in the Aleris Increase Joinder Amendment.
(b)    Escrowed Amounts.
(i)    On the Aleris Incremental Escrow Date, subject to the satisfaction of the conditions precedent set forth in Section 5 of the Aleris Increase Joinder Amendment, each Aleris Incremental Term Lender shall, severally and not jointly, make an Aleris Incremental Term Loan in Dollars to Novelis Acquisitions by depositing or causing to be deposited with the Escrow Agent in the Escrow Account an amount, in immediately available funds, equal to such Aleris Incremental Lender’s pro rata share (as a percentage of the aggregate Aleris Incremental Term Loan Commitments of all Aleris Incremental Term Lenders on such date immediately prior to giving effect to such funding) of the aggregate amount of Aleris Incremental Term Loans requested by Novelis Acquisitions to be borrowed pursuant to the Borrowing Request in respect thereof, which pro rata share shall not exceed such Aleris Incremental Term Lender’s Aleris Incremental Term Loan Commitment on the Aleris Incremental Escrow Date; provided that, at the option of the Designated Company as set forth in the Borrowing Request, some or all of the fees payable pursuant to the Fee Letters may be paid by netting the fees payable to the applicable Aleris Incremental Term Lender against the amount of the Aleris Incremental Term Loans required to be funded by such Aleris Incremental Term Lender.

(ii)    Prior to 11:59 p.m. London Time on the Escrow Date, the Administrative Agent shall deliver written notice to the Designated Company and the Aleris Incremental Term Lenders, which notice shall list the amount that the Escrow Agent has advised that it has received into the Escrow Account from each Lender on the Escrow Date, as well as the total Escrowed Amount on deposit in the Escrow Account (to the extent that the Escrow Agent has internally confirmed receipt of such amounts from such Aleris Incremental Term Lenders in the Escrow Account based on the funding schedule attached to the Borrowing Request). The Escrow Agent shall (x) hold the Escrowed Amounts in the Escrow Account during the Escrow Period, and (y) distribute the Escrowed Amounts in accordance with the

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terms and conditions of this Section 2.21 and the Aleris Increase Joinder Amendment.

(iii)    The Escrowed Amounts shall not be invested by the Escrow Agent during the Escrow Period, and, except for interest accruing for the benefit of the Aleris Incremental Term Lenders and payable by the applicable Loan Parties pursuant to clause (c) below and the other terms of this Agreement, the Escrowed Amounts shall not accrue interest. The Escrow Agent shall hold and release the Escrowed Amounts only as provided in this Section 2.21.

(iv)    It is the intention of the Loan Parties and the Aleris Incremental Term Lenders that this Agreement and the Aleris Increase Joinder Amendment create a true escrow and that the Loan Parties have no ownership of, or rights in, the Escrow Account or the Escrowed Amounts other than the contractual right to receive the Escrowed Amounts as provided in this Section 2.21.
(c)    Interest on Escrowed Term Loans. Except as otherwise provided in Section 2.06(c) or the last sentence of this clause (c), for the Escrow Period, including the first day but excluding the last day of such period, the Escrowed Term Loans shall bear interest at a rate per annum equal to the Eurodollar Rate for an Interest Period of one month plus the Applicable Margin applicable to Aleris Incremental Term Loans. If the Escrowed Amounts are funded by the Escrow Agent on the Aleris Acquisition Closing Date in accordance with clause (f) below, then such Interest Period shall continue and shall be payable in Dollars by the applicable Co-Borrower to the Administrative Agent in arrears in accordance with Section 2.06(d) and Section 2.14, and future Interest Periods shall be subject to Section 2.08. If the Escrowed Amounts are returned to the Aleris Incremental Term Lenders in accordance with clause (g)(i) below, then accrued interest on Escrowed Amounts shall be payable in Dollars by the applicable Co-Borrower to the Administrative Agent in arrears in accordance with Section 2.14 no later than the date that is 5 Business Days after the end of the Escrow Period. The Administrative Agent shall distribute payments received under this clause (c) in accordance with Section 2.14. If the Escrowed Amounts are returned to an Aleris Incremental Term Lender in accordance with clause (g)(ii) below, then, notwithstanding anything in this clause (c) or any other provision in any Loan Document to the contrary, the Residual Returned Amounts of such Aleris Incremental Term Lender shall not accrue interest, and shall not obtain the benefit of Section 2.13.
(d)    Aleris Incremental Term Loan Commitments and Incremental Facility Commitment Fees. To the extent that the Aleris Incremental Term Loan Commitments have not been terminated pursuant to Section 2.07, for each Aleris Incremental Term Lender, such Lender’s Aleris Incremental Term Loan Commitment shall terminate upon such Aleris Incremental Term Lender funding the full amount of its Aleris Incremental Term Loans (as such funded amount may be reduced, at the option of the Designated Company as provided in the Borrowing Request, to the extent that some or all of the fees payable pursuant to the Fee Letters are paid by netting the fees payable to the applicable Aleris Incremental Term Lender against the amount of the Aleris Incremental Term Loans required to be funded by such Aleris Incremental Term Lender) to the Escrow Account pursuant to the applicable Borrowing Request. The Incremental Facility Commitment Fees (as defined in the Aleris Fee Letter) shall be payable in accordance with the terms of the Aleris Fee Letter, and such commitment fees shall not be netted from the amounts funded by the Aleris Incremental Term Lenders into the Escrow Account.

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(e)    Escrow Drawdown Requests. To request the funding of the Escrowed Amounts, the Designated Company shall deliver, by hand delivery, telecopier or, to the extent separately agreed by the Administrative Agent, by an electronic communication in accordance with the second sentence of Section 11.01(b) and the second paragraph of Section 11.01(d), a duly completed and executed Escrow Drawdown Request (the “Original Escrow Drawdown Request”) to the Administrative Agent, with a copy to the Escrow Agent, not later than 3:00 p.m., London time, one (1) Business Days before the Aleris Incremental Funding Date; provided that subsequent Escrow Drawdown Requests delivered pursuant to the last paragraph of this clause (e) shall be delivered not later than 10:00 a.m., London time on the Aleris Incremental Funding Date. Each Escrow Drawdown Request shall be irrevocable (provided that such request may be conditioned upon the satisfaction of the requirements set forth in clause (f) below) and shall specify the following information in compliance with Section 2.02:
(i)    that Novelis Acquisitions is requesting the drawdown and the aggregate amount of such drawdown, which shall be the Escrowed Amount; provided that, notwithstanding anything herein to the contrary, on the Aleris Incremental Funding Date, prior to or substantially concurrently with the Escrow Release Time, the Designated Company may deliver to the Administrative Agent, with a copy to the Escrow Agent, an updated Escrow Drawdown Request to reflect a funding request for the current available balance in the Escrow Account at the Escrow Release Time, as such amount is notified in writing to the Designated Company by the Administrative Agent prior to the Escrow Release Time on the Aleris Incremental Funding Date, and such updated amount shall thereafter constitute the Escrowed Amount for purposes of the funding under clause (f) below;
(ii)    the date of such drawdown, which shall be a Business Day occurring on or prior to the Aleris Incremental Commitment Termination Date and shall be the Aleris Acquisition Closing Date;
(iii)    that the initial Interest Period applicable to the Escrowed Term Loans as in effect on the date of such Escrow Drawdown Request shall continue after giving effect to the drawdown;
(iv)    the location and account number of the bank account(s) to which funds are to be disbursed (the “Specified Bank Accounts”); and
(v)    the conditions set forth in Section 4.03(b) - (d) have been satisfied as of the date of the Escrow Drawdown Request, and in the case of Aleris Incremental Term Loans, that the Aleris Acquisition Closing Date and the Aleris Incremental Funding Date is expected to occur on the date designated pursuant to clause (ii) above, and that the conditions referred to in Section 6 of the Aleris Increase Joinder Amendment shall be satisfied on the Aleris Incremental Funding Date.
Promptly following receipt of an Escrow Drawdown Request in accordance with this clause (e), the Administrative Agent shall provide notice thereof to the Aleris Incremental Term Lenders. In the event the Escrow Drawdown Request is delivered to the Administrative Agent, whether in writing, by telecopier or otherwise, the Administrative Agent is authorized to seek confirmation of such instruction by telephone call back to the person or persons designated in Exhibit A to the

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Aleris Increase Joinder Amendment (the “Call Back Authorized Individuals”), and the Administrative Agent and the Escrow Agent may rely upon the confirmations of anyone purporting to be a Call Back Authorized Individual. To assure accuracy of the instructions it receives, the Administrative Agent may record such call backs. If the Administrative Agent is unable to verify the instructions, or is not satisfied with the verification it receives, it will not fund the Escrowed Term Loans until all such issues have been resolved in the Administrative Agent’s reasonable discretion. The persons and telephone numbers for call backs may be changed only in writing actually received and acknowledged by the Administrative Agent.
If the Administrative Agent notifies the Designated Company that the Escrow Agent has internally confirmed receipt of additional amounts in the Escrow Account in excess of the Escrow Amounts set forth in a previously delivered Escrow Drawdown Notice, the Designated Company may deliver an updated Escrow Drawdown Request in accordance with, and within the time periods required by, the terms of this clause (e). If for any reason the drawdown requested pursuant to an Escrow Drawdown Request is not funded by the Escrow Agent to the Administrative Agent as the result of any of the requirements set forth in clause (f) below failing to be satisfied by the time or by the date set forth therein, then, during the Escrow Period, the Designated Company may deliver an updated Escrow Drawdown Request in accordance with, and within the time periods required by, the terms of this clause (e). Notwithstanding anything herein or in any other Loan Document to the contrary, each Escrow Drawdown Request delivered pursuant to this clause (e) after the delivery of an Original Escrow Drawdown Request shall supersede all previously delivered Escrow Drawdown Requests.
(f)    Funding of the Escrowed Amounts on the Aleris Incremental Funding Date. Upon the satisfaction of the Escrow Release Conditions described below, the Administrative Agent shall notify the Escrow Agent that such conditions have been satisfied, and shall direct the Escrow Agent to promptly disburse the Escrowed Term Loans to the Administrative Agent to be funded pursuant to the Escrow Drawdown Request. Upon receiving such notice and direction, the Escrow Agent shall promptly disburse the Escrowed Term Loans to the Administrative Agent. Upon receipt of the Escrowed Term Loans, the Administrative Agent shall promptly disburse the Escrowed Amounts to the Specified Bank Accounts in accordance with the applicable Escrow Drawdown Request on the Aleris Incremental Funding Date (the time of such disbursement, the “Escrow Release Time”). The “Escrow Release Conditions” shall mean (i) for each Aleris Incremental Term Lender that has deposited funds into the Escrow Account as of the Escrow Release Time, the Escrow Agent has internally confirmed receipt of such funds from such Aleris Incremental Term Lender, (ii) the Administrative Agent and the Escrow Agent has received an Escrow Drawdown Request complying with the terms of, and within the time period required by, clause (e) above (as the same may be supplemented pursuant to clause (e)(i) and the last paragraph of clause (e) above), and (iii) the conditions precedent set forth in Section 4.03 are satisfied no later than 3:00 p.m. London Time on the Aleris Incremental Funding Date. For the avoidance of doubt, if on the Aleris Incremental Funding Date the Escrowed Amounts are less than the amount originally requested to be funded pursuant to the original Escrow Drawdown Request, then, to the extent that the foregoing conditions in this clause (f) have been satisfied, the Designated Company may proceed with the funding of the then-available Escrowed Amounts by complying with the proviso in clause (e)(i) above.
(g)    Return of Escrowed Amounts to the Aleris Incremental Term Lenders.
(i)    If (x) the Aleris Acquisition Closing Date has not occurred, and the Administrative Agent is not required to fund the Escrowed Amounts to the Specified Bank Accounts in accordance with clause (f) above at or prior to 3:00 p.m. London Time on the date

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that is ten (10) Business Days after the Escrow Date (such time, the “Commitment Release Time”), (y) an Event of Default under Section 8.01(g) or (h) has occurred, or (z) the Agreement Termination Date has occurred, then Administrative Agent shall notify the Escrow Agent that the Escrow Release Conditions have not been satisfied and that the Escrowed Term Loans must be returned to the Aleris Incremental Term Lenders, and shall direct the Escrow Agent to promptly disburse the Escrowed Term Loans to the Administrative Agent in order to be returned to the respective Aleris Incremental Term Lenders. Upon receiving such notice and direction, the Escrow Agent shall promptly disburse the Escrowed Term Loans to the Administrative Agent. Upon receipt of the Escrowed Term Loans, the Administrative Agent shall promptly return the Escrowed Amounts to the respective Aleris Incremental Term Lenders. For the avoidance of doubt, notwithstanding anything herein or in any other Loan Document to the contrary, if an Aleris Incremental Term Lender funded its Aleris Incremental Term Loans into the Escrow Account by netting the arranger fees (but not the commitment fees) payable to the applicable Aleris Incremental Term Lender under the Fee Letters against the amount of the Aleris Incremental Term Loans required to be funded by such Aleris Incremental Term Lender into the Escrow Account, then the return of the actual amounts funded by each Aleris Incremental Term Lender into the Escrow Account to the respective Aleris Incremental Term Lenders pursuant to this clause (g)(i) shall satisfy in full the obligation of the Loan Parties to repay the Aleris Incremental Term Loans. If the amount returned to any Aleris Incremental Term Lender pursuant to this clause (g)(i) is less than the amount actually funded by such Aleris Incremental Term Lender into the Escrow Account, then the aggregate amount of such shortfall in respect of all of the Aleris Incremental Term Lenders shall immediately be due and payable to the Administrative Agent by the applicable Co-Borrower. The Administrative Agent shall distribute payments received under this clause (g)(i) in accordance with Section 2.14.
(ii)    If, after the Escrow Release Time, as a result of an Aleris Incremental Term Lender failing to fund its Aleris Incremental Term Loans into the Escrow Account within the time period required by this Agreement, the Escrow Agent internally confirms receipt in the Escrow Account of any other Escrowed Amounts from any Aleris Incremental Term Lender, or otherwise continues to hold Escrowed Amounts that were not required to be funded pursuant to clause (f) above (the “Residual Returned Amounts”), then, notwithstanding anything to the contrary in this Agreement or any other Loan Document, such Residual Returned Amounts shall not accrue interest or be subject to Section 2.13, any arranger fees set forth in any Fee Letter shall not be payable to such Aleris Incremental Term Lender in respect of such Residual Returned Amounts, and the Escrow Agent shall promptly disburse the Residual Returned Amounts to the extent remaining on deposit in the Escrow Account to the Administrative Agent, and upon receipt thereof, the Administrative Agent shall promptly return such amounts to the respective Aleris Incremental Term Lenders. For the avoidance of doubt, notwithstanding anything herein or in any other Loan Document to the contrary, if an Aleris Incremental Term Lender funded the Residual Returned Amounts into the Escrow Account by netting the arranger fees (but not the commitment fees) payable to the applicable Aleris Incremental Term Lender under the Fee Letters against the amount of the Aleris Incremental Term Loans required to be funded by such Aleris Incremental Term Lender into the Escrow Account, then the return of the actual Residual Returned Amounts funded by such Aleris Incremental Term Lender into the Escrow Account pursuant to this clause (g)(ii) shall satisfy in full the obligation of the Loan Parties to repay the Residual Returned Amounts and

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any other Obligations arising as a result of the netting of the arranger fees from the amount funded by such Aleris Incremental Term Lender to the Escrow Account. If the amount returned to any Aleris Incremental Term Lender pursuant to this clause (g)(ii) is less than the amount actually funded by such Aleris Incremental Term Lender into the Escrow Account, then the aggregate amount of such shortfall in respect of all of the Aleris Incremental Term Lenders shall immediately be due and payable to the Administrative Agent by the applicable Co-Borrower. The Administrative Agent shall distribute payments received under this clause (g)(ii) in accordance with Section 2.14. Notwithstanding anything to the contrary in any Fee Letter, any Aleris Incremental Term Lender that (x) receives Residual Returned Amounts as a result of such Aleris Incremental Term Lender failing to fund its ratable share of the Aleris Incremental Term Loans into the Escrow Account within the time period required by this Agreement, or (y) fails to fund its ratable share of the Aleris Incremental Term Loans into the Escrow Account within the time period required by this Agreement, shall forfeit its right to any Extension Fee and any commitment fee received by it pursuant to, and as defined in, the Aleris Fee Letter, and such Aleris Incremental Term Lender shall, no later than the date that is 10 Business Days after the Aleris Incremental Funding Date, make a payment to the Designated Company in an amount equal to the sum of (A) the Extension Fee received by such Aleris Incremental Term Lender under the Aleris Fee Letter and (B) the aggregate amount of the commitment fees received by such Aleris Incremental Term Lender under the Aleris Fee Letter.
(h)    Escrow Agent. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Section 2.21 and in the Aleris Increase Joinder Amendment, which shall be deemed purely ministerial in nature, and no other duties shall be implied. The Escrow Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing. The Escrow Agent shall not have any duty to take any discretionary action or exercise any discretionary powers. The Escrow Agent shall neither be responsible for, nor chargeable with, knowledge of, nor have any requirements to comply, in its capacity as Escrow Agent, with, the terms and conditions of any other agreement, instrument or document between or among any Loan Party and any Lender, in connection herewith or otherwise, including any other Loan Document and including the Aleris Merger Agreement, nor shall the Escrow Agent be required to determine if any Person has complied with any such agreements, nor shall any additional obligations of the Escrow Agent be inferred from the terms of such agreements, except to the extent such provisions are repeated in this Section 2.21 or in the Aleris Increase Joinder Amendment. The Escrow Agent may rely upon and shall not be liable for acting or refraining from acting upon any Escrow Drawdown Request furnished to it hereunder and reasonably believed by it to be genuine and to have been signed and presented by the Designated Company. On the Aleris Increase Joinder Effective Date, the Designated Company shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit A to the Aleris Increase Joinder Amendment. The Escrow Agent shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request. The Escrow Agent shall have no duty to solicit any payments from any Person which may be due to it or in respect of the Escrowed Term Loans, interest, or any applicable fees (including arranger and commitment fees). In the event that the Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions, claims or demands from any Person which, in its opinion, conflict with any of the provisions of this Section 2.21 or the Aleris Increase Joinder Amendment, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely the Escrowed Amounts held in escrow until it shall be given a joint direction from the Loan Parties and the Aleris Incremental Term Lenders. The Escrow

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Agent may interplead all of the Escrowed Amounts into a court of competent jurisdiction or may seek a declaratory judgment with respect to certain circumstances, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets or any action or nonaction based on such declaratory judgment. The Escrow Agent may consult with legal counsel of its selection in the event of any dispute or question as to the meaning or construction of any of the provisions hereof or under the Aleris Increase Joinder Amendment or its duties hereunder or thereunder. The Escrow Agent shall have no liability or obligation with respect to the Escrowed Amounts except for the Escrow Agent’s willful misconduct or gross negligence. To the extent practicable, the Loan Parties and the Aleris Incremental Term Lenders agree to pursue any redress or recourse in connection with any dispute (other than with respect to a dispute involving the Escrow Agent) without making the Escrow Agent a party to the same. Anything in this Agreement or the Aleris Increase Joinder Amendment to the contrary notwithstanding, in no event shall the Escrow Agent be liable, directly or indirectly, for any (x) damages, losses or expenses arising out of the services provided hereunder or under the Aleris Increase Joinder Amendment other than damages, losses or expenses which result from the Escrow Agent’s willful misconduct or gross negligence, or (y) special, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action. Should the Escrow Agent become liable for (i) the payment of any Taxes, including withholding taxes related to any Escrowed Term Loans or any other funds held by it in the Escrow Account, and including interest and penalties thereon, or (ii) any payment made hereunder, the Loan Parties agree, jointly and severally, to reimburse the Escrow Agent for such Taxes, interest, penalties and other amounts upon demand. Without limiting the foregoing, the Escrow Agent shall be entitled to deduct such Taxes, interest and penalties from the Escrowed Amounts prior to its release of the Escrowed Amounts in accordance with this Section 2.21.
(i)    Covenant of the Escrow Agent. The Escrow Agent hereby agrees and covenants with the Designated Company and each Aleris Incremental Term Lender that it shall perform all of its obligations as Escrow Agent under this Agreement and the Aleris Increase Joinder Amendment and shall not deliver custody or possession of any of the Escrowed Amounts to any Person except pursuant to (i) the express terms of this Section 2.21 or (ii) as otherwise expressly required by Requirements of Law.
(j)    Escrow Termination. The obligations of the Escrow Agent under this Agreement and the Aleris Increase Joinder Amendment shall terminate automatically on the earlier to occur of (i) the Aleris Incremental Commitment Termination Date (after giving effect to the return of any Escrowed Amounts to the Aleris Incremental Term Lenders on such date pursuant to Section 2.21(g)) and (ii) the Aleris Incremental Funding Date (after giving effect to the funding of any Escrowed Amounts on such date pursuant to Section 2.21(f)~~)~~, and the return of any Escrowed Amounts to the Aleris Incremental Term Lenders on such date pursuant to Section 2.21(g)(ii)).
(k)    Compliance with Requirements of Law. In the event that any Escrowed Term Loans or any Escrowed Amounts shall be attached, garnished or levied upon by any Requirements of Law, or the delivery thereof shall be stayed or enjoined by an Requirement of Law, or any order, judgment or decree shall be made or entered by any court order affecting the Escrowed Term Loans or Escrowed Amounts, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all Requirements of Law so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, provided, that the Escrow Agent shall use commercially reasonable efforts to promptly notify the Designated Company and each Aleris Incremental Term Lender of any

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such Requirement of Law or any such order, judgment or decree, as well as the course of action the Escrow Agent intends to take upon the advice of its legal counsel. In the event that the Escrow Agent obeys or complies with any such Requirement of Law or order, judgment or decree, it shall not be liable to any Loan Party, any Lender, or to any other Person by reason of such compliance, notwithstanding such Requirement of Law, order, judgment or decree be subsequently reversed, modified, annulled, set aside or vacated.
(l)    Force Majeure. The Escrow Agent shall not incur any liability for not performing any act or fulfilling any obligation hereunder caused directly by circumstances beyond its control (including any provision of any present or future law or regulation or any act of any governmental authority, any act of God earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; the unavailability of the Federal Reserve Bank wire services or any electronic communication facility), it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.
(m)    Compliance with U.S. Federal Law. To help the U.S. government fight the funding of terrorism and money laundering activities and to comply with federal law requiring financial institutions to obtain, verify and record information on the source of funds deposited to an account, the Parties hereto agree to provide the Escrow Agent with the name, address, taxpayer identification number, and remitting bank for all Parties depositing funds at the Escrow Agent pursuant to the terms and conditions of this Agreement. For a non-individual person such as a business entity, a charity, a trust or other legal entity, the Escrow Agent will ask for documentation to verify its formation and existence as a legal entity.
(n)    Amendments to the Escrow Arrangement. Notwithstanding anything herein or in any other Loan Document to the contrary, this Section 2.21 may not be amended, restated, supplemented or otherwise modified without the prior written consent of the Administrative Agent, the Escrow Agent, the Designated Company, and the Aleris Incremental Term Lenders.
Section 2.22    Cashless Rollover of Term Loans. Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, in each case pursuant to a cashless settlement mechanism approved by the Designated Company, the Administrative Agent and such Lender.
Section 2.23    Incremental Term Loan Commitments.
(a)    Incremental Request. Following the Syndication Termination Date (without regard to clause (ii) of such definition to the extent that the Aleris Incremental Commitment Termination Date has occurred without the funding of the Aleris Incremental Term Loans), the Designated Company may by written notice to the Administrative Agent, elect to request the establishment of one or more new Term Loan Commitments for one or more Co-Borrowers (each, an “Incremental Term Loan Commitment”) (x) in an aggregate principal amount of not less than $25,000,000 (or the Dollar Equivalent thereof in an Alternative Currency) individually and (y) an integral multiple of $1,000,000 (or the Dollar Equivalent thereof in an Alternative Currency) in excess thereof. Each such notice shall specify (i) date on which the Designated Company proposes that such Incremental Term Loan Commitments shall be effective (each, an “Increase Effective Date”), which shall be a date not less than 10 Business Days after the date on which such notice is delivered to the Administrative Agent and (ii) the identity of each Lender

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or Additional Lender to whom the Designated Company proposes any portion of such Incremental Term Loan Commitments be allocated and the amount of such allocations; provided that any existing Lender approached to provide all or a portion of any Incremental Term Loan Commitments may elect or decline, in its sole discretion, to provide such Incremental Term Loan Commitments.
(b)    Conditions. Such Incremental Term Loan Commitments shall become effective, as of such Increase Effective Date; provided that:
(i)    each of the conditions set forth in Section 4.03 shall be satisfied;
(ii)    no Default shall have occurred and be continuing or would result from the borrowings to be made on the Increase Effective Date;
(iii)    the aggregate amount of all Incremental Term Loans permitted to be made pursuant to such Incremental Term Loan Commitments shall not exceed the sum of (A) $300,000,000 (or the Dollar Equivalent thereof in other Alternative Currencies) plus (B) an additional unlimited amount so long as, after giving effect to the borrowings to be made on the Increase Effective Date and to the consummation of any Permitted Acquisition or other Investment or application of funds made with the proceeds of such borrowings, on a Pro Forma Basis, the Senior Secured Net Leverage Ratio at such date is not greater than 3.00 to 1.0 (provided that in calculating the Senior Secured Net Leverage Ratio, the proceeds of Incremental Term Loans shall be excluded from Unrestricted Cash) (it being understood that the Designated Company may elect to utilize amounts under either clause (A) or (B) (to the extent compliant therewith), and may use clause (B) (to the extent compliant therewith) prior to utilization of amounts under clause (A) in the case of a concurrent use);
(iv)    the Loan Parties shall deliver or cause to be delivered any legal opinions or other documents reasonably requested by the Administrative Agent in connection with any such transaction; and
(v)    immediately after giving effect to all Incremental Term Loans permitted to be made pursuant to such Incremental Term Loan Commitments, the Designated Company shall be in compliance, on a Pro Forma Basis, with the Financial Performance Covenant (provided that in calculating the Senior Secured Net Leverage Ratio, the proceeds of Incremental Term Loans shall be excluded from Unrestricted Cash), and the Designated Company shall have delivered to the Administrative Agent a certificate of a Responsible Officer setting forth in reasonable detail the calculations demonstrating such compliance;
provided, further that if the proceeds of any Incremental Term Loans are being used to finance an Acquisition that is not conditioned on the obtaining of any financing, then, except to the extent otherwise required by the Lenders or Additional Lenders making such Incremental Term Loans, (x) the representations and warranties referred to in Section 4.03(c) shall be limited to those contained in Sections 3.01, 3.02, 3.03(b), 3.03(c), 3.10, 3.11, 3.12, 3.16, 3.20, 3.22 and 3.24, and

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3.28 and (y) the Defaults referred to in Section 4.03(b) and Section 2.23(b)(ii) shall be limited to Significant Events of Default.
(c)    Terms of Incremental Term Loans and Commitments. The terms and provisions of Loans made pursuant to the new Commitments shall be as follows:
(i)    terms and provisions of Loans made pursuant to Incremental Term Loan Commitments (“Incremental Term Loans”) shall be, except as otherwise set forth herein or in the Increase Joinder, identical to the existing Term Loans;
(ii)    the Weighted Average Life to Maturity of all Incremental Term Loans shall be no shorter than the Weighted Average Life to Maturity of the existing Term Loans;
(iii)    the maturity date of Incremental Term Loans (the “Incremental Term Loan Maturity Date”) shall not be earlier than the Latest Maturity Date; and
(iv)    the Applicable Margins for the Incremental Term Loans shall be determined by the Designated Company and the applicable new Lenders and the interest rate for the Incremental Term Loans shall be determined by reference to the Eurodollar Rate (or the applicable alternative interest rate benchmark for any applicable Alternative Currency in accordance with Section 2.23(f)(i)); provided, however, that with respect to any Incremental Term Loans incurred prior to the fifteen-month anniversary of the Closing Date, if the initial yield on such Incremental Term Loans (as determined by the Administrative Agent to be equal to the sum of (x) the margin above the Eurodollar Rate (or the applicable alternative interest rate benchmark for any applicable Alternative Currency in accordance with Section 2.23(f)(i)) on such Incremental Term Loans, (y) if such Incremental Term Loans are initially made at a discount or the Lenders making the same receive an upfront fee (other than any customary arrangement, underwriting or similar fees that are paid to the arranger of such Incremental Term Loans in its capacity as such) directly or indirectly from Holdings, any Co-Borrower or any Subsidiary for doing so (the amount of such discount or fee, expressed as a percentage of the Incremental Term Loans, being referred to herein as “Incremental OID”), the amount of such Incremental OID divided by the lesser of (A) the average life to maturity of such Incremental Term Loans and (B) four, and (z) any amount by which the minimum Eurodollar Rate (or the applicable alternative interest rate benchmark for any applicable Alternative Currency in accordance with Section 2.23(f)(i)) applicable to such Incremental Term Loans exceeds the minimum Eurodollar Rate then applicable to the Initial Term Loans) exceeds the sum of (1) the Applicable Margin then in effect for Eurodollar Rate Loans that are Initial Term Loans, and (2) the Upfront Fees divided by four, by more than 50 basis points (the amount of such excess above 50 basis points being referred to herein as the “Incremental Net Yield”), then the Applicable Margin then in effect for Initial Term Loans shall automatically be increased by the Incremental Net Yield, effective upon the making of the Incremental Term Loans; provided that to the extent the

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Applicable Margin applicable to the Initial Term Loans is so increased, the Applicable Margin on the Term Loans advanced after the Closing Date but prior to the relevant Increase Effective Date shall be increased such that the difference between the Applicable Margin applicable to the Initial Term Loans and such Term Loans remains constant (or, if such Applicable Margin of both such series of Term Loans was equal, such Applicable Margin remains equal). All determinations by the Administrative Agent as to Incremental Net Yield or other matters contemplated by this Section 2.23 shall be conclusive absent manifest error.
The Incremental Term Loan Commitments shall be effected by a joinder agreement (the “Increase Joinder”) executed by the Loan Parties, the Administrative Agent and each Lender or Additional Lender making such Incremental Term Loan Commitment, in form and substance satisfactory to each of them. The Increase Joinder may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the opinion of the Administrative Agent, to effect the provisions of this Section 2.23. This Section 2.23 (including clause (f) hereof) shall supersede any provision in Section 2.14 or Section 11.02 to the contrary. In addition, unless otherwise specifically provided herein, all references in Loan Documents to Term Loans shall be deemed, unless the context otherwise requires, to include references to Term Loans made pursuant to Incremental Term Loan Commitments made pursuant to this Agreement, and all references in Loan Documents to Commitments of a Class shall be deemed, unless the context otherwise requires, to include references to new Commitments of such Class made pursuant to this Agreement.
(d)    Making of Incremental Term Loans. On any Increase Effective Date on which Incremental Term Loan Commitments are effective, subject to the satisfaction of the terms and conditions of this Section 2.23, each Lender of such Incremental Term Loan Commitments shall make a Term Loan to the applicable Co-Borrower in an amount equal to its new Commitment.
(e)    Equal and Ratable Benefit. The Loans and Commitments established pursuant to this Section 2.23 shall constitute Loans and Commitments under, and shall be entitled to all the benefits afforded by, this Agreement and the other Loan Documents, and shall, without limiting the foregoing, rank pari passu with the other Loans in right of payment and benefit equally and ratably from the Guarantees, Foreign Guarantees and security interests created by the Security Documents. The Loan Parties shall take any actions reasonably required by the Administrative Agent to ensure and/or demonstrate that the Lien and security interests granted by the Security Documents continue to be perfected under the UCC, the PPSA or otherwise after giving effect to the establishment of any such Incremental Term Loan Commitments or any such new Term Loans.
(f)    Alternative Currency Term Loans. Subject to the conditions set forth above, the Designated Company may elect to establish Incremental Term Loan Commitments denominated in an Alternative Currency. In such event, the Increase Joinder may additionally effect such amendments and modifications to this Agreement or the other Loan Documents, and the Administrative Agent and the Loan Parties may enter into such additional Loan Documents, in each case, deemed necessary or appropriate by the Administrative Agent in connection with such Incremental Term Loan Commitments denominated in Alternative Currencies to modify or add provisions relating to (i) the reference source for the determination of the Eurodollar Rate applicable to Term Loans made in any Alternative Currency or alternative interest rate benchmark for any applicable Alternative Currency, (ii) the notice periods for borrowing requests with respect to Term Loans made in any Alternative Currency, (iii) the minimum

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borrowing or prepayments amounts applicable to any Term Loan denominated in an Alternative Currency, (iv) the timing and manner of delivery of funds in any Alternative Currency, (v) gross-up and/or indemnity with respect to withholding tax matters and (vi) other provisions customarily applicable to loans in an Alternative Currency, including, but not limited to, Sections 2.11 and 2.12. With respect to the calculations set for in clause (c)(iv) above for any Incremental Net Yield with respect to Incremental Term Loans denominated in an Alternative Currency, such calculations shall be made by the Administrative Agent based on the margin above the appropriate benchmark component of the interest rate for the Alternative Currency, as well as any applicable minimum rates or floors and original issue discount or up front fees (which original issue discount and upfront fees shall be given effect as provided above).
Section 2.24    Refinancing Amendments.
(a)    At any time after the Closing Date, each Co-Borrower may obtain, from any Lender or any Additional Lender, Credit Agreement Refinancing Indebtedness in respect of all or any portion of the Term Loans made to such Co-Borrower then outstanding under this Agreement (which will be deemed to include any then outstanding Other Term Loans), in the form of Other Term Loans or Other Loan Term Commitments, in each case pursuant to a Refinancing Amendment; provided that such Credit Agreement Refinancing Indebtedness (i) will rank pari passu in right of payment and of security with the other Loans and Commitments hereunder, (ii) will have such pricing and optional prepayment terms as may be agreed by the Designated Company and the Lenders thereof, (iii) will have a maturity date that is not prior to the maturity date of, and will have a Weighted Average Life to Maturity that is not shorter than the Term Loans being refinanced, (iv) subject to clause (ii) above, will have terms and conditions that are substantially identical to, or less favorable to the investors providing such Credit Agreement Refinancing Indebtedness than, the Refinanced Debt and (v) the proceeds of such Credit Agreement Refinancing Indebtedness shall be applied, substantially concurrently with the incurrence thereof, to the prepayment of outstanding Term Loans being so refinanced; provided further that the terms and conditions applicable to such Credit Agreement Refinancing Indebtedness may provide for any additional or different financial or other covenants or other provisions that are agreed between the Designated Company and the Lenders thereof and applicable only during periods after the Latest Maturity Date that is in effect on the date such Credit Agreement Refinancing Indebtedness is issued, incurred or obtained. The effectiveness of any Refinancing Amendment shall be subject to the satisfaction on the date thereof of each of the conditions set forth in Section 4.03 and, to the extent reasonably requested by the Administrative Agent, receipt by the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.02. Each Class of Credit Agreement Refinancing Indebtedness incurred under this Section 2.24 shall be in an aggregate principal amount that is (x) not less than $50,000,000 in the case of Other Term Loans and (y) an integral multiple of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans and/or Other Term Loan Commitments). Any Refinancing Amendment may, without the consent of any other Lenders, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Designated Company, to effect the provisions of this Section.

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(b)    This Section 2.24 shall supersede any provisions in Section 2.14 or Section 11.02 to the contrary.
ARTICLE III

REPRESENTATIONS AND WARRANTIES
Each Loan Party represents and warrants (provided that no such representation or warranty shall be made with respect to Sections 3.05(b), 3.05(d), 3.06(b), 3.07, 3.20, or 3.24 prior to the Closing Date) to the Administrative Agent, the Collateral Agent and each of the Lenders that:
Section 3.01    Organization; Powers. Each Company (a) is duly organized or incorporated (as applicable) and validly existing under the laws of the jurisdiction of its organization or incorporation (as applicable), (b) has all requisite organizational or constitutional power and authority to carry on its business as now conducted and to own and lease its property, (c) is qualified and in good standing (to the extent such concept is applicable in the applicable jurisdiction) to do business in every jurisdiction where such qualification is required, except in such jurisdictions where the failure to so qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, and (d) except as set forth in Section 2.03(b), is acting as principal for its own account and not as agent or trustee in any capacity on behalf of any party in relation to the Loan Documents.
Section 3.02    Authorization; Enforceability. The Transactions to be entered into by each Loan Party are within such Loan Party’s organizational or constitutional powers and have been duly authorized by all necessary organizational or constitutional action on the part of such Loan Party. This Agreement has been duly executed and delivered by each Loan Party and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 3.03    No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) filings necessary to perfect Liens created by the Loan Documents (as reflected in the applicable Perfection Certificate on and after the Closing Date) and (iii) consents, approvals, registrations, filings, permits or actions the failure to obtain or perform which could not reasonably be expected to result in a Material Adverse Effect, (b) will not violate the Organizational Documents of any Company, (c) will not violate any material Requirement of Law, (d) will not violate or result in a default or require any consent or approval under any indenture, agreement or other instrument binding upon any Company or its property, or give rise to a right thereunder to require any payment to be made by any Company, except for violations, defaults or the creation of such rights that could not reasonably be expected to result in a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any property of any Company, except Liens created by the Loan Documents and Permitted Liens. The execution, delivery and performance of the Loan Documents will not violate, or result in a default under, or require any consent or approval under, the Senior Notes, the Senior Note Documents, or the Revolving Credit Loan Documents.

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Section 3.04    Financial Statements; Projections.
(a)    Historical Financial Statements. The Borrower has heretofore delivered to the Lenders the consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrower (i) as of and for the fiscal years ended March 31, 2014, March 31, 2015 and March 31, 2016, audited by and accompanied by the unqualified opinion of PricewaterhouseCoopers, independent public accountants, and (ii) as of and for the fiscal quarters ended June 30, 2016 and September 30, 2016, and for the comparable period of the preceding fiscal year, in each case certified by the chief financial officer of the Borrower. Such financial statements and all financial statements delivered pursuant to Section 5.01(a) and Section 5.01(b) have been prepared in accordance with US GAAP and present fairly in all material respects the financial condition and results of operations and cash flows of the Designated Company as of the dates and for the periods to which they relate.
(b)    No Liabilities; No Material Adverse Effect. Except as set forth in the most recent financial statements referred to in Section 3.04(a), as of the Effective Date and the Closing Date there are no liabilities of any Company of any kind, whether accrued, contingent, absolute, determined, determinable or otherwise, which could reasonably be expected to result in a Material Adverse Effect, other than liabilities under the Loan Documents and any Third Lien Credit Agreement. Since March 31, 2016, there has been no event, change, circumstance or occurrence that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect.
(c)    Pro Forma Financial Statements. The Borrower has heretofore delivered to the Lenders the Borrower’s unaudited pro forma consolidated capitalization table and balance sheet as of September 30, 2016, after giving effect to the Transactions as if they had occurred on such date. Such capitalization table and balance sheet have been prepared in good faith by the Loan Parties, based on the assumptions stated therein (which assumptions are believed by the Loan Parties on the Effective Date and the Closing Date to be reasonable), are based on the best information available to the Loan Parties as of the date of delivery thereof, accurately reflect all adjustments required to be made to give effect to the Transactions and present fairly in all material respects the pro forma capitalization and balance sheet of Holdings as of such date assuming the Transactions had occurred at such date.
(d)    Forecasts. The forecasts of financial performance of the Companies covering the period commencing with September 30, 2016 and ending on March 31, 2022, furnished to the Lenders, have been prepared in good faith by the Loan Parties and based on assumptions believed by the Loan Parties to be reasonable, it being understood that any such forecasts may vary from actual results and such variations could be material.
Section 3.05    Properties.
(a)    Generally. Each Company has good title to, valid leasehold interests in, or license of, all its property material to its business, free and clear of all Liens except for Permitted Liens (and, prior to the consummation of the Transactions that occur on the Closing Date, Liens securing obligations under the Existing Credit Agreement). The property that is material to the business of the Companies, taken as a whole, (i) is in good operating order, condition and repair in all material respects (ordinary wear and tear excepted) and (ii) constitutes all the property which is required for the business and operations of the Companies as presently conducted.

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(b)    Real Property. Schedules 8(a) and 8(b) to the Perfection Certificate dated the Closing Date contain a true and complete list of each interest in Real Property (i) owned by any Loan Party as of the Closing Date having fair market value of $1,000,000 or more and describes the type of interest therein held by such Loan Party and whether such owned Real Property is leased to a third party and (ii) leased, subleased or otherwise occupied or utilized by any Loan Party, as lessee, sublessee, franchisee or licensee, as of the Closing Date having annual rental payments of $1,000,000 or more and describes the type of interest therein held by such Loan Party.
(c)    No Casualty Event. No Company has as of the Effective Date or the Closing Date received any notice of, nor has any knowledge of, the occurrence or pendency or contemplation of any Casualty Event affecting all or any material portion of its property. No Mortgage encumbers improved Real Property located in the United States that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards within the meaning of the Flood Insurance Laws unless flood insurance available under such Flood Insurance Laws has been obtained in accordance with Section 5.04.
(d)    Collateral. Each Company owns or has rights to use all of the Collateral used in, necessary for or material to each Company’s business as currently conducted, except where the failure to have such ownership or rights of use could not reasonably be expected to have a Material Adverse Effect. The use by each Company of such Collateral does not infringe on the rights of any person other than such infringement which could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No claim has been made and remains outstanding that any Company’s use of any Collateral does or may violate the rights of any third party that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.
Section 3.06    Intellectual Property.
(a)    Ownership/No Claims. Each Loan Party owns, or is licensed to use, all patents, trademarks, copyrights and other intellectual property (including intellectual property in software, mask works, inventions, designs, trade names, service marks, technology, trade secrets, proprietary information and data, domain names, know-how and processes) necessary for the conduct of such Loan Party’s business as currently conducted (“Intellectual Property”), except for those the failure to own or license which, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. As of the Effective Date and the Closing Date, no material claim has been asserted and is pending by any person, challenging or questioning the validity of any Loan Party’s Intellectual Property or the validity or enforceability of any such Intellectual Property, nor does any Loan Party know of any valid basis for any such claim. The use of any Intellectual Property by each Loan Party, and the conduct of each Loan Party’s business as currently conducted, does not infringe or otherwise violate the rights of any third party in respect of Intellectual Property, except for such claims and infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)    Registrations. Except pursuant to non-exclusive licenses and other non-exclusive use agreements entered into by each Loan Party in the ordinary course of business, and except as set forth on Schedule 12(c) to the Perfection Certificate, on and as of the Closing Date each Loan Party owns and possesses the right to use and has not authorized or enabled any other person to use, any Intellectual Property listed on any schedule to the relevant Perfection Certificate or any other Intellectual Property that is material to its business, except for such authorizations and

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enablements as could not reasonably be expected to result in a Material Adverse Effect. All registrations listed on Schedule 12(a) and 12(b) to the Perfection Certificate are valid and in full force and effect, in each case, except where the absence of such validity or full force and effect, individually or collectively, could not reasonably be expected to have a Material Adverse Effect.
(c)    No Violations or Proceedings. To each Loan Party’s knowledge, on and as of the Effective Date and the Closing Date, (i) there is no material infringement or other violation by others of any right of such Loan Party with respect to any Intellectual Property that is subject to a security interest granted to the Revolving Credit Collateral Agent, or any other Intellectual Property that is material to its business, except as may be set forth on Schedule 3.06(c), and (ii) no claims are pending or threatened to such effect except as set forth on Schedule 3.06(c).
Section 3.07    Equity Interests and Subsidiaries.
(a)    Equity Interests. Schedules 1(a) and 10 to the Perfection Certificate dated the Closing Date set forth a list of (i) all the Subsidiaries of Holdings and their jurisdictions of organization as of the Closing Date and (ii) the number of each class of its Equity Interests authorized, and the number outstanding, on the Closing Date and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the Closing Date. As of the Closing Date, all Equity Interests of each Company held by Holdings or a Subsidiary thereof are duly and validly issued and are fully paid and non-assessable, and, other than the Equity Interests of Holdings, are owned by Holdings, directly or indirectly through Wholly Owned Subsidiaries except as indicated on Schedules 1(a) and 10 to the Perfection Certificate. At all times prior to a Qualified Borrower IPO, 100% of the Equity Interests of the Borrower will be owned directly by Holdings, and 100% of the Equity Interests of the other Co-Borrower shall be owned directly or indirectly by Holdings (or, in the case of each Co-Borrower, on and after the Designated Holdco Effective Date, will be owned directly or indirectly by Designated Holdco) except (x) to the extent otherwise permitted under clause (c) of the definition of Permitted Reorganization Action or under clause (b) of the definition of Permitted Aleris Foreign Subsidiary Transfer or (y) the Tulip Foundation may indirectly own Equity Interests in Aleris Rolled Products and Aleris Casthouse if the Tulip Conditions are satisfied at all times. At all times after a Qualified Borrower IPO, more than 50% of the voting power of the total outstanding Voting Stock of each Co-Borrower will be owned directly or indirectly by Hindalco; provided that the Tulip Foundation may indirectly own Equity Interests in Aleris Rolled Products and Aleris Casthouse if the Tulip Conditions are satisfied at all times. As of the Closing Date, each Loan Party is the record and beneficial owner of, and has good and marketable title to, the Equity Interests pledged by it under the Security Documents, free of any and all Liens, rights or claims of other persons, except Permitted Liens, and as of the Closing Date there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such Equity Interests.
(b)    No Consent of Third Parties Required. Except as have previously been obtained, no consent of any person including any other general or limited partner, any other member of a limited liability company, any other shareholder or any other trust beneficiary is necessary in connection with the creation, perfection or First Priority status of the security interest of the Collateral Agent in any Equity Interests pledged to the Collateral Agent for the benefit of the Secured Parties under the Security Documents or the exercise by the Collateral Agent of the voting or other rights provided for in the Security Documents or the exercise of remedies in respect thereof, other than any restrictions on transfer of the Equity Interests in NKL or its direct parents, 4260848 Canada Inc., 4260856 Canada Inc. and 8018227 Canada Inc., imposed by any

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lock-up or listing agreement, rule or regulation in connection with any listing or offering of Equity Interests in NKL to the extent required by applicable Requirements of Law or listing or stock exchange requirements, and other than any share transfer restrictions pursuant to articles 249 and following of the Belgian Companies Code.
(c)    Organizational Chart. An accurate organizational chart, showing the ownership structure of Holdings, the Borrower and each Subsidiary on the Closing Date is set forth on Schedule 10 to the Perfection Certificate dated the Closing Date. No Loan Party which is a party to an Irish Security Agreement or has otherwise created a Lien over any asset situate in Ireland pursuant to the Security Documents is a Relevant External Company.
Section 3.08    Litigation; Compliance with Laws. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority now pending or, to the knowledge of any Company, threatened against or affecting any Company or any business, property or rights of any Company (i) that involve any Loan Document or (ii) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. No Company or any of its property is in violation of, nor will the continued operation of its property as currently conducted violate, any Requirements of Law (in the case of the U.S. Hold Separate Assets, as such Requirements of Law may be modified pursuant to the U.S. Hold Separate Agreements) (including any zoning or building ordinance, code or approval or any building permits) or any restrictions of record or agreements affecting any Company’s Real Property or is in default with respect to any Requirement of Law (in the case of the U.S. Hold Separate Assets, as such Requirements of Law may be modified pursuant to the U.S. Hold Separate Agreements), where such violation or default, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. The Loan Parties have implemented and maintain in effect policies and procedures designed to ensure compliance by the Loan Parties, their Subsidiaries, and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws, and the Loan Parties and their Subsidiaries are in compliance with applicable Anti-Corruption Laws in all material respects.
Section 3.09    Agreements. No Company is a party to any agreement or instrument or subject to any corporate or other constitutional restriction that has resulted or could reasonably be expected to result in a Material Adverse Effect. No Company is in default in any manner under any provision of any indenture or other agreement or instrument evidencing Indebtedness, or any other agreement or instrument to which it is a party or by which it or any of its property is or may be bound, where such default could reasonably be expected to result in a Material Adverse Effect. There is no existing default under any Organizational Document of any Company or any event which, with the giving of notice or passage of time or both, would constitute a default by any party thereunder that could reasonably be expected to have a Material Adverse Effect. No event or circumstance has occurred or exists that constitutes a Default or Event of Default.
Section 3.10    Federal Reserve Regulations. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock. No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation T, U or X. The pledge of the Securities Collateral pursuant to the Security Documents does not violate such regulations.

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Section 3.11    Investment Company Act. No Company is an “investment company” or a company “controlled” by an “investment company,” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 3.12    Use of Proceeds. The Co-Borrowers will use the proceeds of (a) the Loans on the Closing Date for the Transactions, (b) any Incremental Term Loans after the Closing Date for general corporate purposes (including to effect Permitted Acquisitions and other Investments and Dividends permitted hereunder), (c) any Aleris Incremental Term Loans on the Aleris Incremental Funding Date for the Aleris Acquisition, (d) any Other Term Loans after the Closing Date to refinance Term Loans and pay related fees and expenses, and (e) any Tranche A-1 Term Loans on the Tranche A-1 Funding Date to refinance a portion of the Initial Term Loans; provided that in no event shall any proceeds of any Loans (including any Incremental Term Loans or Other Term Loans) be remitted, directly or indirectly, to any Swiss tax resident Company or Swiss tax resident permanent establishment, where this remittance could be viewed as a use of such proceeds in Switzerland (whether through an intercompany loan or advance by any other Company or otherwise) as per the practice of the Swiss Federal Tax Administration, unless the Swiss Federal Tax Administration confirms in a written advance tax ruling (based on a fair description of the fact pattern in the tax ruling request made by a Loan Party) that such use of proceeds in Switzerland does not lead to Swiss Withholding Tax becoming due on or in respect any Loans (including any Incremental Term Loans or Other Term Loans) or parts thereof.
Section 3.13    Taxes. Each Company has (a) timely filed or caused to be timely filed all material Tax Returns required by applicable Requirements of Law to have been filed by it and (b) duly and timely paid, collected or remitted or caused to be duly and timely paid, collected or remitted all material Taxes due and payable, collectible or remittable by it and all assessments received by it, except Taxes (i) that are being contested in good faith by appropriate proceedings and for which such Company has set aside on its books adequate reserves in accordance with US GAAP or other applicable accounting rules and (ii) which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Company has made adequate provision in accordance with US GAAP or other applicable accounting rules for all material Taxes not yet due and payable. No Company has received written notice of any proposed or pending tax assessments, deficiencies or audits that could be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. No Company has ever been a party to any understanding or arrangement constituting a “tax shelter” within the meaning of Section 6111(c), Section 6111(d), or Section 6662(d)(2)(C)(iii) of the Code, or has ever “participated” in a “reportable transaction” within the meaning of Section 6707A(c)(1) of the Code and Treasury Regulation Section 1.6011-4(b), except as could not be reasonably expected to, individually or in the aggregate, result in a Material Adverse Effect. Each Co-Borrower under the Aleris Incremental Term Loans is a domestic corporation as defined in Section 7701(a)(30)(C) of the Code (or is a limited liability company that is disregarded as an entity separate from its owner for United States federal income tax purposes and is wholly owned by a domestic corporation). No payment by or on account of any obligation of any Loan Party hereunder, or under any other Loan Document, in respect of the Aleris Incremental Term Loans is subject to any withholding Taxes other than U.S. federal withholding Taxes.
Section 3.14    No Material Misstatements. The written information (including the Confidential Information Memorandum), reports, financial statements, certificates, exhibits or schedules furnished by or on behalf of any Company to any Agent or any Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, taken as a whole, did not and does not contain any material misstatement of fact and, taken as a whole, did not and does not omit to state any material fact necessary to make the statements

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therein, in the light of the circumstances under which they were or are made, not materially misleading in their presentation of Holdings, the Designated Company and its Subsidiaries taken as a whole as of the date such information is dated or certified; provided that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, each Loan Party represents only that it was prepared in good faith and based on assumptions believed by the applicable Loan Parties to be reasonable.
Section 3.15    Labor Matters. As of the Effective Date and the Closing Date, there are no material strikes, lockouts or labor slowdowns against any Company pending or, to the knowledge of any Company, threatened in writing. The hours worked by and payments made to employees of any Company have not been in violation of the Fair Labor Standards Act of 1938, as amended, or any other applicable federal, state, provincial, local or foreign law dealing with such matters in any manner which could reasonably be expected to result in a Material Adverse Effect. All payments due from any Company, or for which any claim may be made against any Company, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of such Company except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Company is bound, except as could not reasonably be expected to result in a Material Adverse Effect.
Section 3.16    Solvency. At the time of and immediately after each of (i) the consummation of the Transactions to occur on the Effective Date and the Closing Date, (ii) the Aleris Increase Joinder Effective Date, (iii) the Aleris Incremental Escrow Date, (iv) the consummation of the Aleris Acquisition on the Aleris Incremental Funding Date,(v) the Tranche A-1 Refinancing Amendment Effective Date, (vi) the Tranche A-1 Funding Date, and (vii) at the time of and immediately following the making of the initial Credit Extension under any Incremental Term Loan Commitments (other than Aleris Incremental Term Loan Commitments) and after giving effect to the application of the proceeds of each Loan and the operation of the Contribution, Intercompany, Contracting and Offset Agreement, (a) the fair value of the assets of the Designated Company and of the Loan Parties (on a consolidated basis with their Subsidiaries) will exceed their debts and liabilities, subordinated, contingent, prospective or otherwise; (b) the present fair saleable value of the property of the Designated Company and the Loan Parties (on a consolidated basis with their Subsidiaries) will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent, prospective or otherwise, as such debts and other liabilities become absolute and matured; (c) the Designated Company and the Loan Parties (on a consolidated basis with their Subsidiaries) will be able to pay their debts and liabilities, subordinated, contingent, prospective or otherwise, as such debts and liabilities become absolute and matured; (d) the Designated Company and the Loan Parties (on a consolidated basis with their Subsidiaries) will not have unreasonably small assets with which to conduct their business in which they are engaged as such business is now conducted and is proposed to be conducted following the Effective Date; and (e) the Designated Company and the Loan Parties (on a consolidated basis with their Subsidiaries) are not “insolvent” as such term is defined under any bankruptcy, insolvency or similar laws of any jurisdiction in which any Loan Party is organized or incorporated (as applicable), or otherwise unable to pay their debts as they fall due.
Section 3.17    Employee Benefit Plans. Each Company and its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Code and the regulations and published interpretations thereunder except for such non-compliance that in the aggregate would not have a Material Adverse Effect. No ERISA Event has occurred or is

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reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect or the imposition of a Lien on any of the property of any Company. The present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used in the most recent actuarial valuations used for the respective Plans) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the property of all such underfunded Plans in an amount which could reasonably be expected to have a Material Adverse Effect. Using actuarial assumptions and computation methods consistent with subpart I of subtitle E of Title IV of ERISA, the aggregate liabilities of each Company or its ERISA Affiliates to all Multiemployer Plans in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Multiemployer Plan, could not reasonably be expected to result in a Material Adverse Effect.
To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all Requirements of Law and has been maintained, where required, in good standing with applicable Governmental Authority and Taxing Authority, except for such non-compliance that in the aggregate would not have a Material Adverse Effect. No Company has incurred any obligation in connection with the termination of or withdrawal from any Foreign Plan, except to the extent of liabilities which could not reasonably be expected to have a Material Adverse Effect. Each Foreign Plan which is required to be funded is funded in accordance with Requirements of Law, and for each Foreign Plan which is not required to be funded, the obligations of such Foreign Plan are properly accrued in the financial statements of the Designated Company and its Subsidiaries, in each case in an amount that could not reasonably be expected to have a Material Adverse Effect.
Except as specified on Schedule 3.17, (i) no Company is or has at any time been an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pensions Schemes Act 1993), and (ii) no Company is or has at any time been “connected” with or an “associate” of (as those terms are used in Sections 39 and 43 of the Pensions Act 2004) such an employer.
Section 3.18    Environmental Matters.
(a)    Except as, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect:
(i)    The Companies and their businesses, operations and Real Property are in compliance with, and the Companies have no liability under, any applicable Environmental Law;
(ii)    The Companies have obtained all Environmental Permits required for the conduct of their businesses and operations, and the ownership, operation and use of their property, under Environmental Law, and all such Environmental Permits are valid and in good standing;
(iii)    There has been no Release or threatened Release of Hazardous Material on, at, under or from any Real Property or facility presently or formerly owned, leased or operated by the Companies or their predecessors in interest that could reasonably be expected to result in liability of the Companies under any applicable Environmental Law;

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(iv)    There is no Environmental Claim pending or, to the knowledge of any Company, threatened against the Companies, or relating to the Real Property currently or formerly owned, leased or operated by the Companies or their predecessors in interest or relating to the operations of the Companies, and, to the knowledge of any Company, there are no actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of such an Environmental Claim;
(v)    No Lien has been recorded or, to the knowledge of any Company, threatened under any Environmental Law with respect to any Real Property or other assets of the Companies;
(vi)    The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not require any notification, registration, filing, reporting, disclosure, investigation, remediation or cleanup pursuant to any Governmental Real Property Disclosure Requirements or any other applicable Environmental Law; and
(vii)    No person with an indemnity or contribution obligation to the Companies relating to compliance with or liability under Environmental Law is in default with respect to such obligation.
(b)    As of the Effective Date and the Closing Date:
(i)    Except as could not reasonably be expected to have a Material Adverse Effect, no Company is obligated to perform any action or otherwise incur any expense under Environmental Law pursuant to any order, decree, judgment or agreement by which it is bound or has assumed by contract, agreement or operation of law, and no Company is conducting or financing any Response pursuant to any Environmental Law with respect to any Real Property or any other location; and
(ii)    No Real Property or facility owned, operated or leased by the Companies and, to the knowledge of the Companies, no Real Property or facility formerly owned, operated or leased by the Companies or any of their predecessors in interest is (i) listed or proposed for listing on the National Priorities List promulgated pursuant to CERCLA, or (ii) listed on the Comprehensive Environmental Response, Compensation and Liability Information System promulgated pursuant to CERCLA and is reasonably likely to result in any material liability to any Company, or (iii) included on any other publicly available list of contaminated sites maintained by any Governmental Authority analogous to CERCLA or the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., including any such list relating to the management or clean up of petroleum and is reasonably likely to result in any material liability to a Company.
Section 3.19    Insurance. Schedule 3.19 sets forth a true and correct description of all insurance policies maintained by each Company as of the Effective Date and the Closing Date. All insurance maintained by the Companies to the extent required by Section 5.04 is in full force and effect, and all premiums thereon have been duly paid. As of the Effective Date and the Closing

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Date, no Company has received notice of violation or cancellation thereof, the Mortgaged Property, and the use, occupancy and operation thereof, comply in all material respects with all Insurance Requirements, and there exists no material default under any Insurance Requirement. Each Company has insurance in such amounts and covering such risks and liabilities as are customary for companies of a similar size engaged in similar businesses in similar locations.
Section 3.20    Security Documents.
(a)    U.S. Security Agreement. Subject to Section 5.15, each of the U.S. Security Agreements is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, when (i) financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date and (ii) upon the taking of possession or control by the Collateral Agent of the Security Agreement Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by each Security Agreement), the Liens created by such Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral (other than such Security Agreement Collateral in which a security interest cannot be perfected under the UCC as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
(b)    Canadian Security Agreement. Subject to Section 5.15, each of the Canadian Security Agreements is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, when PPSA financing statements and other filings in appropriate form are filed in the offices specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by such Canadian Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under the PPSA as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
(c)    U.K. Security Agreement. Subject to Section 5.15, each of the U.K. Security Agreements is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registration specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by such U.K. Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
(d)    Swiss Security Agreement. Subject to Section 5.15, each of the Swiss Security Agreements is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties (or in the case of accessory security, in favor of the Secured Parties), legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to

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therein and, upon the registrations, recordings and other actions specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by such Swiss Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
(e)    German Security Agreement. Subject to Section 5.15, each of the German Security Agreements is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, or in the case of accessory security, in favor of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registrations, recordings and other actions specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by such German Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
(f)    Irish Security Agreement. Subject to Section 5.15, each of the Irish Security Agreements is effective to create in favor of the Collateral Agent for the benefit of and as trustee for the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registrations, recordings and other actions specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by such Irish Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
(g)    Brazilian Security Agreement. Subject to Section 5.15, each of the Brazilian Security Agreements is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registrations, recordings and other actions specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by each of such Brazilian Security Agreements shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
(h)    Dubai Security Agreement. Subject to Section 5.15, each of the Dubai Security Agreements is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registrations, recordings and other actions specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by such Dubai Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security

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Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
(i)    Dutch Security Agreement. Subject to Section 5.15, each of the Dutch Security Agreements is effective to create in favor of the Collateral Agent for its benefit (as creditor under the Parallel Debt provision set forth in Section 11.36) and for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registrations, recordings and other actions specified on Schedule 7 to the relevant Perfection Certificate as in effect on the date such Person becomes a Loan Party, the Liens created by such Dutch Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
(j)    Other Security Agreements. Subject to Section 5.15, each of the Security Agreements (other than the Security Agreements described in the other provisions of this Section 3.20) is effective to create in favor of the Collateral Agent (or equivalent agent in such jurisdiction) for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registrations, recordings and other actions specified on Schedule 7 to the relevant Perfection Certificate, the Liens created by such Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
(k)    French Security Agreement. Subject to Section 5.15, each of the French Security Agreements is effective to create in favor of the French Collateral Agent for its benefit (as creditor under the Parallel Debt provision set forth in Section 11.24) and for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registrations, recordings and other actions specified on Schedule 7 to the relevant Perfection Certificate as in effect on the Closing Date, the Liens created by such French Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
(l)    Belgian Security Agreement. Subject to Section 5.15, each of the Belgian Security Agreements is effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Security Agreement Collateral referred to therein and, upon the registrations, recordings and other actions specified on Schedule 7 to the relevant Perfection Certificate as in effect on the date such Person becomes a Loan Party, the Liens created by such Belgian Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in the Security Agreement Collateral referred to therein (other than such Security Agreement Collateral in which a security interest cannot be perfected under applicable

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law as in effect at the relevant time in the relevant jurisdiction), in each case subject to no Liens other than Permitted Liens.
(m)    Intellectual Property Filings. When the (i) financing statements and other filings in appropriate form referred to on Schedule 7 to the relevant Perfection Certificate have been made, and (ii) U.S. Security Agreement or a short form thereof is filed in the United States Patent and Trademark Office and the United States Copyright Office, the Liens created by such Security Agreement shall constitute valid, perfected First Priority Liens on, and security interests in, all right, title and interest of the grantors thereunder in Patents and Trademarks (each as defined in such Security Agreement) that are registered or applied for by any Loan Party with the United States Patent and Trademark Office or Copyrights (as defined in such Security Agreement) registered or applied for by any Loan Party with the United States Copyright Office, as the case may be, in each case subject to no Liens other than Permitted Liens.
(n)    Mortgages. Subject to Section 5.15, each Mortgage (other than a Mortgage granted by a U.K. Guarantor) is effective to create, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, legal, valid, perfected and enforceable First Priority Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Mortgaged Properties thereunder and the proceeds thereof, subject only to Permitted Liens, and when such Mortgages are filed in the offices specified on Schedule 8(a) to the applicable Perfection Certificates dated the Closing Date (or, in the case of any Mortgage executed and delivered after the date thereof in accordance with the provisions of Sections 5.11 and 5.12, when such Mortgage is filed in the offices specified in the local counsel opinion delivered with respect thereto in accordance with the provisions of Sections 5.11 and 5.12), the Mortgages shall constitute First Priority fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any other person, other than Permitted Liens.
Subject to Section 5.15, the Mortgages granted by each applicable U.K. Guarantor under the relevant U.K. Security Agreement are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, legal, valid and enforceable Liens on all of each such Loan Party’s right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when the Mortgages are filed with the Land Registry, the Mortgages shall constitute fully perfected First Priority Liens on, and security interest in, all right, title and interest of each applicable U.K. Guarantor in such Mortgaged Property and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the rights of Persons pursuant to Permitted Liens until terminated in accordance with the terms hereof.
(o)    Valid Liens. Each Security Document delivered pursuant to Sections 5.11, 5.12 and 5.16 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, all of the Loan Parties’ right, title and interest in and to the Collateral thereunder, and (i) when all appropriate filings, registrations or recordings and other actions set forth in the relevant Perfection Certificate are made in the appropriate offices as may be required under applicable law and (ii) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent required by any Security Document), such Security Document will constitute First Priority fully perfected Liens on, and security interests in, all right, title and interest of the Loan Parties in such Collateral, in each case subject to no Liens other than the applicable Permitted Liens.

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(p)    German Receivables Purchase Agreement. As of the Closing Date, (i) the German Receivables Purchase Agreement is in full force and effect, (ii) each representation and warranty under the Receivables Purchase Agreement of each Loan Party party thereto is true and correct in all material respects on and as of the date made thereunder and (iii) no “Termination Event” (as defined therein) has occurred under the Receivables Purchase Agreement.
Section 3.21    Material Indebtedness Documents. Schedule 3.21 lists, as of the Effective Date and the Closing Date, (i) each material Senior Note Document, (ii) each material Revolving Credit Loan Document, and (iii) each material agreement, certificate, instrument, letter or other document evidencing any other Material Indebtedness other than, prior to the consummation of the Transactions that occur on the Closing Date, the Existing Credit Agreement, and the Lenders have been furnished true and complete copies of each of the foregoing.
Section 3.22    Anti-Terrorism Law; Sanctions and Anti-Corruption Law. No Loan Party or any of its Subsidiaries, or to the knowledge of any Loan Party, any director, officer, agent, employee, or other person acting on behalf of any Loan Party, is in violation of any Requirement of Law relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, Part II.1 of the Criminal Code, R.S.C. 1985, c. C-46, as amended, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act, S.C. 2000, c.17, as amended, regulations promulgated pursuant to the Special Economic Measures Act, S.C. 1992 c. 17 and the United Nations Act, R.S.C. 1985 c. U-2, in each case, as amended (collectively, the “Anti-Terrorism Laws”).
No Loan Party or any of its Subsidiaries, and to the knowledge of the Loan Parties, any director, officer, agent, employee, or other person acting on behalf of any Loan Party, and no broker or other agent of any Loan Party acting or benefiting in any capacity in connection with the Loans is any of the following:
(i)    a person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(ii)    a person owned or controlled by, or acting for or on behalf of, any person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
(iii)    a person with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;
(iv)    a person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or
(v)    a person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list.

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No Loan Party and, to the knowledge of the Loan Parties, no broker or other agent of any Loan Party acting in any capacity in connection with the Loans (w) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in clauses (i) through (v) above in a manner violative of the Executive Order, any applicable Sanctions or Anti-Terrorism Law, (x) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or Anti-Terrorism Laws, (y) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law or (z) is in violation of any applicable Anti-Terrorism Laws.
Neither the advance of the Loans nor the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. § 1 et seq., as amended, and any executive order or requirement of applicable law promulgated thereunder) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (which for the avoidance of doubt shall include, but shall not be limited to (a) the Executive Order and (b) the Patriot Act) or any other applicable Sanctions. Furthermore, none of the Loan Parties or their Subsidiaries (including Unrestricted Subsidiaries) and, to the Loan Parties’ knowledge, their and their Subsidiaries’ respective directors, officers, employees, Affiliates or agents (in the case of agents, that will act in any capacity in connection with or benefit from this Agreement) (a) is or will become a “blocked person” as described in the Executive Order, the Trading With the Enemy Act or the Foreign Assets Control Regulations or (b) engages or will engage in any dealings or transactions, or be otherwise associated, with any such “blocked person” or with any Sanctioned Person, in each case, in any manner violative of any applicable Sanctions or Anti-Terrorism Law or (c) is a Sanctioned Person. Each Loan Party is in compliance, in all material respects, with the Patriot Act. Each Loan Party, its Subsidiaries and their respective officers and employees and to the knowledge of such Loan Party its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects and are not knowingly engaged in any activity that would reasonably be expected to result in Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) or any of its Subsidiaries being designated as a Sanctioned Person. No part of the proceeds of the Loans will be used by the Loan Parties, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any law, rule or regulation of any jurisdiction applicable to Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) or any of its Subsidiaries from time to time concerning or relating to bribery or corruption including the Corruption of Foreign Public Officials Act (Canada) (collectively, “Anti-Corruption Laws”). “Sanctioned Country” means, at any time, a country or territory which is itself, or whose government is, the subject or target of any Sanctions. “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State or by the United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, any EU member state, the Commonwealth of Australia, Japan or Malaysia, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the

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United Nations Security Council, the European Union, Her Majesty’s Treasury of the United Kingdom, the Commonwealth of Australia, Singapore, Japan or Malaysia.
The Designated Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Designated Company, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Notwithstanding the foregoing terms of this Section 3.22, no Affected Credit Party shall be entitled to the benefit of the representations in this Section 3.22 to the extent that it is unenforceable under, or result in any violation of, applicable Blocking Laws.
Section 3.23    Location of Material Inventory and Equipment. Schedule 3.24 sets forth as of the Effective Date all locations where the aggregate value of Inventory and Equipment (other than mobile Equipment or Inventory in transit) owned by the Loan Parties at each such location exceeds $1,000,000.
Section 3.24    Senior Notes; Material Indebtedness. The Obligations constitute “Senior Debt” or “Designated Senior Indebtedness” (or any other defined term having a similar purpose) within the meaning of the Senior Note Documents (and any Permitted Refinancings thereof permitted under Section 6.01 other than refinancings with Incremental Term Loans). The Commitments and the Loans and other extensions of credit under the Loan Documents constitute “Credit Facilities” (or any other defined term having a similar purpose) or liabilities payable under the documentation related to “Credit Facilities” (or any other defined term having a similar purpose), in each case, within the meaning of the Senior Note Documents (and any Permitted Refinancings thereof permitted under Section 6.01 other than refinancings with Incremental Term Loans). The consummation of each of (i) the Transactions, (ii) each incurrence of Indebtedness hereunder and (iii) the granting of the Liens provided for under the Security Documents to secure the Secured Obligations is permitted under, and, in each case, does not require any consent or approval under, the terms of (A) the Senior Note Documents (and any Permitted Refinancings thereof), the Revolving Credit Loan Documents (and any Permitted Revolving Credit Facility Refinancings thereof) or any other Material Indebtedness or (B) any other material agreement or instrument binding upon any Company or any of its property except, in the case of this clause (B), as could not reasonably be expected to result in a Material Adverse Effect.
Section 3.25    Centre of Main Interests and Establishments. For the purposes of The Council of the European Union Regulation No. 1346/2000 on Insolvency Proceedings (the “Regulation”) (or, after June 26, 2017, Regulation (EU) 2015/848 of the European Parliament and of the Council of May 20, 2015 on insolvency proceedings (recast) (the “New Regulation”)), (i) the centre of main interest (as that term is used in Article 3(1) of the Regulation) of each U.K. Guarantor is situated in England and Wales, (ii) the centre of main interest of Irish Guarantor is situated in Ireland or Germany, and it has no “establishment” (as that term is used in Article 2(h) of the Regulation or Article 2(10) of the New Regulation, as applicable) in any jurisdiction other than Ireland or Germany, (iii) the centre of main interest of each Swiss Guarantor is situated in Switzerland, and in each case each has no “establishment” (as that term is used in Article 2(h) of the Regulation or Article 2(10) of the New Regulation, as applicable) in any other jurisdiction, (iv) the centre of main interest of German Seller is situated in Germany, (v) the centre of main interest of each Dutch Guarantor is situated in the Netherlands, and in each case each has no “establishment” (as that term is used in Article 2(h) of the Regulation) in any other jurisdiction, (vi) the centre of main interest of each French Guarantor is situated in France, and in each case each has no “establishment” (as that term is used in Article 2(h) of the Regulation or Article

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2(10) of the New Regulation, as applicable) in any other jurisdiction, (vii) the centre of main interest of each Belgian Guarantor is situated in Belgium, and in each case each has no “establishment” (as such term is used in Article 2(h) of the regulation) in any other jurisdiction, and (viii) other than as provided in paragraph (ii) above, no Guarantor (to the extent such Guarantor is subject to the Regulation) shall have a centre of main interest other than as situated in its jurisdiction of incorporation.
Section 3.26    Holding and Dormant Companies. Except as may arise under the Loan Documents, the Revolving Credit Loan Documents, any Third Lien Credit Agreement, any Permitted Holdings Indebtedness, (in the case of Novelis Europe Holdings Limited) the Senior Notes, any Permitted First Priority Refinancing Debt, any Permitted Second Priority Refinancing Debt, any Permitted Unsecured Refinancing Debt, the Permitted Short Term Indebtedness, or Indebtedness incurred pursuant to Section 6.01(l) or (u), neither Holdings (nor, on and after the Specified AV Minerals Joinder Date, AV Minerals) nor Novelis Europe Holdings Limited trades or has any liabilities or commitments (actual or contingent, present or future) other than liabilities attributable or incidental to acting as a holding company of shares in the Equity Interests of its Subsidiaries.
Section 3.27    Excluded Collateral Subsidiaries. The Excluded Collateral Subsidiaries as of the Amendment No. 6 Effective Date are listed on Schedule 1.01(c).
Section 3.28    EEA Financial Institutions. No Loan Party is an EEA Financial Institution.
Section 3.29    Federal Power Act; Etc. No Loan Party nor any of its Subsidiaries is subject to regulation under the Federal Power Act, the Interstate Commerce Act or, to the knowledge of such Loan Party, under any other federal or state statute or regulation, in each case, to the extent such regulation would prohibit it from incurring the Obligations or which would otherwise render all or any of the Obligations unenforceable.
Section 3.30    Beneficial Ownership Certification. As of the Second Amendment Effective Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.
Section 3.31    No Fiscal Unity. No Company is a member of a fiscal unity for VAT, corporate income tax or any other tax purposes, except for a fiscal unity for VAT or corporate income tax purposes consisting solely of Loan Parties.
ARTICLE IV

CONDITIONS TO CREDIT EXTENSIONS
Section 4.01    Conditions to the Effective Date. The effectiveness of this Agreement shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.01.
(a)    Credit Agreement; Certain Foreign Guarantees. The Administrative Agent shall have received executed counterparts of (i) this Agreement, properly executed by an authorized signatory of each applicable signing Loan Party, and (ii) Foreign Guarantees from the Loan Parties organized under the laws of Canada, France, Switzerland, and the Dubai International Financial Centre, properly executed by an authorized signatory of each such signing Loan Party,

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in the case of clauses (i) and (ii), in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders.
(b)    Initial Borrowing Request. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03.
(c)    Corporate Documents. The Administrative Agent shall have received:
(i)    a certificate of the secretary, assistant secretary or managing director (where applicable) of each Loan Party dated the Effective Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document (or its equivalent including the constitutional documents) of such Loan Party certified (to the extent customary in the applicable jurisdiction) as of a recent date by the Secretary of State (or equivalent Governmental Authority) of the jurisdiction of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors and/or shareholders, as applicable, of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions, or any other document attached thereto, have not been modified, rescinded, amended or superseded and are in full force and effect, (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary, assistant secretary or managing director executing the certificate in this clause (i) (to the extent customary in the applicable jurisdiction), and other customary evidence of incumbency) and (D) that the borrowing, guarantee, or granting of Liens with respect to the Loans or any of the other Secured Obligations would not cause any borrowing, guarantee, security or similar limit binding on such Loan Party to be exceeded;
(ii)    a certificate as to the good standing (where applicable, or such other customary functionally equivalent certificates or abstracts) of each Loan Party (in so-called “long-form” if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority);
(iii)    evidence that the records of the applicable Loan Parties at the United Kingdom Companies House and each other relevant registrar of companies (or equivalent Governmental Authority) in the respective jurisdictions of organization of the Loan Parties are accurate, complete and up to date and that the latest relevant accounts have been duly filed, where applicable;
(iv)    a copy of the constitutional documents of any Person incorporated in Ireland whose shares are (or, pursuant to Section 4.02 or Section 5.15, will be) subject to security under any Security Document, together with any resolutions of the shareholders of such Person adopting such changes to the constitutional documents of that Person to remove any

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restriction on any transfer of shares or partnership interests (or equivalent) in such Person pursuant to any enforcement of any such Security Document;
(v)    [intentionally omitted];
(vi)    a written resolution of the shareholders of each Irish Guarantor authorising and approving the terms of, and the performance by each such Irish Guarantor of its obligations under, each of the Loan Documents to which each such Irish Guarantor is to be a party;
(vii)    up-to date certified copy of the constitutional documents (e.g., for a German GmbH: Handelsregisterauszug, Gesellschaftsvertrag, Gesellschafterliste) for each German Guarantor; and
(viii)    such other documents as the Lenders or the Administrative Agent may reasonably request.
(d)    Officers’ Certificate. The Administrative Agent shall have received a certificate, dated the Effective Date and signed by an authorized signatory of the Borrower, certifying (i) compliance with the conditions precedent set forth in this Section 4.01 and Section 4.03(b) and (c), (ii) that no Default has occurred and is continuing and (iii) that each of the representations and warranties made by any Loan Party set forth in ARTICLE III hereof or in any other Loan Document were true and correct in all material respects on and as of the Effective Date, except to the extent such representations and warranties expressly related to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.
(e)    Financial Statements; Pro Forma Balance Sheet; Projections. The Administrative Agent shall have received the financial statements described in Section 3.04(a) and for any prior fiscal years or fiscal quarters requested by the Mandated Lead Arrangers, and the pro forma capitalization table described in Section 3.04(c), together with forecasts of the financial performance of the Companies described in Section 3.04(d).
(f)    Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the Mandated Lead Arrangers and the Lenders, (i) a favorable written opinion of Torys LLP, special counsel for the Loan Parties, and (ii) a favorable written opinion of each local and foreign counsel of the Loan Parties from each jurisdiction in which a Loan Party is organized, in each case (A) dated the Effective Date, (B) addressed to the Agents and the Lenders and (C) covering such matters relating to the Loan Documents delivered on the Effective Date as the Administrative Agent shall reasonably request, including, but not limited to, capacity of each Loan Party to execute, deliver and perform its obligations under each such Loan Document to which it is a party and enforceability of each such Loan Document.
(g)    Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit O (or in such other form as is satisfactory to the Administrative Agent to reflect applicable legal requirements), dated the Effective Date and signed by a senior Financial Officer of each Loan Party or of the Borrower.
(h)    Requirements of Law. The Administrative Agent shall be satisfied that Holdings, the Borrower and its Subsidiaries shall be in full compliance with all material Requirements of

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Law, including Regulations T, U and X of the Board, and shall have received satisfactory evidence of such compliance reasonably requested by them.
(i)    Consents. All approvals of Governmental Authorities and third parties necessary to enter into this Agreement shall have been obtained and shall be in full force and effect.
(j)    Litigation. There shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions.
(k)    USA Patriot Act. The Lenders shall have received, at least 5 Business Days prior to the Closing Date, all documentation and other information that may be required by the Lenders in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the information described in Section 11.13, in each case to the extent requested thereby at least 10 Business Days prior to the Closing Date.
(l)    Process Agent. The Administrative Agent and the Collateral Agent shall have received evidence of the acceptance by the Process Agent of its appointment as such by the Loan Parties.
Section 4.02    Conditions to Initial Credit Extension on the Closing Date. The obligation of each Lender to fund the initial Credit Extension requested to be made by it under this Agreement on the Closing Date shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 4.02.
(a)    The Agreement Termination Date shall not have occurred.
(b)    Loan Documents. The Administrative Agent shall have received executed counterparts of each of the following, properly executed by an authorized signatory of each applicable signing Loan Party, each in form and substance reasonably satisfactory to the Administrative Agent and each of the Lenders:
(i)    Each Foreign Guarantee (other than the Foreign Guarantees delivered on the Effective Date);
(ii)    an Additional Secured Debt (as defined in the Intercreditor Agreement) designation certificate;
(iii)    the Contribution, Intercompany, Contracting and Offset Agreement;
(iv)    the Subordination Agreement;
(v)    a Note executed by the Borrower in favor of each Lender that has requested a Note prior to the Closing Date;
(vi)    each U.S. Security Agreement, each Canadian Security Agreement, each U.K. Security Agreement, each Swiss Security Agreement, each German Security Agreement, each Irish Security Agreement, each Brazilian Security Agreement, each Dubai Security

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Agreement, each French Security Agreement, and each other Security Document reasonably requested by the Administrative Agent prior to the Closing Date;
(vii)    the Perfection Certificates; and
(viii)    such amendments to, amendments and restatements of, or confirmations or reaffirmations of, or supplements to, existing Security Documents or other Loan Documents, and such additional Security Document, Loan Documents or other filings or actions, in each case as the Administrative Agent or the Collateral Agent may require in connection with the Transactions.
(c)    Corporate Documents. The Administrative Agent shall have received:
(i)    a certificate of the secretary, assistant secretary or managing director (where applicable) of each Loan Party dated the Closing Date, certifying (A) that attached thereto is a true and complete copy of each Organizational Document (or its equivalent including the constitutional documents) of such Loan Party certified (to the extent customary in the applicable jurisdiction) as of a recent date by the Secretary of State (or equivalent Governmental Authority) of the jurisdiction of its organization, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors and/or shareholders, as applicable, of such Loan Party authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions, or any other document attached thereto, have not been modified, rescinded, amended or superseded and are in full force and effect, (C) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party (together with a certificate of another officer as to the incumbency and specimen signature of the secretary, assistant secretary or managing director executing the certificate in this clause (i) (to the extent customary in the applicable jurisdiction), and other customary evidence of incumbency) and (D) that the borrowing, guarantee, or granting of Liens with respect to the Loans or any of the other Secured Obligations would not cause any borrowing, guarantee, security or similar limit binding on any Loan Party to be exceeded;
(ii)    a certificate as to the good standing (where applicable, or such other customary functionally equivalent certificates or abstracts) of each Loan Party (in so-called “long-form” if available) as of a recent date, from such Secretary of State (or other applicable Governmental Authority);
(iii)    evidence that the records of the applicable Loan Parties at the United Kingdom Companies House and each other relevant registrar of companies (or equivalent Governmental Authority) in the respective jurisdictions of organization of the Loan Parties are accurate,

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complete and up to date and that the latest relevant accounts have been duly filed, where applicable;
(iv)    a copy of the constitutional documents of any Person incorporated in Ireland whose shares are (or, pursuant to Section 5.15, will be) subject to security under any Security Document, together with any resolutions of the shareholders of such Person adopting such changes to the constitutional documents of that Person to remove any restriction on any transfer of shares or partnership interests (or equivalent) in such Person pursuant to any enforcement of any such Security Document;
(v)    a written authorization from each Irish Guarantor and each Relevant External Company, authorizing each solicitor in McCann FitzGerald to sign all required security related registration forms required to be delivered to the Companies Registration Office of Ireland in connection with all or any of the Security Documents;
(vi)    a written resolution of the shareholders of each Irish Guarantor authorising and approving the terms of, and the performance by each such Irish Guarantor of its obligations under, each of the Loan Documents to which each such Irish Guarantor is to be a party;
(vii)    up-to date certified copy of the constitutional documents (e.g., for a German GmbH: Handelsregisterauszug, Gesellschaftsvertrag, Gesellschafterliste) for each German Guarantor; and
(viii)    such other documents as the Lenders or the Administrative Agent may reasonably request.
(d)    Officers’ Certificate. The Administrative Agent shall have received a certificate, dated the Closing Date and signed by an authorized signatory of the Borrower, certifying (i) compliance with the conditions precedent set forth in this Section 4.02 and Section 4.03(b) and (c), (ii) that no Default has occurred and is continuing and (iii) that each of the representations and warranties made by any Loan Party set forth in ARTICLE III hereof or in any other Loan Document were true and correct in all material respects on and as of the Closing Date, except to the extent such representations and warranties expressly related to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.
(e)    Financings and Other Transactions, etc. The Transactions shall have been consummated or shall be consummated substantially simultaneously on the Closing Date, in each case in all material respects in accordance with the terms hereof and the terms of the Loan Documents, without the waiver or amendment of any such terms not approved by the Administrative Agent and the Mandated Lead Arrangers other than any waiver or amendment thereof that is not materially adverse to the interests of the Lenders.
(f)    Indebtedness and Minority Interests. After giving effect to the Transactions and the other transactions contemplated hereby, no Company shall have outstanding any Indebtedness or preferred stock other than (i) the Loans hereunder, (ii) the Revolving Credit Loans and other extensions of credit under the Revolving Credit Agreement, (iii) the Senior Notes, (iv) the Indebtedness listed on Schedule 6.01(b), (v) Indebtedness owed to, and preferred

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stock held by, the Borrower or any Guarantor to the extent permitted hereunder and (vi) other Indebtedness permitted under Section 6.01.
(g)    Opinions of Counsel. The Administrative Agent shall have received, on behalf of itself, the Mandated Lead Arrangers and the Lenders, (i) a favorable written opinion of Torys LLP, special counsel for the Loan Parties, and (ii) a favorable written opinion of each local and foreign counsel of the Loan Parties listed on Schedule 4.02(g), in each case (A) dated the Closing Date, (B) addressed to the Agents and the Lenders and (C) covering such matters relating to the Loan Documents and the Transactions as the Administrative Agent shall reasonably request, including, but not limited to, capacity of each Loan Party to execute, deliver and perform its obligations under each Loan Document to which it is a party and enforceability of each Loan Document.
(h)    Solvency Certificate. The Administrative Agent shall have received a solvency certificate in the form of Exhibit O (or in such other form as is satisfactory to the Administrative Agent to reflect applicable legal requirements), dated the Closing Date and signed by a senior Financial Officer of each Loan Party or of the Borrower.
(i)    Requirements of Law. The Administrative Agent shall be satisfied that Holdings, the Borrower and its Subsidiaries and the Transactions shall be in full compliance with all material Requirements of Law, including Regulations T, U and X of the Board, and shall have received satisfactory evidence of such compliance reasonably requested by them.
(j)    Consents. All approvals of Governmental Authorities and third parties necessary to consummate the Transactions shall have been obtained and shall be in full force and effect.
(k)    Litigation. There shall be no governmental or judicial action, actual or threatened, that has or would have, singly or in the aggregate, a reasonable likelihood of restraining, preventing or imposing burdensome conditions on the Transactions.
(l)    Fees. The Mandated Lead Arrangers and the Agents shall have received all Fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including the reasonable legal fees and expenses of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Agents, and the reasonable fees and expenses of any local counsel, foreign counsel, appraisers, consultants and other advisors) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.
(m)    Personal Property Requirements. The Collateral Agent shall have received:
(i)    subject to the terms of the Intercreditor Agreement, all certificates, agreements or instruments, if any, representing or evidencing the Securities Collateral accompanied by instruments of transfer and stock powers undated and endorsed in blank;
(ii)    [intentionally omitted];
(iii)    [intentionally omitted];
(iv)    UCC financing statements in appropriate form for filing under the UCC, filings with the United States Patent and Trademark

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Office and United States Copyright Office, PPSA filings, and such other documents under applicable Requirements of Law in each jurisdiction as may be necessary or appropriate or, in the opinion of the Collateral Agent, desirable to perfect the Liens created, or purported to be created, by the Security Documents;
(v)    certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, PPSA, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches (in jurisdictions where such searches are available), each of a recent date listing all outstanding financing statements, lien notices or comparable documents that name any Loan Party as debtor and that are filed in those state and county (or other applicable) jurisdictions in which any property of any Loan Party (other than Inventory in transit) is located and the state and county (or other applicable) jurisdictions in which any Loan Party is organized or maintains its principal place of business and such other searches that the Collateral Agent deems necessary or appropriate, none of which are effective to encumber the Collateral covered or intended to be covered by the Security Documents (other than Permitted Liens);
(vi)    evidence acceptable to the Collateral Agent of payment or arrangements for payment by the Loan Parties of all applicable recording taxes, fees, charges, costs and expenses required for the recording of the Security Documents;
(vii)    evidence that all Liens (other than Permitted Liens) affecting the assets of the Loan Parties have been or will be discharged on or before the Closing Date (or, in the case of financing statement filings or similar notice of lien filings that do not evidence security interests (other than security interests that are discharged on or before the Closing Date), that arrangements with respect to the release or termination thereof satisfactory to the Administrative Agent have been made);
(viii)    copies of all notices required to be sent and other documents required to be executed under the Security Documents;
(ix)    all share certificates, duly executed and stamped stock transfer forms and other documents of title required to be provided under the Security Documents; and
(x)    evidence that the records of each U.K. Guarantor at the United Kingdom Companies House are accurate, complete and up to date and that the latest relevant accounts have been duly filed.
(n)    Lender FATCA Compliance Certifications. The Administrative Agent shall have received a U.S. tax withholding certificate (or, alternatively, other evidence satisfactory to the Administrative Agent) confirming FATCA compliance from each Lender pursuant to paragraph (v) of Section 2.15(f) (FATCA Information). For the avoidance of doubt, and pursuant to paragraph (viii) of Section 2.15(f) (FATCA Information), the Administrative Agent may rely on such U.S. tax withholding certificate or other evidence from each Lender without further

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verification, and the Administrative Agent shall not be liable for any action taken by it in respect of such U.S. tax withholding certificate or other evidence under or in connection with paragraph (v), (vi) or (vii) of Section 2.15(f) (FATCA Information).
Notwithstanding the foregoing, to the extent that the execution and delivery of any document or the completion of any task or action is listed on Schedule 5.15, such item shall not be a condition precedent and shall instead be subject to Section 5.15.
Section 4.03    Conditions to Credit Extensions. The obligation of each Lender to make the initial Credit Extension on the Closing Date, and, except as otherwise provided in the applicable Refinancing Amendment, Increase Joinder or Aleris Increase Joinder Amendment, the obligation of any Lenders to make the initial Credit Extension under any Incremental Term Loan Commitments or Other Term Loan Commitments, shall be subject to, and to the satisfaction of, each of the conditions precedent set forth below; provided, that this Section 4.03 shall not apply to the obligations of each Tranche A-1 Term Lender to fund the Tranche A-1 Term Loans on the Tranche A-1 Funding Date.
(a)    Notice. The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or such notice shall have been deemed given in accordance with Section 2.03).
(b)    No Default. No Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(c)    Representations and Warranties. Each of the representations and warranties made by any Loan Party set forth in ARTICLE III hereof or in any other Loan Document (other than Hedging Agreements) shall be true and correct in all material respects on and as of the date of such Credit Extension with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date.
(d)    No Legal Bar. With respect to each Lender, no order, judgment or decree of any Governmental Authority shall purport to restrain such Lender from making any Loans to be made by it. No injunction or other restraining order shall have been issued, shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by this Agreement or the making of Loans hereunder.
Each of the delivery of a Borrowing Request and the acceptance by the applicable Co-Borrower of the proceeds of such Credit Extension shall constitute a representation and warranty by the applicable Co-Borrower and each other Loan Party that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the conditions contained in Section 4.03(b) through (d) have been satisfied (which representation and warranty shall be deemed limited to the knowledge of the Loan Parties in the case of the first sentence of Section 4.03(d)). The Co-Borrowers shall provide such information as the Administrative Agent may reasonably request to confirm that the conditions in Section 4.03(b) through (d) have been satisfied.
Section 4.04    Conditions to Aleris Incremental Term Loans. The obligation of each Aleris Incremental Term Lender to fund the Aleris Incremental Term Loans to the Escrow Account on

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the Aleris Incremental Escrow Date shall be subject to, and to the satisfaction of, each of the conditions precedent set forth in Section 5 of the Aleris Increase Joinder Amendment. The obligation of the Escrow Agent to fund the Escrowed Amounts to the applicable Co-Borrower (or to the Person designated by such Co-Borrower to receive such Escrowed Amounts pursuant to Section 2.21) on the Aleris Incremental Funding Date shall be subject to, and to the satisfaction of, each of the conditions precedent set forth in Section 6 of the Aleris Increase Joinder Amendment and to compliance with the escrow terms set forth in Section 2.21.
Section 4.05    Conditions to Tranche A-1 Term Loans. The obligation of each Tranche A-1 Term Lender to fund the Tranche A-1 Term Loans on the Tranche A-1 Funding Date shall be subject to, and to the satisfaction of, each of the conditions precedent set forth in Section 5 of the Tranche A-1 Refinancing Amendment.
ARTICLE V

AFFIRMATIVE COVENANTS
Each Loan Party warrants, covenants and agrees with each Lender that, from and after the Closing Date, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full, unless the Required Lenders shall otherwise consent in writing, each Loan Party will, and will cause each of its Restricted Subsidiaries to:
Section 5.01    Financial Statements, Reports, etc. Furnish to the Administrative Agent (and the Administrative Agent shall make available to the Lenders, on the Platform or otherwise, in accordance with its customary procedures):
(a)    Annual Reports. As soon as available and in any event within the earlier of (i) ninety (90) days and (ii) such shorter period as may be required by the Securities and Exchange Commission (including, if applicable, any extension permitted under Rule 12b-25 of the Exchange Act), after the end of each fiscal year (and in any case not less than one time in each calendar year), beginning with the first fiscal year ending after the Closing Date, (i) the consolidated balance sheet of the Designated Company as of the end of such fiscal year and related consolidated statements of income, cash flows and stockholders’ equity for such fiscal year, in comparative form with such financial statements as of the end of, and for, the preceding fiscal year, and notes thereto, all prepared in accordance with Regulation S-X and accompanied by an opinion of independent certified public accountants of recognized international standing (which opinion shall not be qualified as to scope or contain any going concern qualification, paragraph of emphasis or explanatory statement), stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Designated Company as of the dates and for the periods specified in accordance with US GAAP, (ii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations of the Designated Company for such fiscal year, as compared to amounts for the previous fiscal year (it being understood that the information required by clauses (i) and (ii) of this Section 5.01(a) may be furnished in the form of a Form 10-K (so long as the financial statements, narrative report and management’s discussion therein comply with the requirements set forth above)) and (iii) consolidating balance sheets, statements of income and cash flows of the Designated Company and its Restricted Subsidiaries separating out the results by region;

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(b)    Quarterly Reports. As soon as available and in any event within the earlier of (i) forty-five (45) days and (ii) such shorter period as may be required by the Securities and Exchange Commission (including, if applicable, any extension permitted under Rule 12b-25 of the Exchange Act), after the end of each of the first three fiscal quarters of each fiscal year (i) the consolidated balance sheet of the Designated Company as of the end of such fiscal quarter and related consolidated statements of income and cash flows for such fiscal quarter and for the then elapsed portion of the fiscal year, in comparative form with the consolidated statements of income and cash flows for the comparable periods in the previous fiscal year, and notes thereto, all prepared in accordance with Regulation S-X under the Securities Act and accompanied by a certificate of a Financial Officer stating that such financial statements fairly present, in all material respects, the consolidated financial condition, results of operations and cash flows of the Designated Company as of the date and for the periods specified in accordance with US GAAP consistently applied, and on a basis consistent with audited financial statements referred to in clause (a) of this Section, except as otherwise disclosed therein and subject to the absence of footnote disclosures and to normal year-end audit adjustments, (ii) a narrative report and management’s discussion and analysis, in a form reasonably satisfactory to the Administrative Agent, of the financial condition and results of operations for such fiscal quarter and the then elapsed portion of the fiscal year, as compared to the comparable periods in the previous fiscal year (it being understood that the information required by clauses (i) and (ii) of this Section 5.01(b) may be furnished in the form of a Form 10-Q (so long as the financial statements, management report and management’s discussion therein comply with the requirements set forth above)) and (iii) consolidating balance sheets, statements of income and cash flows of the Designated Company and its Restricted Subsidiaries separating out the results by region;
(c)    [Intentionally Omitted];
(d)    Financial Officer’s Certificate. (i) Concurrently with any delivery of financial statements under Section 5.01(a) or (b), a Compliance Certificate of the Designated Company (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) (A) certifying that no Default has occurred or, if such a Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (B) concurrently with any delivery of financial statements under Section 5.01(a) above (commencing with the financial statements for the first complete fiscal year of the Designated Company beginning after the Closing Date), setting forth the Designated Company’s calculation of Excess Cash Flow, (C) showing a reconciliation of Consolidated EBITDA to the net income set forth on the statement of income, such reconciliation to be on a quarterly basis, (D) calculating in reasonable detail the Consolidated Interest Coverage Ratio and the Senior Secured Net Leverage Ratio for the four fiscal quarter period ended on the last day of the period covered by such financial statements, and certifying as to the Designated Company’s compliance (or failure to comply) with the Financial Performance Covenant for the four fiscal quarter period ended on the last day of the period covered by such financial statements, and, if such Compliance Certificate demonstrates an Event of Default of the Financial Performance Covenant, any of the Specified Holders may deliver, together with such Compliance Certificate, notice of their intent to cure (a “Notice of Intent to Cure”) such Event of Default pursuant to, and to the extent permitted under, Section 8.04; provided that the delivery of a Notice of Intent to Cure shall in no way affect or alter the occurrence, existence or continuation of any such Event of Default or the rights, benefits, powers and remedies of the Administrative Agent and the Lenders under any Loan Document, and (E)(x) specifying all Investments made during the prior fiscal quarter in reliance on Section 6.04(r) and

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specifying which clause of Section 6.04(r) such Investment was made pursuant to and calculating in reasonable detail the amount of the Cumulative Credit or Annual Credit, as applicable, immediately prior to such election and the amount thereof elected to be so applied, the Total Net Leverage Ratio and, in the case of Investments made pursuant to Section 6.04(r)(iii), the amount of Liquidity, (y) specifying all Dividends made during the prior fiscal quarter in reliance on Section 6.08(d) and specifying which clause of Section 6.08(d) such Dividend was made pursuant to and calculating in reasonable detail the amount of the Cumulative Credit or Annual Credit, as applicable, immediately prior to such election and the amount thereof elected to be so applied, the Total Net Leverage Ratio and, in the case of Dividends made pursuant to Section 6.08(d)(ii), the amount of Liquidity, and (z) specifying all Permitted Prepayments made during the prior fiscal quarter in reliance on Section 6.11(a) and specifying which clause of Section 6.11(a) such Permitted Prepayment was made pursuant to and calculating in reasonable detail the amount of the Cumulative Credit or Annual Credit, as applicable, immediately prior to such election and the amount thereof elected to be so applied, the Total Net Leverage Ratio and, in the case of a Permitted Prepayment made pursuant to Section 6.11(a)(i)(z)(2), the amount of Liquidity, and (ii) to the extent any Unrestricted Subsidiaries are in existence during the period covered by such financial statements, consolidating balance sheets, statements of income and cash flows separating out the results of the Designated Company and its Restricted Subsidiaries, on the one hand, and the Unrestricted Subsidiaries, on the other;
(e)    Officer’s Certificate Regarding Organizational Chart and Perfection of Collateral. Concurrently with any delivery of financial statements under Section 5.01(a), a certificate of a Responsible Officer of the Designated Company (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes) attaching an accurate organizational chart (or confirming that there has been no change in organizational structure) and otherwise setting forth the information required pursuant to the Perfection Certificate Supplement or confirming that there has been no change in such information since the date of the Perfection Certificate or latest Perfection Certificate Supplement;
(f)    Public Reports. Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Loan Party with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, with any national U.S. or non-U.S. securities regulatory authority or securities exchange or with the National Association of Securities Dealers, Inc., or distributed to holders of its publicly held Indebtedness or securities pursuant to the terms of the documentation governing such Indebtedness or securities (or any trustee, agent or other representative therefor), as the case may be; provided that documents required to be delivered pursuant to this clause (f) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Designated Company posts such documents, or provides a link thereto on the Designated Company’s website (or other location specified by the Designated Company) on the Internet; or (ii) on which such documents are posted on the Designated Company’s behalf on the Platform; ~~provided that: (i) upon written request by the Administrative Agent, the Designated Company shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent and (ii) the Designated Company shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents;~~

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(g)    Management Letters. Promptly after the receipt thereof by any Company, a copy of any “management letter”, exception report or other similar letter or report received by any such person from its certified public accountants and the management’s responses thereto;
(h)    Projections. Within sixty (60) days of the end of each fiscal year (beginning with the fiscal year ended March 31, 2017), a copy of the annual projections for the Designated Company (including balance sheets, statements of income and sources and uses of cash), for each quarter of the then-current fiscal year prepared in detail on a consolidated basis, with appropriate presentation and discussion of the principal assumptions upon which such forecasts are based, accompanied by the statement of a Financial Officer of the Designated Company to the effect that such assumptions are believed to be reasonable;
(i)    Labor Relations. Promptly after becoming aware of the same, written notice of (a) any labor dispute to which any Loan Party or any of its Restricted Subsidiaries is or is expected to become a party, including any strikes, lockouts or other labor disputes relating to any of such person’s plants and other facilities, which could reasonably be expected to result in a Material Adverse Effect, (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any such person and (c) any material liability under Requirements of Law similar to the Worker Adjustment and Retraining Notification Act or otherwise arising out of plant closings;
(j)    Asset Sales. On or prior to an Asset Sale pursuant to Section 6.06(b) hereof the Net Cash Proceeds of which (or the Dollar Equivalent thereof) are anticipated to exceed $100,000,000, written notice (a) describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by any Loan Party or any of its Restricted Subsidiaries; and
(k)    Other Information. Promptly, from time to time, such other information regarding the operations, properties, business affairs and condition (financial or otherwise) of any Company, or compliance with the terms of any Loan Document, or matters regarding the Collateral as the Administrative Agent or any Lender (acting through the Administrative Agent) may reasonably request, including, but not limited to, all documentation and other information that may be required from time to time by the Lenders or the Administrative Agent in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the information described in Section 11.13.
(l)    Beneficial Ownership Information. Promptly following any request therefor, provide information and documentation reasonably requested by any Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and the Beneficial Ownership Regulation.
Section 5.02    Litigation and Other Notices. Furnish to the Administrative Agent written notice of the following promptly (and, in any event, within ten (10) Business Days after acquiring knowledge thereof, or, in the case of an Event of Default under Section 8.01(a), on the Business Day that a Loan Party acquires knowledge thereof):
(a)    any Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

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(b)    the filing or commencement of, or any written notice of intention of any person to file or commence, any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Authority, (i) against the Designated Company or other Company that in the reasonable judgment of the Designated Company could reasonably be expected to result in a Material Adverse Effect if adversely determined or (ii) with respect to any Loan Document;
(c)    any development that has resulted in, or could reasonably be expected to result in, a Material Adverse Effect;
(d)    the occurrence of a Casualty Event involving a Dollar Equivalent amount in excess of $50,000,000; and
(e)     (i) the incurrence of any Lien (other than Permitted Liens) on the Collateral or (ii) the occurrence of any other event which could reasonably be expected to be material with regard to (x) the Revolving Credit Priority Collateral, taken as a whole, or (y) the Pari Passu Priority Collateral, taken as a whole.
Section 5.03    Existence; Businesses and Properties.
(a)    Do or cause to be done all things reasonably necessary to preserve, renew and keep in full force and effect its legal existence, rights and franchises necessary or desirable in the normal conduct of its business, except (i) other than with respect to each Co-Borrower’s legal existence, to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect or (ii) pursuant to a transaction permitted by Section 6.05 or Section 6.06.
(b)    Do or cause to be done all things reasonably necessary to obtain, maintain, preserve, renew, extend and keep in full force and effect the rights, licenses, permits, privileges, franchises, approvals, authorizations, and Intellectual Property used or necessary to the conduct of its business, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; do or cause to be done all things reasonably necessary to preserve its business and the goodwill and business of the customers, advertisers, suppliers and others having business relations with each Loan Party or any of its Restricted Subsidiaries, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; comply with all applicable Requirements of Law (in the case of the U.S. Hold Separate Assets, as such Requirements of Law may be modified pursuant to the U.S. Hold Separate Agreements) (including any and all zoning, building, Environmental Law, ordinance, code or approval or any building permits or any restrictions of record or agreements affecting the Real Property), contractual obligations, and decrees and orders of any Governmental Authority, whether now in effect or hereafter enacted, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect (provided that no Affected Credit Party shall be entitled to the benefit of the covenant in respect of compliance with all applicable Requirements of Law in this Section 5.03(b) to the extent that it is unenforceable under, or result in any violation of, applicable Blocking Laws); and at all times maintain, preserve and protect all of its property and keep such property in good repair, working order and condition (other than wear and tear occurring in the ordinary course of business) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto reasonably necessary in order that the business carried on in connection therewith may be properly conducted at all times, except in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect. Maintain in effect and enforce policies and procedures designed to ensure compliance by Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals), the Designated Company,

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their respective Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions; provided that no Affected Credit Party shall be entitled to the benefit of the covenant in this sentence to the extent that it is unenforceable under, or result in any violation of, applicable Blocking Laws.
Section 5.04    Insurance.
(a)    Generally. Keep its insurable property adequately insured at all times by financially sound and reputable insurers; maintain such other insurance, to such extent and against such risks as is customary with companies in the same or similar businesses operating in the same or similar locations, including insurance with respect to Mortgaged Properties and other properties material to the business of the Companies against such casualties and contingencies and of such types and in such amounts with such deductibles as is customary in the case of similar businesses operating in the same or similar locations, including (i) physical hazard insurance on an “all risk” basis (subject to usual and customary exclusions), (ii) commercial general liability against claims for bodily injury, death or property damage covering any and all insurable claims, (iii) explosion insurance in respect of any boilers, machinery or similar apparatus constituting Collateral, (iv) business interruption insurance and, with respect to Mortgaged Properties located in the United States or in any other jurisdiction requiring such insurance, flood insurance (to the extent such flood insurance is required under clause (c) below), and (v) worker’s compensation insurance and such other insurance as may be required by any Requirement of Law; provided that the Collateral Agent shall be permitted to control the adjustment of any claim thereunder with respect to Pari Passu Priority Collateral involving an amount in excess of $30,000,000 thereunder after the occurrence and during the continuance of an Event of Default.
(b)    Requirements of Insurance. Subject to Section 5.15, all such property and liability insurance maintained by the Loan Parties shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by the Collateral Agent of written notice thereof, (ii) name the Collateral Agent as mortgagee, lender’s loss payable or additional insured, as applicable (in the case of property insurance) or additional insured on behalf of the Secured Parties (in the case of liability insurance), as applicable, and (iii) if reasonably requested by the Collateral Agent, include a breach of warranty clause; provided that the foregoing clauses (i) through (iii) shall not apply to Aleris and its subsidiaries until the date that is 30 days after the Aleris Acquisition Closing Date (or such later date agreed by the Collateral Agent).
(c)    Flood Insurance. Subject to Section 5.15, except to the extent already obtained in accordance with clause (iv) of Section 5.04(a), with respect to each Mortgaged Property located in the United States or another jurisdiction which requires such type of insurance, promptly notify the Administrative Agent, obtain flood insurance in such total amount as is from time to time in scope and substance consistent with market practice and applicable Requirements of Law and Flood Insurance Laws, if at any time the area in which any improvements located on any Mortgaged Property is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), and such insurance is required to be obtained pursuant to the requirements of the Flood Insurance Laws, as amended from time to time. Unless the Borrower, the Administrative Agent and the Required Lenders otherwise agree that the Mortgaged Property can continue to be provided under Section 5.11, the Mortgage relating to such Property which is in a special flood hazard area will be released pursuant to Section 11.29.

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(d)    Broker’s Report. As soon as practicable and in any event within ninety (90) days after the end of each fiscal year, deliver to the Administrative Agent and the Collateral Agent (i) a report of a reputable insurance broker with respect to the insurance maintained pursuant to clauses (i)-(iv) of Section 5.04(a) in form and substance consistent with market practice (together with such additional reports (provided such reports are readily ascertainable) as the Administrative Agent or the Collateral Agent may reasonably request), and (ii) such broker’s statement that all premiums then due and payable with respect to the coverage maintained pursuant to clauses (i)-(iv) of Section 5.04(a) have been paid and confirming, with respect to any property, physical hazard or liability insurance maintained by a Loan Party, that, subject to Section 5.15, the Collateral Agent has been named as mortgagee, lender’s loss payable or additional insured, as applicable.
(e)    Mortgaged Properties. Subject to Section 5.15, each Loan Party shall comply in all material respects with all Insurance Requirements in respect of each Mortgaged Property; provided, however, that each Loan Party may, at its own expense and after written notice to the Administrative Agent, (i) contest the applicability or enforceability of any such Insurance Requirements by appropriate legal proceedings, the prosecution of which does not constitute a basis for cancellation or revocation of any insurance coverage required under this Section 5.04 or (ii) cause the Insurance Policy containing any such Insurance Requirement to be replaced by a new policy complying with the provisions of this Section 5.04.
Section 5.05    Taxes.
(a)    Payment of Taxes. Pay and discharge promptly when due all material Taxes and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, services, materials and supplies or otherwise that, if unpaid, might give rise to a Lien other than a Permitted Lien upon such properties or any part thereof; provided that such payment and discharge shall not be required with respect to any such Tax, charge, levy or claim so long as (x) the validity or amount thereof shall be contested in good faith by appropriate proceedings timely instituted and diligently conducted and the applicable Company shall have set aside on its books adequate reserves or other appropriate provisions with respect thereto in accordance with US GAAP (or other applicable accounting rules), and (y) such contest operates to suspend collection of the contested obligation, Tax or charge and enforcement of a Lien other than a Permitted Lien.
(b)    Filing of Tax Returns. Timely file all material Tax Returns required by applicable Requirements of Law to be filed by it.
(c)    Aleris Co-Borrower Status. Each Co-Borrower under the Aleris Incremental Term Loans shall be a domestic corporation as defined in Section 7701(a)(30)(C) of the Code (or a limited liability company that is disregarded as an entity separate from its owner for United States federal income tax purposes and wholly owned by a domestic corporation).
(d)    Indemnified Taxes. To the extent any payment by or on account of any obligation of any Loan Party hereunder, or under any other Loan Document, in respect of the Aleris Incremental Term Loans becomes subject to any withholding Taxes other than U.S. federal withholding Taxes as a result of any action by any Co-Borrower during the Escrow Period or after the Aleris Incremental Funding Date that shall cause such Co-Borrower under the Tax laws of any jurisdiction other than the United States (or any state of the United States or the District of Columbia or political subdivision thereof) to be a resident of or to have an establishment, office,

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fixed base or branch in such jurisdiction, such non-U.S. federal withholding Taxes shall be Indemnified Taxes and the Loan Parties shall indemnify each Lender for any such non-U.S. federal withholding Taxes in accordance with Section 2.15, but only to the extent that such non-U.S. federal withholding Taxes are not described in any of clauses (b)(i), (b)(iii) and (b)(iv) of the definition of Excluded Taxes.
Section 5.06    Employee Benefits.
(a)    Comply with the applicable provisions of ERISA and the Code and any Requirements of Law applicable to any Foreign Plan or Compensation Plan, except where any non-compliance could not reasonably be expected to result in a Material Adverse Effect.
(b)    Furnish to the Administrative Agent (x) as soon as possible after, and in any event within five (5) Business Days after any Responsible Officer of any Company or any ERISA Affiliates of any Company knows that, any ERISA Event has occurred, a statement of a Financial Officer of the Designated Company setting forth details as to such ERISA Event and the action, if any, that the Companies propose to take with respect thereto, and (y) upon request by the Administrative Agent, copies of such other documents or governmental reports or filings relating to any Plan (or Foreign Plan, or other employee benefit plan sponsored or contributed to by any Company) as the Administrative Agent shall reasonably request.
(c)    (i) Ensure that the Novelis U.K. Pension Plan is funded in accordance with the agreed schedule of contributions dated May 16, 2007 and that no action or omission is taken by any Company in relation to such a pension scheme which has or is reasonably likely to have a Material Adverse Effect; (ii) except for any existing defined benefit pension schemes as specified on Schedule 3.17 ensure that no Company is or has been at any time an employer (for the purposes of Sections 38 to 51 of the Pensions Act 2004) of an occupational pension scheme which is not a money purchase scheme (both terms as defined in the Pension Schemes Act 1993) or “connected” with or an “associate” of (as those terms are defined in Sections 39 or 43 of the Pensions Act 2004) such an employer; (iii) deliver to the Administrative Agent upon request as those reports are prepared in order to comply with the then current statutory or auditing requirements (as applicable either to the trustees of any relevant schemes), actuarial reports in relation to all pension schemes mentioned in clause (i) above; (iv) promptly notify the Administrative Agent of any material change in the agreed rate of contributions to any pension schemes mentioned in clause (i) above; (v) promptly notify the Administrative Agent of any investigation or proposed investigation by the Pensions Regulator which may lead to the issue of a Financial Support Direction or a Contribution Notice to any member of the Group; and (vi) promptly notify the Administrative Agent if it receives a Financial Support Direction or a Contribution Notice from the Pensions Regulator.
(d)    Ensure that all Foreign Plans (except the Novelis U.K. Pension Plan) and Compensation Plans that are required to be funded are funded and contributed to in accordance with their terms to the extent of all Requirements of Law, except where any non-compliance could not reasonably be expected to result in a Material Adverse Effect.
Section 5.07    Maintaining Records; Access to Properties and Inspections; Annual Meetings. Keep proper books of record and account in which full, true and correct entries in conformity in all material respects with GAAP (or other applicable accounting standards) and all Requirements of Law of all financial transactions and the assets and business of each Company and its Restricted Subsidiaries are made of all dealings and transactions in relation to its business and activities, including, without limitation, proper records of intercompany transaction, with

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full, true and correct entries reflecting all payments received and paid (including, without limitation, funds received by or for the account of any Loan Party from deposit accounts of the other Companies). Each Company will permit any representatives designated by the Administrative Agent (who may be accompanied by any Agent or Lender) to visit and inspect the financial records and the property of such Company on no more than on two occasions per fiscal year so long as no Event of Default is continuing (at reasonable intervals, during normal business hours and within five Business Days after written notification of the same to the Designated Company, except that, during the continuance of an Event of Default, none of such restrictions shall be applicable) and to make extracts from and copies of such financial records, and permit any representatives designated by the Administrative Agent (who may be accompanied by any Agent or Lender) to discuss the affairs, finances, accounts and condition of any Company with the officers and employees thereof and advisors therefor (including independent accountants).
Section 5.08    Use of Proceeds. Use the proceeds of the Loans only for the purposes set forth in Section 3.12.
Section 5.09    Compliance with Environmental Laws; Environmental Reports.
(a)    Comply, and cause all lessees and other persons occupying Real Property owned, operated or leased by any Company to comply, in all respects with all Environmental Laws and Environmental Permits applicable to its operations and Real Property; obtain and renew all Environmental Permits applicable to its operations and Real Property; and conduct all Responses, including any emergency Response, required by, and in accordance with, Environmental Laws, in each case, to the extent that the failure to do so could reasonably be expected to have a Material Adverse Effect; provided that no Company shall be required to undertake any Response to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with US GAAP or other applicable accounting standards.
(b)    If a Default caused by reason of a breach of Section 3.18 or Section 5.09(a) shall have occurred and be continuing for more than thirty (30) days without the Companies commencing activities reasonably likely to cure such Default in accordance with Environmental Laws, at the written request of the Administrative Agent or the Required Lenders through the Administrative Agent, provide to the Lenders as soon as reasonably practicable after such request, at the expense of the Co-Borrowers, an environmental assessment report and/or corrective plan, as applicable, regarding the matters which are the subject of such Default, including, where appropriate, soil and/or groundwater sampling, prepared by an environmental consulting firm and, in form and substance, reasonably acceptable to the Administrative Agent and indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance or Response to address them and any other corrective measures necessary to achieve compliance with Environmental Laws or cure such Default.
Section 5.10    [INTENTIONALLY OMITTED].
Section 5.11    Additional Collateral; Additional Guarantors.
(a)    Subject to the terms of the Intercreditor Agreement and this Section 5.11, with respect to (1) any property acquired after the Closing Date by any Loan Party that is intended to be subject to the Lien created by any of the Security Documents but is not so subject, including in connection with any step of the Permitted Reorganization, any Permitted Reorganization

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Action, any Permitted Aleris Foreign Subsidiary Transfer, and any Person becoming a Specified Aleris Subsidiary, and (2) any property that was Excluded Property but, as of the end of the most recently ended fiscal quarter or in connection with any step of the Permitted Reorganization, any Permitted Reorganization Action, any Permitted Aleris Foreign Subsidiary Transfer, or any Person becoming a Specified Aleris Subsidiary, has ceased to be Excluded Property, promptly (and in any event (w) in the case of newly acquired property, within thirty (30) days after the acquisition thereof, (x) in the case of property that was Excluded Property as a result of the U.S. Hold Separate Order or any U.S. Hold Separate Agreement, within thirty (30) days after the date such property ceases to be Excluded Property, (y) in the case of any other property that was Excluded Property, within thirty (30) days after the end of fiscal quarter in which such property ceases to be Excluded Property; provided that, in the case of clauses (w) through (y), the Administrative Agent may agree to an extension thereof, or (z) immediately in connection with the applicable step(s) of the Permitted Reorganization, the applicable Permitted Reorganization Action, the applicable Permitted Aleris Foreign Subsidiary Transfer, or any Person becoming a Specified Aleris Subsidiary) (i) execute and deliver to the Administrative Agent and the Collateral Agent such amendments or supplements to the relevant Security Documents or such other documents as the Administrative Agent or the Collateral Agent shall deem necessary or advisable to grant to the Collateral Agent, for its benefit and for the benefit of the other Secured Parties, a First Priority Lien on such property subject to no Liens other than Permitted Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected to the extent required by such Security Document in accordance with all applicable Requirements of Law, including the filing of financing statements (or other applicable filings) in such jurisdictions as may be reasonably requested by the Administrative Agent; provided that the actions required by clauses (i) and (ii) above need not be taken if the costs of doing so are excessive in relation to the benefits afforded thereby, as determined by the Administrative Agent in its reasonable discretion. The Designated Company shall otherwise take such actions and execute and/or deliver to the Administrative Agent and the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Documents against such after-acquired properties.
(b)    With respect to any Person that becomes a Restricted Subsidiary or a Specified Aleris Subsidiary after the Closing Date (other than (w) Aleris Belgium, to the extent that Aleris Belgium is not a Specified Aleris Subsidiary, (x) Aleris Italy, (y) an Excluded Collateral Subsidiary and (z) a Securitization Entity), any Restricted Subsidiary that was an Excluded Collateral Subsidiary but, as of the end of the most recently ended fiscal quarter, has ceased to be an Excluded Collateral Subsidiary or is required to become a Loan Party by operation of the provisions of Section 5.11(d), the definition of Permitted Reorganization, the definition of Permitted Reorganization Actions, or the definition of Permitted Aleris Foreign Subsidiary Transfer, or any property that ceases to be Excluded Property, promptly (and in any event (x) in the case of property that was Excluded Property as a result of the U.S. Hold Separate Order or any U.S. Hold Separate Agreement, within thirty (30) days after the date such property ceases to be Excluded Property, (y) within thirty (30) days after the end of the fiscal quarter in which such Person becomes a Restricted Subsidiary (other than Aleris Luxembourg, which is not required to comply with this Section 5.11(b) until December 31, 2020; provided that the Administrative Agent may agree to an extension of such time period in its sole discretion) or ceases to be an Excluded Collateral Subsidiary or is required to become a Loan Party by operation of the provisions of Section 5.11(d), or after such property (other than property described in clause (x) above) ceased to be Excluded Property; provided that the Administrative Agent may agree to an extension of such time period or (z) immediately upon such Person becoming a Specified Aleris Subsidiary or in connection with the applicable step(s) of the Permitted Reorganization, the definition of Permitted Reorganization Actions, or the definition of Permitted Aleris Foreign

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Subsidiary Transfer) (i) pledge and deliver to the Collateral Agent the certificates, if any, representing all of the Equity Interests of such Restricted Subsidiary or such Specified Aleris Subsidiary owned by a Loan Party, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Restricted Subsidiary or Specified Aleris Subsidiary to any Loan Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Loan Party and (ii) cause any such Restricted Subsidiary (other than a Specified Aleris Subsidiary) that is a Wholly Owned Subsidiary or that is a German Borrower Holding Company or an Aleris German Non-Wholly Owned Subsidiary (other than (x) any Restricted Subsidiary prohibited from being a Guarantor under any applicable Requirement of Law (except as otherwise agreed by any Governmental Authority pursuant to a U.S. Hold Separate Agreement), including any Requirement of Law relating to financial assistance, maintenance of capital or other corporate benefit restrictions and (y) any Restricted Subsidiaries where providing such guarantee would result in (1) materially adverse tax consequences, as determined by the Administrative Agent in its reasonable discretion (after consultation with its counsel) or (2) costs that are excessive in relation to the benefits afforded thereby, as determined by the Administrative Agent in its reasonable discretion) and any such Specified Aleris Subsidiary, in each case to the extent not prohibited by applicable Requirements of Law (in the case of the U.S. Hold Separate Assets, as such Requirements of Law are modified pursuant to a U.S. Hold Separate Agreement), (A) to execute a Joinder Agreement or such comparable documentation to become a Subsidiary Guarantor and joinder agreements to the applicable Security Documents (in each case, substantially in the form annexed thereto or in such other form as may be reasonably satisfactory to the Administrative Agent) or, in the case of a Foreign Subsidiary execute such other Security Documents (or joinder agreements) to the extent possible under and compatible with the laws of such Foreign Subsidiary’s jurisdiction in form and substance reasonably satisfactory to the Administrative Agent, ~~and~~ (B) to take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Liens created by the applicable Security Documents to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements (or other applicable filings) in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent, and (C) in the case of a Subsidiary that ceases to be an Excluded Collateral Subsidiary, to deliver to the Administrative Agent a supplement to Schedule 1.01(c) removing such Subsidiary from such Schedule. Notwithstanding the foregoing (1) clause (i) of this paragraph (b) shall not apply to the Equity Interests of (w) any Company listed on Schedule 5.11(b) to the extent any applicable Requirement of Law (except as otherwise agreed by any Governmental Authority pursuant to a U.S. Hold Separate Agreement) continues to prohibit the pledging of its Equity Interests to secure the Secured Obligations and any Company acquired or created after the Effective Date to the extent any applicable Requirement of Law (except as otherwise agreed by any Governmental Authority pursuant to a U.S. Hold Separate Agreement) prohibits the pledging of its Equity Interests to secure the Secured Obligations, (x) any non-Wholly Owned Subsidiary (other than each German Borrower Holding Company and each Aleris German Non-Wholly Owned Subsidiary that is a Restricted Subsidiary, but including Aleris German GP Holdco) to the extent that the pledge or perfection of a Lien on such Equity Interests would violate any anti-assignment or negative pledge provisions of any contract to which such non-Wholly Owned Subsidiary is a party or the organizational documents or shareholders’ agreement of such non-Wholly Owned Subsidiary (but only to the extent such anti-assignment or negative pledge clause is enforceable under applicable law), (y) any Joint Venture Subsidiary, to the extent the terms of any contract to which such Joint Venture Subsidiary is a party or any applicable joint venture, stockholders’, partnership, limited liability company or similar agreement (other than any of the foregoing entered into with any Company or Affiliate of any Company) prohibits or conditions

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the pledging of its Equity Interests to secure the Secured Obligations and (z) any Restricted Subsidiary (other than a Specified Aleris Subsidiary) to the extent such pledge would result in materially adverse tax consequences, as determined by the Administrative Agent in its reasonable discretion (after consultation with its counsel) and (2) clause (ii) of this paragraph (b) shall not apply to any Company listed on Schedule 5.11(b) to the extent any applicable Requirement of Law (except as otherwise agreed by any Governmental Authority pursuant to a U.S. Hold Separate Agreement) prohibits it from becoming a Loan Party. Notwithstanding anything to the contrary in this Section 5.11(b), with respect to each Foreign Subsidiary that becomes a party to this Agreement after the Second Amendment Effective Date, the obligations of such Foreign Subsidiary under this Agreement, any Guarantee, any Foreign Guarantee, any Security Document, any Joinder Agreement, or any other Loan Document, may be limited (and such agreements may be amended, restated, supplemented or otherwise modified to give effect to such limitations without the consent of any Person other than the Administrative Agent, the Collateral Agent, and such Foreign Subsidiary) in accordance with the Agreed Guarantee and Security Principles on terms reasonably satisfactory to the Administrative Agent and the Borrower. As of the Second Amendment Effective Date, each Lender party to the Second Amendment, which Lenders constitute the Required Lenders, and each Lender that becomes a party to this Agreement after the Second Amendment Effective Date, expressly consents to the terms set forth in, and the rights of the Agents to consent to the terms of the amendments, restatements, supplements and modifications described in, the immediately preceding sentence.
(c)    Subject to the terms of the Intercreditor Agreement, promptly grant to the Collateral Agent, (i) in the case of property that is Excluded Property as a result of the U.S. Hold Separate Order or any U.S. Hold Separate Agreement, within sixty (60) days after the date such property ceases to be Excluded Property, (ii) in the case of the automotive finishing plant in Guthrie, Kentucky owned by Novelis Corporation, within sixty (60) days after the ~~first day on which construction is completed and the plant is operational, and (iii~~Amendment No. 6 Effective Date, (iii) in the case of the sheet ingot casting, shredding and recycling center in Guthrie, Kentucky owned by Novelis Corporation, within sixty (60) days of receipt of the certificate of occupancy for such plant and (iv) otherwise, within sixty (60) days of the acquisition thereof (in each case, or such later date agreed by the Administrative Agent) (or immediately in connection with the applicable step(s) of the Permitted Reorganization, any Permitted Reorganization Action, or any Permitted Aleris Foreign Subsidiary Transfer), a security interest in and Mortgage on each Material Real ~~Property owned in fee by such Loan Party as is acquired by such Loan Party after the Closing Date and that, together with any improvements thereon, individually has a fair market value the Dollar Equivalent of which is at least $10,000,000~~Estate Asset (unless the subject property is already mortgaged to a third party to the extent permitted by Section 6.02 hereof or the costs of doing so are excessive in relation to the benefits afforded thereby, as determined by the Administrative Agent in its reasonable discretion). Subject to the terms of the Intercreditor Agreement, such Mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Administrative Agent and the Collateral Agent and shall constitute valid, perfected and enforceable First Priority Liens subject only to Permitted Liens. Subject to the terms of the Intercreditor Agreement, the Mortgages or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the First Priority Liens in favor of the Collateral Agent required to be granted pursuant to the Mortgages and all taxes, fees and other charges payable in connection therewith shall be paid in full. Such Loan Party shall otherwise take such actions and execute and/or deliver to the Administrative Agent and the Collateral Agent such documents as the Administrative Agent or the Collateral Agent shall reasonably require to confirm the validity, perfection and priority of the Lien of any existing Mortgage or new Mortgage against such after-acquired Real Property (including a Title Policy (or title opinion reasonably satisfactory to the

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Administrative Agent and the Collateral Agent), a Survey (if applicable in the respective jurisdiction), and a local counsel opinion (in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent) in respect of such Mortgage). For purposes of this Section 5.11(c) Real Property owned by a Company that becomes a Loan Party following the Closing Date in accordance with the terms of this Agreement shall be deemed to have been acquired on the later of (x) the date of acquisition of such Real Property and (y) the date such Company becomes a Loan Party.
(d)    If, at any time and from time to time after the Closing Date, Restricted Subsidiaries that are not Loan Parties because they are Excluded Collateral Subsidiaries comprise in the aggregate more than 7.5% of the Consolidated Total Assets of the Designated Company and its Subsidiaries as of the end of the most recently ended fiscal quarter or more than 7.5% of Consolidated EBITDA of the Designated Company and its Restricted Subsidiaries as of the end of the most recently ended fiscal quarter, then the Loan Parties shall, not later than 45 days after the date by which financial statements for such fiscal quarter are required to be delivered pursuant to this Agreement (or immediately in connection with the applicable step(s) of the Permitted Reorganization, any Permitted Reorganization Action, or any Permitted Aleris Foreign Subsidiary Transfer), cause one or more of such Restricted Subsidiaries to become Loan Parties (notwithstanding that such Restricted Subsidiaries are, individually, Excluded Collateral Subsidiaries) such that the foregoing condition ceases to be true. The Designated Company may designate a Subsidiary Guarantor that was not a Restricted Subsidiary of the Designated Company on the Closing Date as an Excluded Collateral Subsidiary subject to the terms of the definition thereof, in which event the Guarantee by such Restricted Subsidiary shall be released in accordance with Section 7.09 and the Collateral Agent shall release the Collateral pledged by such Person.
(e)    Any Foreign Subsidiary that is a Loan Party that has in the United States at any time (i) a deposit account that is part of the Cash Pooling Arrangements or (ii) property (other than Excluded Property) having an aggregate fair market value in excess of $5,000,000 for any such foreign Loan Party, shall execute a joinder agreement to the U.S. Security Agreement reasonably satisfactory to the Administrative Agent.
(f)    Notwithstanding any other provision of this Section 5.11 or any provision in any other Loan Document to the contrary, in no event shall this Section 5.11 or such Loan Document obligate any Loan Party to (i) grant a Lien to the Collateral Agent on any Excluded Property or (ii) take any perfection steps with respect to any Excluded Property.
(g)    Notwithstanding any other provision of this Section 5.11 or any provision in any other Loan Document to the contrary, in no event shall this Section 5.11 or such Loan Document require (i) to the extent creation of a security interest in a specific asset requires that such asset be described with specificity in the applicable Security Document or filing (including, for example, a list of specific items of Inventory with identification numbers, or descriptions of commercial tort claims), the creation of the Collateral Agent’s security interest in such assets, to the extent acquired in a Permitted Acquisition, and (ii) the perfection of the Collateral Agent’s security interest in assets acquired in a Permitted Acquisition, in the case of clauses (i) and (ii), until the date that is 60 days after the closing date for such Permitted Acquisition (or such later date as is otherwise permitted pursuant to the other clauses of this Section 5.11 or as otherwise agreed by the Administrative Agent); provided that (A) the perfection of a security interest in Collateral with respect to which a Lien may be perfected by (x) the filing of financing statements under the UCC or equivalent filing system in a non-U.S. jurisdiction, or (y) filing short form security agreements or other filings with the applicable Intellectual Property filing office in the

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applicable jurisdiction, in the case of clauses (x) and (y), shall be required to occur substantially concurrently with any acquired entity becoming a Loan Party and (B) each Loan Party shall use its commercially reasonable efforts to deliver stock certificates (together with stock powers or equivalent instruments of transfer) representing certificated Equity Interests required to be pledged under this Agreement and the Security Documents (without regard to this clause (g)) as soon as practicable upon the closing of such Permitted Acquisition, and in any case no later than the date that is 60 days after the closing date for such Permitted Acquisition (or such later date as is otherwise permitted pursuant to the other clauses of this Section 5.11 or as otherwise agreed by the Administrative Agent).
(h)    Notwithstanding any other provision of this Section 5.11 or any provision in any other Loan Document to the contrary, without the consent of any other person, the Administrative Agent and/or Collateral Agent may (or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Security Document (subject to the consent of the Loan Parties party thereto except as otherwise provided in such Security Document) or enter into any new agreement or instrument, to give effect to the provisions set forth in Section 5.11(f) and (g).
(i)    Notwithstanding anything herein or in any other Loan Document to the contrary, Intellectual Property-specific perfection filings in respect of the Collateral shall only be required in the Intellectual Property registries of a Loan Party’s jurisdiction of organization, and in the United States of America, the United Kingdom, Germany, Switzerland and, to the extent relevant as it relates to Intellectual Property owned by any Loan Party organized in the United Kingdom or any Participating Member State, the European Union, in each case consistent with past practice or as a result of the United Kingdom exiting the European Union; provided that Intellectual Property owned by a Canadian Loan Party shall not be required to be perfected in Canada.
Section 5.12    Security Interests; Further Assurances. Subject to the terms of the Intercreditor Agreement and Section 5.11(i), promptly, upon the reasonable request of the Administrative Agent or the Collateral Agent, at the Co-Borrowers’ expense, execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Security Documents or otherwise deemed by the Administrative Agent or the Collateral Agent reasonably necessary for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except Permitted Liens, or use commercially reasonable efforts to obtain any consents or waivers as may be reasonably required in connection therewith. Subject to the terms of Section 5.11(i), deliver or cause to be delivered (using commercially reasonable efforts with respect to delivery of items from Persons who are not in the control of any Loan Party) to the Administrative Agent and the Collateral Agent from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent as the Administrative Agent and the Collateral Agent shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Security Documents. Upon the exercise by the Administrative Agent, the Collateral Agent or any Lender of any power, right, privilege or remedy pursuant to any Loan Document that requires any consent, approval, registration, qualification or authorization of any Governmental Authority, execute and deliver all applications, certifications, instruments and other documents and papers that the Administrative Agent, the Collateral Agent or such Lender may reasonably require in connection therewith. If the Administrative Agent, the Collateral Agent or the Required Lenders determine that they are

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required by a Requirement of Law to have appraisals prepared in respect of the Real Property of any Loan Party constituting Collateral, the Designated Company shall provide to the Administrative Agent appraisals that satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of FIRREA (or other applicable requirements) and are otherwise in form reasonably satisfactory to the Administrative Agent and the Collateral Agent.
Section 5.13    Information Regarding Collateral. Not effect any change (i) in any Loan Party’s legal name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which any material Pari Passu Priority Collateral owned by it is located (including the establishment of any such new office or facility) other than changes in location to a property identified on Schedule 3.24, another property location previously identified on a Perfection Certificate Supplement or otherwise by notice to the Administrative Agent and the Collateral Agent, as to which the steps required by clause (B) below have been completed or to a Mortgaged Property or a leased property subject to a Landlord Access Agreement, (iii) in any Loan Party’s identity or organizational structure, (iv) in any Loan Party’s Federal Taxpayer Identification Number or organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given the Collateral Agent and the Administrative Agent not less than ten (10) Business Days’ prior written notice (in the form of an Officers’ Certificate) of its intention to do so, or such lesser notice period agreed to by the Administrative Agent and the Collateral Agent, clearly describing such change and providing such other information in connection therewith as the Collateral Agent or the Administrative Agent may reasonably request and (B) it shall have taken all action reasonably satisfactory to the Administrative Agent and the Collateral Agent to maintain the perfection and priority of the security interest of the Collateral Agent for the benefit of the Secured Parties in the Collateral, if applicable. Each Loan Party agrees to promptly provide the Administrative Agent and the Collateral Agent, upon request therefor, with certified Organizational Documents reflecting any of the changes described in the preceding sentence. For the purposes of the Regulation, (i) no U.K. Guarantor shall change its centre of main interest (as that term is used in Article 3(1) of the Regulation) from England and Wales, (ii) nor shall any Irish Guarantor change its centre of main interest from Ireland or Germany, nor shall Irish Guarantor have an “establishment” (as that term is used in Article 2(h) of the Regulation) in any jurisdiction other than Ireland or Germany, (iii) nor shall any Swiss Guarantor change its centre of main interest from Switzerland, nor shall any Swiss Guarantor have an “establishment” in any other jurisdiction, (iv) nor shall German Seller change its centre of main interest from Germany, (v) nor shall any Dutch Guarantor change its centre of main interest from the Netherlands, nor shall any Dutch Guarantor have an “establishment” in any other jurisdiction, (vi) nor shall any French Guarantor change its centre of main interest from France, nor shall any French Guarantor have an “establishment” in any other jurisdiction, (vii) nor shall any Belgian Guarantor change its centre of main interest from Belgium, nor shall any Belgian Guarantor have an “establishment” in any other jurisdiction and (viii) other than as provided in paragraph (ii) above, no Guarantor (to the extent such Guarantor is subject to the Regulation) shall have a centre of main interest other than as situated in its jurisdiction of incorporation.
Section 5.14    Affirmative Covenants with Respect to Leases. With respect to each Lease to which a Loan Party is party as landlord or lessor, the respective Loan Party shall perform all the obligations imposed upon the landlord under such Lease and enforce all of the tenant’s

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obligations thereunder, except where the failure to so perform or enforce could not reasonably be expected to result in a Property Material Adverse Effect.
Section 5.15    Post-Closing Covenants; Covenants in Respect of Hedging Agreements Following the Aleris Acquisition Closing Date.
(a)    Execute and deliver the documents and complete the tasks and take the other actions set forth on Schedule 5.15 to this Agreement, on Schedule 2 to the Aleris Increase Joinder Amendment, and on Schedule 2 to the Tranche A-1 Refinancing Amendment, as applicable, in each case within the time limits specified on such Schedules.
(b)    Promptly following the Aleris Acquisition Closing Date, use reasonable efforts to novate all transactions under the Specified Aleris Hedging Agreements, such that, after giving effect to such novation, such transactions shall be subject solely to the terms and conditions of Hedging Agreements (other than Specified Aleris Hedging Agreements) with one or more Companies, the terms of which shall not require a Lien on any assets of any Company to secure the obligations thereunder (other than solely as a result of the designation of any counterparty thereto as a “Secured Hedge Provider” in accordance with the terms hereof).
(c)    No later than the date that is 30 days after the Aleris Acquisition Closing Date, cease entering into any transactions under the Specified Aleris Hedging Agreements.
(d)    No later than the date that is 180 days after the Aleris Acquisition Closing Date, cause all Specified Aleris Hedging Agreements to be terminated, and all transactions thereunder to be terminated, novated or cancelled.
(e)    Promptly upon the termination, novation or cancellation of each transaction under any Specified Aleris Hedging Agreement, (i) cause all Liens on assets of Aleris or any of its Subsidiaries securing the obligations thereunder to be released (other than Liens arising solely as a result of the designation of any counterparty thereto as a “Secured Hedge Provider” in accordance with the terms hereof), (ii) deliver to the Administrative Agent all documents and filings required or reasonably requested by any Agent to evidence the release of such Liens, and (iii) cause any collateral held by or on behalf of the counterparty to such transaction to promptly be returned to the applicable Company and be pledged to secure the Secured Obligations to the extent required under the Loan Documents on terms reasonably satisfactory to the Administrative Agent and the Collateral Agent (except, in the case of this clause (iii), to the extent that such collateral is cash that is otherwise applied to settle or net out amounts owing under such Hedging Agreement at the time of such termination, novation or cancellation) (the requirements under this clause (e), collectively, the “Aleris Hedging Collateral Requirements”).
(f)    No later than the date that is 10 Business Days after the commencement of the Specified Brazilian Expansion, the Designated Company shall deliver to the Administrative Agent written notice of the date that such expansion commenced.
Section 5.16    Designation of Subsidiaries. The Designated Company may at any time after the Closing Date designate any Restricted Subsidiary of the Designated Company as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (i) immediately before and after such designation, no Default shall have occurred and be continuing, (ii) immediately after giving effect to such designation, the Designated Company shall be in compliance, on a Pro Forma Basis, with the Financial Performance Covenant (it being

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understood that, as a condition precedent to the effectiveness of any such designation, the Designated Company shall deliver to the Administrative Agent a certificate of a Responsible Officer setting forth in reasonable detail the calculations demonstrating such compliance), (iii) the Consolidated Interest Coverage Ratio for the most recently ended four fiscal quarter period for which financial statements have been delivered pursuant to Section 5.01(a) or (b) shall be greater than 2.00 to 1.00 on a Pro Forma Basis (it being understood that, as a condition precedent to the effectiveness of any such designation, the Designated Company shall deliver to the Administrative Agent a certificate of a Responsible Officer setting forth in reasonable detail the calculations demonstrating such Consolidated Interest Coverage Ratio), (iv) no Subsidiary may be designated as an Unrestricted Subsidiary or continue as an Unrestricted Subsidiary if it is a “Restricted Subsidiary” for the purpose of any of the Senior Notes, the Revolving Credit Agreement, any Additional Senior Secured Indebtedness, any Junior Secured Indebtedness or any other Indebtedness, as applicable, constituting Material Indebtedness, (v) no Restricted Subsidiary may be designated an Unrestricted Subsidiary if it was previously designated an Unrestricted Subsidiary, (vi) if a Restricted Subsidiary is being designated as an Unrestricted Subsidiary under this Section 5.16, the sum of (A) the fair market value of assets of such Subsidiary as of such date of designation (the “Designation Date”), plus (B) the aggregate fair market value of assets of all Unrestricted Subsidiaries designated as Unrestricted Subsidiaries pursuant to this Section 5.16 prior to the Designation Date (in each case measured as of the date of each such Unrestricted Subsidiary’s designation as an Unrestricted Subsidiary) shall not exceed $500,000,000 in the aggregate as of such Designation Date pro forma for such designation, (vii) no Restricted Subsidiary shall be a Subsidiary of an Unrestricted Subsidiary and (viii) no Co-Borrower (and no Person that directly or indirectly owns any Equity Interests of a Co-Borrower) may be designated as an Unrestricted Subsidiary. The designation of any Subsidiary as an Unrestricted Subsidiary under this Section 5.16 after the Closing Date shall constitute an Investment by the Designated Company or its applicable Restricted Subsidiary therein at the date of designation in an amount equal to the fair market value of the Designated Company’s or such Restricted Subsidiary’s (as applicable) Investment therein. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time and (ii) a return on any Investment by the Designated Company or any of its Restricted Subsidiaries in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the lesser of (x) the fair market value at the date of such designation of the Designated Company’s or its Restricted Subsidiary’s (as applicable) Investment in such Subsidiary and (y) the amount of Investments made by the Designated Company or its Restricted Subsidiaries in such Unrestricted Subsidiary from and after the date of such Subsidiary was designated as an Unrestricted Subsidiary.
ARTICLE VI

NEGATIVE COVENANTS
Each Loan Party warrants, covenants and agrees with each Lender that, from and after the Closing Date, so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders (and such other Lenders whose consent may be required under Section 11.02) shall otherwise consent in writing, no Loan Party will, nor will they cause or permit any Restricted Subsidiaries to:

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Section 6.01    Indebtedness. Incur, create, assume or permit to exist, directly or indirectly, any Indebtedness, except
(a)    Indebtedness incurred under this Agreement and the other Loan Documents;
(b)    (i) Indebtedness outstanding on the Closing Date and listed on Schedule 6.01(b) and Permitted Refinancings thereof, and (ii) Indebtedness of Loan Parties under the Revolving Credit Loan Documents and Permitted Revolving Credit Facility Refinancings thereof in an aggregate principal amount at any time outstanding not to exceed the Maximum Revolving Credit Facility Amount;
(c)    Indebtedness of any Company under Hedging Agreements (including Contingent Obligations of any Company with respect to Hedging Agreements of any other Company); provided that if such Hedging Obligations relate to interest rates, (i) such Hedging Agreements relate to payment obligations on Indebtedness otherwise permitted to be incurred by the Loan Documents and (ii) the notional principal amount of such Hedging Agreements at the time incurred does not exceed the principal amount of the Indebtedness to which such Hedging Agreements relate;
(d)    Indebtedness permitted by Section 6.04(i) or (s), any other Indebtedness of a Restricted Subsidiary permitted by Section 6.04, and any Indebtedness of Holdings and Novelis Europe Holdings Limited (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) permitted by Section 6.15;
(e)    Indebtedness of any Securitization Entity under any Qualified Securitization Transaction (i) that is without recourse to any Company (other than such Securitization Entity) or any of their respective assets (other than pursuant to Standard Securitization Undertakings) and (ii) that are negotiated in good faith at arm’s length; provided that no Default shall be outstanding after giving effect thereto, and (A) with respect to any such Indebtedness of a Securitization Entity that is organized in a Principal Jurisdiction, such transaction is a Permitted German Alternative Financing, Permitted Customer Account Financing or a Permitted Novelis Switzerland Financing, (B) with respect to any such Indebtedness of a Securitization Entity that is organized in a Non-Principal Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Principal Jurisdiction under all Qualified Securitization Transactions under this Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Principal Jurisdiction then outstanding under Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Principal Jurisdiction subject to a Permitted Factoring Facility pursuant to Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Principal Jurisdiction for Asset Sales permitted under Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000, and (C) with respect to any such Indebtedness of a Securitization Entity that is organized in a Non-Loan Party Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Loan Party Jurisdiction under all Qualified Securitization Transactions under this Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Loan Party Jurisdiction then outstanding under Section 6.01(m), plus (y) the aggregate book value at the time of

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determination of the then outstanding Receivables of a Company that is organized in a Non-Loan Party Jurisdiction subject to a Permitted Factoring Facility pursuant to Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Loan Party Jurisdiction for Asset Sales permitted under Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000;
(f)    Indebtedness in respect of Purchase Money Obligations and Capital Lease Obligations, and Permitted Refinancings thereof (other than refinancings funded with intercompany advances); provided that at the time such obligations are incurred, the outstanding amount of Indebtedness incurred under this clause (f) shall not exceed the greater of (x) 10% of Consolidated Net Tangible Assets and (y) $500,000,000;
(g)    Sale and Leaseback Transactions permitted under Section 6.03;
(h)    Indebtedness in respect of bid, performance or surety bonds or obligations, workers’ compensation claims, self-insurance obligations, financing of insurance premiums, and bankers acceptances issued for the account of the Designated Company or any Restricted Subsidiary, in each case, incurred in the ordinary course of business (including guarantees or obligations of the Designated Company or any Restricted Subsidiary with respect to letters of credit supporting such bid, performance or surety bonds or obligations, workers’ compensation claims, self-insurance obligations and bankers acceptances) (in each case other than Indebtedness for borrowed money);
(i)    Contingent Obligations (i) of any Loan Party in respect of Indebtedness otherwise permitted to be incurred by such Loan Party under this Section 6.01, (ii) of any Loan Party in respect of Indebtedness of Restricted Subsidiaries that are not Loan Parties or are Restricted Grantors in an aggregate amount not exceeding the greater of (x) $100,000,000 and (y) 2.0% of Consolidated Net Tangible Assets at any one time outstanding less all amounts paid with regard to Contingent Obligations permitted pursuant to Section 6.04(a), and (iii) of any Company that is not a Loan Party in respect of Indebtedness otherwise permitted to be incurred by such Company under this Section 6.01;
(j)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of incurrence;
(k)    Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;
(l)    unsecured Indebtedness and Junior Secured Indebtedness not otherwise permitted under this Section 6.01; provided, that (i) such Indebtedness has a final maturity date no earlier than 180 days after the Latest Maturity Date, (ii) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Term Loans with the Latest Maturity Date, (iii) no Default is then continuing or would result therefrom, (iv) such Indebtedness is incurred by a Loan Party and the persons that are (or are required to be) guarantors under such Indebtedness do not consist of any persons other than those persons that are (or are required to be) Loan Parties under and with respect to the Term Loans, (v) the terms

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of such Indebtedness do not require any amortization, mandatory prepayment or redemption or repurchase at the option of the holder thereof (other than customary offers to purchase upon a change of control or asset sale) earlier than 180 days after the Latest Maturity Date, (vi) such Indebtedness has terms and conditions (excluding pricing, premiums and subordination terms), when taken as a whole, are not materially more restrictive or less favorable to the Companies and are not materially less favorable to the Lenders, than the terms of the Loan Documents (except with respect to terms and conditions that are applicable only after the then Latest Maturity Date), (vii) in the case of any such secured Indebtedness, the Liens securing such Indebtedness, if any, shall be subordinated to the Liens securing the Secured Obligations on a junior “silent” basis in a manner satisfactory to the Administrative Agent (provided that the terms of the Intercreditor Agreement as they relate to subordination are hereby acknowledged as being satisfactory) (and the holders of such Indebtedness shall not have any rights with respect to exercising remedies pursuant to such Liens) and such Liens shall only be on assets that constitute Collateral, (viii) in the case of any such secured Indebtedness, the security agreements relating to such Indebtedness (together with the Intercreditor Agreement) reflect the Junior Lien nature of the security interests and are otherwise substantially the same as the applicable Security Documents (with differences as are reasonably satisfactory to the Administrative Agent), (ix) in the case of any such secured Indebtedness, such Indebtedness and the holders thereof or the Senior Representative thereunder shall be subject to the Intercreditor Agreement and the Liens securing such Indebtedness shall be subject to the Intercreditor Agreement, and (x) after giving effect to the incurrence of such Indebtedness and to the consummation of any Permitted Acquisition or other Investment or application of funds made with the proceeds of such incurrence on a Pro Forma Basis, (A) the Consolidated Interest Coverage Ratio at such date shall be greater than 2.0 to 1.0; and (B) with respect to any such Junior Secured Indebtedness, the Secured Net Leverage Ratio, determined on a Pro Forma Basis, shall be no greater than 5.00 to 1.00 (which shall be evidenced by a certificate from the chief financial officer of the Designated Company demonstrating such compliance calculation in reasonable detail); provided, further that delivery to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness of an Officers’ Certificate of a Responsible Officer of the Designated Company (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that the Designated Company has determined in good faith that such terms and conditions satisfy the foregoing requirements shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Designated Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);
(m)    Indebtedness consisting of working capital facilities, lines of credit or cash management arrangements for Restricted Subsidiaries and Contingent Obligations of Restricted Subsidiaries in respect thereof; provided that no Default shall be outstanding, on a Pro Forma Basis, after giving effect thereto and (A) with respect to any such Indebtedness of a Restricted Subsidiary that is organized in a Principal Jurisdiction, such transaction is a Permitted German Alternative Financing, (B) with respect to any such Indebtedness of a Company that is organized in a Non-Principal Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Principal Jurisdiction under all Qualified Securitization Transactions under Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Principal Jurisdiction then outstanding under this Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Principal Jurisdiction subject to a Permitted Factoring Facility pursuant to Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-

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Principal Jurisdiction for Asset Sales permitted under Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000, (C) with respect to any such Indebtedness of a Company that is organized in a Non-Loan Party Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Loan Party Jurisdiction under all Qualified Securitization Transactions under Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Loan Party Jurisdiction then outstanding under this Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Loan Party Jurisdiction subject to a Permitted Factoring Facility pursuant to Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Loan Party Jurisdiction for Asset Sales permitted under Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000, and (D) with respect to such Indebtedness (x) of a Restricted Subsidiary organized under the laws of Germany, Contingent Obligations with respect thereto shall be limited to other Restricted Subsidiaries organized under the laws of Germany, Switzerland (if such Indebtedness is incurred together with a Permitted Novelis Switzerland Financing) or any Non-Principal Jurisdiction, (y) of a Restricted Subsidiary organized in a Non-Principal Jurisdiction, Contingent Obligations with respect thereto shall be limited to other Restricted Subsidiaries organized in a Non-Principal Jurisdiction and (z) of a Restricted Subsidiary organized in a Non-Loan Party Jurisdiction, Contingent Obligations with respect thereto shall be limited to other Restricted Subsidiaries organized in a Non-Loan Party Jurisdiction;
(n)    Indebtedness in respect of indemnification obligations or obligations in respect of purchase price adjustments or similar obligations incurred or assumed by the Loan Parties and their Subsidiaries in connection with (i) an Asset Sale or sale of Equity Interests otherwise permitted under this Agreement and (ii) Permitted Acquisitions or other Investments permitted under this Section 6.04;
(o)    unsecured guaranties in the ordinary course of business of any person of the obligations of suppliers, customers, lessors or licensees;
(p)    Indebtedness of NKL arising under letters of credit issued in the ordinary course of business;
(q)    (i) Indebtedness of any person existing at the time such person is acquired in connection with a Permitted Acquisition or any other Investment permitted under Section 6.04; provided that such Indebtedness is not incurred in connection with or in contemplation of such Permitted Acquisition or other Investment and is not secured by Accounts or Inventory of any Company organized in a Principal Jurisdiction or the proceeds thereof, and at the time of such Permitted Acquisition or other Investment, no Event of Default shall have occurred and be continuing, and (ii) Permitted Refinancings of such Indebtedness, in an aggregate amount, for all such Indebtedness permitted under this clause (q), not to exceed at any time outstanding an amount equal to the sum of (x) the greater of (1) $200,000,000 and (2) 4% of Consolidated Net Tangible Assets and (y) an additional unlimited amount so long as, on a Pro Forma Basis after

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giving effect to the incurrence of such Indebtedness, the Consolidated Interest Coverage Ratio shall be greater than 2.0 to 1.0;
(r)    Indebtedness in respect of treasury, depositary and cash management services or automated clearinghouse transfer of funds (including the Cash Pooling Arrangements and other pooled account arrangements and netting arrangements and commercial credit card and merchant card services and other bank products or services) in the ordinary course of business, in each case, arising under the terms of customary agreements with any bank;
(s)    Permitted Holdings Indebtedness;
(t)    Indebtedness constituting the Senior Notes in an aggregate principal amount not to exceed $3,100,000,000, and Permitted Refinancings thereof (including successive Permitted Refinancings of Indebtedness incurred as a Permitted Refinancing under this clause (t));
(u)    Indebtedness of any Loan Party under one or more series of senior secured notes under one or more indentures, provided that (i) such Indebtedness has a final maturity date that is no earlier than the Latest Maturity Date, (ii) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Term Loans with the Latest Maturity Date, (iii) no Default is then continuing or would result therefrom, (iv) such Indebtedness is incurred by a Loan Party and the persons that are (or are required to be) guarantors under such Indebtedness do not consist of any persons other than those persons that are (or are required to be) Loan Parties under or in respect to the Term Loans, (v) the terms of such Indebtedness do not require any amortization, mandatory prepayment or redemption or repurchase at the option of the holders thereof (other than customary asset sale or change of control provisions, which asset sale provisions may require the application of proceeds of asset sales and casualty events co-extensive with those set forth in Section 2.10(c) or (e), as applicable, to make mandatory prepayments or prepayment offers out of such proceeds on a pari passu basis with the Secured Obligations, all Permitted First Priority Refinancing Debt and all other Additional Senior Secured Indebtedness) earlier than the Latest Maturity Date, (vi) such Indebtedness has terms and conditions (excluding pricing and premiums), when taken as a whole, that are not materially more restrictive or less favorable to the Companies and the Lenders than the terms of the Loan Documents (except with respect to terms and conditions that are applicable only after the then Latest Maturity Date), (vii) the Liens securing such Indebtedness shall be pari passu with the Liens securing the Secured Obligations (other than with respect to control of remedies) and such Liens shall only be on assets that constitute Collateral, (viii) the security agreements relating to such Indebtedness shall be substantially the same as the Security Documents (with such differences as are reasonably satisfactory to the Administrative Agent), (ix) such Indebtedness and the holders thereof or the Senior Representative thereunder shall be subject to the Intercreditor Agreement and the Liens securing such Indebtedness shall be subject to the Intercreditor Agreement, and (x) after giving effect to the incurrence of such Indebtedness and to the consummation of any Permitted Acquisition or other Investment or application of funds made with the proceeds of such incurrence on a Pro Forma Basis, the Senior Secured Net Leverage Ratio at such date shall be not greater than 3.0 to 1.0 (provided that in calculating the Senior Secured Net Leverage Ratio, the proceeds of the incurrence of such Indebtedness shall be excluded from Unrestricted Cash); provided, further that delivery to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness of an Officers’ Certificate of a Responsible Officer of the Designated Company (together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto) certifying that the Designated Company has determined in good faith that such terms and conditions satisfy the foregoing requirements shall

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be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent notifies the Designated Company within such five Business Day period that it disagrees with such determination (including a reasonable description of the basis upon which it disagrees);
(v)    Permitted Unsecured Refinancing Debt and any Permitted Refinancing thereof (including successive Permitted Refinancings of Indebtedness incurred as a Permitted Refinancing under this clause (v));
(w)    Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, and any Permitted Refinancings thereof (including successive Permitted Refinancings of Indebtedness incurred as a Permitted Refinancing under this clause (w));
(x)    obligations of the Designated Company or any of its Restricted Subsidiaries to reimburse or refund deposits posted by customers pursuant to forward sale agreements entered into by the Designated Company or such Restricted Subsidiary in the ordinary course of business;
(y)    unsecured Indebtedness not otherwise permitted under this Section 6.01 in an aggregate principal amount not to exceed the greater of (x) $500,000,000 and (y) 10% of Consolidated Net Tangible Assets at any time outstanding;
(z)    (i) unsecured Indebtedness in respect of obligations of the Designated Company or any Restricted Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Agreements and (ii) unsecured indebtedness in respect of intercompany obligations of the Designated Company or any Restricted Subsidiary in respect of accounts payable incurred in connection with goods sold or services rendered in the ordinary course of business and not in connection with the borrowing of money;
(aa)    Indebtedness representing deferred compensation or similar arrangements to employees, consultants or independent contractors of the Designated Company (or its direct or indirect parent) and its Restricted Subsidiaries incurred in the ordinary course of business or otherwise incurred in connection with the Transactions or any Permitted Acquisition or other Investment permitted under Section 6.04;
(bb)    Indebtedness consisting of promissory notes issued to current or former officers, managers, consultants, directors and employees (or respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of capital stock of the Designated Company or any of its direct or indirect parent companies permitted by Section 6.08(j);
(cc)    Indebtedness pursuant to industrial revenue bond, direct government loan or similar programs in an aggregate principal amount not to exceed the greater of (x) $150,000,000 and (y) 3% of Consolidated Net Tangible Assets at any time outstanding;
(dd)    Indebtedness of Loan Parties under any Third Lien Credit Agreement and any Permitted Refinancing thereof (including successive Permitted Refinancings of Indebtedness incurred as a Permitted Refinancing under this clause (dd));

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(ee)    Permitted Short Term Indebtedness; and
(ff)    Surviving Aleris Debt and Indebtedness of one or more Companies organized under the laws or the People’s Republic of China and, in each case, Permitted Refinancings thereof; provided that (i) the obligations in respect of the foregoing shall not be secured by any assets of, and shall not be guaranteed by, any Person, other than the assets of, and guarantees by, one or more Companies organized under the laws of the People’s Republic of China that is not a Loan Party, and (ii) the aggregate principal amount of Indebtedness and undrawn commitments thereunder shall not exceed $300,000,000 at any time outstanding.
Notwithstanding anything to the contrary contained in this Section 6.01, accrual of interest, accretion or amortization of original issue discount and the payment of interest in the form of additional Indebtedness will be deemed not to be an incurrence of Indebtedness for purposes of this covenant (but shall, for the avoidance of doubt, be deemed to be Indebtedness for the purposes of calculating any financial ratio, including the Consolidated Interest Coverage Ratio, the Total Net Leverage Ratio, the Secured Net Leverage Ratio or the Senior Secured Net Leverage Ratio, whether calculated under this Section 6.01 or elsewhere in this Agreement).
Section 6.02    Liens. Create, incur, assume or permit to exist, directly or indirectly, any Lien on any property now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except the following (collectively, the “Permitted Liens”):
(a)    (i) inchoate Liens for Taxes not yet due and payable or delinquent and (ii) Liens for Taxes which are due and payable and are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided on the books of the appropriate Company in accordance with US GAAP;
(b)    Liens in respect of property of any Company imposed by Requirements of Law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s, landlords’, workmen’s, suppliers’, repairmen’s and mechanics’ Liens and other similar Liens arising in the ordinary course of business, and (i) which do not in the aggregate materially detract from the value of the property of the Companies, taken as a whole, and do not materially impair the use thereof in the operation of the business of the Companies, taken as a whole, and (ii) which, if they secure obligations that are then due and unpaid for more than 30 days, are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided on the books of the appropriate Company in accordance with US GAAP;
(c)    any Lien in existence on the Closing Date and set forth on Schedule 6.02(c) that does not attach to the Accounts and Inventory of any Co-Borrower and any Lien granted as a replacement, renewal or substitution therefor; provided that any such replacement, renewal or substitute Lien (i) does not secure an aggregate amount of Indebtedness, if any, greater than that secured on the Closing Date (including undrawn commitments thereunder in effect on the Closing Date, accrued and unpaid interest thereon and fees and premiums payable in connection with a Permitted Refinancing of the Indebtedness secured by such Lien) and (ii) does not encumber any property other than the property subject thereto on the Closing Date (any such Lien, an “Existing Lien”);
(d)    easements, rights-of-way, restrictions (including zoning restrictions), reservations (including pursuant to any original grant of any Real Property from the applicable Governmental Authority), covenants, licenses, encroachments, protrusions and other similar charges or

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encumbrances, and minor title deficiencies or irregularities on or with respect to any Real Property, in each case whether now or hereafter in existence, not (i) securing Indebtedness for borrowed money or (ii) individually or in the aggregate materially interfering with the ordinary conduct of the business of the Companies at such Real Property;
(e)    Liens arising out of judgments, attachments or awards not resulting in an Event of Default that are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided on the books of the appropriate Company in accordance with US GAAP;
(f)    Liens (other than any Lien imposed by ERISA) (x) imposed by Requirements of Law or deposits made in connection therewith in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security legislation, (y) incurred in the ordinary course of business to secure the performance of tenders, statutory obligations (other than excise taxes), surety, stay, customs and appeal bonds, statutory bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money) or (z) arising by virtue of deposits made in the ordinary course of business to secure liability for premiums to insurance carriers; provided that (i) with respect to clauses (x), (y) and (z) of this paragraph (f), such Liens are for amounts not yet due and payable or delinquent or, to the extent such amounts are so due and payable, such amounts are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been established on the books of the appropriate Company in accordance with US GAAP, and (ii) to the extent such Liens are not imposed by Requirements of Law, such Liens shall in no event encumber any property other than cash and Cash Equivalents and, with respect to clause (y), property relating to the performance of obligations secured by such bonds or instruments;
(g)    (i) Leases, subleases or licenses of the properties of any Company granted to other persons which do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of any Company and (ii) interests or title of a lessor, sublessor, licensor or sublicensor or Lien securing a lessor’s, sublessor’s, licensor’s or sublicensor’s interest in any lease or license not prohibited by this Agreement;
(h)    Liens arising out of conditional sale, hire purchase, title retention, consignment or similar arrangements for the sale of goods entered into by any Company in the ordinary course of business;
(i)    Liens securing Indebtedness incurred pursuant to Section 6.01(f) or Section 6.01(g); provided that any such Liens attach only to the property being financed pursuant to such Indebtedness and any proceeds of such property and do not encumber any other property of any Company (other than pursuant to customary cross-collateralization provisions with respect to other property of a Company that also secure Indebtedness owed to the same financing party or its Affiliates that is permitted under Section 6.01(f), Section 6.01(g) or Section 6.01(cc));
(j)    bankers’ Liens, rights of setoff and other similar Liens existing solely with respect to cash and Cash Equivalents on deposit in one or more accounts maintained by any Company, in each case granted in the ordinary course of business in favor of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to treasury, depositary and cash management services or automated clearinghouse transfer of funds (including pooled account arrangements and netting arrangements or claims against any clearing agent or custodian with respect thereto); provided that, unless such Liens are non-consensual and

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arise by operation of law, in no case shall any such Liens secure (either directly or indirectly) the repayment of any other Indebtedness;
(k)    (i) Liens granted pursuant to the Loan Documents to secure the Secured Obligations, (ii) pursuant to the Revolving Credit Security Documents to secure the “Secured Obligations” (as defined in the Revolving Credit Agreement) and any Permitted Revolving Credit Facility Refinancings thereof, (iii) pursuant to the Third Lien Security Documents to secure the “Secured Obligations” (as defined in the Third Lien Credit Agreement) and any Permitted Refinancing thereof, (iv) Liens securing Permitted First Priority Refinancing Debt and Permitted Second Priority Refinancing Debt, (v) Liens securing Additional Senior Secured Indebtedness that are pari passu with the Liens securing the Secured Obligations and subject to the terms of the Intercreditor Agreement and (vi) Liens securing Junior Secured Indebtedness that are subordinated to the Liens securing the Secured Obligations and subject to the terms of the Intercreditor Agreement;
(l)    licenses of Intellectual Property granted by any Company in the ordinary course of business or pursuant to the U.S. Hold Separate Order, a U.S. Hold Separate Agreement or a Belgian Purchase Document and, in each case, not interfering in any material respect with the ordinary conduct of business of the Companies;
(m)    the filing of UCC or PPSA financing statements (or the equivalent in other jurisdictions) solely as a precautionary measure in connection with operating leases or consignment of goods;
(n)    (x) Liens on property of Excluded Subsidiaries securing Indebtedness of Excluded Subsidiaries permitted by Section 6.01(m), (y) Liens on property of Restricted Subsidiaries that are organized in a Principal Jurisdiction consisting of Revolving Credit Priority Collateral and Hedging Agreements related to the value of such Revolving Credit Priority Collateral securing Indebtedness of such Restricted Subsidiaries permitted by Section 6.01(m) and (z) Liens on property of NKL securing Indebtedness permitted by Section 6.01(p);
(o)    Liens securing the refinancing of any Indebtedness secured by any Lien permitted by clauses (c), (i), (k) or (r) of this Section 6.02 or this clause (o) without any change in the assets subject to such Lien and to the extent such refinanced Indebtedness is permitted by Section 6.01;
(p)    to the extent constituting a Lien, the existence of an “equal and ratable” clause in the Senior Note Documents (and any Permitted Refinancings thereof) and other debt securities issued by a Loan Party that are permitted under Section 6.01 (but, in each case, not any security interests granted pursuant thereto);
(q)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(r)    Liens on assets acquired in a Permitted Acquisition or other Acquisitions permitted under Section 6.04 or on property of a person existing at the time such person is acquired or merged with or into or amalgamated or consolidated with any Company to the extent permitted hereunder or such assets are acquired (and not created in anticipation or contemplation thereof); provided that (i) such Liens do not extend to property not subject to such Liens at the time of acquisition (other than improvements thereon and proceeds thereof) and are no more

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favorable to the lienholders than such existing Lien and (ii) (x) such Liens secure obligations in respect of Indebtedness permitted under Section 6.01(ff), so long as such Liens do not extend to any assets of any Person other than the assets of one or more Companies organized under the laws of the People’s Republic of China that is not a Loan Party, or (y) the aggregate principal amount of Indebtedness secured by such Liens does not exceed the greater of (1) $200,000,000 and (2) 4% of Consolidated Net Tangible Assets at any time outstanding;
(s)    (1) any encumbrance or restriction (including put and call agreements) solely in respect of the Equity Interests of any Joint Venture or Joint Venture Subsidiary that is not a Loan Party, contained in such Joint Venture’s or Joint Venture Subsidiary’s Organizational Documents or the joint venture agreement or stockholders agreement in respect of such Joint Venture or Joint Venture Subsidiary and (2) to the extent constituting Liens, any encumbrance or restriction imposed by the Logan Joint Venture Arrangement on the Logan Joint Venture Licenses or the assets (other than Inventory) of Novelis Corporation that, in the ordinary course of business and consistent with past practice, are located at the Logan Location for use or processing by Logan;
(t)    (A) Liens granted in connection with Indebtedness permitted under Section 6.01(e) that are limited in each case to the Securitization Assets transferred or assigned pursuant to the related Qualified Securitization Transaction and (B) Liens granted in connection with a Permitted Factoring Facility pursuant to Section 6.06(e) that are limited in each case to precautionary Liens on the Receivables sold, transferred or disposed of pursuant to such transaction, and Liens on the other Factoring Assets with respect thereto;
(u)    Liens not otherwise permitted by this Section 6.02 securing liabilities not in excess of the greater of (x) $100,000,000 and (y) 2% of Consolidated Net Tangible Assets in the aggregate at any time outstanding;
(v)    to the extent constituting Liens, rights under purchase and sale agreements with respect to Equity Interests or other assets permitted to be sold in Asset Sales permitted under Section 6.06;
(w)    Liens securing obligations owing to the Loan Parties so long as such obligations and Liens, where owing by or on assets of Loan Parties, are subordinated to the Secured Obligations and to the Secured Parties’ Liens on the Collateral in a manner satisfactory to the Administrative Agent;
(x)    Liens created, arising or securing obligations under the Receivables Purchase Agreements;
(y)    Liens on deposits provided by customers or suppliers in favor of such customers or suppliers securing the obligations of the Designated Company or its Restricted Subsidiaries to refund deposits posted by customers or suppliers pursuant to forward sale agreements entered into by the Designated Company or its Restricted Subsidiaries in the ordinary course of business;
(z)    Liens on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 6.04 to be applied against the purchase price for such Investment;
(aa)    the pledge of Qualified Capital Stock of any Unrestricted Subsidiary;

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(bb)    Liens in favor of any underwriter, depositary or stock exchange on the Equity Interests in NKL or its direct parents, 4260848 Canada Inc., 4260856 Canada Inc. and 8018227 Canada Inc. and any securities accounts in which such Equity Interests are held in connection with any listing or offering of Equity Interests in NKL, to the extent required by applicable Requirements of Law or stock exchange requirements (and not securing Indebtedness);
(cc)    (i) Liens that are contractual rights of set-off (A) relating to the establishment of depository relations with banks, (B) relating to pooled deposit or sweep accounts of any Company to permit satisfaction of overdraft or similar obligations and other cash management activities incurred in the ordinary course of business of the Companies or (C) relating to purchase orders and other similar agreements entered into with customers of the Companies in the ordinary course of business, (ii) Liens of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (iii) Liens encumbering reasonable customary initial deposits and, to the extent required by applicable law, margin deposits, in each case attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and (iv) Liens in favor of banking institutions, securities intermediaries and clearing agents (including the right of set-off) and which are within the general parameters customary in the banking industry and not granted in connection with the incurrence of Indebtedness;
(dd)    (i) Cash collateral securing Indebtedness incurred pursuant to Section 6.01(h) and (ii) commencing on the Aleris Acquisition Closing Date and ending on the date that is 180 days after such date, cash collateral securing obligations under the Specified Aleris Hedging Agreements;
(ee)    Liens securing Indebtedness incurred pursuant to Section 6.01(cc); provided that any such Liens attach only to the property being financed pursuant to such Indebtedness and any proceeds of such property and do not encumber any other property of any Company (other than pursuant to customary cross-collateralization provisions with respect to other property of a Company that also secure Indebtedness owed to the same financing party or its Affiliates that is permitted under Section 6.01(f), Section 6.01(g), or Section 6.01(cc));
(ff)    solely to the extent that the Designated Belgian Escrow Funds are required to be deposited in the Designated Belgian Escrow Account pursuant to the Belgian Purchase Documents, Liens on the Designated Belgian Escrow Account and the Designated Belgian Escrow Funds pursuant to the Designated Belgian Escrow Agreement; ~~and~~
(gg)    on and after April 13, 2021 until April 13, 2022, Liens securing Permitted Short Term Indebtedness, so long as (i) such Liens solely attach to assets of the Loan Parties organized under the laws of the United States, the states thereof, the District of Columbia, and Canada, and in each case are junior to the Liens securing the Secured Obligations and the Revolving Credit Obligations (under and as defined in the Revolving Credit Agreement), and (ii) such Indebtedness and such Liens are at all times subject to the terms of the Intercreditor Agreement as “Subordinated Lien Debt” (as defined in the Intercreditor Agreement);
(hh)    to the extent constituting Liens, premiums paid by any Company to a Captive Insurance Cell pursuant to an insurance, reinsurance or self-insurance policy or agreement with such Captive Insurance Cell or the insurance company affiliated with such cell; provided that such Liens shall not encumber any assets of such Company other than Cash or Cash Equivalents; and

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(ii)    Liens on cash and Cash Equivalents in an aggregate amount not to exceed $30,000,000 at any time pledged to secure the liabilities of Captive Insurance Cells under reinsurance contracts related to insurance policies insuring risks related solely to the business and/or properties of the Companies;
provided, however, that notwithstanding any of the foregoing, no consensual Liens (other than Liens permitted under clauses (s), (v), (bb) and (gg) above, in the case of Securities Collateral or Chinese Subsidiary Equity Interests) shall be permitted to exist, directly or indirectly, on any Securities Collateral or any Chinese Subsidiary Equity Interests, other than Liens granted pursuant to the applicable Security Documents and, so long as such Lien is also granted pursuant to the applicable Security Documents, the Revolving Credit Security Documents, the Third Lien Security Documents or any agreement, document or instrument pursuant to which any Lien is granted securing any Additional Secured Indebtedness, Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt or Junior Secured Indebtedness.
Any reference in this Agreement or any of the other Loan Documents to a Lien permitted by this Agreement is not intended to subordinate or postpone, and shall not be interpreted as subordinating or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Lien permitted hereunder.
Section 6.03    Sale and Leaseback Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Leaseback Transaction”) unless (i) the sale of such property is permitted by Section 6.06, (ii) any Liens arising in connection with its use of such property are permitted by Section 6.02 and (iii) after giving effect to such Sale and Leaseback Transaction, the aggregate fair market value of all properties covered by Sale and Leaseback Transactions entered into would not exceed (A) in the case of a Sale and Leaseback Transaction constituting Indebtedness incurred pursuant to Section 6.01(cc), the greater of (x) $150,000,000 and (y) 3% of Consolidated Net Tangible Assets at any time and (B) in the case of all other Sale and Leaseback Transactions, the greater of (x) $250,000,000 and (y) 5% of Consolidated Net Tangible Assets.
Section 6.04    Investments, Loan and Advances. Directly or indirectly, lend money or credit (by way of guarantee or otherwise) or make advances to any person, or purchase or acquire any stock, bonds, notes, debentures or other obligations or securities of, or any other ownership interest in, or make any capital contribution to, any other person, or purchase or otherwise acquire (in one transaction or a series of transactions) all or substantially all of the property and assets or business of any other person or assets constituting a business unit, line of business or division of any other person, or purchase or own a futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract (all of the foregoing, collectively, “Investments”; it being understood that (x) the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment and when determining the amount of an Investment that remains outstanding, the last paragraph of this Section 6.04 shall apply, (y) in the event a Restricted Subsidiary ceases to be a Restricted Subsidiary as a result of being designated an Unrestricted Subsidiary, the Designated Company will be deemed to have made an Investment in such Unrestricted Subsidiary as of the date of such designation, as provided in Section 5.16 and (z) in the event a Restricted Subsidiary ceases to be a Restricted Subsidiary as a result of an Asset Sale or similar transaction, and the Designated Company and

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its Restricted Subsidiaries continue to own Equity Interests in such Restricted Subsidiary, the Designated Company will be deemed, at the time of such transaction and after giving effect thereto, to have made an Investment in such Person equal to the fair market value of the Designated Company’s and its Restricted Subsidiaries’ Investments in such Person at such time), except that the following shall be permitted:

(a)    Investments consisting of unsecured guaranties by Loan Parties of, or other unsecured Contingent Obligations with respect to, operating payments not constituting Indebtedness for borrowed money incurred by Restricted Subsidiaries that are not Loan Parties or that are Restricted Grantors, in the ordinary course of business, that, to the extent paid by such Loan Party, shall not exceed an aggregate amount equal to the greater of (x) $100,000,000 and (y) 2% of Consolidated Net Tangible Assets less the amount of Contingent Obligations by Loan Parties in respect of Companies that are not Loan Parties or that are Restricted Grantors permitted pursuant to Section 6.01(i)(ii);
(b)    Investments outstanding on the Closing Date and identified on Schedule 6.04(b);
(c)    the Companies may (i) acquire and hold accounts receivable owing to any of them if created or acquired in the ordinary course of business or in connection with a Permitted Acquisition or other Acquisition permitted under Section 6.04, (ii) invest in, acquire and hold cash and Cash Equivalents, (iii) endorse negotiable instruments held for collection in the ordinary course of business or (iv) make lease, utility and other similar deposits in the ordinary course of business;
(d)    Investments of Securitization Assets in Securitization Entities in connection with Qualified Securitization Transactions permitted by Section 6.01(e);
(e)    the Loan Parties and their Restricted Subsidiaries may make loans and advances (including payroll, travel and entertainment related advances) in the ordinary course of business to their respective employees (other than any loans or advances to any director or executive officer (or equivalent thereof) that would be in violation of Section 402 of the Sarbanes-Oxley Act) so long as the aggregate principal amount thereof at any time outstanding (determined without regard to any write-downs or write-offs of such loans and advances) shall not exceed (when aggregated with loans and advances outstanding pursuant to clause (h) below) $15,000,000;
(f)    any Company may enter into Hedging Agreements (including Contingent Obligations of any Company with respect to Hedging Obligations of any other Company) to the extent permitted by Section 6.01(c);
(g)    Investments made by any Company as a result of consideration received in connection with an Asset Sale made in compliance with Section 6.06; provided, that if such Investment or Asset Sale involves a Transferred Aleris Foreign Subsidiary, such transaction shall comply with the requirements set forth in the definition of Permitted Aleris Foreign Subsidiary Transfer;
(h)    loans and advances to directors, employees and officers of the Loan Parties and their Restricted Subsidiaries for bona fide business purposes, in aggregate amount not to exceed (when aggregated with loans and advances outstanding pursuant to clause (e) above)

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$15,000,000 at any time outstanding; provided that no loans in violation of Section 402 of the Sarbanes-Oxley Act shall be permitted hereunder;
(i)    Investments (i) by any Company in any other Company outstanding on the Closing Date, (ii) by any Company in any Unrestricted Grantor, (iii) by any Restricted Grantor in any other Restricted Grantor, (iv) by an Unrestricted Grantor in any Restricted Grantor so long as, on a Pro Forma Basis after giving effect to and at the time of such Investment, the Consolidated Interest Coverage Ratio shall be greater than 2.0 to 1.0, (v) by any Loan Party in any Company that is not a Loan Party in an aggregate amount not to exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000, and (vi) by any Company that is not a Loan Party in any other Company; provided that any such Investment in the form of a loan or advance to any Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent and, in the case of a loan or advance by a Loan Party, evidenced by an Intercompany Note and pledged by such Loan Party as Collateral pursuant to the Security Documents;
(j)    Investments in securities or other obligations received upon foreclosure or pursuant to any plan of reorganization or liquidation or similar arrangement upon the bankruptcy or insolvency of trade creditors or customers or in connection with the settlement of delinquent accounts in the ordinary course of business, and Investments received in good faith in settlement of disputes or litigation;
(k)    Investments in Joint Ventures in which the Loan Parties hold at least 50% of the outstanding Equity Interests or Joint Venture Subsidiaries made with the Net Cash Proceeds of (x) arm’s length sales or dispositions for cash of Equity Interests in a Joint Venture Subsidiary for fair market value or (y) the issuance of Equity Interests in a Joint Venture Subsidiary, in each case as permitted by Section 6.06 hereof;
(l)    Investments in Norf GmbH in an aggregate amount not to exceed €100,000,000 at any time outstanding;
(m)    Permitted Acquisitions;
(n)    Investments consisting of Standard Factoring Undertakings in respect of Permitted Factoring Facilities pursuant to Section 6.06(e);
(o)    Mergers, amalgamations and consolidations in compliance with Section 6.05; provided that the Lien on and security interest in such Investment granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained or created in accordance with the provisions of Section 5.11 or Section 5.12, as applicable;
(p)    Investments in respect of Cash Pooling Arrangements, subject to the limitations set forth in Section 6.07;
(q)    Investments consisting of guarantees of Indebtedness referred to in clauses (i) (to the extent such guarantee is in effect on the Closing Date or permitted as part of a Permitted Refinancing) and (ii) of Section 6.01(b) and Contingent Obligations permitted by Section 6.01(c) or (i);
(r)    other Investments in an aggregate amount not to exceed:

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(i)    so long as the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investments and any related Indebtedness, would not exceed 3.50 to 1.00, (x) prior to the consummation of the Aleris Acquisition, $75,000,000 during any fiscal year of the Designated Company or (y) upon and after the consummation of the Aleris Acquisition, $125,000,000 during any fiscal year of the Designated Company;
(ii)    so long as (A) the Consolidated Interest Coverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would exceed 2.0 to 1.0 and (B) the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would not exceed 3.50 to 1.00, the then available Cumulative Credit;
(iii)     so long as (A) the Total Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would not exceed 4.0 to 1.0, (B) Liquidity after giving effect to such Investment shall be greater than or equal to $750,000,000 and (C) the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would not exceed 3.50 to 1.00, the then available Annual Credit;
(iv)    so long as (A) the Total Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would not exceed 3.5 to 1.0 and (B) the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would not exceed 3.50 to 1.00, such additional amounts as the Designated Company may determine (the cumulative amount of Investments made after the Closing Date under this clause (iv) at any time that the Total Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would exceed 2.0 to 1.0, referred to as the “Investment Recapture Amount”); and

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(v)    so long as the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Investment and any related Indebtedness, would not exceed 3.50 to 1.00, (i) (A) prior to the consummation of the Aleris Acquisition, $75,000,000 over the term of this Agreement or (B) upon and after the consummation of the Aleris Acquisition, $125,000,000 over the term of this Agreement minus (ii) the aggregate amount of Dividends made pursuant to Section 6.08(g);
(s)    Investments consisting of unsecured guaranties permitted pursuant to Section 6.01(o);
(t)    Investments by any Company in any other Company; provided that such Investment is part of a Series of Cash Neutral Transactions and no Default has occurred and is continuing;
(u)    Investments consisting of (i) unsecured guaranties by Novelis Inc. of NKL’s indemnification obligations owing to (x) the Ulsan JV Subsidiary attributable to employment-related claims or claims of former employees of NKL, and (y) the Ulsan Joint Venture Partner for losses of the Ulsan Joint Venture Partner arising from NKL’s breach of representations, warranties and covenants applicable to NKL under the Ulsan Sale Agreement; provided that Novelis Inc.’s maximum aggregate liability under the guaranties described in this clause (i) shall not exceed $157,500,000, and (ii) an unsecured guaranty by Novelis Inc. of NKL’s indemnification obligations owing to the Ulsan JV Subsidiary for losses of the Ulsan JV Subsidiary arising from environmental liabilities that relate to actions occurring prior to the closing of the Ulsan Share Sale; provided that Novelis Inc.’s maximum aggregate liability under the guaranty described in this clause (ii) shall not exceed $157,500,000;
(v)    Investments in Ulsan JV Subsidiary in an aggregate amount not to exceed ₩125,000,000,000 at any time outstanding;
(w)    Investments by any Loan Party in any Company organized under the laws of the People’s Republic of China that is not a Loan Party in an aggregate amount not to exceed $290,000,000;
(x)    to the extent constituting an Investment, (i) the Permitted Reorganization; provided that the terms and conditions set forth in the definition of Permitted Reorganization and, to the extent applicable, the definition of Permitted Reorganization Actions shall have been satisfied; provided, further, that all such Investments involving a loan or advance, or otherwise in the form of an Intercompany Note, shall be documented as an Intercompany Note and shall be subordinated to the Secured Obligations (to the extent evidencing a payment obligation of a Loan Party) on terms reasonably satisfactory to the Administrative Agent, and shall be pledged as Collateral pursuant to the Security Documents, and (ii) the Permitted Aleris Foreign Subsidiary Transfers;
(y)    Permitted Fiscal Unity Liability;
(z)    solely to the extent that the Designated Belgian Escrow Funds are required to be deposited in the Designated Belgian Escrow Account pursuant to the Belgian Purchase

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Documents, Investments of the Designated Belgian Escrow Funds pursuant to the Designated Belgian Escrow Agreement;
(aa)    Investments in the form of licenses of Intellectual Property by Aleris Belgium and/or Aleris Italy, as licensee, from one or more Companies, as licensors; provided that any such license shall cover only Intellectual Property that is required to be licensed by Aleris Belgium and/or Aleris Italy, as licensee, under the Belgian Purchase Documents or as is otherwise required for Aleris Belgium and/or Aleris Italy to operate the Belgian Hold Separate Business in accordance with the Belgian Purchase Documents (including to the extent that the European Commission or any trustee appointed on its behalf determines that such license is necessary to operate such business); ~~and~~
(bb)    Investments in the form of licenses of Intellectual Property in favor of the Persons operating the U.S. Hold Separate Assets, from one or more Companies, as licensors; provided that any such license shall cover only Intellectual Property that is required to be licensed by such Persons under the U.S. Hold Separate Order or a U.S. Hold Separate Agreement, or as is otherwise required for such Persons to operate the U.S. Hold Separate Business in accordance with the U.S. Hold Separate Order and the U.S. Hold Separate Agreements; and
(cc)    to the extent constituting Investments, premiums paid by any Company to a Captive Insurance Cell pursuant to an insurance, reinsurance or self-insurance policy or agreement with such Captive Insurance Cell or the insurance company affiliated with such cell;
provided that (x) any such Investment in the form of a loan or advance to any Loan Party shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent and, in the case of a loan or advance by a Loan Party, evidenced by an Intercompany Note and pledged by such Loan Party as Collateral pursuant to the Security Documents and (y) with respect to any Investment in an aggregate amount in excess of $50,000,000, on or prior to the date of any Investment pursuant to Section 6.04(r)(ii), (iii) or (iv), the Designated Company shall deliver to the Administrative Agent an Officer’s Certificate specifying which clause of Section 6.04(r) such Investment is being made pursuant to and calculating in reasonable detail the amount of the Cumulative Credit or Annual Credit, as applicable, immediately prior to such election and the amount thereof elected to be so applied, the Total Net Leverage Ratio, Senior Secured Net Leverage Ratio and Consolidated Interest Coverage Ratio referred to above and, in the case of Investments pursuant to clause (iii) above, the amount of Liquidity referred to therein.
An Investment shall be deemed to be outstanding to the extent not returned in the same form as the original Investment to any Company. The outstanding amount of an Investment shall, in the case of a Contingent Obligation that has been terminated, be reduced to the extent no payment is or was made with respect to such Contingent Obligation upon or prior to the termination of such Contingent Obligation; and the outstanding amount of other Investments shall be reduced by the amount of cash or Cash Equivalents received with respect to such Investment upon the sale or disposition thereof, or constituting a return of capital with respect thereto or, repayment of the principal amount thereof, in the case of a loan or advance.

Section 6.05    Mergers, Amalgamations and Consolidations. Wind up, liquidate or dissolve its affairs or enter into any transaction of merger, amalgamation or consolidation (or agree to do any of the foregoing at any future time), except that the following shall be permitted:
(a)    Asset Sales in compliance with Section 6.06;

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(b)    Permitted Acquisitions in compliance with Section 6.04;
(c)    (i) any Company may merge, amalgamate or consolidate with or into any Unrestricted Grantor (provided that in the case of any merger, amalgamation or consolidation involving (w) Designated Holdco, Designated Holdco is the surviving or resulting person, (x) except as provided in the definition of Permitted Holdings Amalgamation, the Borrower, the Borrower is the surviving or resulting person, (y) a Co-Borrower, such Co-Borrower is the surviving or resulting person, and (z) in any other case, an Unrestricted Grantor is the surviving or resulting person), (ii) any Restricted Grantor may merge, amalgamate or consolidate with or into any other Restricted Grantor (provided that (x) a Subsidiary Guarantor is the surviving or resulting person or (y) in the case of any merger, amalgamation or consolidation involving a Co-Borrower (other than the Borrower or Designated Holdco), such Co-Borrower is the surviving or resulting person), (iii) Novelis Aluminum Holding Company and Novelis Deutschland GmbH may merge provided Novelis Deutschland GmbH is the surviving or resulting person, and (iv) any Company that is not a Loan Party may merge, amalgamate or consolidate with or into any Restricted Grantor (provided that a Subsidiary Guarantor or a Co-Borrower is the surviving or resulting person); provided that, in the case of each of the foregoing clauses (i) through (iv), (1) the surviving or resulting person is a Wholly Owned Subsidiary of Holdings (or, on and after the Specified AV Minerals Joinder Date, subject to Section 6.15(a)(i), AV Minerals); provided that following a Qualified Borrower IPO, the surviving or resulting person is the Borrower or a Wholly Owned Subsidiary of the Borrower, (2) the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) or created in accordance with the provisions of Section 5.11 or Section 5.12, as applicable (for purposes of each step of the Permitted Reorganization, without regard to any time periods provided for in such Sections) and (3) no Default is then continuing or would result therefrom; provided that in the case of any amalgamation or consolidation involving a Loan Party, at the request of the Administrative Agent, such Loan Party and each other Loan Party shall confirm its respective Secured Obligations and Liens under the Loan Documents in a manner reasonably satisfactory to the Administrative Agent;
(d)    any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party;
(e)    AV Metals and the Borrower may consummate the Permitted Holdings Amalgamation;
(f)    any Restricted Subsidiary of the Designated Company (other than a Co-Borrower) may dissolve, liquidate or wind up its affairs at any time; provided that such dissolution, liquidation or winding up, as applicable, could not reasonably be expected to have a Material Adverse Effect; and
(g)    any Unrestricted Grantor (other than Holdings, Designated Holdco or the Co-Borrowers (or, on and after the Specified AV Minerals Joinder Date, AV Minerals)) may dissolve, liquidate or wind-up its affairs (collectively, “Wind-Up”), so long as all of its assets are distributed or otherwise transferred to any other Unrestricted Grantor and any Restricted Grantor may Wind-Up so long as all of its assets are distributed or otherwise transferred to a Restricted Grantor or an Unrestricted Grantor; provided that (1) the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Security Documents shall be maintained in full force and effect and perfected and enforceable (to at least the same

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extent as in effect immediately prior to such transfer) or created in accordance with the provisions of Section 5.11 or Section 5.12, as applicable and (2) no Default is then continuing or would result therefrom.
Section 6.06    Asset Sales. Effect any Asset Sale except that the following shall be permitted:
(a)    disposition of used, worn out, obsolete or surplus property by any Company in the ordinary course of business and the abandonment or other disposition of Intellectual Property that is, in the reasonable judgment of the Designated Company, no longer economically practicable to maintain or useful in the conduct of the business of the Companies taken as a whole;
(b)    so long as no Default is then continuing or would result therefrom, any other Asset Sale (other than the Equity Interests of any German Borrower Holding Company, Aleris German Non-Wholly Owned Subsidiary, or Wholly Owned Subsidiary, in each case that is a Restricted Subsidiary, unless, after giving effect to any such Asset Sale, such person either ceases to be a Restricted Subsidiary or, in the case of an Excluded Collateral Subsidiary, becomes a Joint Venture Subsidiary) for fair market value, with at least 75% of the consideration received for all such Asset Sales or related Asset Sales in which the consideration received exceeds $50,000,000 payable in cash upon such sale (provided, however, that for the purposes of this clause (b), the following shall be deemed to be cash: (i) any liabilities (as shown on the Designated Company’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Designated Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the payment in cash of the Obligations, that are assumed by the transferee with respect to the applicable Asset Sale and for which Holdings, the Designated Company and all of its Restricted Subsidiaries (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) shall have been validly released by all applicable creditors in writing, (ii) any securities received by the Designated Company or the applicable Restricted Subsidiary from such transferee that are converted by the Designated Company or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of the applicable Asset Sale, and (iii) aggregate non-cash consideration received by the Designated Company or the applicable Restricted Subsidiary having an aggregate fair market value (determined as of the closing of the applicable Asset Sale for which such non-cash consideration is received) not to exceed $75,000,000 at any time (net of any non-cash consideration converted into cash));
(c)    leases, subleases or licenses of the properties of any Company in the ordinary course of business and which do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of any Company;
(d)    mergers and consolidations, and liquidations and dissolutions in compliance with Section 6.05;
(e)    sales, transfers and other dispositions of Receivables for the fair market value thereof in connection with a Permitted Factoring Facility; provided that no Default shall be outstanding after giving effect thereto and (A) with respect to any such sale, transfer or disposition of Receivables incurred by a Company that is organized in a Principal Jurisdiction, such transaction is a Permitted German Alternative Financing, Permitted Customer Account Financing or Permitted Novelis Switzerland Financing, (B) with respect to any such sale, transfer of disposition of Receivables incurred by a Company that is organized in a Non-Principal Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Principal Jurisdiction under all Qualified

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Securitization Transactions under Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Principal Jurisdiction then outstanding under Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Principal Jurisdiction subject to a Permitted Factoring Facility pursuant to this Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Principal Jurisdiction for Asset Sales permitted under Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000, and (C) with respect to any such sale, transfer or disposition of Receivables incurred by a Company that is organized in a Non-Loan Party Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Loan Party Jurisdiction under all Qualified Securitization Transactions under Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Loan Party Jurisdiction then outstanding under Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Loan Party Jurisdiction subject to a Permitted Factoring Facility pursuant to this Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Loan Party Jurisdiction for Asset Sales permitted under Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000;
(f)    the sale or disposition of cash and Cash Equivalents in connection with a transaction otherwise permitted under the terms of this Agreement;
(g)    assignments and licenses of Intellectual Property of any Loan Party and its Subsidiaries in the ordinary course of business and which do not, individually or in the aggregate, interfere in any material respect with the ordinary conduct of the business of any Company;
(h)    Asset Sales (i) by and among Unrestricted Grantors (other than Holdings and, on and after the Specified AV Minerals Joinder Date, AV Minerals), (ii) by any Restricted Grantor to any other Restricted Grantor, (iii) by any Restricted Grantor to any Unrestricted Grantor so long as the consideration paid by the Unrestricted Grantor in such Asset Sale does not exceed the fair market value of the property transferred, (iv) by (x) any Unrestricted Grantor to any Restricted Grantor for fair market value and (y) by any Loan Party to any Restricted Subsidiary that is not a Loan Party for fair market value provided that the fair market value of such Asset Sales under this clause (iv) does not exceed the greater of (1) $200,000,000 and (2) 4% of Consolidated Net Tangible Assets in the aggregate for all such Asset Sales since the Closing Date, (v) by any Company that is not a Loan Party to any Loan Party so long as the consideration paid by the Loan Party in such Asset Sale does not exceed the fair market value of the property transferred, and (vi) by and among Companies that are not Loan Parties; provided that (A) in the case of any transfer from one Loan Party to another Loan Party, any security interests granted to the Collateral Agent for the benefit of the Secured Parties pursuant to the relevant Security Documents in the assets so transferred shall (1) remain in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) or (2) be replaced by security interests granted to the Collateral Agent for the benefit of the relevant

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Secured Parties pursuant to the relevant Security Documents, which new security interests shall be in full force and effect and perfected and enforceable (to at least the same extent as in effect immediately prior to such transfer) and (B) no Default is then continuing or would result therefrom; provided, further, that (I) any Asset Sale of Equity Interests of a Subsidiary of the Designated Company permitted under this clause (h) (such Subsidiary, the “Transferred Company”) from an Unrestricted Grantor to a Restricted Grantor shall be conditioned on (1) the satisfaction of the Transfer Conditions as of the date of such transaction and (2) either the creation or existence of an Interim Holding Company, in each case that (X) is a direct Wholly Owned Subsidiary of such Restricted Grantor and that directly owns 100% of the Equity Interests of such Transferred Company after giving effect to such Asset Sale; provided, that if such Transferred Company is an Aleris German Non-Wholly Owned Subsidiary, the Tulip Foundation may continue to directly or indirectly own Equity Interests in such Aleris German Non-Wholly Owned Subsidiary so long as the Tulip Conditions are satisfied at all times and any other Aleris German Non-Wholly Owned Subsidiary that owns such Transferred Company prior to the occurrence of such transfer may continue to own Equity Interests in such Transferred Company, (Y) has complied with the Joinder Requirements and (Z) shall not be permitted to own, on and after the date of such action, any assets other than the Permitted Holding Company Assets (II) solely with respect to the pledge of Equity Interests in or by any Interim Holding Company in connection with a transaction permitted under this clause (h) that complies with the requirements of clauses (I)(X) through (I)(Z) above, and so long as the Transfer Conditions are satisfied as of the date of such transaction, the re-starting of any fraudulent conveyance, fraudulent transfer, preference or hardening period with respect to any Security Document or Lien under any Requirement of Law shall not, in itself, constitute a violation of clause (A)(1) or clause (A)(2) of the second proviso to this clause (h), and (III) so long as the Transfer Conditions are satisfied as of the date of such transaction, any guaranty or pledge limitations under the laws of the jurisdiction of organization of (X) an Interim Holding Company with respect to the enforcement of the pledge of Equity Interests directly held by the Loan Party that owns the Equity Interests of such Interim Holding Company, or (Y) any Restricted Grantor that acquires assets pursuant to this clause (h) with respect to the enforcement of the pledge of such assets acquired by such Restricted Grantor, in the case of clauses (III)(X) and (III)(Y), shall not, in itself, constitute a violation of clause (A)(1) or clause (A)(2) of the second proviso to this clause (h);
(i)    the Companies may consummate Asset Swaps so long as (x) each such sale is in an arm’s-length transaction and the applicable Company receives at least fair market value consideration (as determined in good faith by such Company), (y) the Collateral Agent shall have a First Priority perfected Lien on the assets acquired pursuant to such Asset Swap at least to the same extent as the assets sold pursuant to such Asset Swap (immediately prior to giving effect thereto) and (z) the aggregate fair market value of all assets sold pursuant to this clause (i) shall not exceed the greater of (1) 2% of Consolidated Net Tangible Assets and (2) $100,000,000 in the aggregate since the Closing Date; provided that so long as the assets acquired by any Company pursuant to the respective Asset Swap are located in the same country as the assets sold by such Company, such aggregate cap will not apply to such Asset Swap;
(j)    sales, transfers and other dispositions of Receivables (whether now existing or arising or acquired in the future) and Related Security to a Securitization Entity in connection with a Qualified Securitization Transaction permitted under Section 6.01(e) and all sales, transfers or other dispositions of Securitization Assets by a Securitization Entity under, and pursuant to, a Qualified Securitization Transaction permitted under Section 6.01(e);
(k)    to the extent constituting an Asset Sale, the Permitted Holdings Amalgamation;

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(l)    issuances of Equity Interests by Joint Venture Subsidiaries and Excluded Collateral Subsidiaries;
(m)    Asset Sales among Companies of promissory notes or Equity Interests or similar instruments issued by a Company; provided that such Asset Sales are part of a Series of Cash Neutral Transactions and no Default has occurred and is continuing;
(n)    the sale of Receivables made pursuant to the Receivables Purchase Agreement;
(o)    to the extent constituting an Asset Sale, Investments permitted by Section 6.04(i);
(p)    issuances of Qualified Capital Stock (including by way of sales of treasury stock) or any options or warrants to purchase, or securities convertible into, any Qualified Capital Stock (A) for stock splits, stock dividends and additional issuances of Qualified Capital Stock which do not decrease the percentage ownership of the Loan Parties in any class of the Equity Interests of such issuing Company and (B) by Subsidiaries of the Designated Company formed after the Closing Date to the Designated Company or the Subsidiary of the Designated Company which is to own such Qualified Capital Stock. All Equity Interests issued in accordance with this Section 6.06(p) shall, to the extent required by Section 5.11 or any Security Document or if such Equity Interests are issued by any Loan Party (other than (x) prior to the Specified AV Minerals Joinder Date, Holdings or (y) on and after the Specified AV Minerals Joinder Date, AV Minerals), be delivered to the Collateral Agent;
(q)    transfers of 100% of the Equity Interests of any Chinese Subsidiary or Korean Subsidiary of the Designated Company to a wholly-owned U.S. Loan Party; provided that (i) any security interests granted to the Collateral Agent for the benefit of any Secured Parties pursuant to the relevant Security Documents in the Equity Interests so transferred shall be replaced by security interests granted to the Collateral Agent for the benefit of the relevant Secured Parties pursuant to the relevant Security Documents in 100% of the Equity Interests of such U.S. Loan Party and 65% of the Equity Interests of such Chinese Subsidiary if held directly by such U.S. Loan Party, which new security interests shall be in full force and effect and perfected and enforceable (to at least the same extent as the security interests in such transferred Subsidiary in effect immediately prior to such transfer (it being understood that registration of such pledge may take place following such transfer to the extent required by applicable law)) and (ii) no Default is then continuing or would result therefrom;
(r)    sales, transfers and other dispositions of Inventory in order to finance working capital; provided that no Default shall be outstanding after giving effect thereto and (A) with respect to any such sale, transfer of disposition by a Company that is organized in a Principal Jurisdiction, such transaction is a Permitted German Alternative Financing, (B) with respect to any such sale, transfer or disposition of Receivables incurred by a Company that is organized in a Non-Principal Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Principal Jurisdiction under all Qualified Securitization Transactions under this Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Principal Jurisdiction then outstanding under Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Principal Jurisdiction subject to a Permitted Factoring Facility pursuant to Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Principal Jurisdiction for Asset Sales permitted under this Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case

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excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000, and (C) with respect to any such sale, transfer or disposition of Receivables incurred by a Company that is organized in a Non-Loan Party Jurisdiction, the sum of (w) the aggregate outstanding principal amount of the Indebtedness of all Securitization Entities that are organized in a Non-Loan Party Jurisdiction under all Qualified Securitization Transactions under this Section 6.01(e), plus (x) the aggregate amount of Indebtedness incurred by a Subsidiary that is organized in a Non-Loan Party Jurisdiction then outstanding under Section 6.01(m), plus (y) the aggregate book value at the time of determination of the then outstanding Receivables of a Company that is organized in a Non-Loan Party Jurisdiction subject to a Permitted Factoring Facility pursuant to Section 6.06(e) at such time, plus (z) the aggregate consideration received by a Company that is organized in a Non-Loan Party Jurisdiction for Asset Sales permitted under this Section 6.06(r) (net of amounts paid by such Company to repurchase the Inventory subject to such Asset Sales) (but in each case excluding any Permitted German Alternative Financing, any Permitted Novelis Switzerland Financing and any Permitted Customer Account Financing), shall not exceed the greater of (x) 15% of Consolidated Net Tangible Assets and (y) $750,000,000;
(s)    Asset Sales of 100% of the Equity Interests of any Chinese Subsidiary of the Designated Company to a Chinese holding company that is a direct Wholly Owned Subsidiary of the Designated Company; provided that (i) any security interests granted to the Collateral Agent for the benefit of any Secured Parties pursuant to the relevant Security Documents in the Equity Interests so transferred shall be replaced by security interests granted to the Collateral Agent for the benefit of the relevant Secured Parties pursuant to the relevant Security Documents in 100% of the Equity Interests of such holding company Subsidiary, which new security interests shall be in full force and effect and perfected and enforceable (to at least the same extent as the security interests in such transferred Subsidiary in effect immediately prior to such transfer (it being understood that registration of such pledge may take place following such transfer to the extent required by applicable law)) and (ii) no Default is then continuing or would result therefrom;
(t)    any sale, lease transfer or other disposition in connection with any industrial revenue bond or similar program that does not result in the recognition of the sale or the asset transfer in accordance with GAAP, or any similar transaction;
(u)    the Ulsan Share Sale;
(v)    the NKL Share Repurchase;
(w)    any Permitted Aleris Foreign Subsidiary Transfer; and
(x)    to the extent constituting an Asset Sale, the Permitted Reorganization; provided that the terms and conditions set forth in the definition of Permitted Reorganization and, to the extent applicable, the definition of Permitted Reorganization Actions shall have been satisfied; provided, further, that all such Asset Sales involving (whether as consideration or otherwise) a loan or advance, or that otherwise involves an Intercompany Note, shall be permitted solely to the extent that such loan or advance is documented as an Intercompany Note, and all Intercompany Notes in connection therewith shall be subordinated to the Secured Obligations on terms reasonably satisfactory to the Administrative Agent, and shall be pledged as Collateral pursuant to the Security Documents.

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Section 6.07    Cash Pooling Arrangements. Amend, vary or waive any term of the Cash Pooling Arrangements or enter into any new pooled account or netting agreement with any Affiliate in a manner materially adverse to the Lenders or which adversely affects the security interests in such accounts. Without the consent of the Administrative Agent under the Revolving Credit Agreement, permit the aggregate amount owed pursuant to the Cash Pooling Arrangements by all Companies who are not Loan Parties (other than any Company (x) that has pledged assets to secure the Secured Obligations on terms reasonably satisfactory to the Administrative Agent and the Collateral Agent and (y) the accounts of which included in such Cash Pooling Arrangements are limited to zero balance disbursement accounts that forward daily all amounts to an account of a Loan Party (subject to customary payments with respect to overdrafts)) minus the aggregate amount on deposit pursuant to the Cash Pooling Arrangements from such Persons to exceed the greater of (i) €75,000,000 and (ii) 2.0% of Consolidated Net Tangible Assets.
Section 6.08    Dividends. Declare or pay, directly or indirectly, any Dividends with respect to any Company, except that the following shall be permitted:
(a)    (i) Dividends by any Company to any Loan Party that is a Wholly Owned Subsidiary of Holdings (or the Borrower or a Wholly Owned Subsidiary of the Borrower following a Qualified Borrower IPO), (ii) on and after the Specified AV Minerals Joinder Date, so long as AV Minerals is a Loan Party and a Qualified IPO has not occurred (other than a Qualified IPO consummated solely with the issuance of Equity Interests by a direct or indirect parent of AV Minerals), Dividends by Holdings to AV Minerals, (iii) Dividends by Holdings (or the Borrower following a Qualified Borrower IPO) and, on and after the Specified AV Minerals Joinder Date, AV Minerals, so long as, after the Specified AV Minerals Joinder Date, AV Minerals is a Loan Party and a Qualified IPO has not occurred (other than a Qualified IPO consummated solely with the issuance of Equity Interests by a direct or indirect parent of AV Minerals), payable solely in Qualified Capital Stock, (iv) Dividends by Holdings and, on and after the Specified AV Minerals Joinder Date, AV Minerals, so long as, after the Specified AV Minerals Joinder Date, AV Minerals is a Loan Party and a Qualified IPO has not occurred (other than a Qualified IPO consummated solely with the issuance of Equity Interests by a direct or indirect parent of AV Minerals), payable with the proceeds of Permitted Holdings Indebtedness, and (v) Dividends by (x) Aleris Casthouse to Aleris Rolled Products or any German Borrower Holding Company, and (y) Aleris Rolled Products to any German Borrower Holding Company, in the case of clauses (x) and (y), to the extent the Person receiving such Dividend continues to be a Loan Party after giving effect to such Dividend;
(b)    (i) Dividends by any Company that is not a Loan Party to any other Company that is not a Loan Party but is a Wholly Owned Subsidiary of Holdings (or the Borrower or a Wholly Owned Subsidiary of the Borrower following a Qualified Borrower IPO) and (ii) cash Dividends by any Company that is not a Loan Party to the holders of its Equity Interests on a pro rata basis;
(c)    (A) to the extent actually used by Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) to pay such franchise taxes, costs and expenses, fees, payments by the Designated Company to or on behalf of Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals or to Holdings for substantially concurrent payment to AV Minerals) in an amount sufficient to pay franchise taxes and other fees solely required to maintain the legal existence of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals), (B) payments by the Designated Company to or on behalf of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) in an amount sufficient to pay out-of-pocket legal, accounting and filing costs and other expenses in the nature of overhead

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in the ordinary course of business of Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals), and (C) management, consulting, monitoring and advisory fees and related expenses and termination fees pursuant to a management agreement with one or more Specified Holders relating to the Designated Company (collectively, the “Management Fees”), in the case of clauses (A), (B) and (C) in an aggregate amount not to exceed in any calendar year the greater of (i) $20,000,000 and (ii) 1.5% of the Designated Company’s Consolidated EBITDA in the prior calendar year;
(d)    the Designated Company may pay cash Dividends to the holders of its Equity Interests and, if Holdings is a holder of such Equity Interests, the proceeds thereof may be utilized by Holdings to pay cash Dividends to the holders of its Equity Interests in an amount not to exceed:
(i)    so long as (A) the Consolidated Interest Coverage Ratio, as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends and any related Indebtedness, would exceed 2.0 to 1.0 and (B) the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends and any related Indebtedness, would not exceed 3.50 to 1.00, the then available Cumulative Credit;
(ii)    so long as (A) the Total Net Leverage Ratio, as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends, would not exceed 4.0 to 1.0, (B) Liquidity after giving effect to such Dividend shall be greater than or equal to $750,000,000, and (C) the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends and any related Indebtedness, would not exceed 3.50 to 1.00, the then available Annual Credit; and
(iii)    so long as (A) the Total Net Leverage Ratio, as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends and any related Indebtedness, would not exceed 3.5 to 1.0 and (B) the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends and any related Indebtedness, would not exceed 3.50 to 1.00, such additional amounts as the Designated Company may determine (the cumulative amount of Dividends made after the Closing Date under this clause (iii) at any time that the Total Net Leverage Ratio, as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section

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5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends, would exceed 2.0 to 1.0, referred to as the “Dividend Recapture Amount”);
provided that (x) the Dividends described in this clause (d) shall not be permitted if a Default is continuing at the date of declaration or payment thereof or would result therefrom and (y) with respect to any Dividend in an aggregate amount in excess of $50,000,000, on or prior to the date of any such Dividend pursuant to this Section 6.08(d), the Designated Company shall deliver to the Administrative Agent an Officer’s Certificate specifying which clause of this Section 6.08(d) such Dividend is being made pursuant to and calculating in reasonable detail the amount of the Cumulative Credit or Annual Credit, as applicable, immediately prior to such election and the amount thereof elected to be so applied (in the case of Dividends pursuant to clause (i) and (ii) above) and the Total Net Leverage Ratio, the Senior Secured Net Leverage Ratio and the Consolidated Interest Coverage Ratio referred to above and, in the case of Dividends pursuant to clause (ii) above, the amount of Liquidity referred to therein;
(e)    to the extent constituting a Dividend, payments permitted by Section 6.09(d) that do not relate to Equity Interests;
(f)    [intentionally omitted];
(g)    so long as the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Dividends and any related Indebtedness, would not exceed 3.50 to 1.00, the Designated Company may pay additional cash Dividends to Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) the proceeds of which may be utilized by Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) to pay cash Dividends to the holders of its Equity Interests in an aggregate amount not to exceed (i) (A) prior to the consummation of the Aleris Acquisition, $75,000,000 after the Closing Date or (B) upon and after the consummation of the Aleris Acquisition, $125,000,000 after the Closing Date minus (ii) the amount of Investments made in reliance on Section 6.04(r)(v); provided that the Dividends described in this clause (g) shall not be permitted if a Default is continuing at the date of declaration or payment thereof or would result therefrom;
(h)    Dividends by any Company to any other Company that are part of a Series of Cash Neutral Transactions; provided no Default has occurred and is continuing;
(i)    following a Qualified IPO, Dividends paid to Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) (which may pay the proceeds thereof to the holders of its Equity Interests) or, in the case of a Qualified Borrower IPO, its other equity holders, of up to 10% of the net cash proceeds received by (or contributed to the capital of) the Designated Company in or from such Qualified IPO or Qualified Borrower IPO in any fiscal year; and
(j)    Dividends to repurchase Equity Interests of Holdings (or, (x) on and after the Designated Holdco Effective Date, Designated Holdco and (y) on and after the Specified AV Minerals Joinder Date, AV Minerals) or any direct or indirect parent entity (or following a Qualified Borrower IPO, Equity Interests of the Borrower) from current or former officers, directors or employees of the Designated Company or any of its Restricted Subsidiaries or any direct or indirect parent entity (or permitted transferees of such current or former officers,

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directors or employees); provided, however, that the aggregate amount of such repurchases shall not exceed (i) $20,000,000 in any calendar year prior to completion of a Qualified IPO or Qualified Borrower IPO, or (ii) $30,000,000 in any calendar year in which a Qualified IPO or Qualified Borrower IPO occurs or any calendar year commencing following completion of a Qualified IPO or Qualified Borrower IPO (with unused amounts in any calendar year being permitted to be carried over for the next two succeeding calendar years); provided, further, that such amount in any calendar year may be increased by an amount not to exceed (x) the cash proceeds received by the Designated Company or any of its Restricted Subsidiaries from the sale of Equity Interests of the Borrower, Holdings (or, (x) on and after the Designated Holdco Effective Date, Designated Holdco and (y) on and after the Specified AV Minerals Joinder Date, AV Minerals) or any parent entity to officers, directors or employees (to the extent contributed to the Designated Company (excluding any portion thereof included in the Cumulative Credit)), plus (y) the cash proceeds of key man life insurance policies in such calendar year.
Section 6.09    Transactions with Affiliates. Enter into, directly or indirectly, any transaction or series of related transactions, whether or not in the ordinary course of business, with or for the benefit of any Affiliate of any Company (other than between or among Loan Parties), other than on terms and conditions at least as favorable to such Company as would reasonably be obtained by such Company at that time in a comparable arm’s-length transaction with a person other than an Affiliate, except that the following shall be permitted:
(a)    Dividends permitted by Section 6.08;
(b)    Investments permitted by Section 6.04(d), (e), (h), (i), (l), (p), (s), (z), (aa), or (bb) and other Investments permitted under Section 6.04 in Restricted Subsidiaries and joint ventures; provided that any such joint venture is not owned by any Affiliate of Holdings except through the ownership of the Companies;
(c)    mergers, amalgamations and consolidations permitted by Section 6.05(c), (d), (e), (f) or (g), and Asset Sales permitted by Section 6.06(h)(iv) and (v), or (m);
(d)    reasonable and customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors of the Designated Company;
(e)    transactions with customers, clients, suppliers, joint venture partners or purchasers or sellers of goods and services, in each case in the ordinary course of business on terms not materially less favorable as might reasonably have been obtained at such time from a Person that is not an Affiliate of the Designated Company, as determined in good faith by the Designated Company, and otherwise not prohibited by the Loan Documents;
(f)    the existence of, and the performance by any Company of its obligations under the terms of, any limited liability company, limited partnership or other Organizational Document or securityholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party on the Closing Date and which has been disclosed in writing to the Administrative Agent as in effect on the Closing Date, and similar agreements that it may enter into thereafter, to the extent not more adverse to the interests of the Lenders in any material respect, when taken as a whole, than any of such documents and agreements as in effect on the Closing Date;

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(g)    the Transactions as contemplated by the Loan Documents;
(h)    Qualified Securitization Transactions permitted under Section 6.01(e) and transactions in connection therewith on a basis no less favorable to the applicable Company as would be obtained in a comparable arm’s length transaction with a person not an Affiliate thereof;
(i)    cash management netting and pooled account arrangements permitted under Section 6.01(r);
(j)    transactions between or among any Companies that are not Loan Parties;
(k)    transactions pursuant to a management agreement with the Specified Holders so long as the aggregate payment of Management Fees thereunder are permitted under Section 6.08(c);
(l)    transactions between Loan Parties and Companies that are not Loan Parties that are at least as favorable to each such Loan Party as would reasonably be obtained by such Loan Party in a comparable arm’s-length transaction with a person other than an Affiliate;
(m)    transactions contemplated by the Receivables Purchase Agreements; and
(n)    transactions required by any Requirement of Law;
provided that notwithstanding any of the foregoing or any other provision of this Agreement, all intercompany loans, advances or other extensions of credit made to or by Companies organized in Switzerland or Germany shall be on fair market terms; provided, further, that for purposes of determining compliance with this Section 6.09, the transactions contemplated under the Belgian Purchase Documents shall be viewed collectively as a series of related transactions and shall not also be tested individually as separate transactions, and the transactions contemplated under the U.S. Hold Separate Agreements shall be viewed collectively as a series of related transactions and shall not also be tested individually as separate transactions.
Section 6.10    Most Favored Nation. If at any time, any Loan Party is a party to or shall enter into any Third Lien Credit Agreement which includes covenants (whether affirmative or negative, and whether maintenance or incurrence) or events of default that are more restrictive than those contained in this Agreement or are not provided for in this Agreement (each such covenant, condition, requirement and default or event of default herein referred to as a “More Favorable Provision”), then the Designated Company shall promptly so advise and notify the Administrative Agent in writing.  Such writing shall include a verbatim statement of such More Favorable Provision.  Such More Favorable Provision shall be automatically incorporated by reference into this Agreement as if set forth fully herein, mutatis mutandis, effective as of the date when such More Favorable Provision became effective under such Third Lien Credit Agreement (each such More Favorable Provision as incorporated herein is herein referred to as an “Incorporated Provision”).  Thereafter, upon the request of the Administrative Agent, the Designated Company and the Administrative Agent shall enter into an additional agreement or

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an amendment to this Agreement (as the Administrative Agent may request), evidencing the incorporation of such Incorporated Provision.
Section 6.11    Prepayments of Other Indebtedness; Modifications of Organizational Documents and Other Documents, etc. Directly or indirectly:
(a)    (i) make any voluntary or optional payment of principal on or prepayment on or redemption or acquisition for value of, or complete any mandatory prepayment, redemption or purchase offer in respect of, or otherwise voluntarily or optionally defease or segregate funds with respect to, any Indebtedness incurred under Section 6.01(l), Permitted Second Priority Refinancing Debt and Permitted Unsecured Refinancing Debt or any Indebtedness under the Senior Note Documents or any Subordinated Indebtedness or any Permitted Refinancings of any of such Indebtedness, except (x) any such Indebtedness may be prepaid or redeemed with the proceeds of a Permitted Refinancing, (y) so long as no Default is continuing or would result therefrom, Indebtedness under any Third Lien Credit Agreement may be prepaid, and (z) so long as no Default is continuing or would result therefrom, repayments or redemptions of Indebtedness under the Senior Notes Documents, Indebtedness incurred under Section 6.01(l), Permitted Second Priority Refinancing Debt, Permitted Unsecured Refinancing Debt or Subordinated Indebtedness (or any Permitted Refinancings (other than a refinancing with Incremental Term Loans) of any of such Indebtedness) (“Permitted Prepayments”) in an amount not to exceed:
    (1)     so long as (A) the Consolidated Interest Coverage Ratio, as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Permitted Prepayments and any related Indebtedness, would exceed 2.0 to 1.0 and (B) the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Permitted Prepayments and any related Indebtedness, would not exceed 3.50 to 1.00, the then available Cumulative Credit;
    (2)     so long as (A) the Total Net Leverage Ratio, as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Permitted Prepayments and any related Indebtedness, would not exceed 4.0 to 1.0, (B) Liquidity after giving effect to such Permitted Prepayments shall be greater than or equal to $750,000,000 and (C) the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Permitted Prepayments and any related Indebtedness, would not exceed 3.50 to 1.00, the then available Annual Credit; and
    (3)    so long as (A) the Total Net Leverage Ratio, as of the last day of the four consecutive fiscal quarter period of the Designated Company then last

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ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b) calculated on a Pro Forma Basis after giving effect to such Permitted Prepayments and any related Indebtedness, would not exceed 3.5 to 1.0 and (B) the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Permitted Prepayments and any related Indebtedness, would not exceed 3.50 to 1.00, such additional amounts as the Designated Company may determine (the cumulative amount of Permitted Prepayments made after the Closing Date under this clause (3) at any time that the Total Net Leverage Ratio, as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended for which financial statements have been (and are required to have been) delivered under Section 5.01(a) or (b), calculated on a Pro Forma Basis after giving effect to such Permitted Prepayments and any related Indebtedness , would exceed 2.0 to 1.0, referred to as the “Prepayments Recapture Amount”); or
(ii) make any payment on or with respect to any Subordinated Indebtedness wholly among Loan Parties in violation of the subordination provisions thereof; or
(iii) make any payment (whether, voluntary, mandatory, scheduled or otherwise) on or with respect to any Subordinated Indebtedness (including payments of principal and interest thereon, but excluding the discharge by Novelis AG (as consideration for the purchase of Accounts under the Receivables Purchase Agreement) of loans or advances made by Novelis AG to German Seller), if an Event of Default is continuing or would result therefrom;
provided that with respect to any Permitted Prepayment in an aggregate amount in excess of $50,000,000, on or prior to the date of any such payment or redemption pursuant to this Section 6.11(a)(i)(z), the Designated Company shall deliver to the Administrative Agent an Officer’s Certificate specifying which clause of this Section 6.11(a)(i)(z) such payment or redemption is being made pursuant to and calculating in reasonable detail the amount of the Cumulative Credit or Annual Credit, as applicable, immediately prior to such election and the amount thereof elected to be so applied, the Total Net Leverage Ratio, Senior Secured Net Leverage Ratio and Consolidated Interest Coverage Ratio referred to above and, in the case of reliance on clause (2) above, the amount of Liquidity referred to therein.
(b)    notwithstanding anything to the contrary in clause (a) above, directly or indirectly make any payment (whether, voluntary, mandatory, scheduled or otherwise) of principal on, or otherwise voluntarily or optionally defease or segregate funds with respect to, Permitted Short Term Indebtedness, if a Default is continuing or would result therefrom;
(c)    amend or modify, or permit the amendment or modification of, any provision of any document governing any Material Indebtedness (other than Indebtedness under the Loan Documents or Revolving Credit Loan Documents (or any Permitted Revolving Credit Facility Refinancings thereof)) in any manner that, taken as a whole, is adverse in any material respect to the interests of the Lenders;
(d)    amend or modify, or permit the amendment or modification of, any provision of any document governing any Indebtedness under the Revolving Credit Loan Documents (or any

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Permitted Revolving Credit Facility Refinancings thereof) if such amendment or modification would (i) cause the aggregate principal amount (or accreted value, if applicable) of all such Indebtedness, after giving effect to such amendment or modification, to at any time exceed the Maximum Revolving Credit Facility Amount, (ii) cause such Indebtedness to have a final maturity date earlier than the final maturity date of such Indebtedness immediately prior to such amendment or modification or (iii) result in the persons that are (or are required to be) obligors under such Indebtedness to be different from the persons that are (or are required to be) obligors under such Indebtedness being so amended or modified (unless such persons required to be obligors under such Indebtedness are or are required to be or become obligors under the Loan Documents); or
(e)    terminate, amend or modify any of its Organizational Documents (including (x) by the filing or modification of any certificate of designation and (y) any election to treat any Pledged Securities (as defined in the Security Agreement) as a “security” under Section 8-103 of the UCC other than concurrently with the delivery of certificates representing such Pledged Securities to the Collateral Agent) or any agreement to which it is a party with respect to its Equity Interests (including any stockholders’ agreement), or enter into any new agreement with respect to its Equity Interests, other than any such amendments or modifications or such new agreements which are not adverse in any material respect to the interests of the Lenders.
Section 6.12    Limitation on Certain Restrictions on Restricted Subsidiaries. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Designated Company to (a) pay dividends or make any other distributions on its Equity Interests or any other interest or participation in its profits owned by the Designated Company or any Restricted Subsidiary of the Designated Company, or pay any Indebtedness owed to the Designated Company or a Restricted Subsidiary of the Designated Company, (b) make loans or advances to the Designated Company or any Restricted Subsidiary of the Designated Company or (c) transfer any of its properties to the Designated Company or any Restricted Subsidiary of the Designated Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable Requirements of Law; (ii) this Agreement and the other Loan Documents; (iii) the Senior Note Documents and the Revolving Credit Loan Documents or other Material Indebtedness; provided that in the case of such other Material Indebtedness, such encumbrances and restrictions are, taken as a whole, no more restrictive than such encumbrances and restrictions in the Loan Documents in existence on the Closing Date; (iv) any agreement or instrument evidencing or governing any Indebtedness permitted pursuant to Sections 6.01(e), (m) (to the extent used to finance working capital), or (y) or (ff), in each case to the extent, in the good faith judgment of the Designated Company, such restrictions and conditions are on customary market terms for Indebtedness of such type and so long as the Designated Company has determined in good faith that such restrictions would not reasonably be expected to impair in any material respect the ability of the Loan Parties to meet their obligations under the Loan Documents; (v) customary provisions restricting subletting or assignment of any lease governing a leasehold interest of a Company; (vi) customary provisions restricting assignment of any agreement entered into by a Restricted Subsidiary of the Designated Company; (vii) any holder of a Lien permitted by Section 6.02 restricting the transfer of the property subject thereto; (viii) customary provisions in asset sale and stock sale agreements and other similar agreements relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale, in each case that provide for restrictions of the type described in clauses (a), (b) and (c) above, solely with respect to the assets or persons subject to such sale agreements; (ix) any agreement in effect at the time such Restricted Subsidiary of the Designated Company becomes a Restricted Subsidiary of the Designated Company, so long as such agreement was not entered into in connection with or in contemplation

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of such person becoming a Restricted Subsidiary of the Designated Company; (x) without affecting the Loan Parties’ obligations under Section 5.11, customary provisions in partnership agreements, shareholders’ agreements, joint venture agreements, limited liability company organizational governance documents and other Organizational Documents, entered into in the ordinary course of business (or in connection with the formation of such partnership, joint venture, limited liability company or similar person) that (A) restrict the transfer of Equity Interests in such partnership, joint venture, limited liability company or similar person, (B) in the case of any Joint Venture or Joint Venture Subsidiary that is not a Loan Party, provide for other restrictions of the type described in clauses (a), (b) and (c) above, solely with respect to the Equity Interests in, or property held by, such Joint Venture or Joint Venture Subsidiary, or (C) in the case of the Logan Joint Venture Arrangement, provide for other restrictions of the type described in clauses (a), (b) and (c) above, solely with respect to the Logan Joint Venture Licenses or the assets (other than Inventory) of Novelis Corporation that, in the ordinary course of business and consistent with past practice, are located at the Logan Location for use or processing by Logan in accordance with the terms of the Logan Joint Venture Arrangement; (xi) restrictions on cash or other deposits or net worth imposed by suppliers or landlords under contracts entered into in the ordinary course of business; (xii) any instrument governing Indebtedness assumed in connection with any Permitted Acquisition or other Acquisition permitted pursuant to Section 6.04 hereof, which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person or the properties or assets of the person so acquired; (xiii) any encumbrances or restrictions imposed by any amendments or refinancings that are otherwise not prohibited by the Loan Documents of the contracts, instruments or obligations referred to in clauses (iii), (ix) or (x) above; provided that such amendments or refinancings are no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or refinancing; (xiv) any restrictions on transfer of the Equity Interests in NKL or its direct parents, 4260848 Canada Inc., 4260856 Canada Inc. and 8018227 Canada Inc., imposed by any lock-up or listing agreement, rule or regulation in connection with any listing or offering of Equity Interests in NKL to the extent required by applicable Requirements of Law or listing or stock exchange requirements; (xv) customary credit event upon merger provisions in Hedging Agreements; or (xvi) the Designated Belgian Escrow Agreement to the extent such encumbrances and restrictions apply solely to the Designated Belgian Escrow Account and the Designated Belgian Escrow Funds.
Section 6.13    Issuance of Disqualified Capital Stock. Issue any Disqualified Capital Stock except (i) Joint Venture Subsidiaries and Excluded Collateral Subsidiaries may issue Disqualified Capital Stock pursuant to Section 6.06(l) and (ii) issuances of Disqualified Capital Stock under Section 6.04(i) shall be permitted.
Section 6.14    Senior Secured Net Leverage Ratio. Permit the Senior Secured Net Leverage Ratio as of the last day of the four consecutive fiscal quarter period of the Designated Company then last ended (in each case taken as one accounting period), beginning with the four fiscal quarter period ending September 30, 2016, to be greater than 3.50 to 1.00.
Section 6.15    Business.
(a)    Each of Holdings, Aleris German GP Holdco, and Novelis Europe Holdings Limited (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) shall not engage in any business or activity other than (i) holding the Equity Interests of its Subsidiaries (which, in the case of Aleris German GP Holdco, shall be limited to the general partnership interests of Aleris Deutschland Vier GmbH & Co. KG, and, in the case of AV Minerals and Holdings, shall be limited to (x) in the case of AV Minerals, Holdings (to the extent that AV

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Minerals is not Holdings), (y) the Designated Company, and (z) solely to the extent that the transaction described in clause (c) of the definition of Permitted Reorganization Actions or any of the transactions contemplated in clause (b)(i) (or, after giving effect to either of the foregoing, clause (b)(ii)) of the definition of Permitted Aleris Foreign Subsidiary Transfers is consummated in accordance with the terms of this Agreement, no more than 12.5% of the aggregate amount of Equity Interests issued by Novelis Aluminium Holdings Unlimited and/or Aleris Germany, plus one additional share of each such Equity Interests (or, if such entity has merged, amalgamated or consolidated with and into Novelis Deutschland GmbH with Novelis Deutschland GmbH as the surviving entity pursuant to a transaction permitted under Section 6.05 after the date of such Permitted Reorganization Action or such Permitted Aleris Foreign Subsidiary Transfer, issued by Novelis Deutschland GmbH plus one additional share of such Equity Interests)), (ii) making intercompany loans to (w) in the case of Novelis Europe Holdings Limited, pursuant to a transaction permitted under Section 6.04(i), (x) the Borrower, (y) on and after the Designated Holdco Effective Date, Designated Holdco or (z) any of its Subsidiaries to the extent made pursuant to any transaction consummated in accordance with the definition of Permitted Aleris Foreign Subsidiary Transfer, (iii) borrowing intercompany loans from a Company (x) in the case of AV Minerals, pursuant to a transaction permitted under clause (c) of the definition of Permitted Reorganization Actions and (y) in the case of Novelis Europe Holdings Limited, pursuant to a transaction permitted under Section 6.01(d) or clause (h) of the definition of Permitted Reorganization Actions, (iv) other activities attributable to or ancillary to its role as a holding company for its Subsidiaries, (v) compliance with its obligations under the Loan Documents, the Revolving Loan Documents (and any Permitted Revolving Credit Refinancings thereof), the Senior Note Documents (and any Permitted Refinancings thereof), the Additional Senior Secured Indebtedness Documents, the Permitted Short Term Loan Documents, and documents relating to Permitted First Priority Refinancing Indebtedness, Permitted Second Priority Refinancing Indebtedness, Permitted Unsecured Refinancing Indebtedness, and Indebtedness under Section 6.01(l), (vi) issuing its Equity Interests pursuant to transactions that (x) do not violate any Requirement of Law or its Organizational Documents, (y) do not result in a Change of Control, and (z) are not otherwise prohibited by this Agreement and (vii) the merger of Aleris German GP Holdco with Aleris Germany; provided that (x) Aleris Germany is the surviving entity, (y) such merger does not violate any Requirement of Law and (z) such merger is not otherwise prohibited by this Agreement.
(b)    The Designated Company and its Restricted Subsidiaries will not engage (directly or indirectly) in any business other than those businesses in which the Designated Company and its Restricted Subsidiaries are engaged on the Closing Date as described in the Confidential Information Memorandum (or, in the good faith judgment of the Board of Directors, which are substantially related thereto or are reasonable extensions thereof).
(c)    The Designated Company will not permit any Securitization Entity that it controls to engage in any business or activity other than performing its obligations under the related Qualified Securitization Transaction and will not permit any Securitization Entity that it controls to hold any assets other than the Securitization Assets.
Section 6.16    Limitation on Accounting Changes. Make or permit any change in accounting policies or reporting practices or tax reporting treatment, except changes that are permitted by GAAP or any Requirement of Law and disclosed to the Administrative Agent and changes described in Section 1.04.
Section 6.17    Fiscal Year. Change its fiscal year-end to a date other than March 31; provided that, upon at least 15 Business Days’ prior written notice to the Administrative Agent (or such

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shorter period as may be determined by the Administrative Agent), each of Holdings and its Subsidiaries (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) shall be permitted to change its fiscal year-end to December 31 at any time on or after the date that Hindalco changes its fiscal year-end to December 31.
Section 6.18    Margin Rules. Use the proceeds of any Loans, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
Section 6.19    No Further Negative Pledge. Enter into or suffer to exist any consensual agreement, instrument, deed or lease which prohibits or limits the ability of any Loan Party to create, incur, assume or suffer to exist any Lien upon any of their respective properties or revenues, whether now owned or hereafter acquired, to secure the Secured Obligations, or which requires the grant of any security for an obligation if security is granted to secure the Secured Obligations, except the following: (1) this Agreement and the other Loan Documents; (2) covenants in documents creating Liens permitted by Section 6.02 prohibiting further Liens on the properties encumbered thereby; (3) the Revolving Credit Loan Documents, (4) [intentionally omitted]; and (5) Standard Factoring Undertakings and Standard Securitization Undertakings in connection with transactions otherwise permitted hereunder and (6) any prohibition or limitation that (a) exists pursuant to applicable Requirements of Law, (b) consists of customary restrictions and conditions contained in any agreement relating to the sale of any property permitted under Section 6.06 pending the consummation of such sale, (c) restricts subletting or assignment of any lease governing a leasehold interest of a Loan Party or a Subsidiary or restricts assignment, pursuant to customary provisions, of any other agreement entered into in the ordinary course of business, (d) is permitted under Section 6.02(s), (e) exists in any agreement or other instrument of a person acquired in an Investment permitted hereunder in existence at the time of such Investment (but not created in connection therewith or in contemplation thereof), which prohibition or limitation is not applicable to any person, or the properties or assets of any person, other than the person, or the property or assets of the person so acquired, (f) is contained in any joint venture, shareholders agreement, limited liability operating agreement or other Organizational Document governing a Joint Venture or Joint Venture Subsidiary which (x) limits the ability of an owner of an interest in a Joint Venture or Joint Venture Subsidiary to encumber its ownership interest therein or (y) in the case of the Logan Joint Venture Arrangement, limits the ability of Novelis Corporation or Logan to encumber the Logan Joint Venture Licenses or the assets (other than Inventory) of Novelis Corporation that, in the ordinary course of business and consistent with past practice, are located at the Logan Location for use or processing by Logan in accordance with the terms of the Logan Joint Venture Arrangement; (g) is imposed by any amendments or refinancings that are otherwise permitted by the Loan Documents of the contracts, instruments or obligations referred to in clause (3), (5) or (6)(e); provided that such amendments and refinancings are no more materially restrictive with respect to such prohibitions and limitations than those prior to such amendment or refinancing. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, enter into or suffer to exist any agreement, instrument, deed or lease that creates or purports to create a Lien upon (i) the Equity Interests owned by Aleris Germany in Aleris German GP Holdco, (ii) the Equity Interests owned by Aleris German GP Holdco in Aleris Deutschland Vier GmbH & Co. KG, except, in the case of clauses (i) and (ii), to the extent not prohibited under the Revolving Credit Loan Documents and the Secured Term Loan Documents or (iii) the assets of Novelis Corporation located at the Logan Plant that constitute Excluded Property (other than any Lien in favor of Logan or Tri-Arrows (or any successor of Tri-Arrows as Joint Venture partner in Logan) pursuant to the

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Logan Joint Venture Arrangement) unless a Lien (subject to the Intercreditor Agreement) has been granted in favor of the Collateral Agent to secure the Secured Obligations.
Section 6.20    Anti-Terrorism Law; Anti-Money Laundering.
(a)    Directly or indirectly, (i) conduct any business or engage in making or receiving any contribution of funds, goods or services to or for the benefit of any person described in any of clauses (i), (ii), (iii), (iv) or (v) of the second paragraph of Section 3.22 in a manner violative of any applicable Sanctions or Anti-Terrorism Law, (ii) knowingly deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order or any other Anti-Terrorism Law, or (iii) knowingly engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law (and the Loan Parties shall deliver to the Lenders any certification or other evidence requested from time to time by any Lender in its reasonable discretion, confirming the Loan Parties’ compliance with this Section 6.20).
(b)    Cause or permit any of the funds of such Loan Party that are used to repay the Loans to be derived from any unlawful activity with the result that the making of the Loans would be in violation of any Requirement of Law.
(c)    Notwithstanding the foregoing terms of this Section 6.20, no Affected Credit Party shall be entitled to the benefit of the covenants in this Section 6.20 to the extent that it is unenforceable under, or result in any violation of, applicable Blocking Laws.
Section 6.21    Embargoed Persons.. Cause or permit (a) any of the funds or properties of the Loan Parties that are used to repay the Loans to constitute property of, or be beneficially owned directly or indirectly by, any person subject to sanctions or trade restrictions under United States law (“Embargoed Person” or “Embargoed Persons”) that is identified on (1) the “List of Specially Designated Nationals and Blocked Persons” maintained by OFAC and/or on any other similar list maintained by OFAC pursuant to any authorizing statute including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Order or Requirement of Law promulgated thereunder, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law, or the Loans made by the Lenders would be in violation of a Requirement of Law, or (2) the Executive Order, any related enabling legislation or any other similar Executive Orders or (b) any Embargoed Person to have any direct or indirect interest, of any nature whatsoever in the Loan Parties, with the result that the investment in the Loan Parties (whether directly or indirectly) is prohibited by a Requirement of Law or the Loans are in violation of a Requirement of Law. Notwithstanding the foregoing terms of this Section 6.21, no Affected Credit Party shall be entitled to the benefit of the covenants in this Section 6.21 to the extent that it is unenforceable under, or result in any violation of, applicable Blocking Laws.
ARTICLE VII

GUARANTEE
Section 7.01    The Guarantee. The Guarantors hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and permitted assigns, the prompt payment in full when due (whether at stated maturity, by required

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prepayment, declaration, demand, by acceleration or otherwise) of the principal of and interest (including any interest, fees, costs or charges that would accrue after the commencement of a case under Title 11 of the United States Code or any other Debtor Relief Law or after any bankruptcy or insolvency petition is filed under Title 11 of the United States Code (or any other Debtor Relief Law) but for the provisions of the Title 11 of the United States Code (or other Debtor Relief Law) or that accrues after the commencement of a case under Title 11 of the United States Code or any other Debtor Relief Law or after any bankruptcy or insolvency petition is filed under Title 11 of the United States Code (or any other Debtor Relief Law), whether or not allowed) on the Loans made by the Lenders to, and the Notes held by each Lender of, each Co-Borrower, and all other Secured Obligations from time to time owing to the Secured Parties by any Loan Party under any Loan Document (including any Hedging Agreement entered into with a counterparty that is a Secured Party), and the performance of all obligations under any of the foregoing, in each case strictly in accordance with the terms thereof (such obligations being herein collectively called the “Guaranteed Obligations”). In addition to the guarantee contained herein, each Guarantor that is a Foreign Subsidiary, as well as Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals), shall execute a Guarantee governed by the applicable law of such Person’s jurisdiction of organization (each such Guarantee, a “Foreign Guarantee”) and to the extent that the provisions of this Article VII shall duplicate or conflict with the provisions thereof, the terms of the Foreign Guarantees shall govern the obligations of such Guarantors. The Guarantors hereby jointly and severally agree that if any Co-Borrower or other Guarantor shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Guarantors will promptly pay the same in cash, without any demand or notice whatsoever as if it was the principal obligor, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. The Co-Borrowers hereby jointly and severally guarantee, as a primary obligor and not as a surety to each Secured Party and their respective successors and permitted assigns, the payment and performance of all obligations of any other Loan Party under any Hedging Agreement entered into with a counterparty that is a Secured Party and agrees if any such Loan Party shall fail to pay in full when due (whether at stated maturity, by acceleration or otherwise) any amount due under such Hedging Agreement, the Co-Borrowers jointly and severally will promptly pay the same in cash, without any demand or notice whatsoever as if it was the principal obligor, and that in the case of any extension of time of payment or renewal of any obligation of such Loan Party, the same will be promptly paid in full when due (whether at extended maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal. Without prejudice to the generality of Section 7.01 and Section 7.02, each Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental and of whatsoever nature and whether or not more onerous) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with any of the following: acquisitions of any nature; increasing working capital; enabling investor distributions or Dividends to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.
Section 7.02    Obligations Unconditional. The obligations of the Guarantors and the Co-Borrowers under Section 7.01 shall constitute a guaranty of payment and not of collection and to the fullest extent permitted by applicable Requirements of Law (in the case of the U.S. Hold Separate Order, as such Requirements of Law are modified as it relates to Aleris Rolled

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Products, Inc. and/or the other U.S. Subsidiaries of Aleris pursuant to a U.S. Hold Separate Agreement), are absolute, irrevocable and unconditional, joint and several, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Co-Borrowers or any other Loan Party under this Agreement, the Notes, if any, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and, irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or Guarantor or Co-Borrower (except for payment in full). Without limiting the generality of the foregoing, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Guarantors hereunder which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:
(i)    at any time or from time to time, without notice to the Guarantors, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived or the Maturity Date shall be extended with respect to all or a portion of the Guaranteed Obligations;
(ii)    any of the acts mentioned in any of the provisions of this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted;
(iii)    the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Loan Documents or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with;
(iv)    any Lien or security interest granted to, or in favor of, any Lender or Agent as security for any of the Guaranteed Obligations shall fail to be perfected; or
(v)    the release of any other Guarantor pursuant to Section 7.09.
The Guarantors and the Co-Borrowers hereby expressly waive diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that any Secured Party exhaust any right, power or remedy or proceed against any Co-Borrower or any other Loan Party under this Agreement or the Notes, if any, or any other agreement or instrument referred to herein or therein, or against any other person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Guarantors and the Co-Borrowers waive any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by any Secured Party upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Co-Borrowers and the Secured Parties shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee. This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at

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any time or from time to time held by Secured Parties, and the obligations and liabilities of the Guarantors and the Co-Borrowers hereunder shall not be conditioned or contingent upon the pursuit by the Secured Parties or any other person at any time of any right or remedy against any Co-Borrower or any other Loan Party, or against any other person which may be or become liable in respect of all or any part of the Guaranteed Obligations or against any collateral security or guarantee therefor or right of offset with respect thereto. This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantors and the Co-Borrowers and the respective successors and assigns thereof, and shall inure to the benefit of the Lenders and the other Secured Parties, and their respective successors and assigns, notwithstanding that from time to time during the term of this Agreement there may be no Guaranteed Obligations outstanding.
Section 7.03    Reinstatement. The obligations of the Guarantors under this ARTICLE VII shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Co-Borrower or other Loan Party in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any proceedings in bankruptcy or reorganization pursuant to any Debtor Relief Law or otherwise. The Guarantors and the Co-Borrowers jointly and severally agree that they will indemnify each Secured Party on demand for all reasonable costs and expenses (including reasonable fees of counsel) incurred by such Secured Party in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any Debtor Relief Law, other than any costs or expenses determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith or willful misconduct of such Secured Party.
Section 7.04    Subrogation; Subordination. Each Guarantor and each Co-Borrower hereby agrees that until the indefeasible and irrevocable payment and satisfaction in full in cash of all Guaranteed Obligations and the expiration and termination of the Commitments of the Lenders under this Agreement it shall waive any claim and shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 7.01, whether by subrogation or otherwise, against any other Co-Borrower or any other Guarantor of any of the Guaranteed Obligations or any security for any of the Guaranteed Obligations. Any Indebtedness of any Loan Party permitted pursuant to Section 6.01(d) shall be subordinated to such Loan Party’s Secured Obligations in a manner reasonably satisfactory to the Administrative Agent.
Section 7.05    Remedies. The Guarantors jointly and severally agree that, as between the Guarantors and the Lenders, the obligations of the Co-Borrowers under this Agreement and the Notes, if any, may be declared to be forthwith due and payable as provided in Section 8.01 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 8.01) for purposes of Section 7.01, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such obligations from becoming automatically due and payable) as against the Co-Borrowers and that, in the event of such declaration (or such obligations being deemed to have become automatically due and payable), such obligations (whether or not due and payable by the Co-Borrower) shall forthwith become due and payable by the Guarantors for purposes of Section 7.01.
Section 7.06    Instrument for the Payment of Money. Each Guarantor and each Co-Borrower hereby acknowledges that the guarantee in this ARTICLE VII constitutes an instrument for the payment of money, and consents and agrees that any Lender or Agent, at its sole option, in the

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event of a dispute by such Guarantor in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.
Section 7.07    Continuing Guarantee. The guarantee in this ARTICLE VII is a continuing guarantee of payment, and shall apply to all Guaranteed Obligations whenever arising.
Section 7.08    General Limitation on Guarantee Obligations. In any action or proceeding involving any state corporate limited partnership or limited liability company law, or any Debtor Relief Law, if the obligations of any Guarantor or any Co-Borrower under Section 7.01 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 7.01, then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by such Guarantor, any Loan Party or any other person, be automatically limited and reduced to the highest amount (after giving effect to the rights of contribution established in the Contribution, Intercompany, Contracting and Offset Agreement) that are valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.
Section 7.09    Release of Guarantors. If, in compliance with the terms and provisions of the Loan Documents, (a) Equity Interests of any Subsidiary Guarantor are issued, sold or transferred (including pursuant to a merger, consolidation or amalgamation) such that it ceases to be a Restricted Subsidiary (a “Transferred Guarantor”) to a person or persons, none of which is a Loan Party or a Subsidiary, (b) a Guarantor is designated as an Unrestricted Subsidiary in accordance with the Loan Documents, (c) a Restricted Subsidiary that becomes a Loan Party after the Closing Date is subsequently designated as an Excluded Collateral Subsidiary in accordance with the definition thereof, (d) a Qualified Borrower IPO, or (e) a Qualified IPO by Designated Holdco shall occur, then, such Transferred Guarantor (in the case of clause (a)), such Unrestricted Subsidiary (in the case of clause (b)), such Restricted Subsidiary (in the case of clause (c)), Holdings and, on and after the Specified AV Minerals Joinder Date, AV Minerals (in the case of clause (d)), or, on and after the Designated Holdco Effective Date, Holdings and, on and after the Specified AV Minerals Joinder Date, AV Minerals (in the case of clause (e)), shall, upon the consummation of such issuance, sale or transfer or upon such designation as an Unrestricted Subsidiary or Excluded Collateral Subsidiary or upon the consummation of the Qualified Borrower IPO or a Qualified IPO by Designated Holdco, be released from its obligations under this Agreement (including under Section 11.03 hereof) and any other Loan Documents to which it is a party and, except with respect to Holdings (and, on and after the Specified AV Minerals Joinder Date, AV Minerals) in the case of clauses (d) and (e) above, its obligations to pledge and grant any Collateral owned by it pursuant to any Security Document, and the Collateral Agent shall take such actions as are within its powers to effect each release described in this Section 7.09 in accordance with the relevant provisions of the Security Documents and the Intercreditor Agreement; provided that such Guarantor is also released from its obligations, if any, under the Revolving Credit Loan Documents, the Senior Note Documents, the Additional Senior Secured Indebtedness Documents and other Material Indebtedness guaranteed by such Person on the same terms.
Section 7.10    Certain Tax Matters. Notwithstanding the provisions of Section 2.15 if a Loan Party (other than a Co-Borrower) makes a payment hereunder that is subject to withholding tax in excess of the highest withholding tax that would have been imposed on payments made by any of the Co-Borrowers with respect to whose obligation it is making a payment, the relevant Loan Party shall increase the amount of such payment such that, after deduction and payment of all such withholding taxes (including withholding taxes applicable to additional sums payable under

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this Section), the payee receives an amount equal to the amount it would have received if no such excess withholding tax had been imposed; provided that the Administrative Agent or Lender provides, as reasonably requested by the relevant Loan Party and as required under Sections 2.15(e) or 2.15(h), as the case may be, such forms, certificates and documentation that would be required to reduce or eliminate withholding and, with respect to non-U.S. withholding taxes, would not, in the Administrative Agent’s or the relevant Lender’s reasonable judgment, subject it to any material unreimbursed costs or materially prejudice its legal or commercial position; provided, however, that no payment shall be made under this Section 7.10 with respect to any withholding tax that is not an Indemnified Tax.
Section 7.11    German Guarantor.
(a)    Subject to Section 7.11(b) through Section 7.11(e) below, the Secured Parties shall not enforce the guarantee obligations of a German Guarantor existing in the form of a German limited liability company (Gesellschaft mit beschränkter Haftung; GmbH) or limited partnership with a limited liability company as partner (GmbH or GmbH & Co. KG) under this Article VII to the extent (i) such German Guarantor guarantees obligations of one of its shareholders or of an affiliated company (verbundenes Unternehmen) of a shareholder within the meaning of Section 15 of the German Stock Corporation Act (Aktiengesetz) (other than a Subsidiary of that German Guarantor or the German Guarantor itself), and (ii) the enforcement of such guarantee for shareholder obligations would reduce, in violation of Section 30 of the German Limited Liability Companies Act (Gesetz betreffend die Gesellschaften mit beschränkter Haftung – “GmbHG”), the net assets (assets minus liabilities minus provisions and liability reserves (Reinvermögen)), in each case as calculated in accordance with generally accepted accounting principles in Germany (Grundsätze ordnungsmäßiger Buchführung) as consistently applied by such German Guarantor in preparing its unconsolidated balance sheets (Jahresabschluss gem. section 42 GmbHG, sections 242, 264 German Commercial Code (Handelsgesetzbuch – HGB)) of the German Guarantor (or in the case of a GmbH & Co. KG, its general partner) to an amount that is insufficient to maintain its (or in the case of a GmbH & Co. KG, its general partner’s) registered share capital (Stammkapital) (or would increase an existing shortage in its net assets below its registered share capital); provided that for the purpose of determining the relevant registered share capital and the net assets, as the case may be:
(i)    The amount of any increase of registered share capital (Stammkapital) of such German Guarantor (or its general partner in the form of a GmbH) implemented after the Closing Date that is effected without the prior written consent of the Administrative Agent shall be deducted from the registered share capital of the German Guarantor (or its general partner in the form of a GmbH);
(ii)    any loans provided to the German Guarantor by a direct or indirect shareholder or an affiliate thereof (other than a Subsidiary of such German Guarantor) shall be disregarded and not accounted for as a liability to the extent that such loans are subordinated pursuant to Section 39(1) no. 1 through no. 5 of the German Insolvency Code (Insolvenzordnung) or subordinated in any other way by law or contract;
(iii)    any shareholder loans, other loans and contractual obligations and liabilities incurred by the German Guarantor in violation of the provisions of any of the Loan Documents shall be disregarded and not accounted for as liabilities;

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(iv)    any assets that are shown in the balance sheet with a book value that, in the opinion of the Administrative Agent, is significantly lower than their market value and that are not necessary for the business of the German Guarantor (nicht betriebsnotwendig) shall be accounted for with their market value; and
(v)    the assets of the German Guarantor will be assessed at liquidation values (Liquidationswerte) if, at the time the managing directors prepare the balance sheet in accordance with paragraph (b) below and absent the demand a positive going concern prognosis (positive Fortbestehensprognose) cannot be established.
(b)    The limitations set out in Section 7.11(a) only apply:
(i)    if and to the extent that the managing directors of the German Guarantor (or in the case of a GmbH Co. KG, its general partner) have confirmed in writing to the Administrative Agent within ten (10) Business Days of a demand for payment under this Article VII the amount of the obligations under this Article VII which cannot be paid without causing the net assets of such German Guarantor (or in the case of a GmbH Co. KG, its general partner) to fall below its registered share capital, or increase an existing shortage in net assets below its registered share capital (taking into account the adjustments set out above) and such confirmation is supported by a current balance sheet and other evidence satisfactory to the Administrative Agent and neither the Administrative Agent nor any Lender raises any objections against that confirmation within five Business Days after its receipt; or
(ii)    if, within twenty Business Days after an objection under clause (i) has been raised by the Administrative Agent or a Lender, the Administrative Agent receives a written audit report (“Auditor’s Determination”) prepared at the expense of the relevant German Guarantor by a firm of auditors of international standing and reputation that is appointed by the German Guarantor and reasonably acceptable to the Administrative Agent, to the extent such report identifies the amount by which the net assets of that German Guarantor (or in the case of a GmbH & Co. KG, its general partner in the form of a GmbH) are necessary to maintain its registered share capital as at the date of the demand under this Article VII (taking into account the adjustments set out above). The Auditor’s Determination shall be prepared in accordance with generally accepted accounting principles applicable in Germany (Grundsätze ordnungsgemäßer Buchführung) as consistently applied by the German Guarantor in the preparation of its most recent annual balance sheet. The Auditor’s Determination shall be binding for all Parties except for manifest error.
(c)    In any event, the Secured Parties shall be entitled to enforce the guarantee up to those amounts that are undisputed between them and the relevant German Guarantor or determined in accordance with Section 7.11(a) and Section 7.11(b). In respect of the exceeding amounts, the Secured Parties shall be entitled to further pursue their claims (if any) and the German Guarantor shall be entitled to provide evidence that the excess amounts are necessary to

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maintain its registered share capital (calculated as at the date of demand under this Article VII and taking into account the adjustments set out above). The Secured Parties are entitled to pursue those parts of the guarantee obligations of the German Guarantor that are not enforced by operation of Section 7.11(a) above at any subsequent point in time. This Section 7.11 shall apply again as of the time such additional demands are made.
(d)    Section 7.11(a) shall not apply as to the amount of Loans borrowed under this Agreement and passed on (whether by way of shareholder loan or equity contribution) to the respective German Guarantor or any of its Subsidiaries as long as the respective shareholder loan is outstanding or the respective equity contribution has not been dissolved or otherwise repaid.
(e)    Should it become legally permissible for managing directors of a German Guarantor to enter into guarantees in support of obligations of their shareholders without limitations, the limitations set forth in Section 7.11(a) shall no longer apply. Should any such guarantees become subject to legal restrictions that are less stringent than the limitations set forth in Section 7.11(a) above, such less stringent limitations shall apply. Otherwise, Section 7.11(a) shall remain unaffected by changes in applicable law.
(f)    The limitations provided for in paragraph (a) above shall not apply where (i) the relevant German Guarantor has a fully valuable (vollwertig) recourse claim (Gegenleistungs- oder Rückgewähranspruch) vis-à-vis the relevant shareholder or (ii) a domination agreement (Beherrschungsvertrag) or a profit and loss pooling agreement (Ergebnisabführungsvertrag) is or will be in existence with the relevant German Guarantor (or the relevant general partner), unless section 30 GmbHG is violated despite of the existence of such agreement.
Section 7.12    Swiss Guarantors. If and to the extent that (i) the obligations under this ARTICLE VII of any Swiss Guarantor are for the exclusive benefit of any of such Swiss Guarantor’s Affiliates (other than such Swiss Guarantor’s direct or indirect Subsidiaries) and (ii) complying with the obligations under this ARTICLE VII would constitute a repayment of capital (restitution des apports) or the payment of a (constructive) dividend (distribution de dividende), the following shall apply:
(a)    The aggregate obligations under this ARTICLE VII of any Swiss Guarantor shall be limited to the maximum amount of such Swiss Guarantor’s profits and reserves available for distribution, in each case in accordance with, without limitation, articles 671 para.1 to 3 and 675 para.2 of the Swiss Code of Obligations (the “Available Amount”) at the time any Swiss Guarantor makes a payment under this ARTICLE VII (provided such limitation is still a legal requirement under Swiss law at that time).
(b)    Immediately after having been requested to make a payment under this ARTICLE VII (the “Guarantee Payment”), each Swiss Guarantor shall (i) provide the Administrative Agent, within thirty (30) Business Days from being requested to make the Guarantee Payment, with (1) an interim audited balance sheet prepared by the statutory auditors of the applicable Swiss Guarantor, (2) the determination of the Available Amount based on such interim audited balance sheet as computed by the statutory auditors, and (3) a confirmation from the statutory auditors that the Available Amount is the maximum amount which can be paid by the Swiss Guarantor under this ARTICLE VII without breaching the provisions of Swiss corporate law, which are aimed at protecting the share capital and legal reserves, and (ii) upon receipt of the confirmation referred to in the preceding sentence under (3) and after having taken all actions required pursuant to paragraph (d) below, make such Guarantee Payment in full (less, if required, any Swiss Withholding Tax).

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(c)    If so required under Swiss law (including double tax treaties to which Switzerland is a party) at the time it is required to make a payment under this ARTICLE VII or the Security Documents, the applicable Swiss Guarantor (1) may deduct the Swiss Withholding Tax at the rate of 35% (or such other rate as may be in force at such time) from any payment under this ARTICLE VII or the Security Documents, (2) may pay the Swiss Withholding Tax to the Swiss Federal Tax Administration, and (3) shall notify and provide evidence to the Administrative Agent that the Swiss Withholding Tax has been paid to the Swiss Federal Tax Administration. To the extent the Guarantee Payment due is less than the Available Amount, the applicable Swiss Guarantor shall be required to make a gross-up, indemnify or otherwise hold harmless the Secured Parties for the deduction of the Swiss Withholding Tax, it being understood that at no time shall the Guarantee Payment (including any gross-up or indemnification payment pursuant to this paragraph (c) and including any Swiss Withholding Tax levied thereon) exceed the Available Amount. The applicable Swiss Guarantor shall use its best efforts to ensure that any person which is, as a result of a payment under this ARTICLE VII, entitled to a full or partial refund of the Swiss Withholding Tax, shall as soon as possible after the deduction of the Swiss Withholding Tax (i) request a refund of the Swiss Withholding Tax under any applicable law (including double tax treaties) and (ii) pay to the Administrative Agent for distribution to the applicable Secured Parties upon receipt any amount so refunded. The Secured Obligations will only be considered as discharged to the extent of the effective payment received by the Secured Parties under this ARTICLE VII. This subsection (c) is without prejudice to the gross-up or indemnification obligations of any Guarantor other that the Swiss Guarantors.
(d)    The Swiss Guarantors shall use reasonable efforts to take and cause to be taken all and any other action, including the passing of any shareholders’ resolutions to approve any Guarantee Payment under this ARTICLE VII or the Security Documents, which may be required as a matter of Swiss mandatory law or standard business practice as existing at the time it is required to make a Guarantee Payment under this ARTICLE VII or the Security Documents in order to allow for a prompt payment of the Guarantee Payment or Available Amount, as applicable.
Section 7.13    Irish Guarantor. This Guarantee does not apply to any liability to the extent that it would result in this Guarantee constituting unlawful financial assistance within the meaning of, in respect of any Irish Guarantor, Section 82 of the Irish Companies Act 2014 of Ireland.
Section 7.14    Brazilian Guarantor. The Brazilian Guarantor waives and shall not exercise any and all rights and privileges granted to guarantors which might otherwise be deemed applicable, including but not limited to the rights and privileges referred to in Articles 827, 834, 835, 836, 837, 838 and 839 of the Brazilian Civil Code and the provisions of Article 794 of the Brazilian Civil Procedure Code.
Section 7.15    French Guarantor.
(a)    The obligations and liabilities of a French Guarantor under the Loan Documents and in particular under Article VII (Guarantee) of this Agreement shall not include any obligation or liability which if incurred would constitute the provision of financial assistance within the meaning of article L. 225-216 of the French Code de commerce and/or would constitute a misuse of corporate assets within the meaning of article L. 241-3 or L. 242-6 of the French Code de commerce or any other laws or regulations having the same effect, as interpreted by French courts.

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(b)    The obligations and liabilities of a French Guarantor under Article VII (Guarantee) of this Agreement for the obligations under the Loan Documents of any other Guarantor which is not a French Subsidiary of such French Guarantor, shall be limited at any time to an amount equal to the aggregate of all amounts borrowed under this Agreement by such other Guarantor as a Co-Borrower to the extent directly or indirectly on-lent to the French Guarantor under inter-company loan agreements and outstanding at the date a payment is to be made by such French Guarantor under Article VII (Guarantee) of this Agreement, it being specified that any payment made by a French Guarantor under Article VII (Guarantee) of the Credit Agreement in respect of the obligations of such Guarantor as a Co-Borrower shall reduce pro tanto the outstanding amount of the inter-company loans due by the French Guarantor under the inter-company loan arrangements referred to above.
(c)    The obligations and liabilities of a French Guarantor under Article VII (Guarantee) of this Agreement for the obligations under the Loan Documents of any Guarantor which is its Subsidiary shall not be limited and shall therefore cover all amounts due by such Guarantor as a Co-Borrower and/or as Guarantor, as applicable. However, where such Subsidiary is not incorporated in France, the amounts payable by the French Guarantor under this paragraph (c) in respect of obligations of this Subsidiary as a Co-Borrower and/or Guarantor, shall be limited as set out in paragraph (b) above.
Section 7.16    Belgian Guarantor. No Belgian Guarantor shall be liable for the obligations owed to the Secured Parties by any other Loan Party under any Loan Document, to the extent that such liability would result in such guarantee constituting unlawful financial assistance within the meaning of Article 329 or 629 of the Belgian Companies Code (or any equivalent and applicable provisions in any relevant jurisdiction).
Section 7.17    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 7.17 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 7.17, or otherwise under this Article VII, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until the termination of all Commitments and the repayment in full of all outstanding Obligations. Each Qualified ECP Guarantor intends that this Section 7.17 constitute, and this Section 7.17 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE VIII

EVENTS OF DEFAULT
Section 8.01    Events of Default. Upon the occurrence and during the continuance of the following events (“Events of Default”):
(a)    default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof (including a Term Loan Repayment Date, an Aleris Incremental Term Loan Repayment Date or a Tranche A-1 Term

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Loan Repayment Date) or at a date fixed for prepayment (whether voluntary or mandatory) thereof or by acceleration thereof or otherwise;
(b)    default shall be made in the payment, when and as the same shall become due and payable, of (i) any interest on any Loan and, if such default is caused by a technical or administrative delay, such default shall continue unremedied for a period of five (5) Business Days, or (ii) any Fee or any other amount (other than an amount referred to in paragraph (a) or (b)(i) above) due under any Loan Document and such default shall continue unremedied for a period of five (5) Business Days;
(c)    any representation or warranty made or deemed made in or in connection with any Loan Document or the borrowings hereunder, or which is contained in any certificate furnished by or on behalf of a Loan Party pursuant to this Agreement or any other Loan Document, shall prove to have been false or misleading (in full or in part) in any material respect when so made or deemed made;
(d)    default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in (x) Section 5.02(a), Section 5.03(a), Section 5.08, Section 5.15, Section 5.16, or ARTICLE VI or (y) Section 5.04(a) or Section 5.04(b) (provided that in the case of defaults under Sections 5.04(a) or (b) which do not impair in any material respect the insurance coverage maintained on the Collateral or the Companies’ assets taken as a whole, then such default will not constitute an Event of Default unless such default has continued unremedied for a period of three (3) Business Days);
(e)    (i) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in Section 5.02 (other than Section 5.02(a)), and such default shall continue unremedied or shall not be waived for a period of five (5) Business Days after written notice thereof from the Administrative Agent or any Lender to the Designated Company, or (ii) default shall be made in the due observance or performance by any Company of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (a), (b), (d) or (e)(i) immediately above) and such default shall continue unremedied or shall not be waived for a period of thirty (30) days after written notice thereof from the Administrative Agent or any Lender to the Designated Company;
(f)    any Company shall (i) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness (other than the Obligations), when and as the same shall become due and payable beyond any applicable grace period, (ii) fail to observe or perform any other term, covenant, condition or agreement contained in any agreement or instrument evidencing or governing any Indebtedness if the effect of any failure referred to in this clause (ii) is to cause, or to permit the holder or holders of such Indebtedness or a trustee or other representative on its or their behalf to cause, such Indebtedness to become due prior to its stated maturity or become subject to a mandatory offer purchase by the obligor; provided that, other than in the case of the Revolving Credit Agreement, it shall not constitute an Event of Default pursuant to this paragraph (f) unless the aggregate Dollar Equivalent amount of all such Indebtedness referred to in clauses (i) and (ii) exceeds $100,000,000 at any one time (provided that, in the case of Hedging Obligations, the amount counted for this purpose shall be the net amount payable by all Companies if such Hedging Obligations were terminated at such time); provided, further that this clause (f)(ii) shall not apply to (x) a failure to comply with a financial maintenance covenant under the Revolving Credit Agreement in the form of an asset based loan facility, (y) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder

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and under the documents providing for such Indebtedness and such Indebtedness is repaid or discharged to the extent required under the terms governing such Indebtedness or (z) Indebtedness that becomes due as a result of a notice of voluntary refinancing, exchange, or conversion thereof that is permitted thereunder, so long as such refinancing, exchange or conversion is consummated, or such notice duly withdrawn, in accordance with the terms of such Indebtedness, or (iii) fail to observe or perform any financial maintenance covenant under a Revolving Credit Agreement which is an asset based loan facility and such failure results in the Indebtedness under such Revolving Credit Agreement becoming due prior to its stated maturity;
(g)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of any Loan Party or Material Subsidiary, or of a substantial part of the property of any Loan Party or Material Subsidiary, under Title 11 of the U.S. Code, as now constituted or hereafter amended, or any other federal, state, provincial or foreign bankruptcy, insolvency, receivership, reorganization or other Debtor Relief Law, including any proceeding under applicable corporate law; (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner or similar official for any Loan Party or Material Subsidiary or for a substantial part of the property of any Loan Party or Material Subsidiary; or (iii) the winding-up, liquidation or examination of any Loan Party or Material Subsidiary; and such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
(h)    any Loan Party or Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or other Debtor Relief Law; (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in clause (g) above; (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator, examiner or similar official for any Loan Party or Material Subsidiary or for a substantial part of the property of any Loan Party or Material Subsidiary; (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding; (v) make a general assignment for the benefit of creditors; (vi) become unable, admit in writing its insolvency or inability or fail generally to pay its debts as they become due; (vii) take any action for the purpose of effecting any of the foregoing; (viii) wind up or liquidate (except in accordance with Section 6.05) or put into examination, or (ix) take any step with a view to a moratorium or a composition or similar arrangement with any creditors of any Loan Party or Material Subsidiary, or a moratorium is declared or instituted in respect of the indebtedness of any Loan Party or Material Subsidiary;
(i)    one or more judgments, orders or decrees for the payment of money in an aggregate Dollar Equivalent amount in excess of $100,000,000, to the extent not covered by insurance or supported by a letter of credit or appeal bonds posted in cash, shall be rendered against any Company or any combination thereof and the same shall remain undischarged, unvacated or unbonded for a period of thirty (30) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon properties of any Company to enforce any such judgment;
(j)    one or more ERISA Events or noncompliance with respect to Foreign Plans or Compensation Plans shall have occurred that, when taken together with all other such ERISA Events and noncompliance with respect to Foreign Plans or Compensation Plans that have

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occurred, could reasonably be expected to result in liability of any Company and its ERISA Affiliates that could reasonably be expected to result in a Material Adverse Effect;
(k)    any security interest and Lien purported to be created by any Security Document shall cease to be in full force and effect, or shall cease to give the Collateral Agent, for the benefit of the Secured Parties, a valid, perfected First Priority security interest in and Lien on all of the Collateral thereunder (except as otherwise expressly provided in such Security Document) in favor of the Collateral Agent, or shall be asserted by the Designated Company or any other Loan Party not to be a valid, perfected, First Priority (except as otherwise expressly provided in this Agreement, the Intercreditor Agreement or such Security Document) security interest in or Lien on the Collateral covered thereby;
(l)    any Loan Document or any material provision thereof shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by any Loan Party or by any Governmental Authority, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or any Loan Party shall repudiate or deny any portion of its liability or obligation for the Obligations;
(m)    there shall have occurred a Change in Control;
(n)    the Intercreditor Agreement or any material provision thereof shall cease to be in full force or effect other than (i) as expressly permitted hereunder or thereunder, (ii) by a consensual termination or modification thereof agreed to by the Agent party thereto, the Revolving Credit Agents party thereto and all other creditors of the Designated Company and its Restricted Subsidiaries (or any trustee, agent or representative acting on their behalf) that is a party thereto, or (iii) as a result of satisfaction in full of the obligations under the Revolving Credit Loan Documents, the Additional Senior Secured Indebtedness Documents (if any), the Junior Secured Indebtedness (if any) and any other Material Indebtedness subject to the terms of the Intercreditor Agreement; or
(o)    any Company shall be prohibited or otherwise restrained from conducting the business theretofore conducted by it in any manner that has or could reasonably be expected to result in a Material Adverse Effect by virtue of any determination, ruling, decision, decree or order of any court or Governmental Authority of competent jurisdiction;
then, and in every such event (other than an event with respect to any Loan Party described in paragraph (g) or (h) above), and at any time thereafter during the continuance of such event the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Designated Company, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other Obligations of the Loan Parties accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each of the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event, with respect to any Loan Party described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees, costs, charges and all other Obligations of the Loan Parties accrued hereunder and under any other Loan Document, shall

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automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by each of the Loan Parties, anything contained herein or in any other Loan Document to the contrary notwithstanding.
Section 8.02    Rescission. If at any time after termination of the Commitments or acceleration of the maturity of the Loans, the Loan Parties shall pay all arrears of interest and all payments on account of principal of the Loans owing by them that shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant Section 11.02, then upon the written consent of the Required Lenders and written notice to the Designated Company, the termination of the Commitments or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision that may be made at the election of the Required Lenders, and such provisions are not intended to benefit any Loan Party and do not give any Loan Party the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.
Section 8.03    Application of Proceeds. Subject to the terms of the Intercreditor Agreement, the proceeds received by any of the Agents in respect of any sale of, collection from or other realization upon all or any part of the Collateral, whether pursuant to the exercise by the Collateral Agent of its remedies or otherwise (including any payments received with respect to adequate protection payments or other distributions relating to the Obligations during the pendency of any reorganization or proceeding under any Debtor Relief Law) after an Event of Default has occurred and is continuing or after the acceleration of the Obligations, shall be applied, in full or in part, together with any other sums then held by the Agents or any Receiver pursuant to this Agreement, promptly by the Agents or any Receiver as follows:
(a)    First, to the payment of all reasonable costs and expenses, fees, commissions and taxes of such sale, collection or other realization including compensation to the Agents or any Receiver and their agents and counsel, and all expenses, liabilities and advances made or incurred by the Agents or any Receiver in connection therewith, and all amounts for which the Agents or any Receiver are entitled to indemnification or reimbursement pursuant to the provisions of any Loan Document, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
(b)    Second, to the payment of all other reasonable costs and expenses of such sale, collection or other realization including any compensation payable to the other Secured Parties and their agents and counsel and all costs, liabilities and advances made or incurred by the other Secured Parties in connection therewith, together with interest on each such amount at the highest rate then in effect under this Agreement from and after the date such amount is due, owing or unpaid until paid in full;
(c)    Third, without duplication of amounts applied pursuant to clauses (a) and (b) above, to the indefeasible payment in full in cash, pro rata, of interest and other amounts constituting Obligations which are then due and owing (other than principal) and any fees, premiums and scheduled periodic payments due under Hedging Agreements constituting Secured Obligations and any interest accrued thereon, in each case equally and ratably in accordance with the respective amounts thereof then due and owing with respect to such Obligations;

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(d)    Fourth, to the indefeasible payment in full in cash, pro rata, of the principal amount of the Obligations and any premium thereon and any breakage, termination or other payments under Hedging Agreements constituting Secured Obligations and any interest accrued thereon and any remaining Secured Obligations, in each case equally and ratably in accordance with the respective amounts thereof then due and owing; and
(e)    Fifth, the balance, if any, to the person lawfully entitled thereto (including the applicable Loan Party or its successors or assigns) or as a court of competent jurisdiction may direct.
In the event that any such proceeds are insufficient to pay in full the items described in clauses (a) through (d) of this Section 8.03, the Loan Parties shall remain liable, jointly and severally, for any deficiency.
    Notwithstanding the foregoing, Obligations arising under Hedging Agreements constituting Secured Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable Secured Hedge Provider. Each Secured Hedge Provider not a party to the Credit Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent and the Collateral Agent pursuant to the terms of Article X hereof for itself and its Affiliates as if a “Lender” party hereto.

Section 8.04    Designated Company’s Right to Cure.
(a)    Notwithstanding anything to the contrary contained in Section 8.01, in the event the Designated Company fails to comply with the Financial Performance Covenant with respect to a period of four consecutive fiscal quarters, then at any time after the end of the last fiscal quarter of such period of four consecutive fiscal quarters until the expiration of the tenth (10th) day after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder, any Specified Holder may make a Specified Equity Contribution to Holdings, and Holdings shall immediately make a cash contribution to the common equity of the Designated Company and/or purchase Equity Interests of the Designated Company (other than Disqualified Capital Stock), in the amount of such Specified Equity Contribution. The Designated Company may apply the amount of the Net Cash Proceeds thereof received by it to increase Consolidated EBITDA with respect to such applicable quarter; provided that such Net Cash Proceeds (i) are actually received by the Designated Company (including through capital contribution of such Net Cash Proceeds by Holdings to the Designated Company) no later than ten (10) days after the date on which financial statements are required to be delivered with respect to such fiscal quarter hereunder and (ii) do not exceed the aggregate amount necessary for purposes of complying (by addition to Consolidated EBITDA) with the Financial Performance Covenant for such period. The parties hereby acknowledge and agree that notwithstanding anything to the contrary contained elsewhere in this Agreement, this Section 8.04(a) (and any Specified Equity Contribution or the proceeds thereof) may not be relied on for purposes of calculating any financial ratios (other than as applicable to the Financial Performance Covenant for purposes of increasing Consolidated EBITDA as provided herein) or any available basket or thresholds under this Agreement and shall not result in any adjustment to any amounts or calculations other than the amount of the Consolidated EBITDA referred to in the immediately preceding sentence.

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(b)    The parties hereto agree that (i) in each period of four consecutive fiscal quarters, there shall be at least two (2) fiscal quarters in which no Specified Equity Contribution is made, (ii) during the term of this Agreement, no more than four Specified Equity Contributions will be made, and (iii) the cash contributed or received pursuant to such Specified Equity Contribution (A) shall be disregarded for any purpose other than increasing Consolidated EBITDA solely for the purposes of measuring the Financial Performance Covenant (and, for the avoidance of doubt, such cash shall not constitute “cash and Cash Equivalents” or Unrestricted Cash for purposes of the definition of “Consolidated Total Net Debt” and shall not increase Consolidated EBITDA for the purpose of determining compliance with the Financial Performance Covenant on a Pro Forma Basis in determining whether another transaction will be permitted) and (B) for purposes of calculating the Total Net Leverage Ratio, the Consolidated Interest Coverage Ratio, the Senior Secured Net Leverage Ratio, the Secured Net Leverage Ratio and the Financial Performance Covenant, shall not be deemed to reduce any Indebtedness or other obligations of the Loan Parties that would otherwise be included in the definition of “Consolidated Total Net Debt” (except, with respect to periods after the fiscal quarter with respect to which such Equity Issuance is made, to the extent such Specified Equity Contribution is applied to repay Indebtedness).
ARTICLE IX

[INTENTIONALLY OMITTED]
ARTICLE X

THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT
Section 10.01    Appointment and Authority. Each of the Lenders hereby irrevocably appoints SCB to act on its behalf as the Administrative Agent and the Collateral Agent hereunder and under the other Loan Documents and authorizes each Agent to take such actions on its behalf and to exercise such powers as are delegated to such Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Pursuant to article 1161 of the French code civil, the Lenders hereby expressly authorize the French Collateral Agent to act on the behalf and for the account of the Lenders and in its own name and for its own account as creditor under the Parallel Debt provision set forth in Section 11.24, in connection with the performance of the Loan Documents. The provisions of this Article are solely for the benefit of the Agents and the Lenders and neither the Designated Company nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
Section 10.02    Rights as a Lender. Each person serving an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include each person serving as an Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Designated Company or other Loan Party, or any Subsidiary or other Affiliate thereof, as if such person were not an Agent hereunder and without any duty to account therefor to the Lenders.
Section 10.03    Exculpatory Provisions.

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(a)    No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, no Agent:
(i)    shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(ii)    shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that in each case such Agent is expressly required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided that such Agent shall not be required to take any action that, in its judgment or the judgment of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Requirements of Law; and
(iii)    shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Designated Company or other Loan Party or any of its Affiliates that is communicated to or obtained by the person serving as such Agent or any of its Affiliates in any capacity.
(b)    Notwithstanding anything to the contrary in any Loan Document, no Agent shall be liable for any action taken or not taken by it (x) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.01 and 11.02) or (y) in the absence of its own gross negligence or willful misconduct. No Agent shall be deemed to have knowledge of, or be required to take any action in connection with, any Default unless and until notice describing such Default is given to such Agent by the Designated Company or a Lender.
(c)    No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in ARTICLE IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. Without limiting the generality of the foregoing, the use of the term “agent” in this Agreement with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term us used merely as a matter of market custom and is intended to create or reflect only an administrative relationship between independent contracting parties.
(d)    No Agent shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to

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Disqualified Institutions. Without limiting the generality of the foregoing, the Agents shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
(e)    Notwithstanding anything to the contrary in any Loan Document, without limiting any Agent’s rights hereunder to exercise discretion in taking any action in connection with the Loan Documents or any transaction permitted hereunder or thereunder (it being understood and agreed by the Lenders that such Agent may elect to act promptly and without seeking express approval from any Lender prior to taking such action), any Agent may:
(i)    require the express written approval of the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents) prior to taking any action in connection with the Loan Documents or any transaction permitted hereunder or thereunder, including, without limitation, the Permitted Reorganization; or
(ii)    upon at least two (2) Business Days’ prior written notice to the Lenders (such period, the “Specified Notice Period”), require the express written approval of the Representative Lenders prior to taking any action in connection with the Loan Documents or any transaction permitted hereunder or thereunder; provided that this clause (ii) shall not apply with respect to any action in connection with the Permitted Reorganization or that would otherwise require the consent of such other number or percentage of the Lenders as expressly provided for in Section 11.02.
On and after the date that the requisite written approval, if any, is provided to such Agent by such Lenders in accordance with the immediately preceding sentence, such Agent shall be authorized to take such action for all purposes under the Loan Documents without the consent of any other Lender. For purposes of this clause (e), “Representative Lenders” shall mean, with respect to any action under clause (ii) above, Lenders holding more than 50% of the sum of all Loans outstanding and unused Commitments (if any) of all Lenders that have provided written notice of their approval or disapproval of such action or omission to take an action within the Specified Notice Period.
Section 10.04    Reliance by the Administrative Agent. Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon or acting or failing to act upon (including in connection with such Agent’s execution, delivery or filing of any Loan Document or other agreement, document, certificate or filing in connection therewith), (i) any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) or (ii) any electronic signature purportedly given by or on behalf of any Loan party or any Secured Party, in each case, believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. In determining whether the conditions to taking any action under or in connection with any Loan Document are satisfied, each Agent shall be entitled to rely upon any certificates delivered to such Agent by any Loan Party. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Agents are further authorized to rely upon and to comply with

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any written, oral or telephonic statements made or purported to be made by any Loan Party. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Designated Company or other Loan Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Section 10.05    Delegation of Duties. Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through, or delegate any and all such rights and powers to, any one or more sub-agents appointed by such Agent, including a sub-agent which is a non-U.S. affiliate of such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of each Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.
Section 10.06    Resignation of Agent.
(a)    Each Agent may at any time give notice of its resignation to the Lenders and the Designated Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Designated Company, to appoint a successor, which (i)  shall be a bank with an office in the United States or England and Wales, or an Affiliate of any such bank with an office in the United States or England and Wales and (ii) for the Administrative Agent, shall be a commercial bank or other financial institution having assets in excess of $1,000,000,000. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above, provided that if the Agent shall notify the Designated Company and the Lenders that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security as nominee until such time as a successor Collateral Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through an Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Co-Borrowers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Co-Borrowers and such successor. After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this ARTICLE X and Section 11.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any

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of them while the retiring Agent was acting as Agent. The Escrow Agent shall be deemed to have automatically resigned upon the resignation of the Administrative Agent.
(b)    The Administrative Agent shall resign in accordance with paragraph (a) above if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Administrative Agent under the Loan Documents, either:
(i)    the Administrative Agent fails to respond to a request under Section 2.15(f) (FATCA Information) and a Lender reasonably believes that the Administrative Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
(ii)    the information supplied by the Administrative Agent pursuant to Section 2.15(f) (FATCA Information) indicates that the Administrative Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or
(iii)    the Administrative Agent notifies the Designated Company and the Lenders that the Administrative Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Administrative Agent were a FATCA Exempt Party, and that Lender, by notice to the Administrative Agent, requires it to resign.
Section 10.07    Non-Reliance on Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon any Agent, the Escrow Agent, any syndication agent, documentation agent, arranger or bookrunner listed on the cover page hereto or acting in such capacity in connection with any amendment or in connection with any Incremental Term Loans made hereunder, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, the Escrow Agent, any syndication agent, documentation agent, arranger or bookrunner listed on the cover page hereto or acting in such capacity in connection with any amendment or in connection with any Incremental Term Loans made hereunder, or any other Lender, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
Section 10.08    No Other Duties, etc. Notwithstanding anything to the contrary contained herein, the Mandated Lead Arrangers listed on the cover page hereof shall not have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, Collateral Agent, Escrow Agent or as a Lender hereunder.
Section 10.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Agents (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether any Agent shall have made any demand on any Co-Borrower or any Guarantor) shall be entitled and empowered, by intervention in such proceeding or otherwise:

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(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Agents and the other Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Secured Parties and the Agents hereunder) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Secured Parties, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts due the Agents hereunder. Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Secured Obligations or the rights of any Secured Party to authorize any Agent to vote in respect of the claim of any Secured Party in any such proceeding.

Section 10.10    Concerning the Collateral and the Related Loan Documents. Each Lender authorizes and directs the Agents to enter into this Agreement and the other Loan Documents, including the Intercreditor Agreement and to perform their obligations thereunder. Each Lender agrees that any action taken by the Agents or Required Lenders in accordance with the terms of this Agreement or the other Loan Documents, including the Intercreditor Agreement, and the exercise by the Agents or Required Lenders of their respective powers set forth therein or herein, together with such other powers that are reasonably incidental thereto, shall be binding upon all of the Lenders.
Section 10.11    Release. Each Lender and each Loan Party hereby releases each Agent acting on its behalf pursuant to the terms of this Agreement or any other Loan Document from the restrictions of Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) (restriction on self-dealing).
Section 10.12    Acknowledgment of Security Trust Deed. Each Secured Party acknowledges the terms of the Security Trust Deed and, in particular, the terms, basis and limitation on which the Collateral Agent holds the “Transaction Security” (as defined therein) and specifically agrees and accepts (i) such terms, basis and limitation; (ii) that the Collateral Agent shall, as trustee, have only those duties, obligations and responsibilities expressly specified in the Security Trust Deed; (iii) the limitation and exclusion of the Collateral Agent’s liability as set out therein; and (iv) all other provisions of the Security Trust Deed as if it were a party thereto.
Section 10.13    Secured Hedging Agreements. Except as otherwise expressly set forth herein or in any Guarantee or any Security Document, no Secured Hedge Provider that obtains the benefits of Section 8.03, any Guarantee or any Collateral by virtue of the provisions hereof or of any Guarantee or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its

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capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, no Agent shall be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Hedging Obligations owing to Secured Hedge Providers unless such Agent has received written notice of such Obligations, together with such supporting documentation as such Agent may request, from the applicable Secured Hedge Provider.
Section 10.14    Erroneous Payments.
(a)    If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 10.14 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Interbank Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

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(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 10.14(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 10.14(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 10.14(a) or on whether or not an Erroneous Payment has been made.
(c)    Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)    (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments, if any) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the applicable Co-Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the applicable Co-Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall

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cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Co-Borrowers shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.
(ii)    Subject to Section 11.04 (but excluding, in all events, any assignment consent or approval requirements (whether from the Co-Borrowers or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(e)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Secured Obligations in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Secured Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by any Co-Borrower or any other Loan Party; provided that this Section 10.14 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Secured Obligations of any Borrower relative to the amount (and/or timing for payment) of the Secured Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds

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received by the Administrative Agent from a Co-Borrower for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 10.14 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof).
ARTICLE XI

MISCELLANEOUS
Section 11.01    Notices.
(a)    Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows:
(i)    if to any Loan Party, to the Borrower at:
Novelis Inc.
Two Alliance Center
3560 Lenox Road, Suite 2000
Atlanta, GA 30326
Attention: Randal P. Miller
Telecopier No.: 404-760-0124
Email: randy.miller@novelis.adityabirla.com
with a copy to:

Novelis Inc.
Two Alliance Center
3560 Lenox Road, Suite 2000
Atlanta, GA 30326
Attention: Chirag P. Shah
Telecopier No.: 404-760-0137
Email: chirag.shah@novelis.adityabirla.com
    and

Torys LLP
1114 Avenue of the Americas, 23rd Floor

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New York, New York 10036
Attention: Jonathan B. Wiener
Telecopier No.: 212-682-0200
Email: jwiener@torys.com

(ii)    if to a Lender, to it at its address (or telecopier number) set forth in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Designated Company); and
(iii)    if to the Administrative Agent, the Collateral Agent, or the Escrow Agent, to it at:
Standard Chartered Bank
5th Floor 1 Basinghall Avenue
London, England, EC2V 5DD
Attention: Asset Servicing - Manager
Fax:  +44207 885 9728
Email: loansagencyuk@sc.com
with a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
155 N. Wacker Drive
Chicago IL, 60606
Attention: David M. Wagener
Telecopier No.: (312) 827-9462
Phone No.: (312) 407-0870
Email: david.wagener@skadden.com
Notices and other communication sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices delivered through electronic communications to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may (subject to Section 11.01(d)) be delivered or furnished by electronic communication (including e-mail, FpML messaging and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to ARTICLE II if such Lender, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, the Collateral Agent or the Designated Company may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it (including as set forth in

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Section 11.01(d)); provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    Change of Address, Etc. Any party hereto (other than a Lender) may change its address or telecopier number for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Designated Company and the Administrative Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(d)    Posting. Each Loan Party hereby agrees that it will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) relates to a request for a new, or a conversion of an existing, Borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications, collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at loansagencyuk@sc.com or at such other e-mail address(es) provided to the Designated Company from time to time or in such other form, including hard copy delivery thereof, as the Administrative Agent shall reasonably require. Nothing in this Section 11.01(d) shall prejudice the right of the Agents, any Lender or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.
To the extent consented to by the Administrative Agent from time to time, Administrative Agent agrees that receipt of the Communications by the Administrative Agent at its e-mail address(es) set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents; provided that the Designated Company shall also deliver to the Administrative Agent an executed original of each Compliance Certificate and an executed copy (which may be by pdf or similar electronic transmission) of each notice or request of the type described in clauses (i) through (iv) of paragraph (d) above required to be delivered hereunder.

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Each Loan Party further agrees that Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks, Syndtrak, ClearPar or a substantially similar electronic transmission system (the “Platform”). THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS (AS DEFINED BELOW) OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Designated Company, any other Loan Party, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Designated Company’s, any Loan Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Designated Company, any other Loan Party, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
Each Loan Party further agrees and acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Designated Company or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such persons’ securities. The Designated Company and each other Loan Party hereby agree that it will use commercially reasonable efforts to identify that portion of the materials and/or information provided by or on behalf of the Designated Company hereunder (the “Borrower Materials”) that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials hereunder “PUBLIC,” the Loan Parties shall be deemed to have authorized the Mandated Lead Arrangers, the Agents and the Lenders to treat such materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Designated Company, the other Loan Parties or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such materials constitute Information, they shall be treated as set forth in Section 11.12); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Agents and the Mandated Lead Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information”. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion

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of the Platform and that may contain material non-public information with respect to the Designated Company, the other Loan Parties or their respective securities for purposes of United States Federal or state securities laws.
(e)    Reliance by the Administrative Agent, the Collateral Agent and Lenders. The Administrative Agent, the Collateral Agent and the Lenders shall be entitled to rely and act upon any notices purportedly given by or on behalf of the Designated Company even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Co-Borrowers shall indemnify the Administrative Agent, the Collateral Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such person on each notice purportedly given by or on behalf of the Designated Company. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
Section 11.02    Waivers; Cumulative Remedies; Amendment.
(a)    Waivers; Cumulative Remedies. No failure or delay by the Administrative Agent, the Collateral Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of each Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 11.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
(b)    Required Consents. Subject to the terms of the Intercreditor Agreement and to Section 11.02(c) and (d), neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended, supplemented or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Designated Company and the Required Lenders (or by the Administrative Agent with the written consent of the Required Lenders) or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent (or, in the case of any applicable Security Document, the Collateral Agent) and the Loan Party or Loan Parties that are party thereto, in each case with the written consent of the Required Lenders; provided that no such agreement shall be effective if the effect thereof would:
(i)    increase the Commitment of any Lender without the written consent of such Lender (it being understood that no amendment, modification, termination, waiver or consent with respect to any condition precedent, covenant or Default shall constitute an increase in the Commitment of any Lender);

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(ii)    reduce the principal amount of any Loan or reduce the rate of interest thereon (other than interest pursuant to Section 2.06(c)), or reduce any Fees payable hereunder, or change the form or currency of payment of any Obligation, without the written consent of each Lender directly affected thereby;
(iii)    (A) change the scheduled final maturity of any Loan, or any scheduled date of payment of or the installment otherwise due on the principal amount of any Loan under Section 2.09, (B) postpone the date for payment of any interest or fees payable hereunder, (C) change the amount of, waive or excuse any such payment (other than waiver of any increase in the interest rate pursuant to Section 2.06(c)), or (D) postpone the scheduled date of expiration of any Commitment without the written consent of each Lender directly affected thereby;
(iv)    increase the maximum duration of Interest Periods hereunder, without the written consent of each Lender directly affected thereby;
(v)    permit the assignment or delegation by any Co-Borrower of any of its rights or obligations under any Loan Document, without the written consent of each Lender (provided that neither the Permitted Holdings Amalgamation nor the Permitted Reorganization shall constitute an assignment or delegation by the Borrower of its rights or obligations under the Loan Documents);
(vi)    except pursuant to the Intercreditor Agreement, release Holdings (or, on and after the Specified AV Minerals Joinder Date, AV Minerals) or all or substantially all of the Subsidiary Guarantors from their Guarantees (except as expressly provided in this Agreement or as otherwise expressly provided by any such Guarantee), or limit their liability in respect of such Guarantees, without the written consent of each Lender;
(vii)    except pursuant to the Intercreditor Agreement or the express terms hereof, release all or a substantial portion of the Collateral from the Liens of the Security Documents or alter the relative priorities of a material portion of the Secured Obligations entitled to the Liens of the Security Documents, in each case without the written consent of each Lender (it being understood that additional Indebtedness consented to by the Required Lenders and additional Loans pursuant to Section 2.23 or Section 2.24 and Additional Senior Secured Indebtedness or Permitted First Priority Refinancing Debt may be equally and ratably secured by the Collateral with the then existing Secured Obligations under the Security Documents);
(viii)    change Section 2.14(b), (c) or (d) in a manner that would alter the pro rata sharing of payments or setoffs required thereby or any other provision in a manner that would alter the pro rata allocation among the Lenders of Loan disbursements, including the requirements of Section 2.02(a), without the written consent of each Lender directly affected thereby (it being understood that additional Indebtedness consented to by the Required Lenders and additional Loans pursuant to Section 2.23 and

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Section 2.24 may be equally and ratably secured by the Collateral with the then existing Secured Obligations under the Security Documents and may share payments and setoffs ratably with other Loans);
(ix)    change any provision of this Section 11.02(b), (c), or (d), without the written consent of each Lender directly affected thereby (except for additional restrictions on amendments or waivers for the benefit of Lenders of additional Indebtedness consented to by the Required Lenders and additional Loans pursuant to Section 2.23 and Section 2.24);
(x)    change the percentage set forth in the definition of “Required Lenders” or any other provision of any Loan Document (including this Section) specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, other than to increase such percentage or number or to give any additional Lender or group of Lenders such right to waive, amend or modify or make any such determination or grant any such consent;
(xi)    amend, modify or waive any provision of: (A) Section 2.1 of the Intercreditor Agreement to the extent such amendment, modification or waiver would adversely affect the priority of the Liens on the Collateral held by the Collateral Agent for the benefit of the Secured Parties or (B) Section 6.3 of the Intercreditor Agreement in a manner that adversely affects the priority of payments of Collateral proceeds, in each case without the written consent of each affected Lender; provided that this clause (xi) shall not apply to amending, modifying or waiving any provision of Section 2.1 or 6.3 of the Intercreditor Agreement in order to (1) give effect to any additional Indebtedness, including the designation of any such Indebtedness as Pari Passu Debt (as defined in the Intercreditor Agreement), Subordinated Lien Debt (as defined in the Intercreditor Agreement) or Indebtedness under any Revolving Credit Loan Document and the granting of security interests to the holders of such Pari Passu Debt, Subordinated Lien Debt or Indebtedness under any Revolving Credit Loan Document in the Collateral to secure the obligations under such Pari Passu Debt, Subordinated Lien Debt or Indebtedness under any Revolving Credit Loan Document that is permitted pursuant to Section 6.01 hereof (or would be permitted pursuant to an amendment, modification or waiver of this Agreement that is otherwise permitted by this Section 11.02) or (2) to enable any other Indebtedness to constitute Pari Passu Debt, Subordinated Lien Debt or Indebtedness under any Revolving Credit Loan Document to the extent not prohibited by this Agreement; and
(xii)    change or waive any provision of ARTICLE X as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the written consent of such Agent;
(xiii)    from and after the effective date of the first Increase Joinder entered into after the Second Amendment Effective Date, amend, change, modify or waive any provision of this Agreement or any other Loan

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Document in a manner that adversely affects Lenders of a particular Class, on the one hand, as compared to Lenders of another Class, on the other hand, in each case without the written consent of the Required Lenders of such affected Class (together with the written consent of such additional Lenders of such affected Class otherwise required pursuant to the other terms of this Section 11.02 (as if such provisions applied solely to such affected Class));
provided, further, that
(1)    any waiver, amendment or modification of the Intercreditor Agreement (and any related definitions) may be effected by an agreement or agreements in writing entered into among the Collateral Agent, the Administrative Agent, the Revolving Credit Collateral Agent and the Revolving Credit Administrative Agent (in each case, with the consent of the Required Lenders but without the consent of any Loan Party, so long as such amendment, waiver or modification does not impose any additional duties or obligations on the Loan Parties or alter or impair any right of any Loan Party under the Loan Documents); and
(2)    upon the effectiveness of any Refinancing Amendment or any Incremental Term Loan Commitment or any Incremental Term Loan, the Administrative Agent, the Designated Company and the Lenders providing the relevant Credit Agreement Refinancing Indebtedness or Incremental Term Loan Commitment may amend this Agreement to the extent (but only to the extent) necessary to reflect the existence and terms of the Credit Agreement Refinancing Indebtedness or Incremental Term Loans incurred pursuant thereto (including any amendments necessary to treat the Loans and Commitments subject thereto as Other Term Loans and/or Other Term Loan Commitments and any Incremental Term Loan Commitments or Incremental Term Loans, as applicable). The Administrative Agent and the Designated Company may effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Designated Company, to effect the terms of any Refinancing Amendment;
provided, further, that, notwithstanding anything to the contrary contained herein, each Agent is hereby authorized by each Lender to enter into any amendment to or modification of the Intercreditor Agreement or the Security Documents in connection with the issuance or incurrence of Pari Passu Secured Obligations or Subordinated Lien Secured Obligations (each as defined under the Intercreditor Agreement) or any Permitted Revolving Credit Facility Refinancings, solely to the extent necessary to effect such amendments as may be necessary or appropriate, in the reasonable opinion of such Agent, in connection with any such issuance or incurrence expressly permitted hereunder, so long as such amendment or modification does not adversely affect the rights of any Lender (it being understood that allowing Pari Passu Secured Obligations, Subordinated Lien Secured Obligations and Permitted Revolving Credit Facility Refinancings to be secured by Collateral on the terms set forth in the Intercreditor Agreement will not be deemed to adversely affect the rights of any Lender);
and provided, further, that any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased or extended, the principal owed to such Lender reduced or this proviso amended, without the consent of such Lender and (y) any waiver, amendment or

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modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.
(c)    Collateral. Without the consent of any other person, the Administrative Agent and/or Collateral Agent may (or shall, to the extent required by any Loan Document) enter into any amendment or waiver of any Security Document (subject to the consent of the Loan Parties party thereto except as otherwise provided in such Security Document) or enter into any new agreement or instrument, to (i) effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, (ii) as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable Requirements of Law (in the case of the U.S. Hold Separate Assets, as such Requirements of Law are modified pursuant to a U.S. Hold Separate Agreement), or (iii) to cure any inconsistency with this Agreement (other than, solely in the case of clause (iii), amendments or waivers to provisions in such Security Documents that are required to create or perfect the security interests created thereby or cause such Security Document or security interest to be enforceable).
(d)    Dissenting Lenders. If, in connection with any proposed change, waiver, consent, discharge or termination of the provisions of this Agreement as contemplated by Section 11.02(b), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Designated Company shall have the right, upon notice by the Designated Company to such Lender and the Administrative Agent, to replace all, but not less than all, of such non-consenting Lender or Lenders (so long as all non-consenting Lenders are so replaced) with one or more persons pursuant to Section 2.16 so long as at the time of such replacement each such new Lender consents to the proposed change, waiver, consent, discharge or termination. Each Lender agrees that, if the Designated Company elects to replace such Lender in accordance with this Section, it shall promptly execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Note (if Notes have been issued in respect of such Lender’s Loans) subject to such Assignment and Assumption; provided that the failure of any such non-consenting Lender to execute an Assignment and Assumption shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register.
(e)    Holdings Amalgamation; Permitted Reorganization and Increased Commitments. Notwithstanding the foregoing, the Administrative Agent, the Collateral Agent and the Designated Company (without the consent of any Lenders) may amend, amend and restate, supplement or otherwise modify this Agreement and the other Loan Documents if necessary or advisable in connection with or to effectuate (i) the Permitted Holdings Amalgamation, (ii) the Permitted Reorganization (to the extent set forth in the definitions of “Permitted Reorganization”) and (iii) any additional Loans contemplated by Section 2.23 and Section 2.24.
(f)    Loan Modification Offers.
(i)    The Designated Company may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all the Lenders of one or more Classes of Loans (each Class subject to such a Loan Modification Offer, an “Affected Class”) to make one or more Permitted Amendments (as defined below)

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pursuant to procedures reasonably specified by the Administrative Agent and reasonably acceptable to the Designated Company. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than 10 Business Days nor more than 30 Business Days after the date of such notice) (or such shorter periods as are acceptable to the Administrative Agent). Permitted Amendments shall become effective only with respect to the Loans of the Lenders of the Affected Class that accept the applicable Loan Modification Offer (such Lenders, the “Accepting Lenders”) and, in the case of any Accepting Lender, only with respect to such Lender’s Loans of such Affected Class as to which such Lender’s acceptance has been made. Each Lender of each Affected Class may elect or decline, in its sole discretion, to participate in such Loan Modification Offer.
(ii)    The Designated Company and each Accepting Lender shall execute and deliver to the Administrative Agent an agreement in form and substance satisfactory to the Administrative Agent giving effect to the Permitted Amendment (a “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby and only with respect to the Loans and Commitments of the Accepting Lenders of the Affected Class. Notwithstanding the foregoing, no Permitted Amendment shall become effective under this Section 11.02 unless the Administrative Agent, to the extent so reasonably requested by the Administrative Agent, shall have received corporate documents, officers’ certificates and legal opinions consistent with those delivered on the Closing Date under Section 4.02.
(iii)    “Permitted Amendments” shall be (A) an extension of the final maturity date of the applicable Loans of the Accepting Lenders (provided that such extensions may not result in having more than two additional final maturity dates in any year, or more than three additional final maturity dates at any time, under this Agreement without the consent of the Administrative Agent), (B) a reduction, elimination or extension, of the scheduled amortization of the applicable Loans of the Accepting Lenders, (C) a change in rate of interest (including a change to the Applicable Margin and any provision establishing a minimum rate), premium, or other amount with respect to the applicable Loans of the Accepting Lenders and/or a change in the payment of fees to the Accepting Lenders (such change and/or payments to be in the form of cash, Equity Interests or other property to the extent not prohibited by this Agreement), and (D) any other amendment to a Loan Document required to give effect to the Permitted Amendments described in clauses (A) to (C) of this Section 11.02(g).

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(g)    Most Favored Nation Provision. The Administrative Agent is authorized to enter into any amendment to this Agreement contemplated under Section 6.10 with the Designated Company, and without the approval of any other Person, notwithstanding anything in this Agreement to the contrary.
Section 11.03    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Co-Borrowers shall jointly and severally pay or cause the applicable Loan Party to pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Escrow Agent, the Mandated Lead Arrangers, the Incremental Mandated Lead Arrangers, and their respective Affiliates (including the reasonable fees, charges and disbursements of one primary transaction counsel (plus local counsel in each applicable jurisdiction) for the Administrative Agent and/or the Collateral Agent and/or the Escrow Agent, all fees and time charges for attorneys who may be employees of the Administrative Agent and/or Collateral Agent and/or Escrow Agent, expenses incurred in connection with due diligence, inventory appraisal and collateral audit and reporting fees, travel, courier, reproduction, printing and delivery expenses, and the obtaining and maintaining of CUSIP numbers for the Loans) in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents, in connection with each step of the Permitted Reorganization, the Aleris Acquisition and the Permitted Holdings Amalgamation, and in connection with any amendment, amendment and restatement, modification or waiver of the provisions hereof or of any of the foregoing (whether or not the transactions contemplated hereby or thereby shall be consummated), including in connection with post-closing searches to confirm that security filings and recordations have been properly made, (ii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Escrow Agent, any Lender or any Receiver (including the fees, charges and disbursements of one primary counsel (plus local or special counsel in each applicable jurisdiction) for the Administrative Agent and/or the Collateral Agent and/or the Escrow Agent (and all fees and time charges for attorneys who may be employees of the Administrative Agent and/or the Collateral Agent and/or the Escrow Agent) and one primary counsel (plus local or special counsel in each applicable jurisdiction) for the Lenders, and one primary counsel (plus local or special counsel in each applicable jurisdiction) for any Receiver), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 11.03, (B) in enforcing, preserving and protecting, or attempting to enforce, preserve or protect its interests in the Collateral, the Escrow Account, the Escrowed Amounts, and the Escrowed Term Loans or (C) in connection with the Escrowed Account, the Escrowed Amounts, and the Loans issued hereunder (including the Escrowed Term Loans), including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Escrow Account, Escrowed Amounts, the Loans and/or the Escrowed Term Loans and (iv) all documentary and similar taxes and charges in respect of the Loan Documents.
(b)    Indemnification. Each Loan Party shall indemnify each Agent (and any sub-agent thereof), the Escrow Agent, each Mandated Lead Arranger, each Incremental Mandated Lead Arranger, each Lender and Receiver, and each Related Party of any of the foregoing persons (each such person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all reasonable out-of-pocket losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee) incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Designated Company or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any

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amendment, amendment and restatement, modification or waiver of the provisions hereof or thereof, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including in connection with the Escrow Account and the escrow arrangement set forth in Section 2.21, each step of the Permitted Reorganization, the Aleris Acquisition and any Permitted Holdings Amalgamation), (ii) reliance by any Indemnitee on any electronic signature used to execute the documents referenced in clause (i) above purportedly given by or on behalf of a Loan Party without further verification by any Indemnitee, (iii) the Escrowed Amounts or any Loan (including the Escrowed Term Loans) or the use or proposed use of the proceeds therefrom, (iv) any actual or alleged presence or Release or threatened Release of Hazardous Materials on, at, under or from any property owned, leased or operated by any Company at any time, or any Environmental Claim related in any way to any Company, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Designated Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto (including any actual or prospective claim, litigation, investigation or proceeding relating to the use of electronic signatures to execute the documents referenced in clause (i) above); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Designated Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Designated Company or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF THE LOAN PARTIES, AND THE LOAN PARTIES AGREE, THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNITEE WITH RESPECT TO LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL EXPENSES OF LITIGATION OR PREPARATION THEREFOR), WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNITEE.
(c)    Reimbursement by Lenders. To the extent that any Loan Party for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section 11.03 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Collateral Agent (or any sub-agent thereof) or any Receiver or any Related Party thereof, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), the Collateral Agent (or any such sub-agent) such Receiver or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), the Collateral Agent (or any such sub-agent) or the Receiver, in each case, in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Collateral Agent (or any such sub-agent)or the Receiver in connection with such capacity. The obligations of the Lenders under this paragraph (c) are subject to the provisions of Section 2.14(g). For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the total outstanding Term Loans and unused Commitments of all Lenders at the time (or if the Term Loans have been repaid in full and the Commitments have been terminated, based upon

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its share of the Term Loans immediately prior to such repayment). To the extent that any Loan Party for any reason fails to indefeasibly pay any amount required under paragraph (a) or (b) of this Section 11.03 to be paid by it to the Escrow Agent or any Receiver or any Related Party thereof, each Aleris Incremental Term Lender severally agrees to pay to the Escrow Agent, such Receiver or such Related Party, as the case may be, such Aleris Incremental Term Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Escrow Agent or such Receiver, in each case, in its capacity as such, or against any Related Party of any of the foregoing acting for the Escrow Agent or such Receiver in connection with such capacity. For purposes of the immediately preceding sentence, an Aleris Incremental Term Lender’s “pro rata share” shall be determined based upon its share of the sum of the total outstanding Aleris Incremental Term Loans and unused Aleris Incremental Term Loan Commitments of all Aleris Incremental Term Lenders at the time (or if the Aleris Incremental Term Loans have been repaid in full and the Aleris Incremental Term Loan Commitments have been terminated, based upon its share of the Aleris Incremental Term Loans immediately prior to such repayment, or, if the Aleris Incremental Term Loans were never funded to the applicable Co-Borrower, based upon its share of the Aleris Incremental Term Loan Commitments immediately prior to such termination).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Requirements of Law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Escrowed Amounts, any Loan (including the Escrowed Term Loans) or the use of the proceeds thereof. No Indemnitee referred to in paragraph (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    Payments. All amounts due under this Section shall be payable not later than three (3) Business Days after demand therefore accompanied by reasonable particulars of amounts due.
(f)    Survival. The agreements in this Section shall survive the resignation of any or all of the Administrative Agent, the Collateral Agent or the Escrow Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the Obligations.
Section 11.04    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Designated Company nor any other Loan Party may (except as a result of a transaction expressly permitted by Section 6.05(c) or 6.05(e)) assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent, the Collateral Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of paragraph (b) of this Section 11.04, (ii) by way of participation

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in accordance with the provisions of paragraph (d) of this Section 11.04 or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by the Designated Company, any other Loan Party or any Lender shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the other Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that
(i)    except in the case of any assignment made on or prior to the Syndication Termination Date in respect of any Class or an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans of such Class at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) of such Class or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of such Class of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall be an integral multiple of $1,000,000, unless, so long as no Event of Default has occurred and is continuing, the Designated Company otherwise consents (each such consent not to be unreasonably withheld or delayed) and, with respect to any Co-Borrower, such consent shall be deemed given if no objection is made by the Designated Company within five Business Days after notice of the proposed assignment; provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;
(ii)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned;
(iii)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with (except (x) in the case of any such assignments by the Incremental Mandated Lead Arrangers or their respective Affiliates and (y) on or prior to the Syndication Termination Date under clause (ii) of such definition) a processing and recordation fee of $3,500 (provided that only one such fee shall be imposed in the case of simultaneous assignments by related Approved Funds or Affiliates of the assigning Lender), and the

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Eligible Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire;
(iv)    the assigning Lender of an interest in the Aleris Incremental Term Loans shall indicate in the applicable Assignment and Assumption whether such interest (or identified portion thereof) is eligible for indemnification in respect of Covered Aleris Syndication Taxes;
(v)    the Administrative Agent shall have received a U.S. tax withholding certificate (or, alternatively, other evidence satisfactory to the Administrative Agent) confirming FATCA compliance of the Eligible Assignee pursuant to paragraph (v) of Section 2.15(f) (FATCA Information). For the avoidance of doubt, and pursuant to paragraph (viii) of Section 2.15(f) (FATCA Information), the Administrative Agent may rely on such U.S. tax withholding certificate or other evidence from each Lender without further verification, and the Administrative Agent shall not be liable for any action taken by it in respect of such U.S. tax withholding certificate or other evidence under or in connection with paragraph (v), (vi) or (vii) of Section 2.15(f) (FATCA Information); and
(vi)    Discounted Purchases. Each Lender acknowledges that, commencing with the date that is three months after the Syndication Termination Date, each Co-Borrower is an Eligible Assignee hereunder and may purchase Term Loans hereunder from Lenders from time to time pursuant to a Discounted Purchase in accordance with the terms of this Agreement (including, without limitation, Section 11.04 hereof), subject to the restrictions set forth in the definitions of “Discounted Purchase” and “Eligible Assignee” and the following limitations:
(A)    each Co-Borrower agrees that, notwithstanding anything herein or in any of the other Loan Documents to the contrary, (1) under no circumstances, whether or not any Loan Party is subject to a bankruptcy or other insolvency proceeding, shall any Co-Borrower be permitted to exercise any voting rights or other privileges with respect to any Term Loans and any Term Loans that are assigned to any Co-Borrower shall have no voting rights or other privileges under this Agreement and the other Loan Documents and shall not be taken into account in determining any required vote or consent and (2) the Co-Borrowers shall not receive information provided solely to Lenders by the Administrative Agent or any Lender and shall not be permitted to attend or participate in meetings attended solely by Lenders and the Administrative Agent and their advisors; rather, all Loans held by each Co-Borrower shall be automatically cancelled immediately upon the purchase or acquisition thereof in accordance with the terms of this Agreement (including, without limitation, Section 11.04 hereof);
(B)    at the time any Co-Borrower is making Discounted Purchases of Loans it shall enter into an agreement with the Administrative Agent for the benefit of the Administrative Agent and Lenders setting forth the agreements, representations and warranties set forth in this paragraph (vi) that are applicable to it, in a manner reasonably satisfactory to the Administrative Agent and in any case identifying such Co-Borrower as the purchaser;

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(C)    immediately upon the effectiveness of each Discounted Purchase, a Cancellation (it being understood that such cancellation shall not constitute a voluntary repayment of Loans for purposes of this Agreement) shall be automatically irrevocably effected with respect to all of the Loans and related Obligations subject to such Discounted Purchase for no consideration, with the effect that such Loans and related Obligations shall for all purposes of this Agreement and the other Loan Documents no longer be outstanding, and the Co-Borrowers and the Guarantors shall no longer have any Obligations relating thereto, it being understood that such forgiveness and cancellation shall result in the Co-Borrowers and the Guarantors being irrevocably and unconditionally released from all claims and liabilities relating to such Obligations which have been so cancelled and forgiven, and the Collateral shall cease to secure any such Obligations which have been so cancelled and forgiven; and
(D)    at the time of such Purchase Notice and Discounted Purchase, (x) no Default or Event of Default shall have occurred and be continuing or would result therefrom, and (y) no proceeds of Revolving Credit Loans are used to consummate the Discounted Purchase.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 11.04, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 2.12, Section 2.13, Section 2.15, Section 2.16, Section 7.10 and Section 11.03 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 11.04. In the event of a transfer by novation of all or part of its rights and obligations under this Agreement by a Lender, such Lender expressly reserves the rights, powers, privileges and actions that it enjoys under any Security Documents governed by French law in favor of its Eligible Assignee, in accordance with the provisions of article 1334 et seq. of the French Code civil.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Co-Borrowers (and such agency being solely for tax purposes), shall, at all times at the Administrative Agent’s Office, while any Loans are outstanding, maintain a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Co-Borrowers, the Administrative Agent and the Lenders shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain in the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Collateral Agent, the Co-Borrowers and any Lender (with respect to its own interest only), at any reasonable time and from time to time upon reasonable

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prior notice. During any period that the Borrower is required to deliver a certificate pursuant to Section 2.15(l)(v), the Administrative Agent shall, if requested by any Co-Borrower, promptly provide the Borrower with copies of each Assignment and Assumption delivered to the Administrative Agent. The requirements of this Section 11.04(c) are intended to result in any and all Loans being in “registered form” for purposes of Section 871, Section 881 and any other applicable provision of the Code, and shall be interpreted and applied in a manner consistent therewith. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of each Co-Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Commitments and Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, any Co-Borrower or the Administrative Agent sell participations to any person (other than a natural person, a Defaulting Lender or a Co-Borrower, any Co-Borrowers’ or any other Company’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) each Loan Party, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in clause (i), (ii) or (iii) of the first proviso to Section 11.02(b) that affects such Participant. Subject to paragraph (e) of this Section, the Co-Borrowers agree that each Participant shall be entitled to the benefits of Section 2.12, Section 2.13, Section 2.15, Section 2.16 and Section 7.10 (subject to the requirements of those Sections) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided, that such Participant shall not be entitled to receive any greater payment under Section 2.12, Section 2.15, or Section 7.10 with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to such Section 2.14 as though it were a Lender.

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(e)    Limitations on Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 2.12, Section 2.13, Section 2.15, Section 2.16 and Section 7.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Designated Company’s prior written consent.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or to any other central bank with jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Disqualified Institutions.
(i)    No assignment or participation shall be made to any Person that was a Disqualified Institution as of the date (the “Trade Date”) on which the assigning Lender entered into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement to such Person (unless the Designated Company has consented to such assignment in writing in its sole and absolute discretion, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment or participation). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, the definition of “Disqualified Institution”), (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Designated Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution. Any assignment or participation in violation of this clause (g)(i) shall not be void, but the other provisions of this clause (g) shall apply.
(ii)    If any assignment (but not participation) is made to any Disqualified Institution without the Designated Company’s prior written consent in violation of clause (i) above, or any Person (other than a Participant) becomes a Disqualified Institution after the applicable Trade Date, the Designated Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) purchase or prepay such Term Loan by paying the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder (and, in the case of a purchase, effect an immediate Cancellation) and/or (B) require such Disqualified Institution to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 11.04), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case

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plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, if any assignment (but not participation) is made to any Disqualified Institution without the Designated Company’s prior written consent in violation of clause (i) above, then such Disqualified Institution (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Loan Parties, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, such Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (y) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (“Reorganization Plan”), such Disqualified Institution party hereto hereby agrees (1) not to vote on such Reorganization Plan, (2) if such Disqualified Institution does vote on such Reorganization Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Reorganization Plan in accordance with Section 1126(c) of the Bankruptcy Code of the United States (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).
(iv)    The Administrative Agent shall have the right, and the Designated Company hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Designated Company and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders and/or (B) provide the DQ List to each Lender requesting the same.
(h)    Preservation of Belgian Security Interests. The benefit of the Belgian Security Agreements and all security interests created thereunder shall automatically transfer to any assignee or transferee (by way of novation or otherwise) of part or all of the obligations expressed to be secured by the Belgian Security Agreements. For the purpose of Article 1278 and Article 1281 of the Belgian Civil Code (and, to the extent applicable, any similar provisions of foreign law), the Collateral Agent, the other Secured Parties and each of the other Loan Parties hereby expressly reserve the preservation of the Belgian Security Agreements and all security interests created thereunder in case of assignment, novation, amendment or any other transfer or

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change of the obligations expressed to be secured by the Belgian Security Agreements (including, without limitation, an extension of the term or an increase of the amount of such obligations or the granting of additional credit) or of any change of any of the parties to this Agreement or any other Loan Document. As of the Second Amendment Effective Date, each Lender party to the Second Amendment, which Lenders constitute the Required Lenders, and each Lender that becomes a party to this Agreement after the Second Amendment Effective Date, expressly consents to the terms of this Section 11.04(h), and hereby agrees that the form Assignment and Assumption may be updated to include the terms of this Section 11.04(h) without the further consent of any other Person.
Section 11.05    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Agents or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Commitments have not expired or terminated. The provisions of Section 2.12, Section 2.13, Section 2.14, Section 2.15, Section 2.16, Section 7.10, ARTICLE X and Section 11.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
Section 11.06    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents and any separate letter agreements with respect to fees payable to any Agent, the Escrow Agent, the Incremental Mandated Lead Arrangers, or the Mandated Lead Arrangers constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Section 11.07    Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 11.08    Right of Setoff. Subject to the Intercreditor Agreement, if an Event of Default shall have occurred and be continuing, each Lender and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Requirements of Law, to set off and apply any and all deposits (general or special, time or

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demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Designated Company or any other Loan Party against any and all of the obligations of the Designated Company or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Designated Company or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Lender and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Designated Company and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 11.09    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. FOR PURPOSES OF ARTICLE 9 OF THE UCC, THE ESCROW AGENT’S JURISDICTION SHALL BE THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(C)    WAIVER OF VENUE. EACH LOAN PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY

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OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 11.09(B). EACH FRENCH GUARANTOR AND EACH OTHER FRENCH SUBSIDIARY HEREBY WAIVES THE BENEFIT OF THE PROVISIONS OF ARTICLE 14 OF THE FRENCH CODE CIVIL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(D)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT, IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER, E-MAIL OR OTHER ELECTRONIC TRANSMISSION) IN SECTION 11.01. EACH LOAN PARTY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CORPORATION SERVICE COMPANY, 1180 AVE OF THE AMERICAS, SUITE 210, NEW YORK, NEW YORK, 10036 (TELEPHONE NO: 800-927-9801, X52067) (TELECOPY NO: 212-299-5656) (ELECTRONIC MAIL ADDRESS: MWIENER@CSCINFO.COM) (THE “PROCESS AGENT”), IN THE CASE OF ANY SUIT, ACTION OR PROCEEDING BROUGHT IN THE UNITED STATES AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS THAT MAY BE SERVED IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY LOAN DOCUMENT. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE REQUIREMENTS OF LAW.
SECTION 11.10    WAIVER OF JURY TRIAL. EACH LOAN PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE REQUIREMENTS OF LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 11.11    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 11.12    Treatment of Certain Information; Confidentiality. Each Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates (including its head office, branch or representative offices) and to its and its Affiliates’ respective partners, directors, officers, employees, agents, trustees, advisors, service providers and other representatives (it being

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understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Requirements of Law, stock exchange requirement, or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 11.12, to (i) any assignee of or Participant or sub-Participant in, or any prospective Lender, or prospective assignee of or Participant or sub-Participant in, any of its rights or obligations under this Agreement, (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to any Loan Party and its obligations or (iii) any rating agency for the purpose of obtaining a credit rating applicable to any Lender, (g) with the consent of the Designated Company or the applicable Loan Party, (h) to insurers, insurance brokers and other credit protection and service providers of any Agent, Lender, or any of their respective Affiliates who are under a duty of confidentiality to such Agent, Lender or Affiliate, (i) to any Federal Reserve Bank or any other central bank with jurisdiction over such Person in connection with a pledge or assignment in accordance with Section 11.04(f) or (j) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties. For purposes of this Section, “Information” shall mean all written information received from a Loan Party or any of its Subsidiaries relating to the Loan Parties or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by any Loan Party or any of their Subsidiaries, provided that, in the case of information received from any Loan Party or any of their Subsidiaries after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Information as such person would accord to its own confidential information.
Section 11.13    USA PATRIOT Act Notice. Each Lender that is subject to the Patriot Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Designated Company and the other Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Designated Company and the other Loan Parties, which information includes the name, address and tax identification number of the Designated Company and the other Loan Parties and other information regarding the Designated Company and the other Loan Parties that will allow such Lender or the Administrative Agent, as applicable, to identify the Designated Company and the other Loan Parties in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective as to the Lenders and the Administrative Agent. Where a Lender has received soft copies of the documents provided pursuant to Section 4.01, the definition of Permitted Reorganization or this Section 11.13, within a reasonable period of time following the written request therefor by such Lender, the Designated Company shall deliver paper copies to such Lender, it being understood that the Lenders have a right to seek paper copies of all such documentation as may be required in order to enable compliance with applicable “know your customer” and anti-money laundering rules and regulations.

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Section 11.14    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Co-Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
Section 11.15    Singapore Personal Data Protection Act. If a Loan Party provides a Secured Party with personal data of any individuals (including, where applicable, a Loan Party’s directors, officers, employees, shareholders, beneficial owners, representatives, agents and principals (if acting on behalf of another)), that Loan Party represents and warrants that it:
(a)    has obtained (and shall maintain) the consent from such individual; and
(b)    is authorized to deliver such personal data to that Secured Party for collection, use, disclosure, transfer and retention of personal data for such purposes as set out in that Secured Party’s personal data protection policy or as permitted by applicable laws or regulations.
Section 11.16    Obligations Absolute. To the fullest extent permitted by applicable Requirements of Law (in the case of the U.S. Hold Separate Order, as such Requirements of Law are modified as it relates to Aleris Rolled Products, Inc. and/or the other U.S. Subsidiaries of Aleris pursuant to a U.S. Hold Separate Agreement), all obligations of the Loan Parties hereunder shall be absolute and unconditional irrespective of:
(a)    any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or the like of any Loan Party;
(b)    any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto against any Loan Party;
(c)    any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from any Loan Document or any other agreement or instrument relating thereto;
(d)    any exchange, release or non-perfection of any other Collateral, or any release or amendment or waiver of or consent to any departure from any guarantee, for all or any of the Obligations;
(e)    any exercise or non-exercise, or any waiver of any right, remedy, power or privilege under or in respect hereof or any Loan Document; or
(f)    any other circumstances which might otherwise constitute a defense available to, or a discharge of, the Loan Parties.

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Notwithstanding anything herein to the contrary, each party hereby acknowledges that the provisions of article 1195 of the French code civil shall not apply to it with respect to its obligations under the French Security Agreements and that it shall not be entitled to make any claim under article 1195 of the French code civil.
Section 11.17    Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, each Lender acknowledges that the Lien and security interest granted to the Collateral Agent pursuant to the Security Documents and the exercise of any right or remedy by such Collateral Agent thereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement, on the one hand, and the Security Documents, on the other hand, the terms of the Intercreditor Agreement shall govern and control.
Section 11.18    Judgment Currency.
(a)    Each Loan Party’s obligations hereunder and under the other Loan Documents to make payments in Dollars (the “Obligation Currency”) shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or the respective Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the “Judgment Currency”) an amount due in the Obligation Currency, the conversion shall be made at the spot selling rate at which the Administrative Agent (or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) offers to sell such Judgment Currency for the Obligation Currency in the London foreign exchange market at approximately 11:00 a.m. London time on such date for delivery two (2) Business Days later (such date of determination of such spot selling rate, being hereinafter referred to as the “Judgment Currency Conversion Date”).
(b)    If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Co-Borrowers covenant and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount) as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.
(c)    For purposes of determining any rate of exchange for this Section 11.18, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.
Section 11.19    Enforcement. Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, any of the Administrative Agent and the Collateral Agent, as the

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relevant Loan Document may provide, in accordance with the terms of the Loan Documents; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent and the Collateral Agent, as the case may be) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with the terms hereof (subject to Section 2.14), (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any bankruptcy, insolvency or Debtor Relief Law or (d) any Person authorized under the Intercreditor Agreement to exercise rights and remedies with respect to the Collateral; and provided, further, that if at any time there is no person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent regarding the enforcement of rights and remedies under to the Loan Documents and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
Section 11.20    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Designated Company and each other Loan Party acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Collateral Agent and the Mandated Lead Arrangers are arm’s-length commercial transactions between the Designated Company and each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Collateral Agent and the Mandated Lead Arrangers, on the other hand, (B) each of the Designated Company and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) the Designated Company and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) the Administrative Agent, the Collateral Agent, and the Mandated Lead Arrangers each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Designated Company, any other Loan Party or any of their respective Affiliates, or any other Person and (B) neither the Administrative Agent, the Collateral Agent nor the Mandated Lead Arrangers has any obligation to the Designated Company, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent, the Collateral Agent and the Mandated Lead Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Designated Company, the other Loan Parties and their respective Affiliates, and neither the Administrative Agent, the Collateral Agent nor any of the Mandated Lead Arrangers has any obligation to disclose any of such interests to the Designated Company, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Designated Company and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Collateral Agent and the Mandated Lead Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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Section 11.21    Abstract Acknowledgment of Indebtedness and Joint Creditorship.
(a)    Notwithstanding any other provision of this Agreement, each Loan Party hereby irrevocably and unconditionally agrees and covenants with the Collateral Agent by way of an abstract acknowledgment of indebtedness (abstraktes Schuldversprechen) that it owes to the Collateral Agent as creditor in its own right and not as a representative of the other Secured Parties, sums equal to, and in the currency of, each amount payable by such Loan Party to each of the Secured Parties under each of the Loan Documents relating to any Secured Obligations, as and when that amount falls due for payment under the relevant Secured Debt Agreement or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps, in insolvency proceedings affecting such Loan Party, to preserve its entitlement to be paid that amount.
(b)    Each Loan Party undertakes to pay to the Collateral Agent upon first written demand the amount payable by such Loan Party to each of the Secured Parties under each of the Secured Debt Agreements as such amount has become due and payable.
(c)    The Collateral Agent has the independent right to demand and receive full or partial payment of the amounts payable by each Loan Party under this Section 11.21, irrespective of any discharge of such Loan Party’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting such Loan Party, to preserve their entitlement to be paid those amounts.
(d)    Any amount due and payable by a Loan Party to the Collateral Agent under this Section 11.21 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Secured Debt Agreements and any amount due and payable by a Loan Party to the other Secured Parties under those provisions shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 11.21; provided that no Loan Party may consider its obligations towards a Secured Party to be so discharged by virtue of any set-off, counterclaim or similar defense that it may invoke vis-à-vis the Collateral Agent.
(e)    The rights of the Secured Parties (other than the Collateral Agent) to receive payment of amounts payable by each Loan Party under the Secured Debt Agreements are several and are separate and independent from, and without prejudice to, the rights of the Collateral Agent to receive payment under this Section 11.21.
(f)    In addition, but without prejudice to the foregoing, the Collateral Agent shall be the joint creditor (together with the relevant Secured Parties) of all obligations of each Loan Party towards each of the Secured Parties under the Secured Debt Agreements.
Section 11.22    Special Appointment of Collateral Agent for German Security and other German Matters.
(a)    (i) Each Secured Party that is or will become party to this Agreement hereby appoints the Collateral Agent as trustee (Treuhaender) and administrator for the purpose of holding on trust (Treuhand), administering, enforcing and releasing the German Security (as defined below) for the Secured Parties, (ii) the Collateral Agent accepts its appointment as a trustee and administrator of the German Security on the terms and subject to the conditions set out in this Agreement and (iii) the Secured Parties, the Collateral Agent and all other parties to

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this Agreement agree that, in relation to the German Security, no Secured Party shall exercise any independent power to enforce any German Security or take any other action in relation to the enforcement of the German Security, or make or receive any declarations in relation thereto.
(b)    To the extent possible, the Collateral Agent shall hold and administer any German Security which is security assigned, transferred or pledged under German law to it as a trustee for the benefit of the Secured Parties, where “German Security” shall mean the assets which are the subject of a security document which is governed by German law.
(c)    Each Secured Party hereby authorizes and instructs the Collateral Agent (with the right of sub delegation) to enter into any documents evidencing German Security and to make and accept all declarations and take all actions as it considers necessary or useful in connection with any German Security on behalf of the Secured Parties. The Collateral Agent shall further be entitled to rescind, release, amend and/or execute new and different documents securing the German Security.
(d)    The Secured Parties and the Collateral Agent agree that all rights and claims constituted by the abstract acknowledgment of indebtedness pursuant to this Section 11.22 and all proceeds held by the Collateral Agent pursuant to or in connection with such abstract acknowledgment of indebtedness are held by the Collateral Agent with effect from the date of such abstract acknowledgment of indebtedness in trust for the Secured Parties and will be administered in accordance with the Loan Documents. The Secured Parties and the Collateral Agent agree further that the respective Loan Party’s obligations under such abstract acknowledgment of indebtedness shall not increase the total amount of the Secured Obligations (as defined in the respective agreement governing German Security) and shall not result in any additional liability of any of the Loan Parties or otherwise prejudice the rights of any of the Loan Parties. Accordingly, payment of the obligations under such abstract acknowledgment of indebtedness shall, to the same extent, discharge the corresponding Secured Obligations and vice versa.
(e)    Each Secured Party hereby ratifies and approves all acts and declarations previously done by the Collateral Agent on such Secured Party’s behalf (including, for the avoidance of doubt the declarations made by the Collateral Agent as representative without power of attorney (Vertreter ohne Vertretungsmacht) in relation to the creation of any pledge (Pfandrecht) on behalf and for the benefit of any Secured Party as future pledgee or otherwise).
(f)    The representations and warranties in Section 3.22 and the covenants in Section 6.21, in each case, given by any Loan Party resident in Germany (Inländer) within the meaning of Section 2 para. 15 of the German Foreign Trade Act (Auβenwirtschaftsgesetz) (or any Loan Party in relation to a Loan Party so resident in Germany) are made only to the extent that they do not result in a violation of or conflict with Section 7 of the German Foreign Trade and Payments Regulation (Auβenwirtschaftsverordnung).
Section 11.23    Special Appointment of Collateral Agent in Relation to South Korea.
(a)    Notwithstanding any other provision of this Agreement, each Loan Party hereby irrevocably and unconditionally undertakes to pay to the Collateral Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by such Loan Party to each of the Secured Parties under each of the Loan Documents as and when that amount falls due for payment under the relevant Loan Document or would have fallen due but for any discharge resulting from failure of another Secured Party to

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take appropriate steps, in insolvency proceedings affecting that Loan Party, to preserve its entitlement to be paid that amount.
(b)    The Collateral Agent shall have its own independent right to demand payment of the amounts payable by each Loan Party under this Section 11.23, irrespective of any discharge of such Loan Party’s obligation to pay those amounts to the Secured Parties resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Loan Party, to preserve their entitlement to be paid those amounts.
(c)    Any amount due and payable by a Loan Party to the Collateral Agent under this Section 11.23 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Loan Documents and any amount due and payable by a Loan Party to the other Secured Parties under those provisions shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 11.23.
(d)    Subject to paragraph (c) above, the rights of the Secured Parties (in each case, other than the Collateral Agent) to receive payment of amounts payable by each Loan Party under the Loan Documents are several and are separate and independent from, and without prejudice to, the rights of the Collateral Agent to receive payment under this Section 11.23.
(e)    The Administrative Agent and the Collateral Agent are authorized to enter into consents to any lock-up or listing agreement required by any applicable rule or regulation in connection with any listing or offering of Equity Interests in NKL and may consent to such Equity Interests being held by a depositary or securities intermediary; provided, that the Collateral Agent’s Liens in the Equity Interests of NKL or its direct parents, 4260848 Canada Inc., 4260856 Canada Inc. and 8018227 Canada Inc., are not impaired.
Section 11.24    Special Appointment of Collateral Agent in Relation to France. For the purpose of any French Security Agreements and all security interests created thereunder:
(a)    Notwithstanding any other provision of this Agreement, each Loan Party hereby irrevocably and unconditionally undertakes insofar as necessary, in advance, to pay to the Collateral Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by such Loan Party to each of the Secured Parties under each of the Loan Documents as and when that amount falls due for payment under the relevant Loan Document or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps to preserve its entitlement to be paid that amount (such payment undertakings, obligations and liabilities which are the result thereof, hereinafter referred to as the “Parallel Debt”).
(b)    The Collateral Agent shall have its own independent right to demand payment of the amounts payable by each Loan Party under this Section 11.24, irrespective of any discharge of such Loan Party’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps to preserve their entitlement to be paid those amounts.
(c)    Any amount due and payable by a Loan Party to the Collateral Agent under this Section 11.24 shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Loan Documents and any amount due and payable by a Loan Party to the other Secured Parties

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under those provisions shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 11.24.
(d)    The Collateral Agent shall apply any amounts received in payment of any Parallel Debt in accordance with the terms and conditions of this Agreement governing the application of proceeds in payment of any Secured Obligations.
The rights of the Secured Parties (other than any Parallel Debt) to receive payment of amounts payable by each Loan Party under the Loan Documents are several and are separate and independent from, and without prejudice to, the rights of the Collateral Agent to receive payment under this Section 11.24.
Section 11.25    Swiss Tax Ruling. The Borrower has obtained on prior occasions and shall obtain if and when needed subsequent to the Closing Date, and each other Co-Borrower shall obtain subsequent to the first Increase Effective Date hereunder (but, in each case, within a reasonable timeframe) (a) a ruling from the Wallis cantonal tax authority confirming that the payment of Interests under this Agreement shall not be subject to federal, cantonal, and municipal direct taxes levied at source in Switzerland as per Article 51 § 1 lit. d and Article 94 of the Swiss Federal Direct Tax Act of December 14, 1990 and as per Article 21 § 2 lit. a and Article 35 § lit. e of the Swiss Federal Harmonization Direct Tax Act of December 14, 1990, and (b) a ruling from the Zurich cantonal tax authority confirming that the aforesaid direct taxes levied at source may be solely ruled with the Canton where the Swiss real estate is located. In the event that the aforementioned confirmation is not granted, the Borrower and such Co-Borrowers further acknowledge that the gross-up mechanism provided for under Section 2.15 shall apply with respect to any such direct taxes levied at source.
Section 11.26    Designation of Collateral Agent under Civil Code of Quebec. Each of the parties hereto (including each Lender, acting for itself and on behalf of each of its Affiliates which are or become Secured Parties from time to time) confirms that the Collateral Agent (or any successor thereto) is the hypothecary representative (within the meaning of Article 2692 of the Civil Code of Québec) of the Secured Parties from time to time for the purposes of the hypothecary security granted or to be granted by the Loan Parties or any one of them under the laws of the Province of Québec. The execution by the Collateral Agent in its capacity as fondé de pouvoir or hypothecary representative prior to the Closing Date of any document creating or evidencing any such hypothecs is hereby ratified and confirmed. Notwithstanding the provisions of Section 32 of the Act respecting the special powers of legal persons (Québec), the Collateral Agent may acquire and be the holder of any of the bonds secured by any such hypothec.
Section 11.27    Maximum Liability. Subject to Section 7.08 and Sections 7.11 through 7.17, it is the desire and intent of each Loan Party and the Lenders, that, in each case, the liability of such Loan Party shall be enforced against such Loan Party to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought after giving effect to the rights of contribution established in the Contribution, Intercompany, Contracting and Offset Agreement that are valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding. If, however, and to the extent that, the obligations of any Loan Party under any Loan Document shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state, provincial or federal law relating to fraudulent conveyances or transfers), then the amount of such Loan Party’s obligations (in the case of any invalidity or unenforceability with respect such Loan Party’s obligations) under the Loan Documents shall be deemed to be reduced and such Loan Party shall pay the maximum amount of the Secured Obligations which

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would be permissible under applicable law; provided that any guarantees of any such obligations that are subject to deemed reduction pursuant to this Section 11.27 shall, to the fullest extent permitted by applicable Requirements of Law (in the case of the U.S. Hold Separate Order, as such Requirements of Law are modified as it relates to Aleris Rolled Products, Inc. and/or the other U.S. Subsidiaries of Aleris pursuant to a U.S. Hold Separate Agreement), be absolute and unconditional in respect of the full amount of such obligations without giving effect to any such deemed reduction.
Section 11.28    NO ORAL AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.
Section 11.29    Collateral Matters. The Lenders irrevocably agree:
(a) that the Collateral Agent is authorized to release any Lien on any property granted to or held by the Collateral Agent under any Loan Document, (i) at the time the property subject to such Lien is pledged pursuant to Section 6.02(n)(x) or Section 6.02(n)(y) (but solely to the extent such property consists of Revolving Credit Priority Collateral and Hedging Agreements related to the value of such Revolving Credit Priority Collateral) or sold, leased, licensed, consigned, transferred or otherwise disposed of as part of or in connection with any Asset Sale permitted under Section 6.06 to any Person other than a Loan Party (provided that no Lien shall be released in any Series of Cash Neutral Transactions) (or, if such transferee is a Loan Party, the Collateral Agent is authorized to release such Lien on such asset in connection with the transfer as provided in the second to last sentence of this Section 11.29(a) or so long as (w) except as permitted by Section 6.06(q) or Section 6.06(s), the transferee grants a new Lien to the Collateral Agent on such asset substantially concurrently with the transfer of such asset, (x) the transfer is between parties organized under the laws of different countries, (y) the priority of the new Lien is the same as that of the original Lien and (z) the Liens on such property held by or on behalf of the holders of Indebtedness under the Revolving Credit Loan Documents or any Permitted Revolving Credit Facility Refinancing, Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt, Additional Senior Secured Indebtedness and Junior Secured Indebtedness are also released), (ii) subject to Section 11.02, if the release of such Lien is approved, authorized or ratified in writing by the Required Lenders (or such other number of Lenders whose consent is required under Section 11.02), (iii) if the property subject to such Lien is owned by a Guarantor, upon release of such Guarantor from its obligations under its Guarantee pursuant to Section 7.09(a), (b) and (c), (iv) upon termination of all Commitments and the repayment in full of all outstanding principal and accrued interest with respect to the Loans, all Fees and other Obligations, (v) in connection with the grant of Liens permitted hereunder under Section 6.02(k) and subject to the Intercreditor Agreement, if the applicable Loan Party grants a Lien to the Collateral Agent or for the benefit of the Collateral Agent in a manner reasonably satisfactory to the Collateral Agent, substantially concurrently with the release of such asset, to the extent such release or termination and re-grant is necessary or advisable under applicable law, and (vi) to the extent such property is Excluded Property. Notwithstanding anything to the contrary above, if Intellectual Property or Real Property (and related fixtures) that constitutes Collateral is transferred pursuant to a transaction permitted by the Loan Documents from a Loan Party to another Loan Party (other than AV Minerals or Holdings) and the applicable Intellectual Property or Real Property filing office requires the release of the existing Lien in favor of the Collateral Agent prior to reflecting the transfer in the register, then the Collateral Agent shall be permitted, without the consent of any Lender or any other Person, to release its Lien in respect of

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such Intellectual Property or Real Property (and related fixtures) in order to effect such transfer so long as (i) the Transfer Conditions are satisfied at the time of such transfer and the Designated Company shall have certified the same to the Administrative Agent and the Collateral Agent, (ii) substantially concurrently with the effectiveness of such transfer, such Intellectual Property and/or Real Property is pledged to the Collateral Agent to secure the Obligations on terms substantially the same as the pledge that is released by the Collateral Agent, (iii) the priority of the new Lien in favor of the Collateral Agent, whether pursuant to the Intercreditor Agreement or otherwise, is the same as that of the original Lien, and (iv) the Liens on such Intellectual Property or Real Property (and related fixtures) in favor of holders of Indebtedness under the Revolving Credit Loan Documents or any Permitted Refinancing of any Indebtedness under the Revolving Credit Agreement, Permitted First Priority Refinancing Debt, Permitted Second Priority Refinancing Debt, Additional Senior Secured Indebtedness and Junior Secured Indebtedness are also released substantially concurrently with the release granted by the Collateral Agent. Notwithstanding the foregoing, where Intellectual Property and Real Property (and related fixtures) can be transferred pursuant to an assignment and assumption or similar agreement in a manner that would avoid the need to release the Liens in favor of the Collateral Agent as described in the preceding sentence, then the Loan Parties shall effect such transfer pursuant to an assignment and assumption or similar agreement.
(b) to release or subordinate any Lien on any property granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(i), to the extent required by the terms of the obligations secured by such Liens; and
(c)    Notwithstanding any other provision of this Agreement or any other Loan Document to the contrary, the Administrative Agent may in its discretion, and shall at the direction of the Required Lenders, release any or all of the Mortgaged Properties located in the United States from the applicable Mortgages if the Administrative Agent has, or the Required Lenders have, reasonably determined that being secured by any such Mortgaged Properties or holding any of such Mortgages could be detrimental to the Administrative Agent or the Lenders, and so long as the Administrative Agent shall have given the Designated Company written notice at least 5 days prior to any such release; provided, however, the Administrative Agent shall not be required to give any such prior notice to the Designated Company if the Administrative Agent, in its discretion, has determined that delay of such release would be detrimental to the Administrative Agent or the Lenders.
Each Lender irrevocably authorizes the Collateral Agent to, at each Co-Borrower’s expense, execute and deliver documents to authorize the release or subordination of such items of Collateral from the Liens granted under the Security Documents, in each case in accordance with the terms of the Loan Documents and this Section 11.29.
Section 11.30    Electronic Execution of Assignments and Certain other Documents. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, Assignment and Assumptions, amendments or other modifications, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Requirements of Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on

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the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
Section 11.31    Payments Set Aside. To the extent that any payment by or on behalf of any Loan Party is made to any Agent or any Lender, or any Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Agents upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Agents, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the ~~Federal Funds~~Interbank Rate from time to time in effect. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
Section 11.32    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Solely to the extent any Lender or any Agent that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or any Agent that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or any Agent that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 11.33    Lender Consents and Acknowledgements.
(a)    On the Closing Date, the Designated Company hereby represents and warrants to the Secured Parties that the value of the property granted in favor of the Revolving Credit Agent,

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on behalf of the Revolving Credit Claimholders (as defined in the Intercreditor Agreement) and the “Secured Parties” under and as defined in the Existing Credit Agreement, pursuant to (i) that certain Pledge Agreement Over Account, dated December 17, 2010, by and between Novelis Italia S.p.A., as pledgor, Deutsche Bank S.p.A., as depository bank, and the Revolving Credit Collateral Agent and (ii) that certain Pledge of Receivables (acte de nantissement de créances), dated December 17, 2010, by and among Novelis PAE S.A.S., as pledgor, and the Revolving Collateral Agent as the French Collateral Agent and beneficiary, does not, and would not, if pledged, represent a material portion of the Collateral (such property, the “Specified Immaterial Property”). In reliance upon the foregoing representation, each Secured Party, by becoming a Party or by receiving the benefit of the terms hereof or of the other Loan Documents, hereby agrees that, except as provided in clause (d) of the definition of Excluded Property and Section 5.11, (x) the Specified Immaterial Property shall constitute Excluded Property, (y) the Loan Documents shall not grant Liens over the Specified Immaterial Property, and (z) the Liens granted pursuant to the documents described in clauses (i) and (ii) above shall not secure the Secured Obligations. The Administrative Agent and the Collateral Agent are authorized and are hereby directed by the Lenders to take all actions necessary to acknowledge or otherwise implement the foregoing.
(b)    On the Closing Date, the Designated Company has determined in its reasonable discretion that (i) the restrictions under Korean law applicable to providing upstream guarantees, including those laws that would potentially subject the directors of NKL to civil and criminal liability for acting to benefit a third party, constitute the equivalent of a prohibition under Requirements of Law of NKL becoming a Subsidiary Guarantor and executing any Security Documents creating and granting a pledge over its property pursuant to Section 5.11(b)(ii) and (ii) the costs associated with causing Novelis Vietnam Company Limited to become a Subsidiary Guarantor and to execute any Security Documents creating and granting a pledge over its property pursuant to Section 5.11(b)(ii), are, in each case, in light of the restrictions on, and cost of, creating and enforcing such guarantees under the applicable Requirements of Law, excessive in relation to the benefits that the Secured Parties would obtain. In reliance upon the foregoing, each Secured Party, by becoming a Party or by receiving the benefit of the terms hereof or of the other Loan Documents, hereby acknowledges that, as of the Closing Date, NKL and Novelis Vietnam Company Limited shall not be required to become a Subsidiary Guarantor or execute any Security Documents creating or granting a pledge over their respective property in favor of the Collateral Agent; provided that, if at any time after the Closing Date the Administrative Agent, in its reasonable discretion, determines that (x) in the case of NKL, the applicable legal restrictions no longer prohibit NKL from providing such guarantee and pledge and (y) in the case of Novelis Vietnam Company Limited, the costs of Novelis Vietnam Company Limited providing such guarantee and pledge are no longer excessive in relation to the benefits afforded thereby, then following written notice from the Administrative Agent, the Designated Company shall have 30 days (or such longer period as agreed to by the Administrative Agent) to satisfy the terms of Section 5.11(b)(ii) relating to NKL or Novelis Vietnam Company Limited, as applicable; provided, further that the Administrative Agent shall not make such determination (solely with respect to NKL) prior to NKL becoming a Wholly Owned Subsidiary of the Designated Company.
(c)    Novelis do Brasil Ltda. (“NDB”) is a Loan Party and the owner of certain hydropower assets in Guaraciaba, State of Minas Gerais, Brazil (the “Hydropower Assets”). NDB intends to dispose of the Hydropower Assets and, for that purpose, has formed Brecha Energetica Ltda., a special purpose limited liability company in the City of Guaraciaba, State of Minas Gerais, Brazil (~~each, a~~ “Brecha Energetica”), and upon receipt of regulatory approvals from Administrative Council for Economic Defense (“CADE”) and National Agency for Energy

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(“Aneel”) and conclusion of other measures agreed upon contractually, (i) shall transfer the Hydropower Assets to Brecha Energetica (the “Corporate Reorganization”) and (ii) shall sell the quotas in Brecha Energetica (the “Quota Sale”) to a third-party purchaser (the “Purchaser”) pursuant to a Quota Purchase and Sale Agreement, dated April 3, 2014 (as amended, restated, supplemented, or otherwise modified, including by a certain amendment dated February 14, 2022, which extended the term of the agreement through February 28, 2023, the “Purchase Agreement”). The Designated Company hereby represents and warrants to the Secured Parties that the Corporate Reorganization and the Quota Sale are permitted under this Agreement.
(d)    The Designated Company has determined in its reasonable discretion that the costs associated with (x) causing NDB to pledge the quotas owned by it in Brecha Energetica in favor of the Secured Parties and to execute any Security Documents creating and granting a pledge over such quotas pursuant to Section 5.11(b)(i), and (y) causing Brecha Energetica to become a Subsidiary Guarantor and to execute any Security Documents creating and granting a pledge over its property pursuant to Section 5.11(b)(ii) are, in light of the binding commitment to effect the Quota Sale pursuant to the terms of the Purchase Agreement, excessive in relation to the benefits that the Secured Parties would obtain. In reliance upon the foregoing, each Secured Party, by becoming a Party or by receiving the benefit of the terms hereof or of the other Loan Documents, hereby acknowledges that, as of the Closing Date, NDB shall not be required to (A) pledge the quotas that it owns in Brecha Energetica to the Secured Parties or execute any Security Documents creating or granting a pledge over such quotas in favor of the Collateral Agent, and (B) Brecha Energetica shall not be required to become a Subsidiary Guarantor or execute any Security Documents creating or granting a pledge over its respective property in favor of the Collateral Agent; provided that, in the case of clauses (A) and (B), if at any time after the Closing Date, the Administrative Agent, in its reasonable discretion, determines that the costs of either such guarantee and pledge are no longer excessive in relation to the benefits afforded thereby, then following written notice from the Administrative Agent, the Designated Company shall have 30 days (or such longer period as agreed to by the Administrative Agent) to satisfy the terms of Section 5.11(b)(i) and/or Section 5.11(b)(ii), as applicable. The Designated Company shall provide the Administrative Agent with prompt written notice of (i) termination of the Purchase Agreement, (ii) the occurrence of any event which, in the Administrative Agent’s reasonable judgment, would make the Purchaser or NDB, as applicable, unable to satisfy any of the conditions precedent to closing set forth in the Purchase Agreement and (iii) a final and non-appealable refusal of the CADE and Aneel to grant any regulatory consent relating to the Corporate Reorganization or the Quota Sale, in order to assist the Administrative Agent in making the determination described above.
Section 11.34    Termination. All agreements, covenants, representations, warranties, rights, duties and obligations of each Party set forth in this Agreement and each other Loan Document shall terminate in all respects at 5:00 p.m., New York City time on the Agreement Termination Date if the Closing Date has not occurred on or prior to such time. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, the provisions of Section 2.12, Section 2.14, Section 2.15, Section 2.16, Section 7.10, ARTICLE X, Section 11.03, Section 11.09, Section 11.10, Section 11.18, and Section 11.19 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.
Section 11.35    Lender Authorizations. The Lenders authorize and direct (i) each of the Administrative Agent and the Collateral Agent to execute and deliver any Security Documents, amendments to Security Documents or amendments and restatements of Security Documents, in

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each case, related to any amendment to, or amendment and restatement of, the Revolving Credit Agreement; provided, that immediately after giving effect to such documents, amendments and amendments and restatements, the scope of the Collateral pledged is no less than the Collateral pledged immediately prior to giving effect to such documents, amendments and amendments and restatements and (ii) in connection with the NKL Share Repurchase, the Collateral Agent to return any share certificates representing Equity Interests in NKL and sign any documentation required to give effect to the NKL Share Repurchase; provided, that after giving effect to the NKL Share Repurchase, certificates representing 100% of the Equity Interests in NKL held by Loan Parties are promptly delivered to the Collateral Agent or its counsel along with such other documentation required to pledge such Equity Interests to the Collateral Agent.
Section 11.36    Dutch Parallel Debt in Relation to the Dutch Security Agreements. For the purpose of any Dutch Security Agreements and all security interests created thereunder:
(a)    In this Section 11.36: “Dutch Corresponding Debt” shall mean all Secured Obligations of a Loan Party but excluding its Dutch Parallel Debt:
(b)    Notwithstanding any other provision of this Agreement or any other Loan Document, each Loan Party hereby irrevocably and unconditionally undertakes insofar as necessary, in advance, to pay to the Collateral Agent, as creditor in its own right and not as representative of the other Secured Parties, sums equal to and in the currency of each amount payable by such Loan Party to each of the Secured Parties as Dutch Corresponding Debt and when that amount falls due for payment under the relevant Loan Document or would have fallen due but for any discharge resulting from failure of another Secured Party to take appropriate steps to preserve its entitlement to be paid that amount (such payment undertakings, obligations and liabilities which are the result thereof, hereinafter referred to as the “Dutch Parallel Debt”).
(c)    The Collateral Agent shall have its own independent right to demand payment of the amounts payable by each Loan Party under this Section 11.36, irrespective of any discharge of such Loan Party’s obligation to pay those amounts to the other Secured Parties resulting from failure by them to take appropriate steps to preserve their entitlement to be paid those amounts. For the purpose of this Section 11.36 the Collateral Agent acts in its own name and not as agent, representative or trustee of the Secured Parties and accordingly hold neither its claim resulting from a Dutch Parallel Debt nor any security interests granted by the Security Documents securing a Dutch Parallel Debt on trust.
(d)    Any amount due and payable by a Loan Party to the Collateral Agent under this Section 11.36 shall be increased to the extent the Dutch Corresponding Debt is increase and shall be decreased to the extent that the other Secured Parties have received (and are able to retain) payment in full of the Dutch Corresponding Debt and any part of the Dutch Corresponding Debt payable by a Loan Party shall be decreased to the extent that the Collateral Agent has received (and is able to retain) payment in full of the Dutch Parallel Debt.
(e)    The Collateral Agent shall apply any amounts received in payment of any Dutch Parallel Debt in accordance with the terms and conditions of this Agreement governing the application of proceeds in payment of any Secured Obligations.
The rights of the Secured Parties (other than any Dutch Parallel Debt) to receive payment of the Dutch Corresponding Debt by each Loan Party are several and are separate and independent from, and without prejudice to, the rights of the Collateral Agent to receive payment under this Section 11.36.

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Section 11.37    Special Appointment of Collateral Agent in Relation to Belgium. For the purpose of any Belgian Security Agreements and all security interests created thereunder, each Secured Party:
(a)    appoints the Collateral Agent as its representative in accordance with (a) Article 5 of the Belgian Act of 15 December 2004 on financial collateral arrangements and several tax dispositions in relation to security collateral arrangements and loans of financial instruments; and (b) Article 3 of Book III, Title XVII of the Belgian Civil Code, which appointment is hereby accepted; and
(b)    agrees that the Collateral Agent shall not be severally and jointly liable with the Secured Parties.
Section 11.38    Lender Exculpation. Nothing in this Agreement shall oblige any Lender to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any Requirement of Law or a breach of a fiduciary duty or duty of confidentiality.
Section 11.39    Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
(a)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)    As used in this Section 11.39, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

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“Covered Entity” means any of the following:
(i)    a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)    a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)    a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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Schedule 1.01(c)

Short Term Loan
Barbados
•Aleris Asia Pacific International (Barbados) Ltd.
Canada
•Aleris Rolled Products Canada ULC
•Aleris Holding Canada ULC
England and Wales
•Aleris Aluminum UK Limited
Germany
•Novelis Aluminum Beteiligungs GmbH
Hong Kong
•Aleris Asia Pacific Limited
India
•Novelis (India) Infotech Ltd.
Italy
•Novelis Italia S.p.A.
Japan
•Aleris Aluminum Japan, Ltd.
Mexico
•Novelis de Mexico, S.A. de C.V.
Switzerland
•Aleris Switzerland GmbH

~~1087312.03B-CHISR01A~~1209777.02-CHISR02A - MSW